UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material Under Rule 14a-12

OptiNose, Inc.

(Name of Registrant as Specified In Its Charter)
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No fee required

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OptiNose, Inc.
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067
May 16, 2025
Dear Stockholders:
You are cordially invited to attend a special meeting of stockholders (such meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of OptiNose, Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”), to be held on May 16, 2025 at 9:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed), at the offices of OptiNose, Inc., 777 Township Line Road, Suite 300, Yardley, PA 19067.
As previously announced, on March 19, 2025, the Company entered into an Agreement and Plan of Merger (which we refer to as the “merger agreement”) with Paratek Pharmaceuticals, Inc., a Delaware corporation (which we refer to as “Paratek”), and Orca Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paratek (which we refer to as “Merger Sub”). Subject to the terms and conditions of the merger agreement, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly owned subsidiary of Paratek (which we refer to as the “surviving corporation”).
If the merger agreement is adopted and the merger is consummated, at the time the merger is consummated (which we refer to as the “effective time”), you will be entitled to receive, for each share of common stock, par value $0.001 per share, of the Company (which we refer to as the “Company common stock”) that you own as of immediately prior to the effective time (other than any shares of Company common stock as to which you properly and validly demand and perfect and have not validly withdrawn appraisal rights in accordance with Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”)) (i) an amount in cash equal to $9.00 per share (which we refer to as the “cash consideration”) and (ii) one contractual, non-tradeable contingent value right (which we refer to as a “CVR”) representing the right to receive two contingent cash payments with an aggregate maximum amount payable of $5.00 (which we refer to as the “CVR consideration”), subject to the achievement of certain net sales-based milestones set forth in the CVR agreement (which we refer to as the “CVR agreement”) to be entered into at the effective time by and between Paratek and a rights agent (we refer to the cash consideration and the CVR consideration, collectively, as the “merger consideration”), in each case, without interest and subject to withholding of applicable taxes. If the merger agreement is adopted and the merger is consummated, the Company will become a wholly owned subsidiary of Paratek and you will not own shares in the surviving corporation.
The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement, and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, are fair to, and in the best interests of the Company and its stockholders, (ii) declared the merger agreement advisable, (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and (iv) recommended that the Company stockholders vote in favor of the adoption of the merger agreement and directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof.
At the special meeting, you will be asked to consider and vote on (i) a proposal to adopt the merger agreement (which we refer to as the “merger agreement proposal”), (ii) a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to the named executive officers of the Company in connection with the consummation of the merger (which we refer to as the “advisory compensation proposal”) and (iii) a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal (which we refer to as the “adjournment proposal”). The Board recommends you vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
The proxy statement accompanying this letter provides you with more specific information concerning the special meeting, the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The proxy statement also describes the actions and determinations of the Board in connection with its evaluation of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. We encourage you to carefully read the accompanying proxy statement and the copy of the merger agreement (including the form of CVR agreement, which is an annex to the merger agreement) attached as Annex A to the proxy statement, as they contain important information about, among other things, the merger and how it affects you.
Your vote is important regardless of the number of shares of Company common stock that you own.   We cannot complete the merger unless the merger agreement proposal is approved by the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote thereon at the special meeting. Whether or not you plan to attend the special meeting, we want to make sure your shares are represented at the special meeting. Please follow the voting instructions provided on the enclosed proxy card to submit your vote by the deadline provided therein, if you are a holder of record. A failure to vote your shares of Company common stock on the merger agreement proposal will have the same effect as a vote “AGAINST” the merger agreement proposal.
After reading the accompanying proxy statement, please authorize a proxy to vote your shares of Company common stock by completing, dating, signing and returning your proxy card, grant your proxy electronically over the internet or telephonically as described in the accompanying proxy statement or vote your shares by attending the special meeting and voting in person. Instructions regarding the methods of authorizing your proxy are detailed in the section of the accompanying proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 32. If you attend the special meeting and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold Company common stock through an account with a broker, bank or other nominee, please follow the instructions you receive from them to vote your shares of Company common stock. Your broker, bank or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you have any questions or need assistance voting, please contact our proxy solicitor:
Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, New York 10018
Stockholders may call toll-free: (888) 368-0379
Banks and brokers may call: (212) 257-1311
On behalf of the Board, thank you for your continued support.
By Order of the Board of Directors
Sincerely,
Ramy A. Mahmoud, M.D., M.P.H.
Chief Executive Officer and member of the Board of Directors
April 15, 2025
The merger has not been approved or disapproved by the Securities and Exchange Commission or any state securities commission. Neither the Securities and Exchange Commission nor any state securities commission has passed upon the merits or fairness of the merger or upon the adequacy or accuracy of the information contained in this document or the accompanying proxy statement. Any representation to the contrary is a criminal offense.
The accompanying proxy statement is dated April 15, 2025, and, together with the enclosed form of proxy card, is first being mailed to the Company stockholders on or about April 16, 2025.

OptiNose, Inc.
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY  16, 2025
Notice is hereby given that a special meeting of stockholders (which meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of OptiNose, Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”), will be held on May 16, 2025 at 9:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed), at the offices of OptiNose, Inc. 777 Township Line Road, Suite 300, Yardley, PA 19067. Whether or not you expect to attend the special meeting, please complete, date, sign and return the proxy card, grant your proxy electronically over the internet or telephonically as described in the accompanying proxy statement, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the special meeting. Even if you have voted by proxy, you may still vote if you attend the special meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a legal proxy executed in your favor from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting. For purposes of attendance at the special meeting, all references in the enclosed proxy statement to “present” shall mean present in person or represented by proxy at the special meeting. The special meeting will be held for the following purposes:
Items of Business:
1.
To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of March 19, 2025 (which we refer to as the “merger agreement”), by and among the Company, Paratek, Inc., a Delaware corporation (which we refer to as “Paratek”), and Orca Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paratek (which we refer to as “Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company continuing as the surviving corporation in the merger (which we refer to as the “surviving corporation”) and a wholly owned subsidiary of Paratek. We refer to this proposal as the “merger agreement proposal”.

2.
To consider and vote on a proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, which proposal we refer to as the “advisory compensation proposal”.

3.
To consider and vote on a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal, which proposal we refer to as the “adjournment proposal”.

Record Date:
Only the Company stockholders of record at the close of business on April 7, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof.

General:
The merger agreement proposal must be approved by the affirmative vote (in person or by proxy) of the holders of a majority of outstanding shares of Company common stock entitled to vote on the matter. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, fail to instruct your broker, bank or other nominee on how to vote, or abstain from the merger agreement proposal, it will have the same effect as a vote against the merger agreement proposal. Accordingly, your vote is very important regardless of the number of shares of Company common stock that you own. Whether or not you plan to attend the special meeting, we request that you vote your shares of Company common stock. If you attend the special meeting and you are a Company stockholder of record at the close of business on the record date, you may continue to have your shares of Company common stock voted as instructed in your proxy or you may withdraw your proxy and vote your shares of Company common stock at the special meeting. If you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. Assuming a quorum is present, if you fail to authorize a proxy to vote your shares of Company common stock or vote at the special meeting, or fail to instruct your bank, broker or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal. If a quorum is not present or represented at the special meeting, the chair of the meeting or a majority of the directors then in office, in each case, have the power to adjourn the special meeting from time to time until a quorum is obtained. If a quorum is present and represented at the special meeting, the special meeting may be adjourned to another time and place, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal.
For Company stockholders of record, any proxy may be revoked at any time prior to its exercise by delivery of a properly executed, later-dated proxy card, by authorizing your proxy or voting instructions electronically over the internet or telephonically at a later date than your previously authorized proxy, by submitting a written revocation of your proxy to our Corporate Secretary, or by voting in person at the special meeting. For Company stockholders that hold their shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. Attendance at the special meeting, in and of itself, will not be sufficient to revoke a previously authorized proxy.
For more information concerning the special meeting, the merger agreement, the form CVR agreement (which we refer to as the “CVR agreement”) to be entered into at the effective time of the merger by and between Paratek and a rights agent and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, please review the accompanying proxy statement and the copy of the merger agreement (including the form of CVR agreement, which is attached as Annex I the merger agreement) attached as Annex A to the proxy statement.
The board of directors of the Company (which we refer to as the “Board”) has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, are fair to, and in the best interests of the Company and its stockholders, (ii) declared the merger agreement advisable, (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and (iv) recommended that the Company stockholders vote in favor of the adoption of the merger agreement and directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof.

Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Whether or not you plan to attend the special meeting in person, we want to make sure your shares are represented at the meeting. You may cast your vote by authorizing your proxy in advance of the special meeting by internet, telephone or mail. Please sign, date and return, as promptly as possible, the enclosed proxy card in the reply envelope provided or grant your proxy electronically over the internet or telephonically (in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 32). If you attend the special meeting in person and vote thereat, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name”, you should instruct your broker, bank or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your broker, bank or other nominee. Your broker, bank or other nominee cannot vote on any of the proposals, including the merger agreement proposal, without your instructions. If you sign, date and mail your proxy card without indicating how you wish to vote, your proxy will be counted as a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
Before voting your shares, we urge you to read the accompanying proxy statement carefully, including its annexes and the documents incorporated by reference in the document. Your prompt attention is greatly appreciated.

By Order of the Board of Directors
Sincerely,
MICHAEL F. MARINO
Chief Legal Officer and Corporate Secretary
Dated: April 15, 2025

i

ii

iii

OptiNose, Inc.
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067
SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY  16, 2025
PROXY STATEMENT
This proxy statement contains information relating to a special meeting of stockholders (which meeting, including any adjournment or postponement thereof, we refer to as the “special meeting”) of OptiNose, Inc., a Delaware corporation (which we refer to as the “Company”, “we”, “us” or “our”). All references to “Paratek” refer to Paratek Pharmaceuticals, Inc., a Delaware corporation and all references to “Merger Sub” refer to Orca Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Paratek. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of March 19, 2025, by and among the Company, Paratek and Merger Sub as the “merger agreement”.
The special meeting will be held on May 16, 2025, at 9:00 a.m., Eastern Time (unless the special meeting is postponed or adjourned), at the offices of OptiNose, Inc. 777 Township Line Road, Suite 300, Yardley, PA 19067. We are furnishing this proxy statement to holders (which we refer to as the “Company stockholders”) of common stock, par value $0.001 per share, of the Company (which we refer to as “Company common stock”) as part of the solicitation of proxies by the Company’s board of directors (which we refer to as the “Board”), for exercise at the special meeting and at any postponements or adjournments thereof. This proxy statement is dated April 15, 2025, and is first being mailed to Company stockholders on or about April 16, 2025.

SUMMARY
This summary highlights selected information in this proxy statement and may not contain all of the information about the merger agreement, the merger or the other transactions contemplated by the merger agreement that is important to you. We have included page references in parentheses to direct you to more complete descriptions of the topics presented in this summary. You should carefully read this proxy statement in its entirety, including the annexes hereto and the other documents to which we have referred you, for a more complete understanding of the matters being considered at the special meeting, including, without limitation, the merger agreement and the form of CVR agreement, attached as Annex A to this proxy statement, which we incorporate by reference into this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions under the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 138.
The Parties
(page 29)
OptiNose, Inc.
The Company is a specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat (ENT) and allergy specialists. Our first commercial product, XHANCE® (fluticasone propionate) nasal spray, 93 micrograms (mcg), is a therapeutic utilizing our proprietary Exhalation Delivery System™ (EDS®) that delivers a topically-acting corticosteroid for the treatment of chronic rhinosinusitis with and without nasal polyps. Chronic rhinosinusitis is a serious nasal inflammatory disease that is treated using therapies, such as intranasal steroids (INS), which have significant limitations. We believe XHANCE has a differentiated clinical profile with the potential to become part of the standard of care for this disease because it is able to deliver medication to the primary site of inflammation high and deep in the nasal passages in regions not adequately reached by conventional INS. Additionally, we believe the current practice of postoperative INS use could support XHANCE’s adoption as a maintenance therapy to improve outcomes following sinus surgery. The Company’s principal executive offices are located at 777 Township Line Road, Suite 300, Yardley, Pennsylvania 19067 and its telephone number is (267) 364-3500. Shares of Company common stock are listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the trading symbol “OPTN”.
Paratek Pharmaceuticals, Inc.
Paratek Pharmaceuticals, Inc. is a privately held pharmaceutical company providing innovative specialty therapies for community care providers and specialists, addressing important medical and public health threats. Paratek’s lead product, NUZYRA (omadacycline), is a once-daily oral and intravenous antibiotic indicated for adults with community-acquired bacterial pneumonia (CABP) and acute bacterial skin and skin structure infections (ABSSSI). Paratek continues to diversify its portfolio to address unmet patient needs. Paratek’s principal place of business is located at 75 Arlington Street, Suite 500, Boston, Massachusetts 02116 and its telephone number is (617) 807-6600.
Orca Merger Sub, Inc.
Merger Sub was formed on March 17, 2025 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any business other than in connection with its formation and the transactions contemplated by the merger agreement. Merger Sub is a direct, wholly owned subsidiary of Paratek. Upon consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal place of business is located at 75 Arlington Street, Suite 500, Boston, Massachusetts 02116 and its telephone number is (617) 807-6600.
Certain Effects of the Merger; Consideration To Be Received in the Merger
(page 74 and page 95)
On March 19, 2025, the Company entered into the merger agreement with Paratek and Merger Sub. Subject to the terms and conditions of the merger agreement, at the time the merger is consummated (which we refer to as the “effective time”), Merger Sub will be merged with and into the Company (which we refer to as the “merger”), with the Company surviving the merger as a wholly owned subsidiary (which we refer to as the “surviving corporation”) of Paratek. A copy of the merger agreement is attached to this proxy statement as Annex A. If the merger is consummated, at the effective time, each holder of issued and outstanding shares of Company common stock (other than excluded shares and appraisal shares, each as defined below) will be entitled to receive, for each share of Company common stock that they own as of the effective time (i) an amount in cash equal to $9.00 per share (which we refer to as the “cash consideration”), and (ii) one contractual non-tradeable contingent value right (which we refer to as a “CVR”) representing the right to receive two contingent cash payments with an aggregate maximum amount payable of $5.00 (which we refer to as the “CVR consideration”), subject to the achievement of certain net sales-based milestones set forth in the form CVR agreement (which we refer to as the “CVR agreement”) to be entered into at the effective time by and between Paratek and a rights agent (we refer to the cash consideration and the CVR consideration, collectively, as the “merger consideration”), in each case, without interest and subject withholding of applicable taxes.
At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time, other than shares of Company common stock that are (x) held by the Company (or held in the Company’s treasury) immediately prior to the effective time or held by Paratek, Merger Sub or any other direct or indirect wholly owned subsidiary of Paratek or the Company immediately prior to the effective time, which will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor (which shares we refer to as the “excluded shares”) or (y) held by Company stockholders who are entitled to appraisal rights under Section 262 of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) and have properly exercised and perfected their demands for appraisal of such shares of Company common stock in the time and manner provided in Section 262 of DGCL and, as of the effective time, have neither effectively withdrawn nor lost their rights to such appraisal and demand under the DGCL (which shares we refer to as the “appraisal shares”), will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration.
The Company will cooperate with Paratek and use its commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable to enable the delisting by the surviving corporation of the Company common stock from Nasdaq as promptly as practicable after the effective time and the deregistration of the shares of Company common stock under the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), as promptly as practicable following the delisting, and, accordingly, the Company’s common stock will no longer be publicly traded, and the Company will no longer be subject to the reporting requirements under the Exchange Act.
Contingent Value Rights Agreement
(page 121)
The merger agreement requires that, at or prior to the effective time Paratek and a rights agent will enter into the CVR agreement substantially in the form attached as Annex I to the merger agreement that is attached to this proxy statement as Annex A, subject to such changes thereto as permitted under the merger agreement and the form of CVR agreement. The CVR agreement will govern the terms of the CVRs, and is further described in the section of this proxy statement entitled “Contingent Value Rights Agreement” beginning on page 121.
While no guarantee or assurance can be given that any proceeds will be received in respect of the CVR, each CVR represents the right to receive the following contingent cash payments (which we refer to collectively as the “milestone payments”):
•
$1.00, without interest and subject to withholding of applicable taxes, upon the achievement of net sales (as defined in the section of this proxy statement entitled “Contingent Value Rights Agreement — Contingent Value Rights — Milestone Payments”) of XHANCE in the United States in any calendar year equal to or in excess of $150 million during the period beginning on the closing date of the merger and ending on December 31, 2028 (which we refer to as the “Milestone 1 period”); and

•
$4.00, without interest and subject to withholding of applicable taxes, upon the achievement of net sales of XHANCE in the United States in any calendar year equal to or in excess of $225 million during the period beginning on the closing date of the merger and ending on December 31, 2029 (which we refer to as the “Milestone 2 period” and together with the Milestone 1 period, the “milestone periods”).
Such milestone payments will be made on or prior to the date that is 60 days following the last day of the calendar year in which the applicable milestone is achieved (we refer to each such date as a “milestone payment date”).
The CVRs will not be evidenced by a certificate or other instruments. The rights agent will keep an up-to-date register for the purpose of identifying the holders of the CVRs and registering CVRs and permitted transfers thereof. The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Paratek, the Company, the surviving corporation or any of their respective subsidiaries or affiliates. The CVRs may not be transferred except under certain limited circumstances set forth in the CVR agreement.
If a milestone occurs during the applicable milestone period, then Paratek will, among other things, deposit with the rights agent within 60 days following the last day of the calendar year in which such milestone is achieved the aggregate amount necessary to pay the applicable milestone payment to the holders in accordance with the terms of the CVR agreement and, within 10 business days of the receipt of such deposit, the rights agent will pay the applicable milestone payment to the holders. In the case of holders of Company Options and Company RSUs (as each as defined below), Paratek, the surviving corporation or their affiliate will pay the aggregate amount payable to such holders.
Paratek is required to use commercially reasonable efforts (as defined in the section of this proxy statement entitled “Contingent Value Rights Agreement — Covenants by Paratek — Efforts”) to achieve each of the milestones. The use of commercially reasonable efforts, however, does not guarantee that Paratek will achieve either of the milestones by a specific date or at all.
Any actions seeking the enforcement of the rights of holders under the CVR agreement may only be brought either by the rights agent or the holders of at least 40% of the outstanding CVRs as set forth on the register kept by the rights agent.
The Special Meeting
(page 30)
The special meeting of Company stockholders will be held on May 16, 2025, at 9:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed), at the offices of OptiNose, Inc. 777 Township Line Road, Suite 300, Yardley, PA 19067. All stockholders are entitled to attend the special meeting in person; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on April 7, 2025, the record date for the special meeting (which we refer to as the “record date”), or if you were a beneficial owner of Company common stock as of the record date. At the special meeting, holders of Company common stock will be asked to, among other things, vote on the adoption of the merger agreement. Please see the section of this proxy statement entitled “The Special Meeting” beginning on page 30 for additional information on the special meeting, including how to vote your shares of Company common stock.
Record Date and Stockholders Entitled to Vote; Vote Required
(page 31)
Only Company stockholders of record at the close of business on April 7, 2025, the record date, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 10,127,381 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

A quorum of Company stockholders is necessary to hold the special meeting. The presence, in person or represented by proxy, at the special meeting of the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, constitutes a quorum for the transaction of business at the special meeting. Abstentions will be counted toward the quorum requirement.
The approval of the proposal of the Company stockholders to adopt the merger agreement (which we refer to as the “merger agreement proposal”) requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter (which we refer to as the “Company stockholder approval”). Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. The approval of the proposal to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger (which we refer to as the “advisory compensation proposal”) requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. The approval of the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal (which we refer to as the “adjournment proposal”) requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. Approval of the advisory compensation proposal and the adjournment proposal is not a condition to the consummation of the merger. The vote on each of the advisory compensation proposal and the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or the adjournment proposal and vice versa.
If you fail to (1) return your proxy card, (2) grant your proxy electronically over the internet or by telephone, (3) vote by in person at the special meeting, or (4) fail to instruct your broker, bank or other nominee on how to vote, it will have the same effect as if you voted “AGAINST” the merger agreement proposal, but it will have no effect on the advisory compensation proposal or the adjournment proposal.
If you abstain from voting, it will have the same effect as if you voted “AGAINST” the merger agreement proposal, but will not be considered to be a vote cast, and therefore will have no effect on, the advisory compensation proposal or the adjournment proposal.
Voting Agreements
(page 128)
MVM Voting Agreement
Concurrently with the execution of the merger agreement, MVM Partners LLC (which we refer to as “MVM”), which held voting power over approximately 9.6% of the outstanding shares of Company common stock as of April 7, 2025, entered into a voting agreement with Paratek (which we refer to as the “MVM voting agreement”). Pursuant to the terms of the MVM voting agreement, MVM has agreed to vote all of its shares of Company common stock (i) in favor of (A) the merger and the adoption of the merger agreement, (B) any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement (C) the adjournment or postponement of the special meeting and (ii) against (A) any acquisition proposal from a third party during the term of the merger agreement or (B) any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (1) change in any manner the capitalization of the Company, (2) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (3) result in any conditions to the consummation of the merger not being fulfilled or (4) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger.
The MVM voting agreement will terminate upon the earliest of (i) the receipt of the Company stockholder approval, (ii) the valid termination of the merger agreement in accordance with its terms, (iii) the entry, without MVM’s prior written consent, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to MVM pursuant to the merger agreement, and (iv) the mutual written consent of the parties.
Director and Officer Voting Agreements
Concurrently with the execution of the merger agreement, Paratek entered into voting agreements (which we refer to as the “director and officer voting agreements” and together with the MVM voting agreement, the “voting agreements”) with the directors and executive officers of the Company (in their capacities as stockholders of the Company), pursuant to which, among other things, each such director and executive officer agreed to vote all of his or her shares of Company common stock (i) in favor of (A) the merger and the adoption of the merger agreement, (B) any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement and (C) the adjournment or postponement of the special meeting and (ii) against (A) any acquisition proposal from a third party during the term of the merger agreement or (B) any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (1) change in any manner the capitalization of the Company, (2) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (3) result in any conditions to the consummation of the merger not being fulfilled or (4) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger.
The director and officer voting agreements will terminate upon the earliest of (i) the receipt of the Company stockholder approval, (ii) the valid termination of the merger agreement in accordance with its terms, (iii) the entry, without the applicable stockholder’s prior written consent, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to such stockholder pursuant to the merger agreement, and (iv) the mutual written consent of the parties.
As of April 7, 2025, the directors and executive officers of the Company beneficially owned in the aggregate 140,887 shares of Company common stock, or approximately 1.4% of the outstanding shares of Company common stock as of April 7, 2025.
Background of the Merger
(page 40)
A description of the process we undertook that led to the proposed merger, including our discussions with the representatives of Paratek, is included in the section of this proxy statement entitled “The Merger — Background of the Merger” beginning on page 40.
Recommendation of the Board
(page 57)
The Board has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, are fair to, and in the best interests of the Company and its stockholders, (ii) declared the merger agreement advisable, (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and (iv) resolved to recommend that the stockholders of the Company adopt the merger agreement and directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof. Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal. For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger” beginning on page 57.

Prior to the approval of the merger agreement proposal by the Company stockholders, under certain circumstances, and in compliance with certain obligations contained in the merger agreement, the Board may effect a Company adverse recommendation change (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), including by withdrawing the foregoing recommendation, in response to a superior offer (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) or in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), if the Board complies with certain procedures in the merger agreement
Opinion of Evercore Group L.L.C.
(page 67; Annex D)
The Company retained Evercore Group L.L.C. (which we refer to as “Evercore”) to act as its financial advisor in connection with the merger. As part of this engagement, the Board requested that Evercore evaluate the fairness, from a financial point of view, to the holders of Company common stock, of the merger consideration to be paid to such holders in the merger. At a meeting of the Board held on March 19, 2025, Evercore rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion dated March 19, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of Company common stock in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated March 19, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex D and is incorporated herein by reference into this proxy statement in its entirety. The summary of the opinion of Evercore in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (solely in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the merger, including as to how any holder of shares of Company common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the merger.
For more information, see the section of this proxy statement entitled “The Merger — Opinion of Evercore” beginning on page 67 and the full text of the written opinion of Evercore attached as Annex D to this proxy statement.
Effects on the Company if the Merger is not Consummated
(page 75)
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock, including, among other things, general industry, economic and market conditions.
Under certain circumstances, if the merger agreement is terminated, the Company may be obligated to pay to Paratek a $4,500,000 termination fee, as described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee” beginning on page 117. Additionally, under certain circumstances, if the merger is not consummated, Paratek may be obligated to pay the Company a termination fee, as described in the section of this proxy statement entitled “The Merger Agreement — Paratek Termination Fee” beginning on page 117.
Financing of the Merger
(page 76)
The merger agreement does not contain any financing-related contingencies or financing conditions to consummation of the merger. Paratek estimates that the total funds necessary to complete the merger and the related transactions will be approximately $355,000,000. Paratek has commitment letters to fund $99,934,190 from equity commitments by GPC WH Fund LP (which we refer to as “GPC”) and Novo Holdings A/S (which we refer to as “Novo Holdings” and, collectively with GPC, as the “equity investors”) and $275,000,000 from debt financing by specified lenders, a portion of which will be used to refinance certain existing indebtedness of Paratek, as further described below. The funding of the proceeds under each of the financing commitments is contingent on the satisfaction of customary conditions, including, among other things, (i) the execution and delivery of definitive documentation with respect to each proposed financing in accordance with the terms set forth in the applicable commitment letter and (ii) the closing in accordance with the merger agreement. Paratek has represented to the Company that the committed equity and debt financing, when funded in full in accordance with the commitment letters, together with any available cash of the Company and its subsidiaries, cash on hand at Paratek and cash available from other funding sources, will provide sufficient funds to pay the amounts required to be paid by Paratek or Merger Sub on the closing date in connection with the consummation of the transactions contemplated by the merger agreement and the related fees and expenses. For more information, see the sections of this proxy statement entitled “The Merger — Financing of the Merger” and “The Merger Agreement — Financing; Company Financing Cooperation” beginning on pages 76 and 109, respectively.
Equity Financing
Pursuant to an equity commitment letter, dated March 19, 2025 (which we refer to as the “GPC commitment letter”), by and among Paratek, the Company and GPC, GPC has agreed to provide to Paratek, on the terms and subject to the conditions set forth in the GPC equity commitment letter, equity financing equal to $84,418,290 to (i) permit Paratek to fund a portion of the cash consideration and any other amounts required to be paid by Paratek and Merger Sub under the merger agreement, (ii) prepay or repay any outstanding indebtedness of the Company or its subsidiaries required to be prepaid or repaid under the merger agreement and (iii) pay related fees and expenses of the Company, Paratek and Merger Sub required to be paid by Paratek and Merger Sub, as applicable, in connection with the consummation of the merger (which we refer to as the “GPC equity financing”).
Pursuant to an equity commitment letter, dated March 19, 2025 (which we refer to as the “Novo Holdings commitment letter” and together with the GPC commitment letter, the “equity commitment letters”), by and among Paratek, the Company and Novo Holdings, Novo Holdings has agreed to provide to Paratek, on the terms and subject to the conditions set forth in the Novo Holdings equity commitment letter, equity financing equal to $15,515,900 to (i) permit Paratek to fund a portion of the cash consideration and any other amounts required to be paid by Paratek and Merger Sub under the merger agreement, (ii) prepay or repay any outstanding indebtedness of the Company or its subsidiaries required to be prepaid or repaid under the merger agreement and (iii) pay related fees and expenses of the Company, Paratek and Merger Sub required to be paid by Paratek and Merger Sub, as applicable, in connection with the consummation of the merger (which we refer to as the “Novo Holdings equity financing” and together with the GPC equity financing, the “equity financing”).
Each of the equity investors’ financing commitment is generally subject to (i) the satisfaction or waiver of the conditions to Paratek’s and Merger Sub’s obligations to effect the merger as set forth in the merger agreement, (ii) the substantially contemporaneous funding of the debt financing (as defined below) in accordance with its terms, (iii) the substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement and (iv) the substantially concurrent funding by the other equity investor of all of the amounts contemplated by the other equity investor’s equity commitment letter.

For more information, see the section of this proxy statement entitled “The Merger — Financing of the Merger — Equity Financing” beginning on page 76.
Debt Financing
Pursuant to the commitment letter, dated March 19, 2025 (which we refer to as the “debt commitment letter” and, together with the equity commitment letters, the “commitment letters”), with Oaktree Capital Management, L.P. and Q Aspen LLC (which we refer to collectively, along with their respective affiliates, as the “debt financing sources”), the debt financing sources have committed, severally and not jointly and severally, to provide Resistance Acquisition, Inc. (which we refer to as the “borrower”), on behalf of Paratek and Merger Sub, with debt financing in an aggregate amount of $275,000,000 on the terms and subject to the conditions set forth in the debt commitment letter (which we refer to as the “debt financing” and, together with the equity financing, the “financing”). The obligations of the debt financing sources to provide the debt financing under the debt commitment letter are subject to certain customary conditions set forth therein. For more information, see the section of this proxy statement entitled “The Merger — Financing of the Merger — Debt Financing” beginning on page 77.
Interests of the Company’s Directors and Executive Officers in the Merger
(page 83)
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, interests of Company stockholders. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:
•
the treatment of Company equity awards as provided under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards”);

•
severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries have entered into with each of their directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
Treatment of Company Equity Awards
(page 95)
At the effective time, each stock option to purchase shares of Company common stock (each of which we refer to as a “Company Option”) that is outstanding and unexercised as of immediately prior to the effective time will vest (if unvested) and be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Company Option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the cash consideration over (B) the exercise price per share of Company common stock of such Company Option and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Notwithstanding the foregoing, (a) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the sum of the cash consideration and the maximum CVR payment amount (as defined in the CVR agreement) payable pursuant to the CVR, such Company Option will be canceled without any cash payment, CVR or other consideration being made in respect thereof, and (b) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the cash consideration, but less than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled and converted into the right to receive one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, and subject to applicable withholding taxes, for each share of Company common stock underlying such option (where the amount payable pursuant to the CVR agreement, if any, shall be reduced by the amount by which the exercise price per share of Company common stock of such Company Option exceeds the cash consideration).
At the effective time, each Company restricted stock unit that is outstanding and vested as of immediately prior to the effective time (after giving effect to any vesting acceleration in connection with the effective time) (each of which we refer to as a “Vested Company RSU”) will be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Vested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes.
At the effective time, each Company restricted stock unit that is outstanding as of immediately prior to the effective time and that is not a Vested Company RSU (each of which we refer to as an “Unvested Company RSU”) will be canceled, with the holder thereof becoming contingently entitled to receive, with respect to each share of Company common stock underlying such Unvested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Such consideration will vest and become payable, if at all, at the same time as the Unvested Company RSU would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the effective time.
Finally, each purchase right issued pursuant to the Company’s 2017 Employee Stock Purchase Plan (which we refer to as the “Company ESPP”) will be fully exercised on the earlier of the scheduled purchase date of the current offering period thereunder and the date that is seven business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant), and no later than immediately prior to the effective time, the Company ESPP will be terminated.
For more information, please see the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 95.
Treatment of Company Warrants
(page 96)
At the effective time, each warrant to purchase Company common stock issued by the Company on November 18, 2021(which we refer to as the “Pharmakon warrants”) outstanding immediately prior to the effective time will be canceled for no consideration. At the effective time, each outstanding warrant to purchase Company common stock issued by the Company on November 23, 2022 (which we refer to as the “2022 warrants”) will become exercisable for the merger consideration, less the 2022 warrant’s exercise price, that the holder of such 2022 warrant would have received if such 2022 warrant had been exercised in full into shares of Company common stock immediately prior to the effective time by paying the exercise price in respect thereof in cash immediately prior to the effective time; provided that, each holder of a 2022 warrant may elect, in accordance with the terms of the 2022 warrants, in lieu of the merger consideration for any 2022 warrant, for the surviving corporation to purchase such 2022 warrant for the Black Scholes Value (as defined in such 2022 warrant) of such 2022 warrant. At the effective time, each outstanding warrant to purchase Company common stock issued by the Company on May 10, 2024 (which we refer to as the “Pre-Funded warrants”) will become exercisable for the merger consideration, less the Pre-Funded warrant’s exercise price, that the holder of such Pre-Funded warrant would have received if such Pre-Funded warrant had been exercised in full into shares of Company common stock immediately prior to the effective time by paying the exercise price in respect thereof in cash immediately prior to the effective time.
For more information, please see the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Warrants” beginning on page 96.

Treatment of Purchase Rights Under the Employee Stock Purchase Plan
(page 96)
The merger agreement generally provides that following the date of the merger agreement, no new offering periods will begin under the Company ESPP, no Company employee may become a new participant in the Company ESPP, and no Company ESPP participant may increase the amount of his or her payroll deductions or any contributions other than previously elected payroll deductions during the current offering period from those in effect as of the date of the merger agreement. Each purchase right issued pursuant to the Company ESPP must be fully exercised on the earlier of the scheduled purchase date of the current offering period or the date that is seven business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant) and no later than immediately prior to the effective time, the Company ESPP will be terminated.
For more information, please see the section of this proxy statement entitled “The Merger Agreement — Treatment of Purchase Rights Under the Employee Stock Purchase Plan” beginning on page 96.
Material U.S. Federal Income Tax Consequences of the Merger
(page 88)
The exchange of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depends on the U.S. federal income tax treatment of the receipt of, and payments with respect to, the CVRs, with respect to which there is substantial uncertainty. We urge you to consult your own tax advisor as to the particular tax consequences to you of the receipt of cash and CVRs in exchange for Company common stock pursuant to the merger.
You should read the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 for a more complete discussion of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Litigation Relating to the Merger
(page 91)
Between April 7, 2025 and April 14, 2025, the Company received two demand letters (which we refer to as the “demand letters”) from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the Company on April 3, 2025. The demand letters demand that the Company and the Board issue certain corrective or supplemental disclosures. The Company believes that the disclosures set forth in the preliminary proxy statement comply with applicable law and that the allegations asserted in the demand letters are without merit.
Additional demand letters or lawsuits relating to the merger may also be received and/or filed in the future. For a further description of litigation relating to the merger, see the section of this proxy statement entitled “The Merger — Litigation Relating to the Merger” beginning on page 91.
Regulatory Approvals in Connection with the Merger
(page 92)
The parties to the merger agreement intend to, and are obligated to, cooperate with each other and use commercially reasonable efforts to, among other things, take or cause to be taken any and all steps necessary to avoid or eliminate each and every impediment under applicable antitrust laws so as to enable the closing of the merger to occur as promptly as practicable, but in no case later than the end date (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement”), including, if applicable, providing as promptly as practicable all information required by any governmental body pursuant to its evaluation of the transactions contemplated by the merger agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”); provided that neither Paratek nor any of its affiliates (including the Company and its subsidiaries following the closing) will be required to take or agree to take or proffer to take any action or agree to or accept any measure, obligation, commitment or limitation that would reasonably be expected to constitute a burdensome condition (as defined in the section of this proxy statement entitled “The Merger Agreement — Efforts to Close the Merger”) (i) with respect to any assets, categories of assets or portions of any business of the Company and its subsidiaries if any such burdensome condition would, individually or when taken together with all other required actions, reasonably be expected to (x) be material to the business, assets or financial condition of the Company and its subsidiaries, taken as a whole, or (y) be materially detrimental to the benefits that Paratek or any of its affiliates expects as a result of the transactions contemplated by the merger agreement or (ii) with respect to any assets, categories of assets or portions of any business of Paratek or any of its affiliates.
Appraisal Rights
(page 78)
If the merger is consummated, holders of record and beneficial holders of shares of Company common stock who do not vote in favor of the merger agreement proposal and who do not wish to accept the merger consideration will have the right to demand an appraisal of their shares of Company common stock under Section 262 of the DGCL (which we refer to as “Section 262”) and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court of Chancery (which we refer to as the “Delaware Court”), together with interest, if any, to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Company stockholders who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective date of the merger, (ii) properly submits a written demand for appraisal of their applicable shares of Company common stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger Agreement — Appraisal Rights”), will be entitled to have their shares of Company common stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective date of the merger through the date of payment of the judgment. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The summary included herein is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page 78.
No Solicitation; Change in Board Recommendation
(page 104)
During the period from the date of the merger agreement until the earlier of the effective time and the termination of the merger agreement in accordance with its terms (which we refer to as the “pre-closing period”), the Company has agreed (i) to and to cause each if its and its subsidiaries respective officers, directors and employees to, and to instruct, and use reasonable best effort to cause their other respective representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with (or provision of any information to) any persons (other than Paratek and its representatives) with respect to an acquisition proposal (as defined below under the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”) and (ii) not to, directly or indirectly, (A) continue any solicitation, knowing encouragement, discussions, or negotiations with any persons that may be ongoing as of the date of the merger agreement with respect to an acquisition proposal, (B) (1) solicit, initiate, or knowingly facilitate or encourage (including by way of furnishing information) any inquiries regarding, or the making of any proposal or offer that could reasonably be expected to lead to, an acquisition proposal, (2) engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of knowingly encouraging, or facilitating, an acquisition proposal (except to notify such person of the no solicitation restrictions in the merger agreement), or (3) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an acquisition proposal (other than an acceptable confidentiality agreement (as defined below under the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), or (C) waive, or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contracts or take any action to exempt any person (other than Paratek, Merger Sub or their affiliates) from the restrictions on “business combinations” or any similar provision contain in applicable takeover laws or the organizational and other governing documents of the Company or any of its subsidiaries, unless the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under Delaware law.
Notwithstanding these restrictions, the Company may under certain circumstances provide, pursuant to an acceptable confidentiality agreement, information with respect to the Company and its subsidiaries, engage in or otherwise participate in discussions or negotiations with third parties with respect to a bona fide acquisition proposal that the Board has determined in good faith, after consultation with financial advisors and outside legal counsel, would reasonably be expected to lead to a superior offer (as defined below under the section entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”). For more information, please see the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation” beginning on page 104.

During the pre-closing period, neither the Board nor any committee thereof will (i) (A) fail to include the Board’s recommendation that the Company stockholders adopt the merger agreement (which we refer to as the “Company board recommendation”) in this proxy statement, (B) withdraw (or modify or qualify in a manner adverse to Paratek or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Paratek or Merger Sub) the Company board recommendation, (C) adopt, approve, recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any acquisition proposal, (D) if an acquisition proposal has been publicly disclosed (other than a tender offer or exchange offer), fail to publicly reaffirm the Company board recommendation within five business days after Paratek’s written request that the Company do so, (ii) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Company acquisition agreement (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), or (iii) fail to recommend against acceptance of any tender offer or exchange offer for Company common stock by a person other than Paratek or any of its affiliates within 10 business days after Paratek so requests in writing (we refer to any action described in clauses (i) through (iii) as a “Company adverse recommendation change”). However, prior to receipt of the Company stockholder approval, under certain circumstances and in compliance with certain obligations contained in the merger agreement, (i) the Board may make a Company adverse recommendation change or (ii) the Company may terminate the merger agreement to enter to a Company acquisition agreement with respect to such acquisition proposal, in each case, if and only if the Board has determined in good faith, after consultation with its outside legal counsel and financial advisors, that (A) in the case of clause (i) above where the Company adverse recommendation change is not made in response to an acquisition proposal, such Company adverse recommendation change is made in response to an intervening event (as defined in the section of this proxy statement entitled “The Merger Agreement — No Solicitation; Change in Board Recommendation”), and failure to take such action would be inconsistent with the fiduciary duties of the Board under Delaware law; and (B) in the case of (x) clause (i) above where such Company adverse recommendation change is made in response to an acquisition proposal or (y) clause (ii) above, such acquisition proposal constitutes a superior offer, in each case, subject to certain notice and matching rights in favor of Paratek.
Conditions of the Merger
(page 115)
Mutual Closing Conditions
Each party’s obligations to effect the merger are subject to the satisfaction (or, if permitted under applicable legal requirements, waiver by mutual consent of Paratek, Merger Sub and the Company) as of the closing of the merger of certain conditions, including:
•
the Company stockholder approval will have been obtained;

•
no temporary restraining order, preliminary or permanent injunction or final judgment issued by any governmental body or competent jurisdiction preventing the consummation of the merger, nor any legal requirement will have been promulgated, enacted, issued or deemed applicable to the merger by any governmental body that prohibits or makes illegal the consummation of the merger and no governmental body in any jurisdiction in which the Company or Paratek has business activities will have instituted any legal proceeding (that remains pending) seeking to temporarily or permanently prevent, prohibit or make illegal the consummation of the merger; and

•
any waiting period (or extension thereof) applicable to the merger under the HSR Act will have expired or been terminated without the imposition of any burdensome condition.

Conditions of Paratek and Merger Sub to Closing
The obligations of Paratek and Merger Sub to effect the merger are subject to the satisfaction (or, if permitted under applicable legal requirements, waiver by Paratek and Merger Sub) as of the closing of the merger of certain additional conditions, including:

•
subject to certain materiality qualifiers, the accuracy of representations and warranties of the Company to the extent specified in the merger agreement;

•
the Company having complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the effective time under the merger agreement; and

•
since the date of the merger agreement, there not having occurred a Material Adverse Effect (as defined in the section of this proxy statement entitled “The Merger Agreement — Representations and Warranties”).

Conditions of the Company to Closing
The obligations of the Company to effect the merger are subject to the satisfaction (or, if permitted under applicable legal requirements, waiver by the Company) as of the closing of the merger of certain additional conditions, including:
•
subject to certain materiality qualifiers, the truthfulness and correctness of representations and warranties of Paratek and Merger Sub to the extent specified in the merger agreement;

•
Paratek and Merger Sub having complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the effective time under the merger agreement; and

•
the CVR agreement being in full force and effect.

The consummation of the merger and the transactions is not conditioned upon Paratek’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by law.
Termination of the Merger Agreement
(page 116)
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (except as otherwise noted), by the mutual written consent of the Company and Paratek.
Termination by Either the Company or Paratek
In addition, the Company, on the one hand, or Paratek, on the other hand, may terminate the merger agreement and abandon the merger at any time prior to the effective time (except as otherwise noted), if:
•
the effective time has not occurred on or before the end date (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Either the Company or Paratek”); provided that (i) if on the end date all of the conditions to closing set forth in the merger agreement, other than the no restraints closing condition and the HSR closing condition have been satisfied then the end date will be automatically extended by a period of 30 days, and (ii) this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement has caused or resulted in the merger not being consummated by the end date;

•
any governmental body of competent jurisdiction has issued an order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or making the consummation of the merger illegal, which order, decree, ruling or other action is final and nonappealable; provided that this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action or to any party that has failed to use its reasonable best efforts as required by the merger agreement to remove such order, decree, ruling or other action;

•
the Company stockholder approval was not obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

Termination by Paratek
Paratek may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (except as otherwise noted):
•
if (i) the Board has failed to include the Company board recommendation in the proxy statement when mailed or has effected a Company adverse recommendation change; (ii) the Company has entered into a Company acquisition agreement; or (iii) the Board has willfully and materially breached its obligations regarding no solicitation of acquisition proposals or its obligations regarding the Company board recommendation; or

•
if the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of the conditions set forth under the first and second bullet points described in the section of this proxy statement entitled “The Merger Agreement — Conditions of the Merger — Conditions of Paratek and Merger Sub to Closing” and (ii) is incapable of being cured or, if capable of being cured by the end date, has not been cured within 30 days of the date Paratek gives the Company written notice of such breach or failure to perform; provided that Paratek will not have the right to terminate the merger agreement pursuant to this bullet point if Paratek or Merger Sub is then in material breach of any representation, warranty, covenant or obligation under the merger agreement.

Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Paratek at any time prior to the effective time (except as otherwise noted):
•
prior to obtaining the Company stockholder approval, in order to accept a superior offer and substantially concurrently enter into a specified agreement (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by the Company”); provided that (i) neither the Company nor any of its subsidiaries is in breach of the obligations set forth in the merger agreement regarding a Company adverse recommendation change and (ii) such termination is effective only if the Company has paid the termination fee (as defined below) immediately prior to or substantially concurrently with such termination;

•
if either of Paratek or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would reasonably be expected to prevent Paratek or Merger Sub from consummating the transactions contemplated by the merger agreement and (ii) is incapable of being cured or, if capable of being cured by the end date, has not been cured within 30 days of the date the Company gives Paratek written notice of such breach or failure to perform; provided that the Company will not have the right to terminate the merger agreement pursuant to this bullet point if the Company is then in material breach of any representation, warranty, covenant or obligation under the merger agreement; or

•
if (i) all mutual conditions to closing and all of Paratek’s and Merger Sub’s conditions to closing set forth in the merger agreement have been satisfied or waived (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the closing of the merger, as applicable, each of which would be satisfied if the closing were to occur at such time), (ii) Paratek and Merger Sub have failed to consummate the merger at the closing at the time required by the merger agreement, (iii) following such failure, the Company has confirmed to Paratek and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the closing of the merger on such date of notice and at all times during the three business day period immediately thereafter, and (iv) Paratek and Merger Sub fail to effect the closing of the merger prior to 5:00 p.m. Eastern Time on the third business day following the date of receipt of such written notification by Paratek and Merger Sub.

Termination Fees
(page 117)
If the merger agreement is terminated in certain circumstances described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee” beginning on page 117 and “The Merger Agreement — Paratek Termination Fee” beginning of page 117:
•
the Company will be obligated to pay Paratek a termination fee of $4,500,000; or

•
Paratek will be obligated to pay the Company a termination fee of $4,500,00, unless the merger agreement is terminated due to a willful breach of the merger agreement or fraud by Paratek or Merger Sub, in which case Paratek will be obligated to pay the Company a termination fee of $7,750,000.

Current Price of Common Stock
On April 10, 2025, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of Company common stock on Nasdaq was $9.05. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your Company common stock.
Where You Can Find Additional Information
(page 138)
You can find more information about the Company in the periodic reports and other information we file with the SEC. Our SEC filings are available over the internet through the SEC’s website at www.sec.gov.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting, the merger, the merger agreement and the CVR agreement. These questions and answers may not address all questions that may be important to you as a stockholder. You should read the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement. You may obtain, without charge, copies of documents incorporated by reference into this proxy statement by following the instructions in the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 138.
Q:
Why am I receiving this proxy statement?

A:
On March 19, 2025, the Company entered into the merger agreement with Paratek and Merger Sub. Pursuant to the merger agreement, Merger Sub will be merged with and into the Company with the Company surviving the merger as a wholly owned subsidiary of Paratek.

You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the merger agreement proposal and the other matters to be voted on at the special meeting described below under “— What proposals will be considered at the special meeting?” beginning on page 19.
Q:
What is a proxy?

A:
A proxy is a Company stockholder’s legal designation of another person to vote shares owned by such Company stockholder on their behalf. If you hold your shares of Company common stock as a stockholder of record, you can vote by proxy over the internet, by telephone or by mail by following the instructions provided in the enclosed proxy card. If you hold shares of Company common stock beneficially in “street name” through a bank, broker or other nominee, you should follow the voting instructions provided by your broker, bank or other nominee. Ramy A. Mahmoud and Michael F. Marino, each of them with full power of substitution, have been designated as proxies for the special meeting.

Q:
As a holder of Company common stock, what will I receive if the merger is completed?

A:
If the merger is consummated, for each share of Company common stock that you own as of immediately prior to the effective time, you will be entitled to receive the merger consideration, which consists of (i) the cash consideration ($9.00 in cash, without interest and subject to withholding of applicable taxes), and (ii) the CVR consideration (one CVR representing the right to receive to two contingent cash payments with an aggregate maximum amount payable of $5.00, without interest and subject to withholding of applicable taxes, subject to the achievement of certain net sales-based milestones set forth in the CVR agreement), in each case, unless you have validly demanded and perfected and have not validly withdrawn your appraisal rights under the DGCL with respect to such shares of Company common stock, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page 78). If the merger is consummated, you will not own shares in the surviving corporation.

Q:
What is a CVR and how does it work?

A:
Each CVR will represent the right to receive the CVR consideration of up to two contingent cash payments with an aggregate maximum amount payable of $5.00 per CVR, without interest and subject to withholding of applicable taxes, in contingent cash payments from Paratek. The contingent cash payments under the CVR are:

•
$1.00, without interest and subject to withholding of applicable taxes, upon the achievement of achievement of net sales of XHANCE in the United States in any calendar year equal to or in excess of $150 million during the Milestone 1 period; and

•
$4.00, without interest and subject to withholding of applicable taxes, upon the achievement of net sales of XHANCE in the United States in any calendar year equal to or in excess of $225 million during the Milestone 2 period.

Q:
Is it possible that I will not receive any payment under the CVR?

A:
Yes. There can be no assurance that either of the milestones will be achieved during the applicable milestone period, and that either of the two applicable milestone payments will occur.

Q:
Can I transfer my CVR?

A:
The CVRs are not transferable except under certain limited circumstances specified in the CVR agreement, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading. The CVRs will not represent any equity or ownership interest in Paratek, the Company, the surviving corporation or any of their respective subsidiaries or affiliates.

Q:
When and where is the special meeting of our stockholders?

A:
The special meeting of Company stockholders will be held on May 16, 2025 at 9:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed) at the offices of OptiNose, Inc. 777 Township Line Road, Suite 300, Yardley, PA 19067.

Q:
Who is entitled to attend and vote at the special meeting?

A:
Only Company stockholders of record at the close of business on April 7, 2025, the record date for the special meeting, or those with a valid proxy from a broker that held shares of Company common stock on the record date, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 10,127,381 shares of Company common stock issued and outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.

•
If at the close of business on April 7, 2025, you were a “record” holder of Company common stock (in other words, if your shares were registered directly in your name with the transfer agent, Broadridge Corporate Issuer Solutions, Inc.), you may vote at the special meeting or vote by proxy. Whether or not you plan to attend the special meeting, we encourage you to vote by proxy over the telephone or on the internet as instructed below or, if applicable, complete, date, sign and return the proxy card mailed to you to ensure your vote is counted.

•
If at the close of business on April 7, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), the proxy materials should be forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee is considered the stockholder of record for purposes of voting your shares at the special meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain, and present at the special meeting, a legal proxy from your broker, bank or other nominee.

For additional information on how to vote at the special meeting, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 32.
At the special meeting and for 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection by any Company stockholder, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern Time, at the Company’s principal executive offices located at 777 Township Line Road, Suite 300, Yardley, PA 19067, by contacting the Corporate Secretary of the Company.
Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, Company stockholders will be asked to consider and vote on the following proposals:

•
the merger agreement proposal;

•
the advisory compensation proposal; and

•
the adjournment proposal.

For additional information on the proposals, please see the section of this proxy statement entitled “Proposal 1: Merger Agreement Proposal”, “Proposal 2: Advisory Compensation Proposal”, and “Proposal 3: Adjournment Proposal” beginning on pages 37, 38, and 39, respectively.
Q:
What constitutes a quorum for purposes of the special meeting?

A:
The presence, in person or represented by proxy, at the special meeting of the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, constitutes a quorum for the transaction of business at the special meeting. Abstentions will be counted toward the quorum requirement. If a quorum is not present or represented by proxy at the special meeting, then either (i) the chair of the meeting or (ii) a majority of the directors then in office, in each case, have the power to adjourn the special meeting from time to time until a quorum is present or represented. At such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed.

Q:
What vote of Company stockholders is required to approve each of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have the same effect as a vote “AGAINST” the merger agreement proposal.

The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented by proxy at the special meeting and voting on such proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have no effect on the outcome of the advisory compensation proposal.
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented by proxy at the special meeting and voting on such proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. Because none of the proposals to be voted on at the special meeting is a routine matter for which nominees may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and have no effect on the advisory compensation proposal and the adjournment proposal.
Q:
How does the Board recommend that I vote?

A:
The Board recommends that Company stockholders vote:

•
“FOR” the merger agreement proposal;

•
“FOR” the advisory compensation proposal; and

•
“FOR” the adjournment proposal.

For a discussion of the factors that the Board considered in determining to recommend “FOR” the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger” beginning on page 57.
In addition, in considering the recommendation of the Board with respect to the merger agreement, you should be aware that some of the Company’s directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. Please see the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
Q:
How do the Company’s directors and executive officers intend to vote?

A:
As of April 7, 2025, the directors and executive officers of the Company beneficially owned in the aggregate 140,887 shares of Company common stock, or approximately 1.4% of the outstanding shares of Company common stock as of April 7, 2025.

As described in the section of this proxy statement entitled “Voting Agreements” beginning on page 128, each of the Company’s directors and executive officers has agreed to vote all of his or her shares of Company common stock (i) in favor of (A) the merger and the adoption of the merger agreement, (B) any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement and (C) the adjournment or postponement of the special meeting and (ii) against (A) any acquisition proposal from a third party during the term of the merger agreement or (B) any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (1) change in any manner the capitalization of the Company, (2) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (3) result in any conditions to the consummation of the merger not being fulfilled or (4) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger and the other transactions contemplated by the merger agreement.
The director and officer voting agreements will terminate upon the earliest of (i) the receipt of the Company stockholder approval, (ii) the valid termination of the merger agreement in accordance with its terms, (iii) the entry, without the applicable stockholder’s prior written consent, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to such stockholder pursuant to the merger agreement, and (iv) the mutual written consent of Paratek and such stockholder. For additional information on the director and officer voting agreements, please see the section of this proxy statement entitled “Voting Agreements” beginning on page 128.
Q:
Do any of the Company’s directors or executive officers have any interests in the merger that are different from, or in addition to, my interests as a Company stockholder?

A:
In considering the proposals to be voted on at the special meeting, you should be aware that the Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, your interests as a Company stockholder. The members of the Board were aware of and considered these interests in reaching the determination to approve and declare advisable the merger agreement and the consummation of the transactions contemplated by the merger agreement, including the merger, and to recommend that Company stockholders approve the merger agreement proposal. These interests may include:

•
the treatment of Company equity awards as provided under the merger agreement (as described in the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 95);

•
severance and other benefits payable in the case of certain qualifying terminations of employment under the terms of individual employment agreements; and

•
continued indemnification and insurance coverage under the merger agreement, the organizational documents of the Company and its subsidiaries and indemnification agreements the Company and any of its subsidiaries have entered into with each of their directors and executive officers.

These interests are described in more detail, and certain of them are quantified, in the section of this proxy statement entitled “The Merger — Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
Q:
What happens if I transfer or sell my Company common stock before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting. If you own Company common stock on the record date and transfer your shares after the record date but prior to the special meeting, you will retain your right to vote such shares of Company common stock at the special meeting. However, the right to receive the merger consideration will pass to the person to whom you transferred or sold your shares of Company common stock.

Q:
What happens if I sell my shares of Company common stock before the completion of the merger?

A:
In order to receive the merger consideration, you must hold your shares of Company common stock through the completion of the merger. Consequently, if you transfer your shares of Company common stock before the completion of the merger, you will have transferred your right to receive the merger consideration in the merger.

The record date for stockholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting but not the right to receive the merger consideration in the merger.
Q:
How do I vote if I am a Company stockholder of record or hold my shares in “street name”?

A:
If you are a Company stockholder of record, you may vote in person at the special meeting, vote by proxy over the telephone, vote by proxy via the internet or vote by proxy card by completing, signing, dating and mailing the enclosed proxy card in the envelope provided. You may still attend the special meeting and vote in person at the special meeting even if you have already voted by proxy, but your previous vote by proxy will not be counted.

If your shares of Company common stock are held in a stock brokerage account by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and you should have received a notice or voting instruction card with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the voting instruction card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as indicated on the notice and instructed by your broker, bank or other nominee. “Street name” holders may vote at the special meeting if they obtain a legal proxy from their broker, bank or other nominee. They must follow the instructions from their broker, bank or other nominee included with these proxy materials, or contact their broker, bank or other nominee to request a legal proxy form. Without following the voting instructions provided by your broker, bank or other nominee, your Company common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal, assuming a quorum is present, and will not have any effect on the advisory compensation proposal and adjournment proposal.
For more detailed instructions on how to vote using one of these methods, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 32.
Whether or not you plan to attend the special meeting in person, we urge you to vote now to ensure your vote is counted. You may still attend the special meeting and vote in person if you have already voted by proxy, but your previous vote by proxy will not be counted.
Q:
What will happen if I abstain from voting or fail to vote on any of the proposals?

A:
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. If you abstain from voting, fail to authorize a proxy to vote your shares or fail to vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, the effect will be that the shares of Company common stock that you own will not be counted and will have the same effect as a vote “AGAINST” the merger agreement proposal.
The approval of the advisory compensation proposal and the adjournment proposal each requires the affirmative vote (in person or by proxy) of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) by the holders entitled to vote on the proposal. Assuming a quorum is present at the special meeting, if you fail to authorize a proxy to vote your shares or vote at the special meeting, or fail to instruct your broker, bank or other nominee on how to vote, it will have no effect on the outcome of these proposals. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of the advisory compensation proposal or the adjournment proposal.
Q:
What if I return a proxy card or otherwise vote but do not make specific choices?

A:
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares of Company common stock will be voted in accordance with the recommendation of the Board: “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.

Q:
Can I change my vote after I have delivered my proxy?

A:
Yes. For the Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:

•
you may submit another properly completed proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 32;

•
you may submit a written notice of revocation to the Company’s Corporate Secretary at OptiNose, Inc., 777 Township Line Road, Suite 300, Yardley, PA 19067; or

•
you may attend the special meeting in person and vote at the special meeting. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name”, you should follow the instructions provided by your broker, bank or other nominee to change your vote or revoke your proxy. If your shares are held of record by your broker, bank or other nominee you may change your vote by submitting new voting instructions to your broker, bank or other nominee in accordance with their procedures. For more information, please see the section of this proxy statement entitled “The Special Meeting — Voting Procedures” beginning on page 32.
Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement or multiple proxy or voting instruction cards. For example, if you hold your Company common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold Company common stock. Please submit each proxy and voting instruction card that you receive in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company common stock are voted.

Q:
Am I entitled to exercise appraisal or dissenters’ rights under Delaware law instead of receiving the merger consideration for my Company common stock?

A:
Yes. Company stockholders are entitled to exercise appraisal or dissenters’ rights under Section 262 so long as they take certain actions and meet certain conditions within the timeframes prescribed by Section 262, including that they do not vote (in person or by proxy) in favor of the merger agreement proposal. For more information regarding appraisal rights, please see the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page 78. Failure to strictly comply with Section 262 may result in your loss or waiver of, or inability to exercise, appraisal rights. You are urged to consult your legal and financial advisors before attempting to exercise such rights.
Q:
When is the merger expected to be consummated?

A:
We are working towards completing the merger as soon as possible, and currently expect to consummate the merger during the second or third quarter of 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver of the other conditions to the merger set forth in the merger agreement. See the section of this proxy statement entitled “The Merger Agreement — Conditions of the Merger” beginning on page 115 for additional information.

Q:
What effect will the merger have on the Company?

A:
If the merger is consummated, at the effective time, Merger Sub will be merged with and into the Company, with the Company surviving the merger as the surviving corporation and as a wholly owned subsidiary of Paratek. Following such consummation of the merger, the Company common stock will no longer be traded on Nasdaq or any other public market, and the registration of the Company common stock under the Exchange Act will be terminated.

Q:
What are the material U.S. federal income tax consequences of the Merger?

A:
The exchange of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a holder recognizes, and the timing and character of such gain or loss, depends on the U.S. federal income tax treatment of the receipt of, and payments with respect to, the CVRs, with respect to which there is substantial uncertainty. We urge you to consult your own tax advisor as to the particular tax consequences to you of the receipt of cash and CVRs in exchange for Company common stock pursuant to the merger.

You should read the section of this proxy statement entitled “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 88 for a more complete discussion of the material U.S. federal income tax consequences of the merger. You should consult your own tax advisor for a full understanding of how the merger will affect your federal, state, local and/or non-U.S. taxes.
Q:
What will happen to outstanding Company equity awards in the merger?

A:
At the effective time, each Company Option that is outstanding and unexercised as of immediately prior to the effective time will vest (if unvested) and be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Company Option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the cash consideration over (B) the exercise price per share of Company common stock of such Company Option and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Notwithstanding the foregoing, (a) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled without any cash payment, CVR or other consideration being made in respect thereof, and (b) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the cash consideration, but less than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled and converted into the right to receive one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, and subject to applicable withholding taxes, for each share of Company common stock underlying such option (where the amount payable pursuant to the CVR agreement, if any, shall be reduced by the amount by which the exercise price per share of Company common stock of such Company Option exceeds the cash consideration).

At the effective time, each Vested Company RSU (after giving effect to any vesting acceleration that occurs in connection with the effective time) will be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Vested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes.
At the effective time, each Unvested Company RSU will be canceled, with the holder thereof becoming contingently entitled to receive, with respect to each share of Company common stock underlying such Unvested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Such consideration will vest and become payable, if at all, at the same time as the Unvested Company RSU would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the effective time.
Finally, each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of the scheduled purchase date of the current offering period thereunder and the date that is seven business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant), and no later than immediately prior to the effective time, the Company ESPP will be terminated.
For more information, please see the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 95.
Q:
Is the closing of the merger subject to any conditions?

A:
Yes. The obligations of each of the Company and Paratek to effect the merger are subject to the satisfaction or waiver, at or prior to the closing date, of certain conditions, including each of the following:

•
the Company stockholder approval will have been obtained;

•
no temporary restraining order, preliminary or permanent injunction or final judgment issued by any governmental body or competent jurisdiction preventing the consummation of the merger, nor any legal requirement will have been promulgated, enacted, issued or deemed applicable to the merger by any governmental body that prohibits or makes illegal the consummation of the merger and no governmental body in any jurisdiction in which the Company or Paratek has business activities will have instituted any legal proceeding (that remains pending) seeking to temporarily or permanently prevent, prohibit or make illegal the consummation of the merger; and

•
any waiting period (or extension thereof) applicable to the merger under the HSR Act will have expired or been terminated without the imposition of any burdensome condition.

In addition, each party’s obligation to effect the merger is subject to, among other things, the accuracy, truthfulness and correctness of certain representations and warranties of the other party, subject to certain materiality qualifications, and the compliance or performance by such other party in all material respects with its obligations required to be complied with or performed at or prior to the effective time.
For more information, please see the section of this proxy statement entitled “The Merger Agreement —Conditions of the Merger” beginning on page 115.

Q:
What happens if the merger is not consummated?

A:
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason and the merger agreement is terminated, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq, the Company common stock will continue to be registered under the Exchange Act and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock.

Under certain circumstances, if the merger agreement is terminated, the Company will be required to pay Paratek a termination fee equal to $4,500,000. For more information, please see the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee” beginning on page 117. Additionally, under certain circumstances, if the merger is not consummated, Paratek may be obligated to pay the Company a termination fee, as described in the section of this proxy statement entitled “The Merger Agreement — Paratek Termination Fee” beginning on page 117.
Q:
What will happen if Company stockholders do not approve the advisory compensation proposal on certain compensation that may be paid or become payable to the Company’s named executive officers in connection with the merger?

A:
The inclusion of the advisory compensation proposal is required by the SEC rules; however, the approval of the advisory compensation proposal is not a condition to the completion of the merger and the vote on this proposal is an advisory vote by Company stockholders and is not binding on the Company or Paratek. If the merger agreement is adopted by the Company stockholders and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of the applicable compensation agreements and arrangements even if the Company stockholders do not approve of the advisory compensation proposal.

Q:
Does the Company participate in householding?

A:
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more Company stockholders sharing the same address and Company stockholders that maintain more than one stockholder account on the books of our transfer agent by delivering a single proxy statement addressed to those Company stockholders. This procedure, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.

Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding”.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (i) notify your broker, (ii) direct your written request to: 777 Township Line Road, Suite 300, Yardley, PA 19067, or (iii) request them from the Company by calling (267) 364-3500. Company stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker.
Q:
Should I send evidence of ownership now?

A:
No. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration.

Q:
Where can I find the voting results of the special meeting?

A:
The preliminary voting results for the special meeting are expected to be announced at the special meeting. In addition, within four business days following certification of the final voting results, the Company will file the final voting results of the special meeting (or, if the final voting results have not yet been certified, the preliminary results) with the SEC on a Current Report on Form 8-K.

Q:
Who will solicit and pay the cost of soliciting proxies?

A:
The Company has engaged Saratoga Proxy Consulting LLC to assist in the solicitation of proxies for the special meeting. The Company expects to pay Saratoga Proxy Consulting LLC a fee of up to $45,000, plus certain costs associated with additional services, as necessary, and Saratoga Proxy Consulting LLC will be reimbursed for certain out-of-pocket fees and expenses. The Company has agreed to indemnify Saratoga Proxy Consulting LLC against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). The Company also may reimburse banks, brokers and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Company common stock. Directors, officers and employees of the Company also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
What should I do now?

A:
You should read this proxy statement carefully and in its entirety, including the merger agreement (including the form of CVR agreement that is an exhibit thereto) along with the annexes of this proxy statement and all other documents that we refer to in this proxy statement, as they contain important information about, among other things, the merger and how it affects you. Then, return your completed, signed and dated proxy card(s) by mail in the enclosed postage-paid envelope or submit your voting instructions by telephone or over the internet as soon as possible so that your shares will be voted in accordance with your instructions.

Q:
Who can help answer my questions?

A:
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact our proxy solicitor:

Saratoga Proxy Consulting LLC
520 8th Avenue, 14th Floor
New York, New York 10018
Shareholders may call toll-free: (888) 368-0379
Brokers, banks, and other nominees may call collect: (212) 257-1311
If your broker, bank or other nominee holds your shares of Company common stock, you should also call your broker, bank or other agent for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 regarding the Company, which involves substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of forward-looking terms such as “anticipate”, “estimate”, “believe”, “continue”, “could”, “intend”, “may”, “plan”, “potential”, “predict”, “should”, “will”, “expect”, “are confident that”, “objective”, “projection”, “forecast”, “goal”, “guidance”, “outlook”, “effort”, “target”, “would” or the negative of these terms or other comparable terms. Forward-looking statements by their nature address matters that are, to different degrees, uncertain and similar expressions or variations that are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding the proposed merger and related matters; the expected timetable for completing the proposed merger; prospective performance and opportunities; general business outlook; filings and approvals relating to the proposed merger; the ability to complete the proposed merger considering the various closing conditions; and any assumptions underlying any of the foregoing.
These forward-looking statements are based on certain assumptions and analyses made by the Company in light of the Company’s experience and the Company’s perception of historical trends, current conditions and expected future developments, as well as other factors the Company believes are appropriate in the circumstances. These forward-looking statements also are based on the current expectations and beliefs of the management of the Company and are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Risks and uncertainties include, among other things, (i) the risk that the proposed merger with Paratek may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company’s common stock; (ii) risks related to the satisfaction of the conditions to closing the merger (including the failure to obtain necessary regulatory approvals) in the anticipated timeframe or at all, including uncertainties as whether the stockholders of the Company will approve the merger; (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (iv) risks relating to the achievement of the milestones necessary for the payment of any CVR; (v) disruption from the pending merger making it more difficult to maintain business and operational relationships, including with customers, vendors, service providers, independent sales representatives, agents or agencies; (vi) risks related to the pending merger diverting the Company management’s attention from the ongoing business operations of its business; (vii) negative effects of the announcement of the merger or the consummation of the merger on the market price of the Company’s common stock and on the Company’s operating results; (viii) significant transaction costs; (ix) unknown liabilities; (x) the risk of litigation, including stockholder litigation, and/or regulatory actions, including any conditions, limitations or restrictions placed on approvals by any applicable governmental entities, related to the merger; and (xi) (A) other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2024 and subsequent Quarterly Reports on Form 10-Q (in particular, the risk factors set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in such Annual Reports and Quarterly Reports) and (B) other risk factors identified from time to time in other filings with the SEC. Filings with the SEC are available on the SEC’s website at www.sec.gov. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 138.
The list of factors that may affect actual results and the accuracy of forward-looking statements is illustrative and is not intended to be exhaustive. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to update any of these forward-looking statements as the result of new information or to reflect events or circumstances after the date of this communication or to reflect actual outcomes, expect as required by law, and expressly disclaim any obligation to revise or update any forward-looking statement to reflect future events or circumstances. Company stockholders are advised to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.
All information contained in this proxy statement exclusively concerning Paratek and Merger Sub and their affiliates has been supplied by Paratek and Merger Sub and has not been independently verified by us.

THE PARTIES
OptiNose, Inc.
The Company is a specialty pharmaceutical company focused on the development and commercialization of products for patients treated by ear, nose and throat (ENT) and allergy specialists. Our first commercial product, XHANCE® (fluticasone propionate) nasal spray, 93 micrograms (mcg), is a therapeutic utilizing our proprietary Exhalation Delivery System™ (EDS®) that delivers a topically-acting corticosteroid for the treatment of chronic rhinosinusitis with and without nasal polyps. Chronic rhinosinusitis is a serious nasal inflammatory disease that is treated using therapies, such as intranasal steroids (INS), which have significant limitations. We believe XHANCE has a differentiated clinical profile with the potential to become part of the standard of care for this disease because it is able to deliver medication to the primary site of inflammation high and deep in the nasal passages in regions not adequately reached by conventional INS. Additionally, we believe the current practice of postoperative INS use could support XHANCE’s adoption as a maintenance therapy to improve outcomes following sinus surgery. The Company’s principal executive offices are located at 777 Township Line Road, Suite 300, Yardley, Pennsylvania 19067 and its telephone number is (267) 364-3500. Shares of Company common stock are listed on the Nasdaq Global Select Market (which we refer to as “Nasdaq”) under the trading symbol “OPTN”.
Paratek Pharmaceuticals, Inc.
Paratek Pharmaceuticals, Inc. is a privately held pharmaceutical company providing innovative specialty therapies for community care providers and specialists, addressing important medical and public health threats. Paratek's lead product, NUZYRA (omadacycline), is a once-daily oral and intravenous antibiotic indicated for adults with community-acquired bacterial pneumonia (CABP) and acute bacterial skin and skin structure infections (ABSSSI). Paratek continues to diversify its portfolio to address unmet patient needs. Paratek’s principal place of business is located at 75 Arlington Street, Suite 500, Boston, Massachusetts 02116 and its telephone number is (617) 807-6600.
Orca Merger Sub, Inc.
Merger Sub was formed on March 17, 2025 as a Delaware corporation, solely for the purpose of entering into the merger agreement and related agreements and consummating the transactions contemplated by the merger agreement. Merger Sub has not conducted any business other than in connection with its formation and the transactions contemplated by the merger agreement. Merger Sub is a direct, wholly owned subsidiary of Paratek. Upon consummation of the merger, Merger Sub will cease to exist. Merger Sub’s principal place of business is located at 75 Arlington Street, Suite 500, Boston, Massachusetts 02116 and its telephone number is (617) 807-6600.

THE SPECIAL MEETING
We are furnishing this proxy statement to the Company stockholders as part of the solicitation of proxies by the Board for exercise at the special meeting and at any postponements or adjournments thereof.
Date, Time and Place
The special meeting of Company stockholders will be held on May 16, 2025 at 9:00 a.m., Eastern Time (unless the special meeting is adjourned or postponed) at the offices of OptiNose, Inc. 777 Township Line Road, Suite 300, Yardley, PA 19067. Company stockholders are entitled to attend the special meeting in person; however, you will only be entitled to vote at the special meeting if you were a stockholder of record at the close of business on April 7, 2025, the record date for the special meeting, or if you were a beneficial owner of Company common stock as of the record date.
Purpose of the Special Meeting
The special meeting is being held for the following purposes:
•
to consider and vote on the merger agreement proposal;

•
to consider and vote on the advisory compensation proposal; and

•
to consider and vote on the adjournment proposal.

A copy of the merger agreement is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement.
Recommendation of the Board
The Board has carefully reviewed and considered the terms and conditions of the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger. The Board has unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, are fair to, and in the best interests of the Company and its stockholders, (ii) declared the merger agreement advisable, (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and (iv) resolved to recommend that the stockholders of the Company adopt the merger agreement and directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof.
Accordingly, the Board recommends a vote “FOR” the merger agreement proposal, “FOR” the advisory compensation proposal and “FOR” the adjournment proposal.
For a discussion of the factors that the Board considered in determining to recommend the approval of the merger agreement proposal, please see the section of this proxy statement entitled “The Merger — Reasons for the Merger” beginning on page 57.
Registering for the Special Meeting
Stockholders of Record
If, at the close of business on April 7, 2025, you were a record holder of Company common stock (in other words, if your Company common stock was registered directly in your name with the transfer agent, Broadridge Corporate Issuer Solutions, Inc.), you may vote at the special meeting or vote by proxy. You do not need to register to attend and participate in the special meeting.
Beneficial (“Street Name”) Stockholders
If at the close of business on April 7, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), the proxy materials should be forwarded to you by your broker, bank or other nominee. The broker, bank or other nominee is considered the stockholder of record for purposes of voting your shares at the special meeting. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Company common stock by following their instructions for voting. You are also invited to attend the special meeting. However, since you are not the stockholder of record, you may not vote your shares at the special meeting unless you request and obtain, and present at the special meeting, a legal proxy from your broker, bank or other nominee.
Record Date and Stockholders Entitled to Vote
Only Company stockholders of record at the close of business on April 7, 2025, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting and any postponement or adjournment thereof. As of the close of business on the record date, there were 10,127,381 shares of Company common stock outstanding and entitled to vote. Each Company stockholder is entitled to one vote per share of Company common stock held by such Company stockholder on the record date on each of the proposals presented in this proxy statement.
For 10 days prior to the special meeting, the names of Company stockholders entitled to vote at the special meeting will be available for inspection by any Company stockholder, for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., Eastern time, at the Company’s principal executive offices located at 777 Township Line Road, Suite 300, Yardley, PA 19067, by contacting the Corporate Secretary of the Company. Such list will also be kept at the time and place of the special meeting.
Quorum
The presence, in person or represented by proxy, at the special meeting of the holders of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting, constitutes a quorum for the transaction of business at the special meeting. Abstentions will be counted toward the quorum requirement. If a quorum is not present or represented by proxy at the special meeting, then either (i) the chair of the meeting or (ii) a majority of the directors then in office, in each case, have the power to adjourn the special meeting from time to time until a quorum is present or represented. At such adjourned special meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the special meeting as originally noticed. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies.
Vote Required
Approval of the Merger Agreement Proposal
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Under Delaware law and the merger agreement, the receipt of such required vote is a condition to the consummation of the merger. Note that you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal or adjournment proposal and vice versa.
Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have the same effect as a vote “AGAINST” the merger agreement proposal.
Approval of the Advisory Compensation Proposal
The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have no effect on the outcome of the advisory compensation proposal.
The vote on the advisory compensation proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the advisory compensation proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the advisory compensation proposal and vice versa. The inclusion of the advisory compensation proposal is required by the SEC rules and is advisory only. Because the vote on the advisory compensation proposal is advisory only, it will not be binding on the Company, the Board, Paratek or the surviving corporation. Therefore, because the Company is contractually obligated to pay the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger, if the merger is approved by our stockholders, such compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the advisory compensation proposal.
Approval of the Adjournment Proposal
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the adjournment proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve the adjournment proposal and vice versa.
A broker “non-vote” occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner, but does have discretionary voting power over other “routine” items and submits votes for those matters. Because none of the proposals to be voted on at the special meeting is a routine matter for which nominees may have discretionary authority to vote, the Company does not expect any broker non-votes at the special meeting. If there are any broker non-votes, they would have the effect of a vote “AGAINST” the merger agreement proposal and have no effect on the advisory compensation proposal and the adjournment proposal.
Voting Procedures
Whether or not you plan to attend the special meeting and regardless of the number of shares of Company common stock you own, your careful consideration of, and vote on, the merger agreement is important and we encourage you to vote promptly.
If, at the close of business on April 7, 2025, you were a record holder of Company common stock (in other words, you held Company common stock in your own name in the stock register maintained by our transfer agent, Broadridge Corporate Issuer Solutions, Inc.) and to ensure that your shares of Company common stock are voted at the special meeting, we recommend that you provide voting instructions promptly by proxy, even if you plan to attend the special meeting, using one of the following three methods.

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Voting by Mail:   To vote by mail using a proxy card, please complete, sign, date and mail the enclosed proxy card in the envelope provided. If you return your signed proxy card to us before the special meeting, we will vote your shares as you direct. For your mailed proxy card to be counted, we must receive it before the start of the special meeting on May 16, 2025.

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Voting by Telephone:   To vote by telephone, dial the toll-free number on the enclosed proxy card or voting instruction form using a touch-tone phone and follow the recorded instructions. Have your proxy available when you call. You will be asked to provide the 16-digit control number from the enclosed proxy card or voting instruction form. Your telephone vote must be received by 11:59 p.m. Eastern Time on May 15, 2025, the day before the special meeting, to be counted.

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Voting via the Internet:   To vote via the internet, go to the website listed on the enclosed proxy card or voting instruction form and follow the on-screen instructions. Your internet vote must be received by 11:59 p.m. Eastern Time on May 15, 2025, the day before the special meeting, to be counted.

You may also vote by attending the special meeting and voting in person.
If, at the close of business on April 7, 2025, you were the beneficial owner of Company common stock held in “street name” (in other words, if your Company common stock is held in the name of your broker, bank or other nominee), you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from the Company. In order to vote, complete and mail the proxy card received from your broker, bank or other nominee to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker. “Street name” holders may vote in person at the special meeting only if they obtain a legal proxy executed in your favor from the record holder of the shares (your broker, bank or other nominee) authorizing you to vote at the special meeting. Without following the voting instructions provided by your broker, bank or other nominee, your shares of Company common stock held in “street name” will not be voted, which will have the same effect as a vote “AGAINST” the merger agreement proposal and will not have any effect on the advisory compensation proposal or the adjournment proposal.
For additional questions about the merger, assistance in submitting proxies or voting, or to request additional copies of this proxy statement or the enclosed proxy card, please contact Saratoga Proxy Consulting LLC, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at (888) 368-0379. Brokers and banks may call (212) 257-1311.
How Proxies Are Voted
If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a holder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies therein will vote in favor of the merger agreement proposal, the advisory compensation proposal and the adjournment proposal.
Revocation of Proxies
For Company stockholders of record, any time after you have submitted a proxy card and before the proxy card is exercised, you may revoke or change your vote in one of three ways:
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you may submit another properly completed proxy card bearing a later date (which automatically revokes the earlier proxy or voting instructions) in accordance with the instructions detailed in the section above entitled “— Voting Procedures”;

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you may submit a written notice of revocation to the Company’s Corporate Secretary at OptiNose, Inc., 777 Township Line Road, Suite 300, Yardley, PA 19067; or

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you may attend the special meeting in person and vote at the special meeting. Attendance at the special meeting will not, in and of itself, constitute revocation of a previously granted proxy.

Please note that if you want to revoke your proxy by sending a new proxy card or a written notice of revocation to the Company, you should ensure that you send your new proxy card or written notice of revocation in sufficient time for it to be received by the Company prior to the special meeting.
If you hold your shares in “street name”, you will need to revoke or resubmit your proxy in accordance with the instructions provided by your broker, bank or other nominee. If your broker, bank or other nominee allows you to submit a proxy via the internet or by telephone, you may be able to change your vote by submitting a new proxy via the internet or by telephone (or by mail). In order to attend the special meeting and vote at the special meeting, which will have the same effect as revoking any previously submitted voting instructions, follow the instructions provided by your broker, bank or other nominee for purposes of attending and participating in the special meeting.

Solicitation of Proxies
The Company will bear the cost of soliciting proxies, including the expense of preparing, printing and distributing this proxy statement. The Company has engaged Saratoga Consulting LLC to assist in the solicitation of proxies for the special meeting. The Company expects to pay Saratoga Proxy Consulting LLC a fee of up to $45,000, plus certain costs associated with additional services, as necessary, and Saratoga Proxy Consulting LLC will be reimbursed for certain out-of-pocket fees and expenses. The Company has agreed to indemnify Saratoga Proxy Consulting LLC against various liabilities and expenses that relate to or arise out of its solicitation of proxies (subject to certain exceptions). The Company also may reimburse brokers, banks and other custodians, nominees and fiduciaries or their respective agents for their expenses in forwarding proxy materials to beneficial owners of Company common stock. Directors, officers and employees of the Company also may solicit proxies by telephone, by electronic means or in person. They will not be paid any additional amounts for soliciting proxies.
Adjournments
If a quorum is not present or represented by proxy at the special meeting, then either (i) the chair of the meeting or (ii) a majority of the directors then in office, in each case, have the power to adjourn the special meeting from time to time until a quorum is present or represented without notice, provided that the time and place of the adjourned meeting, if any, are announced at the special meeting at which the adjournment is taken. If, however, the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, we will provide a notice of the adjourned meeting to each Company stockholder of record entitled to vote at the special meeting. In the event that a quorum is not present at the special meeting, or if there are insufficient votes to adopt the merger agreement at the time of the special meeting, we expect that the special meeting will be postponed or adjourned to solicit additional proxies. At any subsequent reconvening of the special meeting at which a quorum is present, any business may be transacted that might have been transacted at the special meeting.
Voting by Company Directors, Executive Officers and Principal Securityholders
As of April 7, 2025, the directors and executive officers of the Company beneficially owned in the aggregate 140,887 shares of Company common stock, or approximately 1.4% of the outstanding shares of Company common stock as of April 7, 2025.
As described in the section of this proxy statement entitled “Voting Agreements” beginning on page 128, each of the Company’s directors and executive officers has agreed to vote all of his or her shares of Company common stock (i) in favor of (A) the merger and the adoption of the merger agreement, (B) any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement and (C) the adjournment or postponement of the special meeting and (ii) against (A) any acquisition proposal from a third party during the term of the merger agreement or (B) any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (1) change in any manner the capitalization of the Company, (2) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (3) result in any conditions to the consummation of the merger not being fulfilled or (4) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger and the other transactions contemplated by the merger agreement.
In addition, MVM, which held voting power over approximately 9.6% of the outstanding shares of Company common stock as of April 7, 2025, entered into MVM voting agreement concurrently with the execution of the merger agreement. Pursuant to the terms of the MVM voting agreement, MVM has agreed to vote all of its shares of Company common stock (i) in favor of (A) the merger and the adoption of the merger agreement, (B) any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement and (C) the adjournment or postponement of the special meeting and (ii) against (A) any acquisition proposal from a third party during the term of the merger agreement or (B) any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (1) change in any manner the capitalization of the Company, (2) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (3) result in any conditions to the consummation of the merger not being fulfilled or (4) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger. For additional information on the MVM voting agreement, please see the section of this proxy statement entitled “Voting Agreements” beginning on page 128.
Appraisal Rights
If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and who do not wish to accept the merger consideration will have the right to demand an appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Stockholders who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Persons considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, persons wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A holder of record or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective date of the merger, (ii) properly submits a written demand for appraisal of their applicable shares of Company common stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined in the section of this proxy statement entitled “The Merger — Appraisal Rights”), will be entitled to have their shares of Company common stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective date of the merger through the date of payment of the judgment. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement.
A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The foregoing summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. For more information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page 78.
Other Matters
Pursuant to the DGCL and the Company’s bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
Assistance
If you have any questions or need assistance in completing your proxy card or have questions regarding the special meeting, please contact Saratoga Proxy Consulting LLC, which is acting as the Company’s proxy solicitation agent in connection with the merger, toll-free at (888) 368-0379. Brokers and banks may call at (212) 257-1311.

PROPOSAL 1: MERGER AGREEMENT PROPOSAL
We are asking Company stockholders to vote on a proposal to adopt the merger agreement. You are urged to carefully read this proxy statement in its entirety for more detailed information concerning the merger and the merger agreement, including the information set forth under the sections of this proxy statement entitled “The Merger” and “The Merger Agreement” beginning on pages 40 and 94, respectively. A copy of the merger agreement is attached as Annex A to this proxy statement and incorporated by reference into this proxy statement. You are urged to read the merger agreement carefully and in its entirety. Approval of this proposal is a condition to the consummation of the merger. In the event this proposal is not approved, the merger cannot be consummated.
The approval of the merger agreement proposal requires the affirmative vote (in person or by proxy) of the holders of a majority of the outstanding shares of Company common stock entitled to vote on the matter. Abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have the same effect as a vote “AGAINST” the merger agreement proposal.
The Board unanimously recommends a vote “FOR” the approval of the merger agreement proposal.

PROPOSAL 2: ADVISORY COMPENSATION PROPOSAL
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Rule 14a-21 under the Exchange Act, we are asking Company stockholders to approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. As required by those rules, we ask the Company stockholders to vote on the approval of the following resolution:
“RESOLVED, that the compensation that may be paid or become payable to the Company’s named executive officers in connection with the consummation of the merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Golden Parachute Compensation Table”, including the associated narrative discussion, and the agreements, arrangements or understandings pursuant to which such compensation may be paid or become payable, are hereby APPROVED.”
The vote on executive compensation payable in connection with the consummation of the merger is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the advisory compensation proposal is not a condition to the consummation of the merger. Accordingly, you may vote to approve the merger agreement proposal and vote not to approve such compensation and vice versa. Because the vote is advisory in nature only, it will not be binding on the Company or the Board; as the Company is contractually obligated to pay such compensation, such compensation will be paid or become payable, subject only to the conditions applicable thereto, if the merger is consummated and regardless of the outcome of the advisory vote.
The approval of the advisory compensation proposal requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have no effect on the outcome of the advisory compensation proposal.
The Board unanimously recommends a vote “FOR” the approval of the advisory compensation proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
The special meeting may be adjourned to another time and place to permit further solicitation of proxies, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal. The Company currently does not intend to propose adjournment of the special meeting if there are sufficient votes in favor of the merger agreement proposal.
The vote on the adjournment proposal is a vote separate and apart from the vote to approve the merger agreement proposal, and approval of the adjournment proposal is not a condition to the consummation of the merger.
The Company is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of any adjournment of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal.
The approval of the adjournment proposal requires the affirmative vote (in person or by proxy) of the holders of shares of Company common stock having a majority of the votes cast by the holders of all of the shares of Company common stock present or represented and voting on such proposal. Assuming a quorum is present at the special meeting, abstentions, failures to vote (including a failure to authorize a proxy to vote on a Company stockholder’s behalf) and broker non-votes (if any) will have no effect on the outcome of the adjournment proposal. The Company does not intend to call a vote on this proposal if the merger agreement proposal is approved at the special meeting.
The Board unanimously recommends a vote “FOR” the approval of the adjournment proposal.

THE MERGER
Overview
The Company is seeking the adoption by the Company stockholders of the merger agreement the Company entered into on March 19, 2025 with Paratek and Merger Sub. Under the terms of the merger agreement, subject to the satisfaction or (if permissible under applicable legal requirements) waiver of specified conditions, Merger Sub will be merged with and into the Company, with the Company surviving the merger as a wholly owned subsidiary of Paratek. The Board has unanimously approved and declared advisable the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and unanimously recommends that Company stockholders vote to adopt the merger agreement.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The following chronology does not purport to catalogue every conversation among the Board, any committee of the Board or the representatives of the Company and other parties. For purposes of this section, all prices per share of Company common stock are presented after giving effect to the 1:15 reverse stock split effectuated by the Company on December 31, 2024 (as discussed below).
The Board, together with the Company’s management and with the assistance of the Company’s outside advisors, regularly reviews the Company’s future prospects and long-term plans and considers various strategic and other opportunities available to the Company, including commercialization and clinical development plans for, XHANCE, competitive dynamics and industry trends, as well as the Company’s need for funding for the commercialization of XHANCE for the ear, nose and throat (“ENT”) and allergy segments, and to service and repay the Company’s debt. These reviews have included consideration, from time to time, of potential strategic transactions to enhance stockholder value, including potential sale or merger transactions. Such reviews have been accompanied by periodic conversations between senior executives of the Company and their counterparts at other companies in the pharmaceutical industry and ENT, allergy and primary care segments regarding such potential transactions and opportunities.
The Company’s senior management, in consultation with members of the Board, has also from time to time, met or otherwise communicated informally with industry participants regarding strategic transactions, including business combinations, collaboration and licensing arrangements, and joint ventures.
In April 2022, the Board formed a Strategy Working Group of the Board consisting of R. John Fletcher (designated as chair), Joseph Scodari, Eric Bednarski and Tomas Heyman (which we refer to as the “Strategy Working Group”) to, among other things, conduct a review and evaluation of the Company’s assets and business, and to assist and advise on a long-term plan to optimize the Company’s assets and business. In June 2022, following a review of the Company’s strategic alternatives conducted by the Board and the Strategy Working Group, the Board determined to initiate a sale process for the Company and authorized Evercore (whom the Board had previously authorized the engagement of as the Company’s financial advisor) to advise the Company and the Board with respect to such a process. The Board also empowered the Strategy Working Group to oversee management, Evercore and the Company’s other advisors in connection with the sale process. Evercore contacted 32 potential transaction counterparties, which, Company management, Evercore and the Board believed were the logical potential transaction partners for the Company. In total, nine of the parties contacted in the process expressed interest in considering a potential transaction involving the Company and, under the terms of executed confidentiality agreements, received access to additional business and financial information of the Company, and five of the bidders attended management presentations regarding the Company. Each of the confidentiality agreements contained customary terms regarding the maintenance of confidential information provided by or on behalf of the Company, but none of the confidentiality agreements contained any “don’t ask, don’t waive” standstill provisions. Only one bidder, a multinational pharmaceutical company primarily focused on generics (which we refer to as “Company A”), submitted a non-binding proposal for the acquisition of the Company. Company A’s proposal was negotiated and pursued by the parties over several months, which included an extensive diligence review process by

Company A. In October 2022, Company A withdrew its proposal to acquire the Company. Following the withdrawal of Company A’s proposal, the Company terminated the sale process and completed an equity financing in November 2022.
Throughout 2023, management regularly sought out, and engaged in, numerous exploratory discussions with potential licensing and collaboration partners to expand commercialization of XHANCE in the primary care and specialty segments, which resulted in the submission of only one non-binding proposal, which was from a pharmaceutical company focused on the primary care segment (which we refer to as “Company F”). The Company F non-binding proposal, which was submitted in June 2023, involved a license to the rights to commercialize XHANCE to primary care physicians in the United States. From June 2023 through January 2024, the Company and Company F negotiated the terms of, and pursued, the potential licensing transaction, including engaging in an extensive diligence review. In January 2024, Company F terminated discussions with the Company to pursue an alternative transaction.
On November 7, 2023, representatives of Gurnet Point Capital (which we refer to as “GPC”), the indirect majority shareholder of Paratek, contacted and had discussions with Dr. Ramy Mahmoud, Chief Executive Officer of the Company and a member of the Board, and Jonathan Neely, Vice President of Investor Relations and Business Development of the Company, regarding the possibility of exploring a potential acquisition of the Company. On November 13, 2023, a meeting of the Strategy Working Group was held to discuss GPC’s interest in exploring a potential acquisition of the Company and the status of the Company’s ongoing negotiations with Company F to license the rights to commercialize XHANCE to primary care physicians. The Strategy Working Group directed Company management to pursue discussions with GPC but to seek to avoid having those discussions delay or prevent the consummation of a primary care licensing transaction with Company F.
In January 2024, representatives of GPC coordinated an introductory call held on January 5, 2024 between Paratek’s Chief Executive Officer, Dr. Evan Loh, and Dr. Mahmoud, with representatives of GPC also present on the call. During the call, the parties discussed GPC’s and Paratek’s interest in exploring a potential acquisition of the Company.
On January 29, 2024, the Strategy Working Group held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During this meeting, the Strategy Working Group discussed the Company’s debt obligations, the financial covenants under the debt and the Company’s ability to maintain compliance with those financial covenants. The Strategy Working Group directed management to explore financing alternatives, as well as to engage Evercore to launch a process to explore strategic alternatives for the Company, including a potential sale of the Company, to generally coincide with an anticipated action by the U.S. Food and Drug Administration (“FDA”) regarding the Company’s supplemental New Drug Application (“sNDA”) for XHANCE as a treatment for chronic rhinosinusitis without nasal polyps (“CRSsNP”) which is also commonly referred to as chronic sinusitis. The Strategy Working Group, after discussion with Company management, believed the expansion of the FDA labeling for XHANCE and resulting increase in market opportunity for XHANCE would spur interest in pursuing a strategic transaction with the Company. Additionally, because the Company would likely need to conduct a financing transaction in the first half of 2024 that would likely result in substantial dilution to the Company’s stockholders, the Strategy Working Group believed a strategic transaction could result in greater value to the Company’s stockholders than the Company continuing to operate as a standalone entity.
On February 2, 2024, at the direction of the Strategy Working Group, Dr. Mahmoud and Mr. Neely met with representatives of Evercore via videoconference to discuss the initiation of a process to explore strategic alternatives for the Company, including the potential sale of the Company to generally coincide with the anticipated action by the FDA on the Company’s sNDA for XHANCE as a treatment for CRSsNP.
Between February 2, 2024 and February 13, 2024, members of Company management met and communicated with representatives of Evercore to discuss a potential sale process and potential counterparties to contact in such a process.
On February 13, 2024, Dr. Mahmoud authorized Evercore to initiate outreach to the agreed potential counterparties, which, Company management believed, following consultations with Evercore, were logical potential counterparties for a potential sale of the Company.

Beginning on February 14, 2024, over the following days Evercore contacted 39 potential counterparties, including Company A. In total, management presentations (including presentations conducted on a non-confidential basis) were delivered to 9 of the parties contacted in the process and 4 of the parties expressed interest in considering a potential transaction involving the Company and executed confidentiality agreements. Each of the confidentiality agreements contained terms regarding the maintenance of confidential information provided by or on behalf of the Company, but none of the confidentiality agreements contained any “don’t ask, don’t waive” standstill provisions.
On February 21, 2024, Dr. Mahmoud and Mr. Neely met with representatives of Paratek and representatives of GPC via videoconference. During this meeting, the parties discussed next steps in the sale process and Dr. Mahmoud and Mr. Neely provided the representatives of Paratek and GPC with an update on the Company’s operations. Prior to and following the meeting, representatives of Paratek and GPC conducted additional diligence via the Company’s virtual data room.
On February 26, 2024, Dr. Mahmoud, Mr. Neely and representatives of Evercore met via videoconference with representatives of Company A. During this meeting, Dr. Mahmoud and Mr. Neely delivered a management presentation to representatives of Company A and discussed expected next steps in the sale process. Prior to and following the meeting, representatives of Company A conducted additional diligence via the Company’s virtual data room established by the Company, building off of the diligence review that Company A conducted in connection with the Company’s sale process in 2022 discussed above.
On February 29, 2024, the Strategy Working Group held a meeting via video conference at which Dr. Mahmoud and other members of Company management were present. During this meeting, members of Company management provided an update on the strategic process, an overview of the potential counterparties contacted, and an update on ongoing discussions with potentially interested bidders, including Paratek and Company A.
On March 6, 2024, the Strategy Working Group met via videoconference, with Dr. Mahmoud and other members of Company management and representatives of the Company’s capital markets financial advisor. During this meeting, representatives of the capital markets financial advisor, the Strategy Working Group and management, discussed potential financing options available to the Company, the potential timing of such options, and the current state of the capital markets in general.
On March 7, 2024, the Strategy Working Group met via videoconference, with Dr. Mahmoud and other members of Company management and representatives of Evercore present. During this meeting, representatives of Evercore updated the Strategy Working Group on the status of the strategic transaction process, including providing an overview of the potential counterparties contacted and an update on ongoing discussions with potentially interested bidders. Following discussion on the process and timing considerations, the Board authorized Evercore to contact the remaining bidders, which were Paratek/GPC and Company A, to invite them to submit proposals for the acquisition of the Company.
On March 7, 2024, representatives of Evercore delivered a process letter to representatives of Paratek/GPC well as Company A with respect to the sale process and invited each of these remaining bidders to continue in the process. The process letters included a request for proposals to be submitted by March 18, 2024.
On March 14, 2024, the Strategy Working Group met via videoconference, with Dr. Mahmoud and other members of Company management and representatives of the Company’s capital markets financial advisor present. During this meeting, the Strategy Working Group received an update from the Company’s capital markets financial advisor regarding terms of recent comparable equity financings and the size, terms and timing of a potential equity financing by the Company. In addition, Company management updated the Strategy Working Group on discussions with Paratek and Company A and the expected timing of potential proposals. The Strategy Working Group provided management with direction regarding pursuing both the potential equity financing and strategic process and the timing associated with considering both options in parallel.
On March 15, 2024, the Company issued a press release announcing that XHANCE was approved by FDA as the first and only medication indicated for treatment of adults with chronic rhinosinusitis without nasal polyps.

On March 19, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and a representative of Evercore were present. During the meeting, the representative of Evercore provided an update to the Board on the strategic process, including the scope of Evercore’s outreach to potential counterparties, and Evercore’s recent interactions with the two remaining bidders, Paratek and Company A. The Evercore representative then discussed the March 18, 2024 due date that had been previously conveyed to the bidders for submitting initial non-binding indications of interest, noting that no such proposals had yet been received by the Company. The Evercore representative also discussed a proposed timeline and process if viable indications of interest were submitted. Following Evercore’s update, it was agreed that the Company would continue to progress the strategic process but would also continue to prepare for a potential equity financing in parallel.
Later on March 19, 2024, representatives of GPC informed representatives of Evercore that Paratek/GPC were not planning to submit a proposal. That same day representatives of Evercore discussed GPC’s decision not to submit a proposal with representatives of Paratek, who indicated that the decision not to submit a proposal was due to Paratek/GPC’s view that any potential offer would not be viewed as compelling for the Company and the Board based on its current trading price range.
On March 22, 2024, representatives of Company A informed representatives of Evercore that Company A would not be submitting a proposal due to Company A’s concerns regarding valuation and acquiring a single branded product.
From March 22, 2024 through April 28, 2024, Dr. Mahmoud and representatives of Evercore had additional discussions with representatives of Company A, including Company A’s financial advisors. During these discussions, the parties discussed a potential alternative transaction between the Company and Company A, including a potential minority investment by Company A in the Company, and the reengagement of Company A in the sale process.
On March 25, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During the meeting, Dr. Mahmoud provided the Board an update on the strategic process. He noted that no proposals had been submitted to date and that, based on Evercore’s interactions with and feedback from potential parties, none were presently expected to be submitted.
On March 28, 2024, the Board held a regularly scheduled in person meeting at which Dr. Mahmoud and other members of Company management were present. During the meeting, Dr. Mahmoud and Mr. Neely provided the Board with an update on the ongoing strategic transaction process as well as the Company’s equity financing efforts. Following a discussion amongst the members of the Board, the Board authorized Company management and Evercore to continue with the strategic process while continuing to explore potential equity financing options for the Company.
On April 17, 2024, the Strategy Working Group held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During the meeting, Dr. Mahmoud and Mr. Neely provided the Strategy Working Group with an update on the ongoing strategic transaction process as well as the Company’s equity financing efforts. Following a discussion amongst the members of the Strategy Working Group, the Strategy Working Group authorized Company management and Evercore to continue with the strategic process while continuing to explore potential equity financing options for the Company.
On April 19, 2024, the Strategy Working Group held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During the meeting, members of management provided an update on the Company’s equity financing efforts and expected timeline.
Also on April 19, 2024, Dr. Mahmoud met telephonically with a representative of Company A. During this meeting, the representative of Company A provided Dr. Mahmoud with Company A’ s non-binding proposal for an acquisition of the Company. Company A’s proposal provided for a price per share of Company common stock equal to the then current trading price (the closing price of the Company’s common stock on April 19, 2024 was $13.41) and provided that the acquisition of the Company was conditioned on, among other things, the waiver of any change of control or other make whole payments associated with that certain Amended and Restated Note Purchase Agreement, dated November 21, 2022, among OptiNose US, Inc., the

Company and OptiNose AS, Biopharma Credit PLC, as collateral agent, and the purchasers party thereto (which we refer to as the “Note Purchase Agreement”) and an agreement by the lenders under the Note Purchase Agreement to reduce the principal amount payable by 20%.
Later on April 19, 2024, Dr. Mahmoud provided an update to the Board via electronic mail regarding Company A’s proposal.
On April 19, 2024 and April 20, 2024, Dr. Mahmoud met telephonically with members of the Strategy Working Group separately. During these meetings, Dr. Mahmoud and the members of the Strategy Working Group discussed the proposed terms of Company A’s proposal and discussed that, while the Company would consider Company A’s offer, Company A would need to present a revised proposal that provided for greater value to the Company’s stockholders and that did not require the lenders under the Note Purchase Agreement to reduce the principal amount of the debt.
On April 21, 2024, Dr. Mahmoud met telephonically with a representative of Company A. During this meeting, the representative of Company A provided Dr. Mahmoud with Company A’s revised non-binding proposal, which provided for an upfront price per share of Company common stock equal to the then current trading price (the last reported closing price of the Company’s common stock was $13.41) and a CVR payment of $5.13 per share in the aggregate payable at the end of 2027 if sales in any calendar year exceeded $200 million and provided that the acquisition of the Company was conditioned on, among other things, the waiver of any change of control or other make whole payments associated with the debt under the Note Purchase Agreement.
Later on April 21, 2024, Dr. Mahmoud provided an update to the Board via electronic mail regarding Company A’s revised proposal.
On April 22, 2024, the Strategy Working Group held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During the meeting, Dr. Mahmoud provided an update on the potential Company acquisition terms that Company A communicated verbally to Dr. Mahmoud, and the Strategy Working Group discussed the merits of this preliminary proposal, the unlikelihood of the lenders under the Note Purchase Agreement waiving any change of control or other make whole payments in connection with such a transaction, the Company’s cash requirements and ongoing equity financing efforts. The Strategy Working Group provided Dr. Mahmoud with general feedback to relay to Company A in response to its proposal.
Later on April 22, 2024, Dr. Mahmoud met telephonically with a representative of Company A. During this meeting, Dr. Mahmoud informed the representative of Company A that the Company did not believe Company A’s revised proposal adequately reflected the value of the Company and asked Company A to submit a revised proposal.
On April 25, 2024, the Company announced corporate updates detailing its commercial plans and expectations for XHANCE following the FDA approval of the indication for the treatment of chronic rhinosinusitis without nasal polyps. The Company hosted an investor call to discuss its commercial strategy and financial outlook, which outlook included the Company’s expectation of peak XHANCE net revenue to exceed $300 million based on its current promotional focus on a specialty audience of mostly ENT and allergy specialists and that the Company was expected to produce positive income from operations for full year 2025.
From March 14, 2024, the date of the sNDA approval, through the close of trading on April 25, 2024, the price of Company common stock decreased 52% from $28.50 to $13.57.
On April 28, 2024, Company A submitted a non-binding proposal to acquire the Company for (i) an upfront payment of $15.00 per share in cash and (ii) one CVR per share representing the right to receive one-time payments of $3.15 upon achievement of annual XHANCE net revenue of $150 million, $3.15 upon achievement of annual XHANCE net revenue of $200 million, and $3.15 upon achievement of annual XHANCE net revenue of $250 million. Company A’s proposal stated that it was preliminary and subject to additional diligence and provided that the acquisition of the Company was conditioned on, among other things, the waiver of any change of control or other make whole payments associated with the Company’s outstanding debt under the Note Purchase Agreement.

On April 29, 2024, Dr. Mahmoud provided an update to the Board via electronic mail regarding Company A’s proposal.
On April 29, 2024 and April 30, 2024, members of Company management met with representatives of Evercore to review Company A’s proposal and develop a counterproposal.
On May 1, 2024, the Strategy Working Group held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Evercore were present. Representatives of Evercore provided the Strategy Working Group with an overview of Company A’s proposal. The Strategy Working Group determined that Company’s A proposal did not provide fair value to the Company’s stockholders based on the Company’s long-term forecasts. Representatives of Evercore and management then presented potential counterproposals to Company A’s proposal. The Strategy Working Group approved a counterproposal that provided for (i) an upfront payment of $18.75 per share in cash and (ii) one CVR per share representing the right to receive one-time payments of $4.50 upon achievement of trailing twelve-month XHANCE net revenue of $150 million, $4.50 upon achievement of trailing twelve-month XHANCE net revenue of $200 million, $5.10 upon achievement of trailing twelve-month XHANCE net revenue of $250 million, $9.60 upon achievement of trailing twelve-month XHANCE net revenue of $325 million and $12.75 upon achievement of trailing twelve-month XHANCE net revenue of $500 million. The Strategy Working Group then authorized and directed Evercore to deliver the Company’s counterproposal to Company A.
Also on May 1, 2024, Dr. Mahmoud met telephonically with representatives of a multinational medical technologies company (which we refer to as “Company B”) which Company management had previously identified as a potential partner for the Company with respect to a strategic or a commercial transaction, to discuss Company B’s potential interest in a strategic or commercial transaction with the Company.
On May 2, 2024, representatives of Evercore delivered the Company’s counterproposal to representatives of Company A and its financial advisor.
On May 8, 2024, the Company entered into an amendment to the Note Purchase Agreement to, among other things, waive certain covenants set forth in the Note Purchase Agreement and to reduce the minimum amount of cash and cash equivalents the Company was required to maintain.
On May 9, 2024, representatives of Company A and its financial advisor informed representatives of Evercore that Company A did not intend to revise the terms of its April 28, 2024 proposal.
Also on May 9, 2024, the Company completed a $55.5 million registered direct offering of Company common stock.
On May 10, 2024, Dr. Mahmoud and Mr. Neely met via videoconference with representatives of a specialty pharmaceutical corporation (which we refer to as “Company C”), which Company management had previously identified as a party that could have interest in a strategic or commercial transaction with the Company and provided Company C with an update on the Company’s business and operations.
On May 13, 2024, Dr. Mahmoud and representatives from Company A met telephonically. Company A indicated that it would not be improving its April 28, 2024 proposal and therefore was terminating discussions.
On May 22, 2024, Dr. Mahmoud, other members of Company management and representatives of Evercore met via videoconference with representatives of Paratek and GPC to discuss diligence matters.
On June 6, 2024, the Board held a meeting at which Dr. Mahmoud and other members of Company management were present. During the meeting, Dr. Mahmoud provided the Board with an update on the strategic transaction process, noting that there were no potential counterparties actively engaged. As a result, the Board directed Company management to terminate Evercore’s efforts with respect to the strategic alternatives process, which occurred on June 10, 2024.
On June 24, 2024, the Company engaged a third-party vendor to conduct a de novo market scan to identify parties with a primary care sales force that could potentially partner with the Company in the marketing of XHANCE.

On July 18, 2024, Dr. Mahmoud and other members of Company management met in person with representatives from Company B at the Company’s headquarters to discuss a potential strategic or commercial transaction. During this meeting, each of the company teams provided an overview of their company’s business and operations.
On July 19, 2024, Dr. Mahmoud and a representative of a company with in-person promotional capabilities in the primary care physician space (which we refer to as “Company E”), met telephonically to determine mutual interest in further exploration of business opportunities among the companies.
Also on July 19, 2024, Dr. Mahmoud provided an update to the Board via electronic mail regarding his discussions with Company B and Company E.
On August 7, 2024, Dr. Mahmoud and the chief executive officer of a company with in-person promotional capabilities in the primary care physician space (which we refer to as “Company D”), met telephonically to determine interest in further exploration of business opportunities among the companies. On September 3, 2024, the Company and Company D entered into a confidentiality agreement to support further discussions. The confidentiality agreement contained customary terms regarding the maintenance of confidential information provided by or on behalf of the Company, but did not contain any “don’t ask, don’t waive” standstill provisions. Thereafter, representatives of Company D conducted diligence via the Company’s virtual data room.
On August 21, 2024, Dr. Mahmoud and a representative of Company E met telephonically to further discuss potential business opportunities among the companies. On September 9, 2024, the Company and Company E entered into a confidentiality agreement to support further discussions. The confidentiality agreement contained customary terms regarding the maintenance of confidential information provided by or on behalf of the Company, but did not contain any “don’t ask, don’t waive” standstill provisions. Thereafter, representatives of Company E conducted diligence via the Company’s virtual data room.
On August 26, 2024, Dr. Mahmoud, Paul Spence, Chief Commercial Officer of the Company, and other representatives of the Company met via videoconference with representatives of Company E. During this meeting representatives of the Company presented an overview of the commercial opportunity in primary care for XHANCE as a treatment for chronic sinusitis. From September 2024 through February 2025, representatives of Company E performed additional diligence on the Company and indicated that an internal strategic review and annual planning process was actively underway that would influence its interest in continuing to explore a potential collaboration with the Company to promote XHANCE in primary care.
After a pause by Paratek in diligence interactions with the Company from June to August, on September 4, 2024, Dr. Mahmoud, Mr. Spence and other representatives of the Company met via videoconference with representatives of Paratek. During this meeting representatives of the Company provided representatives of Paratek with a commercial overview of the Company.
On September 12, 2024, the Company and Company B entered into a confidentiality agreement, which contained customary terms regarding the maintenance of confidential information provided by or on behalf of the Company, but did not contain any “don’t ask, don’t waive” standstill provisions. Thereafter, representatives of Company B conducted diligence via the Company’s virtual data room.
From September 2024 through March 2025, representatives of Company B conducted additional diligence on the Company. In addition, during this period, Dr. Mahmoud updated representatives of Company B regarding the Company’s expectations for timelines in which Company B should submit a proposal for a transaction with the Company. As of the date of the merger agreement, no proposal had been submitted by Company B for a transaction.
On September 12, 2024, the Board held an in-person meeting, at which Dr. Mahmoud and other members of Company management were present. During this meeting, Mr. Neely provided an update on the ongoing strategic discussions.
On September 17 and 18, 2024, Dr. Mahmoud and members of Company management met via videoconference with members of management of Company D. During these meetings, the Company and Company D each provided the other party with an overview of the business and operations of their respective companies.

In September 2024 and October 2024, Dr. Mahmoud and members of Company management met via videoconference with members of management of Company A. During these meetings, the Company and Company A each provided the other party with an update on its business and operations. The Company provided an in-depth review of the market opportunity for XHANCE resulting from its label expansion for chronic sinusitis, launch strategy and early launch results. Following such discussions, Company A informed the Company that it was not interested in exploring a potential strategic transaction with the Company.
Between September 2024 and January 2025, representatives of Company D and its financial advisors performed extensive diligence on the Company. In addition, during this period, representatives of Evercore provided representatives of Company D’s financial advisor with updates to the Company’s expectation for the timing within which Company D should submit a proposal for a transaction with the Company. Company D ceased diligence in February 2025 following its decision not to submit a proposal.
On September 20, 2024, Dr. Mahmoud and Dr. Loh met telephonically. During this meeting, Dr. Mahmoud provided Dr. Loh with an update on the Company’s business and operations and Dr. Mahmoud and Dr. Loh discussed a potential strategic transaction between the Company and Paratek. The Company and Paratek previously entered into a confidentiality agreement in 2023, which remained in effect and did not contain any “don’t ask, don’t waive” standstill provisions.
On September 24, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During this meeting, Dr. Mahmoud updated the Board on, among other things, the Company’s efforts with respect to the Company’s identification of and engagement with potential counterparties for a strategic or commercial transaction. Following this update, the Board authorized Company management to continue discussions with potential counterparties.
On September 26, 2024, Dr. Mahmoud met telephonically with Dr. Loh. During this call, Dr. Loh presented Paratek’s non-binding proposal for the acquisition of the Company. Paratek’s proposal provided for a cash purchase price of $16.50 per share, subject to confirmatory diligence. Following the meeting representatives of Paratek delivered the proposal to representatives of the Company via electronic mail.
On September 30, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Hogan Lovells US LLP (which we refer to as “Hogan Lovells”), outside counsel to the Company, were present. Dr. Mahmoud provided the Board with an overview of Paratek’s proposal. Following discussion of the proposal, the Board authorized management to enter into discussions with Paratek regarding the proposal and approved the reengagement of Evercore to lead a renewed formal strategic process. The Board then discussed the potential of forming a transaction committee of the Board for convenience to oversee and assist management and the Company’s advisors in connection with the process of evaluating and negotiating a potential strategic transaction with Paratek as well as other strategic alternatives, including with respect to sale, licensing, commercial collaborations and other strategic transactions, whether involving Paratek or otherwise. After discussion, the Board resolved to form a transaction committee (which we refer to as the “Transaction Committee”) consisting of R. John Fletcher (designated as chairman), Eric Bednarski and Tomas Heyman and delegated to the Transaction Committee the authority to provide oversight and guidance regarding the evaluation of potential strategic transactions, including the negotiation of the terms thereof.
Also on September 30, 2024, the Company and Evercore entered into a new engagement letter.
On October 1, 2024, the Transaction Committee met via videoconference, with Dr. Mahmoud and other members of Company management present. During the meeting, the Transaction Committee and Company management evaluated Paratek’s proposal and discussed potential counterproposals and strategies for responding to Paratek. Dr. Mahmoud also provided an update on ongoing discussions with a number of potential counterparties regarding primary care partnerships or other strategic transactions. The Transaction Committee and management also discussed the additional outreach efforts to be undertaken by Evercore, and the status of the market scan initiated on June 24, 2024.
On October 8, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Hogan Lovells were present. During this meeting Dr. Mahmoud provided an update on discussions with Paratek regarding its September 26, 2024 non-binding proposal to acquire the Company. Dr. Mahmoud reported that Paratek would be proceeding with its diligence review, after which the parties would engage in further discussions regarding potential transaction terms (including pricing). Dr. Mahmoud also provided an update on other business development efforts, including the status of discussions with a number of potential counterparties regarding primary care partnerships or other strategic transactions.
From October 2024 through January 2025, Paratek performed additional diligence on the Company relating to the commercial, financial, intellectual property, and regulatory aspects of XHANCE.
On October 18, 2024, preliminary results from the market scan initiated on June 24, 2024 were presented to Dr. Mahmoud and Mr. Neely. Following further refinement, these results were used to support the outreach conducted by representatives of Evercore in November 2024 as described below.
On November 8, 2024, the Transaction Committee met via videoconference with Dr. Mahmoud and other members of Company management and representatives of Evercore present. During this meeting, Dr. Mahmoud provided an update on the status of Company D’s diligence. He further reported that Company D and its financial advisor were evaluating a potential all-cash (with potential CVRs) acquisition proposal and a stock-for-stock acquisition proposal (with potential CVRs). The Transaction Committee discussed the potential transaction structures including (among other things): the timing, process, complexities, risks and benefits relating to each structure; the potential value and synergies of combining the two companies. The Transaction Committee then discussed (among other things): the non-binding proposal previously submitted by Paratek and the status and timing of Paratek’s confirmatory diligence; the Company’s current business performance and its financial obligations and requirements, and the risks, uncertainties and opportunities relating thereto during the time periods required to complete the transaction structures being discussed. Following such discussions, the Transaction Committee directed Dr. Mahmoud to inform Company D and its financial advisor that the Board was receptive to receiving either an all-cash acquisition proposal or a stock-for-stock acquisition proposal with a general preference for a cash proposal, assuming other aspects (including price) were equal.
On November 12, 2024, the Company announced third quarter 2024 financial results and recent operational highlights. The Company noted that while revenue in third quarter was not in line with prior expectations, it believed an inflection in new prescription demand was observed in September and October. The inflection in new prescription demand was later than previously assumed, consequently, the Company decreased its full year 2024 XHANCE net revenue guidance to be between $75 million and $79 million, as compared to prior guidance for XHANCE net revenue for the full year of 2024 of between $85 million and $90 million. The price of Company common stock shares decreased from a closing price on November 11, 2024 of $11.52 and reached a then all-time low closing price of $5.09 on November 19, 2024.
At the direction of Company management, on November 25 and 26, 2024, representatives of Evercore initiated outreach, which was informed by the market scan previously authorized by the Company, to 12 additional potential counterparties, to gauge interest in a potential primary care partnership or other strategic transaction. One of these parties was interested in an introductory call with Company management. None of these additional parties entered into a confidentiality agreement with the Company or expressed interest in further discussion of a potential primary care partnership or other strategic transaction with the Company.
On November 26, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Evercore were present. Terry Kohler, Chief Financial Officer of the Company, presented the Company’s forecasts for fiscal years 2024 through 2034. Following discussion, the Board approved the November 2024 financial forecasts (as defined in the section of this proxy statement entitled “— Certain Unaudited Financial Forecasts”) and authorized management to provide the information contained in the November 2024 financial forecasts to potential acquirors in connection with the Company’s ongoing strategic process.
On December 11, 2024, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. During this meeting Mr. Neely provided an update on the strategic process and the interactions with potential primary care and acquisition partners.
On December 31, 2024, the Company effected a 1 for 15 reverse stock split that enabled the Company to regain compliance with the minimum closing bid price of $1.00 per share required for continued listing on

Nasdaq. As of December 30, 2024, the price per share of Company common stock was $6.20 ($0.4131 prior to giving effect to the 1 for 15 reverse stock split).
On January 15, 2025, Dr. Mahmoud and Messrs. Kohler and Neely met in person with representatives of Company C in San Francisco, CA. In advance of the meeting the Company and Company C entered into a confidentiality agreement, which contained customary terms regarding the maintenance of confidential information provided by or on behalf of the Company, but did not contain any “don’t ask, don’t waive” standstill provisions. During the meeting, Dr. Mahmoud and Messrs. Kohler and Neely provided representatives of Company C with an update on the Company’s business and operations. In addition, at this meeting, Dr. Mahmoud informed representatives of Company C that the Company was evaluating a potential sale and would be willing to support Company C’s diligence efforts if Company C was interested in a potential transaction. Thereafter, representatives of Company C conducted diligence via the Company's virtual data room.
On January 28, 2025, Dr. Mahmoud and other members of Company management met via videoconference with representatives of Company C. During this meeting Dr. Mahmoud provided the representatives of Company C with a further overview of the Company.
On January 29, 2025, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management were present. Messrs. Kohler and Spence presented the Board with the Company’s budget and performance goals for 2025. Following discussion of the budget and performance goals, Mr. Neely provided the Board with an update on the strategic process being conducted by the Company.
On February 4, 2025, Dr. Mahmoud and Dr. Loh met telephonically. During the meeting, Dr. Loh summarized the terms of a revised non-binding proposal for an acquisition of the Company by Paratek. The revised proposal provided for (i) an upfront cash consideration of $8.00 per share and (ii) one CVR per share representing the right to receive one-time payments of $1.00 upon achievement of annual XHANCE net revenue of $150 million in any calendar year ending prior to December 31, 2027, and $4.00 upon achievement of annual XHANCE net revenue of $200 million in any calendar year ending prior to December 31, 2028. Dr. Loh explained that the reduced upfront consideration was a result of the Company’s reduction in fiscal year 2024 net revenue guidance since the submission of Paratek’s September 26, 2024 proposal, and Paratek’s market research.
On February 4, 2025, Dr. Mahmoud informed the Board of Paratek’s revised proposal and provided a summary of the terms. In addition, Dr. Mahmoud informed the Board that Company D had determined not to proceed further in the process.
Between February 4, 2025, and February 6, 2025, members of Company management met with representatives of Evercore to review the revised Paratek proposal and develop a counterproposal.
On February 5, 2025, a representative of Company C informed Mr. Neely and a representative of Evercore that Company C had engaged a financial advisor.
On February 5, 2025, the Transaction Committee met via videoconference, with Dr. Mahmoud and other members of Company management and representatives of Evercore and Hogan Lovells present. During this meeting, Dr. Mahmoud discussed the status of the strategic process, noting that Company D has determined not to proceed and that Company C had engaged a financial advisor. Dr. Mahmoud then provided the Transaction Committee with an overview of the revised Paratek proposal. Following discussion, the Transaction Committee discussed potential counterproposals.
On February 6, 2025, the Transaction Committee met via videoconference, with Dr. Mahmoud and other members of Company management and representatives of Evercore and Hogan Lovells present. During this meeting, the Transaction Committee discussed a counterproposal to Paratek’s February 4 non-binding proposal. The terms of the counterproposal were (i) an upfront cash consideration of $11.00 per share and (ii) one CVR per share representing the right to receive one-time payments of $1.00 upon achievement of annual XHANCE net revenue of $150 million in any calendar year ending prior to December 31, 2028, $4.00 upon achievement of annual XHANCE net revenue of $150 million in any calendar year ending prior to December 31, 2029, and $5.00 upon achievement of annual XHANCE net revenue of $300 million in any calendar year ending prior to December 31, 2031.

On February 7, 2025, Dr. Mahmoud, other members of Company management and representatives of Evercore met via videoconference with representatives of Company C and representatives of Company C’s financial advisor, to discuss diligence matters.
On February 10, 2025, Dr. Mahmoud, other members of Company management and representatives of Evercore met via videoconference with representatives of Company C and representatives of Company C’s financial advisor, to discuss additional diligence matters.
On February 10, 2025, Dr. Mahmoud and Dr. Loh held a telephonic meeting during which Dr. Mahmoud summarized the terms of the counterproposal authorized by the Transaction Committee. Also on February 10, 2025, representatives of Evercore and representatives of Lazard Frères & Co. LLC (which we refer to as “Lazard”) held a telephonic meeting during which representatives of Evercore summarized the terms of the Company’s counterproposal. Following this meeting, representatives of Evercore delivered a summary of the counterproposal to representatives of Lazard by electronic mail.
On February 13, 2025, Dr. Mahmoud and Dr. Loh met telephonically. During the meeting, Dr. Loh presented Paratek’s further revised non-binding proposal (which we refer to as the “February 13 Proposal”). Pursuant to the February 13 Proposal, Paratek would acquire the Company for (i) an upfront cash consideration of $9.00 per share and (ii) one CVR per share representing the right to receive one-time payments of $1.00 upon achievement of annual XHANCE net revenue of $150 million in any calendar year ending prior to December 31, 2028, and $4.00 upon achievement of annual XHANCE net revenue of $225 million in any calendar year ending prior to December 31, 2029. Representatives of Paratek subsequently confirmed that the February 13 Proposal was Paratek’s best and final offer.
On February 13, 2025, representatives of Evercore met in person with representatives of Company C to provide Company C with an update on the Company’s sale process.
On February 14, 2025, representatives of Evercore held a telephonic meeting with representatives from Paratek’s financial advisor, Lazard, to request additional information regarding the February 13 Proposal submitted by Paratek.
On February 15, 2025, the representatives of Company C’s financial advisor delivered to representatives of Evercore Company C’s preliminary non-binding indication of interest. Pursuant to Company C’s proposal, Company C would acquire the Company for (i) an upfront cash consideration of $6.60 per share and (ii) one CVR per share representing the right to receive one-time payments of $0.40 upon achievement of annual XHANCE net revenue of $95 million in any calendar year ending prior to December 31, 2027, $0.81 upon achievement of annual XHANCE net revenue of $125 million in any calendar year ending prior to December 31, 2030, and $1.21 upon achievement of annual XHANCE net revenue of $200 million in any calendar year ending prior to December 31, 2033.
On February 15, 2025, representatives of Evercore met with representatives of Company C’s financial advisor to confirm the non-binding offer had been shared with the Board and to ask if the offer was Company C’s best and final offer. In response, the financial advisor for Company C stated that it was not Company C’s best and final offer.
On February 16, 2025, the Transaction Committee held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Evercore and Hogan Lovells were present. A representative of Evercore reviewed the financial terms of the proposals from Paratek and Company C. Following discussion of the proposals with Evercore and management, the Transaction Committee authorized management and Evercore (i) to inform Paratek of the Company’s intention to move forward with the negotiation of a definitive agreement on the terms set forth in the February 13 Proposal and for Paratek to conduct confirmatory diligence, and (ii) to inform Company C and its financial advisors that Company C’s proposal was not competitive. In addition, Dr. Mahmoud updated the Transaction Committee on the status of discussions with Company B, noting that the Company had not received a proposal from Company B. Following this update, the Transaction Committee directed Dr. Mahmoud to contact Company B to determine Company B’s interest in a potential transaction.
Later on February 16, 2025, representatives of Evercore held a phone call with representatives of the financial advisor for Company C to inform them, per the Transaction Committee’s direction, that

Company C’s proposal was not competitive. The representatives of Evercore further provided an update regarding the process, expected timing for submission of a revised proposal, and the need for Company C to adhere to the timelines.
Also on February 16, 2025, representatives of Evercore met telephonically with representatives of Lazard to inform them that the Board had decided to move forward with Paratek to negotiate the definitive agreement for the transaction and for Paratek to conduct confirmatory diligence.
Also on February 16, 2025, Dr. Mahmoud and Dr. Loh met telephonically. During the meeting, Dr. Mahmoud and Dr. Loh discussed, among other things, the February 13 Proposal, the process for drafting definitive transaction documentation and timeline.
Later on February 16, 2025, Jonathan Light, General Counsel, Corporate Secretary and Chief Compliance Officer of Paratek, sent a draft merger agreement to Mr. Marino, Chief Legal Officer and Corporate Secretary of the Company. The draft of the merger agreement was structured as a “one-step” merger and provided for, among other things, a customary “no-shop” provision restricting the Board’s ability to solicit potential transactions with other third parties, subject to a “fiduciary out”; a termination fee payable by the Company upon the occurrence of certain circumstances, including the Company’s termination of the merger agreement to accept a superior offer (which we refer to as a “termination fee”) of 4.25% of the transaction equity value, excluding the value of the CVR; a reverse termination fee payable by Paratek of 3.25% of the transaction equity value, excluding the value of the CVR, payable, among other circumstances, in the event that the Company were to terminate the merger agreement for Paratek or Merger Sub’s failure to consummate the merger following the satisfaction of all conditions to closing in the merger agreement; and a requirement that the Company’s directors, executive officers and certain stockholders enter into voting agreements with respect to the shares of Company common stock beneficially owned by them in connection with the potential transaction.
Between February 16, 2025 and March 19, 2025, representatives of Hogan Lovells and Skadden, Arps, Slate, Meagher & Flom LLP (which we refer to as “Skadden”), outside counsel to Paratek, exchanged several drafts of the merger agreement and had several calls to discuss the terms of the merger agreement.
On February 17, 2025, Dr. Mahmoud and Mr. Marino met telephonically with Dr. Loh and Mr. Light. During the meeting, Dr. Mahmoud and Mr. Marino provided Dr. Loh and Mr. Light with the Company’s preliminary views with respect to the terms of the merger agreement included in the draft Mr. Light sent on February 16, 2025.
Also on February 17, 2025, Dr. Mahmoud met telephonically with a representative of Company B. During this meeting, Dr. Mahmoud and the representative of Company B discussed Company B’s interest in a potential transaction with the Company. Dr. Mahmoud told the representative of Company B that if Company B was interested in a pursuing a transaction, Company B would need to move quickly.
From February 17 until March 17, 2025, the Company and its representatives uploaded confirmatory diligence materials to the virtual data room in response to requests and questions from Paratek and its representatives and held confirmatory diligence calls with members of Paratek management, representatives of Lazard, Skadden and other advisors of the Company.
On February 18, 2025, representatives of Company C’s financial advisor delivered to representatives of Evercore a revised preliminary non-binding indication of interest. Pursuant to the proposal Company C would acquire the Company for (i) an upfront cash consideration of $8.00 per share and (ii) one CVR per share representing the right to receive one-time payments of $0.81 upon achievement of annual XHANCE net revenue of $100 million in any calendar year ending prior to December 31, 2027, $1.21 upon achievement of annual XHANCE net revenue of $125 million in any calendar year ending prior to December 31, 2030 and $1.21 upon achievement of annual XHANCE net revenue of $200 million in any calendar year ending prior to December 31, 2033.
Also on February 18, 2025, representatives of Evercore met telephonically with representatives of the financial advisor for Company C to invite Company C to continue their diligence review of the Company and to move forward to negotiation of a definitive agreement, with the understanding that Company C’s most recent non-binding offer would need to improve in a final proposal to be competitive. Company C was also advised of the need to adhere to the timeline expectations.
On February 20, 2025, representatives of Evercore met telephonically with representatives of Company C’s financial advisor. During the meeting, representatives of Company C’s financial advisor expressed Company C’s interest in continuing diligence and in beginning negotiation of a definitive agreement and noted that Company C had engaged outside counsel to support those efforts.
On February 22, 2025, representatives of Evercore delivered a draft merger agreement and contingent value rights (CVR) agreement on behalf of the Company to representatives of Company C’s financial advisor. Company C indicated that they would endeavor to respond with both a mark-up of the merger agreement and CVR agreement and a “best and final” offer by the following week.
On February 23, 2025, representatives of Hogan Lovells shared a revised draft of the merger agreement with representatives of Skadden on behalf of the Company. The draft merger agreement noted the Company’s strong preference for the transaction to be structured as a “two-step” merger and provided for, among other things, a termination fee payable by the Company of 3% of the transaction equity value, including the CVR; a reverse termination fee payable by Paratek of 8.2% of the transaction equity value including the CVR; uncapped liability of Paratek for fraud or a willful breach of the merger agreement; a proposed “end date” to be 60 days from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date); and acceleration of all unvested equity awards at closing of the merger.
On February 25, 2025, representatives of Skadden sent a draft of the CVR agreement to representatives of Hogan Lovells on behalf of Paratek. The draft CVR agreement provided for contingent payments of up to $5.00 per share, payable upon the terms set forth in the February 13 Proposal, and would require Paratek to expend specified efforts to achieve the maximum CVR payment. Between February 25, 2025 and March 19, 2025, representatives of Hogan Lovells and Skadden exchanged several drafts of the CVR agreement and had several calls to discuss the terms of the CVR agreement.
Also on February 25, 2025, Dr. Mahmoud, other members of Company management and representatives of Evercore met via videoconference with representatives of Company C and representatives of Company C’s financial advisor, to discuss diligence topics.
On February 27, 2025, Dr. Mahmoud and Dr. Loh met telephonically to discuss certain outstanding points in the merger agreement.
Also on February 27, 2025, representatives of Skadden met telephonically with representatives of Hogan Lovells to discuss certain points in the merger agreement, including the transaction structure and the termination fees.
On February 28, 2025, representatives of Skadden sent a revised draft of the merger agreement to representatives of Hogan Lovells on behalf of Paratek. The revised draft of the merger agreement provided for, among other things, a “one-step” merger; a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4% of the transaction equity value excluding the CVR; liability capped to the amount of the reverse termination fee; a proposed “end date” to be nine months from the execution of the merger agreement (extended by a to be agreed number of days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date); and acceleration of all unvested Company stock options at the closing of the merger, with unvested Company RSUs remaining unvested.
On March 2, 2025, a representative of Evercore met telephonically with representatives of Company C’s financial advisor. The representative of Evercore provided an update on process timing and reiterated the importance of Company C submitting a revised preliminary non-binding indication of interest and mark-up of the merger agreement and contingent value rights agreement as soon as possible so that they could be reviewed and considered by Company management and Transaction Committee.
On March 3, 2025, the Transaction Committee met via videoconference, with Dr. Mahmoud and other members of Company management and representatives of Evercore and Hogan Lovells present. During the meeting, members of Company management provided the Transaction Committee with an update on the status of discussion with Company C and summarized negotiations with Paratek to date. A representative of Hogan Lovells reviewed with the Transaction Committee the key open items in the draft transaction documents, which included, among other things, the amount of the termination fees payable by the Company and Paratek and the end date. Following discussion, the Transaction Committee instructed Hogan Lovells to continue to negotiate the open issues in the merger agreement and the CVR agreement with Skadden. In addition, the Transaction Committee authorized Evercore to provide feedback to Company C’s financial advisor regarding Company C’s proposal in order to inform Company C’s revised proposal.
Also on March 3, 2025, a representative of Evercore met telephonically with representatives of Company C’s financial advisor. The representative of Evercore provided Company C’s financial advisor with directional numerical guidance to inform a revised preliminary non-binding indication of interest.
Also on March 3, 2025, Dr. Mahmoud and other members of Company management met with representatives of Company E. The representatives of Company E indicated that Company E had now completed its internal strategic review and annual planning process and was interested in exploring potential collaboration transactions with the Company. Dr. Mahmoud informed Company E of the Company’s expectations regarding timing necessary for Company E to submit its proposal for a transaction with the Company. No proposal was submitted by Company E prior to the execution of the merger agreement between the Company and Paratek.
Also on March 3, 2025, Dr. Mahmoud, other members of Company management and representatives of Evercore met via videoconference with representatives of Company C and representatives of Company C’s financial advisor to discuss diligence matters.
On March 5, 2025, representatives of Hogan Lovells shared revised drafts of the merger agreement and the CVR agreement with representatives of Skadden on behalf of the Company. The revised draft of the merger agreement provided for, among other things, a “two-step” merger transaction structure; a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 8% of the transaction equity value excluding the CVR; uncapped liability of Paratek for fraud or a willful breach of the merger agreement; and a proposed “end date” to be 90 days from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date). The revised draft of the CVR agreement set forth, among other things, the efforts Paratek is required to use to achieve the milestones set forth in the CVR agreement and specified that net sales are to be calculated in accordance with GAAP.
Also on March 5, 2025, representatives of Skadden sent a draft of the voting agreement to representatives of Hogan Lovells on behalf of Paratek requiring the Company’s directors, executive officers and certain stockholders to vote or tender their shares in support the transaction.
On March 7, 2025, representatives of Skadden met telephonically with representatives of Hogan Lovells to discuss the open points in the merger agreement, including the transaction structure (one-step vs. two-step merger), the end date and the termination fees.
On March 8, 2025, representatives of Hogan Lovells sent to representatives of Skadden a list of open items in the merger agreement and the CVR agreement, which included, among other things, the issues discussed on the March 7 call between representatives of Skadden and Hogan Lovells, and the Company’s proposal for resolving those items. Following this, on March 9, 2025, Dr. Mahmoud and Mr. Marino met telephonically with Dr. Loh and Mr. Light to discuss the open points in the merger agreement and the CVR agreement.
On March 9, 2025, representatives of Hogan Lovells met telephonically with representatives of Company C’s outside counsel to discuss Company C’s questions regarding the draft merger agreement and contingent value rights agreement. Company C’s counsel indicated that they expected to provide a mark-up of the agreements during the upcoming week.
On March 11, 2025, representatives of Skadden sent a revised draft of the merger agreement to representatives of Hogan Lovells on behalf of Paratek. The revised draft of the merger agreement provided for, among other things, a “one-step” merger; a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by Paratek; and a proposed “end date” to be six months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
Also on March 11, 2025, representatives of Hogan Lovells sent a revised draft of the voting agreement to representatives of Skadden on behalf of the Company.
On March 12, 2025, representatives of Hogan Lovells sent a revised draft of the merger agreement to representatives of Skadden on behalf of Paratek. The revised draft of the merger agreement provided for, among other things, a “one-step” merger; a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 8% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by Paratek; and a proposed “end date” to be four months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
On March 13, 2025 and March 14, 2025, representatives of Hogan Lovells and representatives of Skadden exchanged revised drafts of the CVR agreement.
On March 14, 2025, representatives of Hogan Lovells and representatives of Skadden exchanged revised drafts of the voting agreement.
Also on March 14, 2025, representatives of Skadden met telephonically with representatives of Hogan Lovells to discuss the CVR Agreement.
On March 15, 2025, representatives of Skadden sent to representatives of Hogan Lovells drafts of the equity commitment letter, debt commitment letter and limited guarantee.
Also on March 15, 2025, the Transaction Committee held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Evercore and Hogan Lovells were present. During the meeting Dr. Mahmoud updated the Transaction Committee on the status of discussions with Company C, noting that the Company had not received an updated proposal from Company C despite representatives of Company C having previously indicated they planned to provide a proposal by March 14. Dr. Mahmoud then provided the committee with an update on the status of negotiations with Paratek. Mr. Marino then discussed with the committee the key open issues in the merger agreement and the CVR agreement, which included the reverse termination fee payable by Paratek and the end date in the merger agreement and the efforts standard and net sales definition in the CVR agreement. After discussion, the Transaction Committee authorized Company management to continue negotiations with Paratek to finalize the transaction documents.
On March 15 and March 16, 2025, representatives of Hogan Lovells and representatives of Skadden exchanged revised drafts of the CVR agreement.
On March 16, 2025, Dr. Mahmoud and Mr. Neely met telephonically with representatives of Company C, and separately a representative of Evercore had a call with a representative of Company C’s financial advisor, and again reminded Company C and its financial advisor of the need to provide a mark-up of the merger agreement and contingent value rights agreement, as well as a ‘best and final’ offer.
On March 16, 2025, representatives of Skadden sent a revised draft of the merger agreement to representatives of Hogan Lovells on behalf of Paratek. The revised draft of the merger agreement provided for, among other things, a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by

Paratek; and a proposed “end date” to be five months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
On March 17, 2025, representatives of Hogan Lovells sent a revised draft of the merger agreement to representatives of Skadden on behalf of the Company. The draft merger agreement provided for, among other things, a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4.75% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6.5% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by Paratek; and a proposed “end date” to be four months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
On the morning of March 18, 2025, representatives of Skadden sent a revised draft of the merger agreement to representatives of Hogan Lovells on behalf of Paratek. The draft merger agreement provided for, among other things, a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6.5% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by Paratek; and a proposed “end date” to be five months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
On March 18, 2025, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of management and representatives of Evercore and Hogan Lovells were present. Prior to the meeting, Evercore shared with the Company a customary relationship disclosure letter, which was distributed to the Board, regarding prior and current relationships between Evercore, the Company, Paratek and certain of their respective investors and affiliates. During the meeting, Dr. Mahmoud provided the Board with an update on the status of discussion with Company C, noting that representatives of Company C had spoken with representatives of the Company approximately one week prior to the date of the meeting and that Company C continued to express interest in a potential acquisition of the Company and had stated that Company C intended to deliver an improved proposal and a markup of the draft acquisition agreements by March 14, 2025, as requested by the Company. However, no new proposal and no markup had yet been provided by Company C. Dr. Mahmoud also noted that Company C had stated multiple times over the past several weeks that it anticipated submitting improved acquisition terms as requested by the Company but had failed to do so. Discussion ensued regarding the risks of delaying execution of definitive transaction agreements with Paratek in order to wait for a potential revised proposal from Company C, as well as the belief that, even if Company C were to submit an improved offer, Paratek was significantly better positioned than Company C to achieve CVR milestones because of the size of Paratek’s existing primary care sales force. Dr. Mahmoud then noted to the Board that Company B had continued to express preliminary interest in a potential acquisition of the Company but had stated that if it determined to move forward with an acquisition process it would not be in a position to do so for several months. Dr. Mahmoud and Mr. Marino then summarized negotiations with Paratek to date. A representative of Hogan Lovells then reviewed with the Board its fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Mr. Marino and a representative of Hogan Lovells then reviewed with the Board the terms of the proposed merger agreement, CVR agreement and voting agreement, including, among other things, the termination fees payable by the Company and Paratek, the end date, and the other key terms that had been previously discussed. Following discussion, Mr. Kohler reviewed with the Board the March 2025 financial forecasts (as defined in the section of this proxy statement entitled “— Certain Unaudited Financial Forecasts”) prepared by Company management. After discussion, the Board approved the March 2025 financial forecasts for use by Evercore in its financial analyses and fairness opinion with respect to the potential transaction. Representatives of Evercore then reviewed Evercore’s preliminary financial analysis of the proposed transaction based on the March 2025 financial forecasts. Dr. Mahmoud, Mr. Marino and Mr. Kohler then responded to questions from the Board regarding certain provisions that were still under negotiation, including without limitation, (i) in the proposed merger agreement, certain Company covenant obligations with respect to state licensure matters and (ii) in the proposed CVR agreement, the method by which net sales are calculated for purposes of determining if the net sales thresholds for triggering the milestone payments have been met.

Following the discussion, and after careful deliberation, the Board authorized Company management and the Company’s advisors to move forward with finalizing negotiation of the transaction agreements on the terms discussed with the Board.
Later on March 18, 2025, Dr. Mahmoud, Mr. Marino and representatives of Hogan Lovells met via videoconference with Dr. Loh, Mr. Light and representatives of Skadden to discuss the open items in the merger agreement and the CVR agreement. Later on March 18, 2025, representatives of Hogan Lovells sent a revised draft of the CVR agreement to representatives of Skadden on behalf of the Company.
Later on March 18, 2025, representatives of Hogan Lovells sent a revised draft of the merger agreement to representatives of Skadden on behalf of the Company. The draft merger agreement provided for, among other things, a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6.5% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by Paratek; and a proposed “end date” to be five months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
Subsequently on March 18, 2025, representatives of Company C’s financial advisor provided an update to a representative of Evercore via electronic mail that Company C intended to submit a revised proposal and mark-up of the merger agreement and contingent value rights agreement, and that Company C expected to do so by March 20 or 21.
On the morning of March 19, 2025, representatives of Skadden sent a revised draft of the merger agreement to representatives of Hogan Lovells on behalf of Paratek. The draft merger agreement provided for, among other things, a termination fee payable by the Company of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 4% of the transaction equity value excluding the CVR; a reverse termination fee payable by Paratek of 6.5% of the transaction equity value excluding the CVR in the event the merger agreement is terminated due to the willful breach or fraud by Paratek; and a proposed “end date” to be five months from the execution of the merger agreement (extended by 30 days if all other conditions other than certain regulatory-related conditions were satisfied at the original end date).
Later in the afternoon of March 19, 2025, the Board held a meeting via videoconference at which Dr. Mahmoud and other members of Company management and representatives of Evercore and Hogan Lovells were present. Dr. Mahmoud provided the Board with an update on the email received on March 18, 2024 by a representative of Evercore from a representative of Company C’s financial advisor, in which the representative of Company C’s financial advisor stated that the Company should expect to receive on Thursday or Friday, March 20 or 21, 2025, a revised proposal from Company C along with a markup of the draft acquisition agreement that the Company had previously provided to Company C. Dr. Mahmoud noted that no indication of possible price or terms was provided in the communication. The Board then discussed with Company management and representatives of Evercore and Hogan Lovells the prior proposal submitted by Company C as well as communications with Company C over the past several weeks, Company C’s failure to adhere to the timelines set by the Company and failure to deliver revised drafts of the merger agreement and the CVR agreement and a revised proposal within the timeframes Company C had previously communicated to the Company, the risks of delaying execution of definitive transaction agreements with Paratek in order to wait for a potential revised proposal from Company C and the belief that, even if Company C were to submit an improved offer, Paratek was significantly better positioned than Company C to achieve CVR milestones because of the size of Paratek’s existing primary care sales force. Following discussion, Dr. Mahmoud and Mr. Marino provided an update on recent discussions and exchanges of draft documents with Paratek and Skadden. Dr. Mahmoud and Mr. Marino informed the Board that the transaction agreements, including the merger agreement and the CVR agreement, were fully negotiated. A representative of Hogan Lovells then reviewed with the Board the directors’ fiduciary duties under Delaware law and other legal matters in the context of a review of a potential sale transaction. Following such discussion, representatives of Evercore reviewed with the Board its financial analyses of the proposed transaction. A representative of Hogan Lovells then discussed with the Board a number of material factors the Board had considered and discussed in the course of evaluating the proposed transaction. Representatives of Evercore then rendered to the Board Evercore’s oral opinion, subsequently confirmed by delivery of a written opinion dated March 19, 2025, that, as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by holders of Company common stock in the merger was fair, from a financial point of view, to such holders. For a detailed discussion of Evercore’s opinion, see the section of this proxy statement entitled “The Merger — Opinion of Evercore” beginning on page 67.
Following additional discussion and consideration of the proposed merger agreement and the merger and other transactions contemplated by the merger agreement, the Board resolved to proceed with the proposal from Paratek and unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, are fair to, and in the best interests of the Company and its stockholders, (ii) declared the merger agreement advisable, (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and (iv) recommended that the Company stockholders vote in favor of the adoption of the merger agreement and directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof.
Following the conclusion of the meeting of the Board, on March 19, 2025, representatives of the Company and Paratek finalized and executed the merger agreement and CVR agreement and the Company’s directors and executive officers and MVM finalized and executed the voting agreements.
Later on March 19, 2025, the Company and Paratek issued a joint press release announcing the execution of the merger agreement and the proposed terms of the acquisition by Paratek.
Recommendation of the Board
At the special meeting of the Board held on March 19, 2025, after consideration of the non-exhaustive list of material factors described below in the section of this proxy statement entitled “— Reasons for the Merger”, and detailed discussions with members of Company management, outside legal counsel and financial advisors, at such meeting and prior meetings of the Board, the Board unanimously (i) determined that the merger agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the merger, are fair to, and in the best interests of the Company and its stockholders, (ii) declared the merger agreement advisable, (iii) approved the execution, delivery and performance by the Company of the merger agreement and the consummation of the transactions contemplated by the merger agreement and the CVR agreement, including the merger, and (iv) resolved to recommend that the stockholders of the Company adopt the merger agreement and directed that the merger agreement be submitted to the Company stockholders entitled to vote thereon at the special meeting for the adoption thereof.
Reasons for the Merger
As described above in the section of this proxy statement entitled “— Background of the Merger” beginning on page 40, prior to and in reaching the unanimous determinations set forth above, the Board consulted with and received the advice of the Company’s outside legal counsel and financial advisors, discussed certain issues with the Company’s management and considered a variety of factors weighing positively in favor of the merger, the merger agreement, the CVR agreement and the transactions contemplated by the merger agreement and the CVR agreement, including the following non-exhaustive list of material factors (not necessarily in order of relative weight or importance):
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the Board’s understanding of the Company’s industry, business, operations, risks, financial condition, earnings, cash flow, strategy and prospects, as well as the Company’s historical and projected financial performance;

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the fact that (i) the upfront cash consideration of $9.00 per share of Company common stock to be received by Company stockholders provides immediate and certain value and liquidity and does not expose them to any further risks related to the continued launch of XHANCE for chronic rhinosinusitis without nasal polyps, the achievement of the Company’s long-term forecast and the other risks relating to the Company’s business, and (ii) the CVR consideration provides the ability to participate in additional value if the net sales-based milestones are achieved in accordance with the terms of the CVR agreement;

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the current and historical prices of Company common stock, including the fact that the upfront cash consideration of the $9.00 per share price (without interest and subject to withholding of applicable taxes) of Company common stock to be paid in cash represented a premium of approximately:

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55% over the closing share price of Company common stock on March 18, 2025, the last full trading day prior to the Board meeting to approve the proposed merger;

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59% over the 30-day volume-weighted average share price of Company common stock on March 18, 2025, the last full trading day prior to the Board meeting to approve the proposed merger; and

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34% over the 90-day volume-weighted average share price of Company common stock on March 18, 2025, the last full trading day prior to the Board meeting to approve the proposed merger;

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the fact that, in addition to the upfront cash consideration, stockholders of the Company will receive one CVR per share of Company common stock held, which provides the Company’s stockholders an opportunity to realize additional value of up to $5.00 per share of Company common stock (without interest and subject to withholding of applicable taxes), in cash, to the extent the net sales-based milestones are achieved in accordance with the terms of the CVR agreement, as well as the estimated likelihood of achieving such milestones, taking into account net sales growth potential of XHANCE and the experience and additional resources of Paratek, including the fact that Paratek employs a primary care sales force of 136 sales representatives;

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the fact that the Board was able to negotiate an increase from Paratek’s February 4, 2025 proposal of $8.00 per share (without interest and subject to withholding of applicable taxes), plus one CVR per share representing the right to receive up to an additional $5.00 per share of Company common stock (without interest and subject to withholding of applicable taxes) to the total merger consideration of $9.00 per share (without interest and subject to withholding of applicable taxes), plus one CVR per share representing the right to receive up to an additional $5.00 per share of Company common stock (without interest and subject to withholding of applicable taxes) (as further described above under the section of this proxy statement entitled “— Background of the Merger”), representing an increase of approximately 12.5% for the upfront cash consideration and up to approximately 7.7% for the total potential merger consideration (assuming the full achievement of the CVRs);

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the Board’s belief that, based on discussions with Paratek and other potential counterparties, the merger consideration was the highest price that could reasonably be obtained from Paratek or any other potential counterparty, that the terms set forth in the merger agreement were the most favorable terms to which Paratek would be willing to agree and that further negotiations or requests for a further price increase would create a risk of causing Paratek to abandon the transaction altogether, in which event Company stockholders would lose the opportunity to obtain the merger consideration, including the proposed upfront cash consideration of $9.00 per share of Company common stock being offered and the potential to receive up to an additional $5.00 per share of Company common stock represented by the CVR consideration (in each case, without interest and subject to withholding of applicable taxes);

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the fact that (i) the Company has, in the past, explored various strategic alternatives, including in 2022 and again in early 2024 engaging in processes for soliciting and responding to offers from third parties in connection with a potential sale transaction or other strategic alternatives, both of which processes resulted in only one bidder submitting proposals (the same bidder in each process), (ii) following receipt of Paratek’s February 4, 2025 proposal, the Company continued to engage in, and attempted to initiate, discussions regarding a potential sale transaction with other third parties, including discussions with Company C, which resulted in Company C submitting a proposal for the acquisition of the Company at a lower price than that offered by Paratek, and (iii) none of the other third parties contacted by or on behalf of the Company had expressed a willingness, as of March 19, 2025, the date of the special meeting of the Board to approve the transaction, to pay the Company stockholders consideration per share that was equal to or greater than the upfront cash consideration of $9.00 per share of Company common stock plus one CVR per share of Company common stock, which provides the Company’s stockholders an opportunity to realize additional value of up to $5.00 per share of Company common stock, offered by Paratek as further described above under the section of this proxy statement entitled “— Background of the Merger”;
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the fact that the Company engaged in extensive efforts prior to and during 2024 to expand its market for XHANCE by seeking a partner in the primary care segment but had been unsuccessful in such efforts;

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the Board’s understanding of the risks and uncertainties in the industry in which the Company competes, including:

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risks relating to the operation of the Company, including, but not limited to, industry trends resulting in increased downward pricing pressure on medical services and products, which may affect the Company’s ability to sell its products at prices necessary to support its current business strategy;

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risks relating to operating in a very competitive business environment, and that if the Company is unable to compete successfully against its existing or potential competitors, its business, financial condition and results of operations may be adversely affected; and

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other risks and uncertainties, including the risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024;

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the Board’s understanding of the risks that the Company would face if it continued to operate on a standalone public company basis, including:

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the fact that the Company’s standalone business plan projected non-compliance with the financial covenants and payment terms under its outstanding debt requiring it to raise additional capital and/or to refinance its debt in order to fund its operations prior to achieving positive cash flow;

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risks relating to the Company’s indebtedness of approximately $130.0 million, including the potential significant negative consequences and limitations on the Company’s ability to obtain additional debt or equity financing on favorable terms, or at all, instances in which the Company would be unable to comply with the covenants contained in the Company’s amended and restated note purchase agreement or to generate cash sufficient to make required debt payments, which circumstances have the potential of accelerating the maturity of its outstanding indebtedness;

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even if the Company were able to refinance its existing debt, its debt service obligations under such new debt would continue to limit its cash available for investment in commercialization of XHANCE, investment in pipeline and mitigation of uncertainty in future business conditions;

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the Board’s consideration of the current state of the economy, financial markets and uncertainty surrounding forecasted economic conditions in the near-term and the long-term, which could negatively affect the Company’s financial performance;

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the Board’s assessment of the risks and costs associated with continuing to commercialize XHANCE;

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risks and uncertainties in continuing to launch XHANCE in its new indication (treatment of chronic rhinosinusitis without nasal polyps) and achieving the growth rates and sustained net product revenues and net income reflected in the Company’s long-term forecasts;

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risks and uncertainties relating to the Company’s ability to refinance its outstanding debt, including the timeliness and terms of such refinancing;

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the likelihood that, based on advice from the Company’s financial advisors, any refinancing of the debt would require a concurrent equity financing which would result in substantial dilution to current stockholders;

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the risks that the Company could fall short of its long-term cash flow forecasts and the significant impact that any shortfall in forecasts could have on cash flow and stockholder value;

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the outcome, timing and costs of completing the FDA-mandated pediatric studies of XHANCE for the treatment of chronic rhinosinusitis with or without nasal polyps in adolescents 12 to 17 years of age; and

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the risk that the Company has not historically been profitable and may not be able to achieve or sustain profitability;

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the Board’s assessment of the potential risks, rewards and uncertainties associated with remaining an independent public company as a possible strategic alternative to the sale of the entire Company (including the potential value to Company stockholders based on the Company’s strategic plan that could be expected to be generated from remaining an independent public company), and the Board’s resulting determination that such alternative did not represent a more attractive alternative to the Company’s stockholders than the structure proposed by Paratek;

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the fact that the Company’s stock price since the Company’s initial public offering has been volatile and that this volatility, as well as the Company’s outstanding debt and business risks, may adversely impact the Company’s ability to raise capital in the public markets on attractive terms or at all;

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the fact that the substantial majority of the merger consideration is the upfront consideration and is all cash, which provides certain value and, upon consummation of the merger, liquidity to Company stockholders, especially when viewed against any internal or external risks and uncertainties associated with the Company’s standalone strategy, immediately upon the closing of the merger;

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the fact that the merger consideration, while providing relative certainty of value with respect to the upfront cash consideration, will also allow the Company stockholders to participate in a portion of the possible value of expanded promotion of XHANCE in the primary care segment through Paratek’s sales force currently targeting primary care physicians through the CVR consideration if either or both of the net sales-based milestones is achieved pursuant to the CVR agreement;

•
the oral opinion of Evercore rendered to the Board on March 19, 2025, which was subsequently confirmed in Evercore’s written opinion dated March 19, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by holders of Company common stock in the merger is fair, from a financial point of view, to such holders, as more fully described below in the section entitled “— Opinion of Evercore” and the full text of the written opinion of Evercore attached as Annex D to this proxy statement;

•
the Board’s assessment, taking into account the other factors described herein, of the Company’s value on a standalone basis relative to the upfront cash consideration of $9.00 per share of Company common stock to be paid in cash in connection with the merger, and the possibility that the trading price of shares of Company common stock would not reach and sustain such price, or that doing so could take a considerable period of time and be subject to substantial risks and uncertainties;

•
the Company’s operating and financial performance and its prospects, including certain prospective forecasts for the Company prepared by the Company’s senior management, which reflect an application of various assumptions of senior management, and the inherent risks and uncertainties of achieving the growth rates and sustained net product revenues reflected in the Company’s long-term forecast, as set forth below under the section of this proxy statement entitled “— Certain Unaudited Financial Forecasts”, and that, as a result, the Company’s actual financial results in future periods could differ materially from senior management’s forecasts;

•
the fact that the merger is not subject to a financing condition and that Paratek has obtained committed debt financing from reputable financial institutions and committed equity financing in an aggregate amount sufficient to fund the required funding amount at the closing of the merger under the merger agreement;

•
the fact that Paratek is required, under the merger agreement, to use reasonable best efforts to obtain the financing on the terms and conditions described in the commitment letters;

•
the fact that Paratek is required, under the merger agreement, to use its reasonable best efforts to maintain in effect the commitment letters, negotiate the definitive debt financing agreements, comply with the covenants applicable to it in the commitment letters and the definitive debt financing agreements and satisfy on a timely basis all conditions to funding in the debt commitment letter and the definitive debt financing agreements that are within Paratek’s control;

•
the fact that the merger would be subject to receipt of the Company stockholder approval and that the Company’s stockholders would be free to reject the merger by voting against adoption of the merger agreement;

•
the provisions of the merger agreement that, subject to the conditions therein, permit the Company to seek specific performance of Paratek’s and Merger Sub’s obligations to consummate the merger pursuant to the terms of the merger agreement;

•
the provisions of the merger agreement that permit the Company, in response to certain acquisition proposals, to furnish information to and engage in discussions or negotiations with third parties prior to receipt of the Company stockholder approval under certain circumstances and, under certain conditions, to accept a superior offer, and the Company’s corresponding right to terminate the merger agreement (subject to the payment by the Company to Paratek a termination fee of $4,500,000), and that the amount of the termination fee payable by the Company is comparable to termination fees in transactions of a similar size, is reasonable, would not likely deter competing bids and would not likely be required to be paid unless the Company entered into a more favorable transaction;

•
the provisions of the merger agreement that permit the Board, prior to obtaining the Company stockholder approval, to withhold, withdraw, amend, qualify or modify its recommendation to approve the merger under certain circumstances relating to a superior offer or an intervening event, subject to payment to by the Company to Paratek of a termination fee of $4,500,000 if Paratek elects to terminate the merger agreement in such circumstances;

•
the provisions of the merger agreement that permit the Company to terminate the merger agreement if the merger is not consummated by August 19, 2025 (subject to an automatic 30-day extension if certain closing conditions have not been satisfied), and the Board’s belief that such outside date for completing the merger allows for sufficient time to consummate the merger and the transactions contemplated by the merger agreement;

•
the fact that the merger agreement provides that, in the event the merger agreement is terminated under certain circumstances, Paratek will pay the Company a parent termination fee of $4,500,000; provided that in the event of any willful breach of the merger agreement or fraud by Paratek or Merger Sub prior to the termination giving rise to the parent termination fee, Paratek will be required to pay the Company a parent termination fee of $7,750,000, which payment of the parent termination fee is guaranteed by the guarantors;

•
the fact that the Voting Agreements terminate in the event that the merger agreement is validly terminated in accordance with its terms, as more fully described in the sections of this proxy statement entitled “Voting Agreements — MVM Voting Agreement” and “Voting Agreements — Director and Officer Voting Agreement”;

•
the likelihood and speed of obtaining the required regulatory approvals and anticipated timing for consummating the merger in light of the scope of the conditions to closing; and

•
the availability of appraisal rights under the DGCL to Company stockholders who comply with all of the required procedures for perfecting appraisal rights under the DGCL in connection with the merger, including the fact that such stockholders will have the right to demand appraisal and payment of the fair value of their shares as determined by the Delaware Court, as further described in the section below entitled “— Appraisal Rights”.

In the course of its respective deliberations and in reaching the determinations described above, the Board also considered, in consultation with the Company’s legal and financial advisors, a variety of risks and other countervailing factors related to the merger, the merger agreement, the CVR agreement, and the transactions contemplated by the merger and the CVR agreement, including the following factors (not necessarily in order of relative weight or importance):
•
the potential upside in the Company’s standalone strategic plan;

•
the possibility that the merger might not be completed on the terms or timeline currently contemplated or at all due to a failure of certain conditions, including with respect to the required approval of the merger by the Company’s stockholders;

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the limitations on Paratek’s obligations under the merger agreement to take certain actions necessary to obtain required regulatory approvals, including the fact that Paratek is not required to accept any restrictions: (i) with respect to any assets, categories of assets or portions of any business of the Company or any of its subsidiaries, if any such restrictions would, individually or in the aggregate, reasonably be expected to (x) be material to the business, assets or financial condition of the Company and its subsidiaries, taken as a whole, or (y) be materially detrimental to the benefits that Paratek or any of its affiliates expects as a result of the transactions contemplated by the merger agreement; or (ii) with respect to any assets, categories of assets or portions of any business of Paratek or any of its affiliates;

•
the risks and costs to the Company if the merger does not close in a timely manner or at all, including:

•
the trading price of Company common stock may decline (relative to the 30-day volume-weighted average share price of $5.68 on March 18, 2025, the last full trading day prior to the Board meeting to approve the proposed merger) to the extent that the market price of the Company common stock currently reflects positive market assumptions that the merger will be consummated;

•
the potential negative impact on the Company’s ability to attract, hire and retain key employees, as current and prospective employees may experience uncertainty about their future roles with the Company if the merger is not consummated;

•
the potential disruption to the Company’s business and distraction of its workforce and management team from day-to-day operations and from pursuing other opportunities that could be beneficial to the Company, in each case without realizing any of the benefits of having the merger completed and the potential adverse effects on the financial and other results of the Company as a result of such disruption; and

•
reputational harm to the Company’s relationships with investors, customers, suppliers, business partners and other third parties due to the adverse perception of any failure to successfully complete the merger;

•
the fact that Company stockholders will have no ongoing equity interest in the surviving corporation following the merger, meaning that the holders of shares of Company common stock will not (by virtue of their holding shares of Company common stock) participate in Paratek’s or the Company’s potential future earnings or growth (other than with respect to the potential to receive up to an additional $5.00 per share of Company common stock (without interest and subject to applicable taxes) to the extent that the net sales-based milestones are achieved within the required timeframes in accordance with the CVR agreement);

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the fact that the achievement of the net sales-based milestones necessary to trigger the milestone payments under the CVR agreement may not be achieved within the required timeframes, if at all, and if neither milestone is achieved within the applicable timeframe, no payment will be made pursuant to the CVRs, as well as the fact that the CVRs are not freely transferrable and, accordingly, will not be registered with the SEC or listed on any securities exchanges;

•
the restrictions on the conduct of the Company’s business prior to the consummation of the merger, which may delay or prevent the Company from undertaking certain significant financing transactions or business opportunities that may arise or any other action that it might otherwise take with respect to the operations and strategy of the Company, even if such actions would prove beneficial to the Company;

•
the risk that the parties may incur significant costs and material delays resulting from seeking regulatory approvals and other clearances, consents and approvals necessary for consummation of the merger, or that such clearances, consents and approvals are unable to be obtained;

•
the provisions of the merger agreement that restrict the Company’s ability to solicit or participate in discussions or negotiations regarding alternative acquisition proposals with third parties, subject to specified exceptions, and that require the Company to negotiate with Paratek (if Paratek desires to negotiate) prior to the Company being able to terminate the merger agreement to accept a superior offer;

•
the possibility that the Company’s obligation to pay a termination fee of $4,500,000 to Paratek upon the termination of the merger agreement under certain circumstances could discourage other potential acquirors from making an alternative proposal to acquire the Company;

•
the significant costs involved in connection with negotiating the merger agreement and consummating the merger, such as legal, accounting, financial advisory and integration costs, and the fact that if the merger is not consummated, the Company may still be required to bear a portion of such costs;

•
the fact that (i) the Company’s remedies in the event that the merger agreement is terminated may be limited to the parent termination fee of $4,500,000 (except in the event of any willful breach of the merger agreement or fraud by Paratek or Merger Sub prior to the termination giving rise to the parent termination fee, in which case, Paratek will be required to pay the Company a parent termination fee of $7,750,000), payable by Paratek under certain circumstances, and associated enforcement costs and other indemnification and reimbursement obligations, which may be inadequate to compensate the Company and the Company’s stockholders for any damage caused, and that the parent termination fee may not be payable in all instances where the merger is not consummated and, even if payable, rights and remedies may be expensive and difficult to enforce, and the success of any such action may be uncertain; and (ii) the limited guarantees, provided by the guarantors, guarantee Paratek’s obligations under the merger agreement only with respect to payment of the parent termination fee, associated enforcement costs and other indemnification and reimbursement obligations

•
the risk of litigation in connection with the execution of the merger agreement and the consummation of the merger and the other transactions contemplated therein;

•
the possibility that, although the merger provides the Company’s stockholders the opportunity to realize a premium to the price at which Company common stock traded prior to the public announcement of the proposed merger, the price of Company common stock might have increased in the future to a price greater than the upfront cash consideration or the total merger consideration;

•
the fact that an all-cash transaction would be taxable to the Company stockholders; and

•
various other risks associated with the merger and the business of the Company, as more fully described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28;

In addition, the Board was aware of and considered the fact that the Company’s directors and executive officers have financial interests in the merger that may be different from, or in addition to, those of the Company stockholders generally, as described more fully in the section of this proxy statement entitled “—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83.
The foregoing discussion of the factors considered by the Board is not intended to be exhaustive, but rather includes the certain key factors considered by the Board. In reaching its determination and recommendation, and in view of the wide variety of factors considered by the Board in connection with its evaluation of the merger and the complexity of these matters, the Board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision and did not undertake to make any specific determinations as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determinations of the Board. Rather, the Board made its recommendation based on the totality of the information available to the Board, including discussions with, and questioning of, the Company’s management and the Company’s and the Board’s legal and financial advisors. In considering the factors discussed above, individual members of the Board may have given different weights to different factors.
This explanation of the Board’s reasons for its recommendation and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28.
Certain Unaudited Financial Forecasts
The Company does not, as a matter of course, publicly disclose forecasts as to future performance, earnings or other results due to, among other things, the unpredictability of the underlying assumptions and estimates. The Company is especially reluctant to disclose projections for extended periods due to the increasing uncertainty, unpredictability and subjectivity of such assumptions and estimates when applied to time periods further in the future. However, in connection with the merger, Company management, (i) at the direction of the Board prepared and provided to the Board and to Paratek and its affiliates, as well as to certain other parties potentially interested in a transaction with the Company, certain unaudited prospective financial information regarding the Company’s operations for fiscal years 2025 through 2034, (ii) prepared and provided to Paratek and its affiliates and to certain other parties potentially interested in a transaction with the Company, certain unaudited prospective financial information regarding the Company’s operations for fiscal years 2035 and 2036 (which we refer to as the “November 2024 financial forecasts”) and (iii) at the direction of the Board, prepared and provided to the Board in connection with its evaluation of the transaction, and to its financial advisor, Evercore, including for purposes of Evercore’s financial analyses and opinion described in the section of this proxy statement entitled “— Opinion of Evercore,” certain unaudited prospective financial information regarding the Company’s operations for fiscal years 2025 through 2034 (which we refer to as the “March 2025 financial forecasts” and, together with the November 2024 financial forecasts, the “Company forecasts”). The below summary of the November 2024 financial forecasts and the March 2025 financial forecasts are included for the purpose of providing Company stockholders access to certain nonpublic information that was furnished to certain parties in connection with the merger, and such information may not be appropriate for other purposes, and is not included to influence the voting decision of any Company stockholder.
These Company forecasts were not prepared with a view toward public disclosure or with a view toward complying with the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial data, published guidelines of the SEC regarding forward-looking statements or generally accepted accounting principles in the United States (which we refer to as “GAAP”). A summary of this information is presented below.
The Company forecasts were, in the view of the Company’s management, prepared on a reasonable basis and in good faith, and reflect the best available estimates and judgments at the time of preparation. However, no assurances can be made regarding future events and the estimates and assumptions underlying the Company forecasts involve judgments with respect to, among other things, future economic, competitive, regulatory and financial market conditions and future business decisions that may not be realized or undertaken and that are inherently subject to significant business, economic, competitive and regulatory uncertainties and contingencies, including, among other things, the inherent uncertainty of the business and economic conditions affecting the industries in which the Company operates, the availability of capital to fund the Company’s operations and the other risks and uncertainties described in the section of this proxy statement entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 28, all of which are difficult to predict and many of which are outside the control of the Company and, upon consummation of the transactions contemplated by the merger agreement, many of which will be beyond the control of Paratek and the surviving corporation. Company stockholders are urged to review the Company’s SEC filings for a description of risk factors with respect to the Company’s business. There can be no assurance that the underlying assumptions will prove to be accurate or that any projected results will be realized. Actual results likely will differ, and may differ materially, from those reflected in the Company forecasts, whether or not the merger is consummated. The inclusion in this proxy statement of the Company forecasts should not be regarded as an indication that the Company, the Board, Paratek or its affiliates or their board of directors or any of their respective financial advisors considered, or now consider, these forecasts to be a reliable predictor of future results. The Company forecasts are not fact, and neither they nor any underlying assumptions should be relied upon as being indicative of future results. Readers of this proxy statement are cautioned not to place reliance on this information.
The Company forecasts include certain non-GAAP financial measures. In addition to the Company’s results and measures of performance determined in accordance with the GAAP, the Company’s management included forecasts of non-GAAP financial measures in the Company forecasts because the Company’s management believes that non-GAAP financial measures can be useful in evaluating and comparing the Company’s financial and operational performance over multiple periods, identifying trends affecting the Company’s business, formulating business plans and making strategic decisions. Company stockholders should also note that the non-GAAP financial measures presented in this proxy statement are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the

Company’s results of operations as determined in accordance with GAAP. Company stockholders should also note that the non-GAAP financial measures presented in this proxy statement have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to Company stockholders. Because of the non-standardized definitions, the non-GAAP financial measures in this proxy statement and the accompanying footnotes may be calculated differently from, and may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies, or any similarly titled measures used by Paratek and its affiliates.
Due to the inherent limitations of non-GAAP financial measures, Company stockholders should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. The footnotes to the tables below provide certain supplemental information with respect to the calculation of the non-GAAP financial measures.
The Company forecasts included in this document have been prepared by, and are the responsibility of, the Company’s management. Neither the Company’s independent registered public accounting firm, Ernst & Young LLP (which we refer to as “Ernst & Young”), nor any other independent accounts, has compiled, examined, or performed any procedures with respect to the Company forecasts contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The report of Ernst & Young contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, which is incorporated by reference into this proxy statement, relates to the historical financial information of the Company. It does not extend to the Company forecasts and should not be read to do so. Furthermore, the Company forecasts do not take into account any circumstances or events occurring after the dates on which they were prepared.
The non-GAAP financial measures included in the Company forecasts were prepared by the management of the Company and were provided to the Board and Evercore, as described in this section. The non-GAAP financial measures included in the November 2024 financial forecasts were provided to Paratek and its affiliates and certain other parties potentially interested in a transaction with the Company. Financial measures provided to a financial advisor or counterparty in connection with a business combination transaction are not subject to SEC rules regarding disclosures of non-GAAP financial measures, and reconciliations of non-GAAP financial measures were not relied upon by the Board or Evercore in connection with their respective evaluations of the merger. In addition, none of Paratek or its affiliates or any other potentially interested party who received the November 2024 Forecasts, including non-GAAP financial measures, was provided with any such reconciliation. Accordingly, the Company has not provided in this proxy statement a reconciliation of the non-GAAP financial measures included in the Company forecasts to the relevant GAAP financial measures.
By including the Company forecasts in this proxy statement, none of the Company, Paratek or its affiliates or any of their respective representatives has made or makes any representation to any person regarding the ultimate performance of the Company compared to the information contained in the Company forecasts. Accordingly, the Company forecasts should not be construed as financial guidance, nor relied upon as such. The inclusion of the Company forecasts in this proxy statement does not constitute an admission or representation by the Company that the information contained therein is material. The Company forecasts summarized in this section reflected the opinions, estimates and judgments of the Company’s management at the time they were prepared and have not been updated to reflect any changes since such Company forecasts were prepared.
NONE OF THE COMPANY, PARATEK OR ITS AFFILIATES OR, AFTER CONSUMMATION OF THE MERGER, THE SURVIVING CORPORATION, UNDERTAKES ANY OBLIGATION, EXCEPT AS REQUIRED BY LAW, TO UPDATE OR OTHERWISE REVISE THE COMPANY FORECASTS TO REFLECT CIRCUMSTANCES EXISTING SINCE THEIR PREPARATION, CHANGES IN GENERAL ECONOMIC OR INDUSTRY CONDITIONS OR THE OCCURRENCE OF UNANTICIPATED EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE UNDERLYING ASSUMPTIONS ARE SHOWN TO BE IN ERROR. IN LIGHT OF THE FOREGOING FACTORS AND UNCERTAINTIES INHERENT IN THE COMPANY FORECASTS, READERS OF THIS PROXY STATEMENT ARE CAUTIONED NOT TO PLACE RELIANCE ON THIS INFORMATION.

Company Forecasts
November 2024 Financial Forecasts
The Company provided the November 2024 financial forecasts to Paratek at Paratek’s request in late November 2024. Paratek was not provided with an update to the November 2024 financial forecasts prior to the execution of the merger agreement. The following table presents a summary of the November 2024 financial forecasts.
	(unaudited) Fiscal Year ending December 31,
($ in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E
Net Revenue	94	123	161	213	268	288	305	318	322	322	322	322
Gross Profit	83	110	144	190	238	254	267	277	279	277	277	277
Product Expenses(1)	57	62	71	84	99	112	121	129	138	145	149	152

(1)
“Product Expenses” consist of sales, marketing and other expenses directly supporting commercialization of XHANCE and do not include most general and administrative expenses since the Company’s general and administrative cost structure would not be relevant to potential acquirors.

March 2025 Financial Forecasts
The March 2025 financial forecasts were prepared by the Company’s management, at the direction of the Board for the Company’s internal use for strategic planning, as well as for the evaluation of potential strategic alternatives, including the merger, which were reviewed, discussed and approved by the Board for use in March 2025. The Board directed Evercore to use and rely on the March 2025 financial forecasts for purposes of its financial analyses and opinion described in the section of this proxy statement entitled “ — Opinion of Evercore”.
The March 2025 financial forecasts were based on numerous variables and assumptions, including, with respect to all financial measures other than unlevered free cash flow, the refinancing of the Company’s existing indebtedness, including the incurrence of $80 million in new debt at an interest rate of 3-month SOFR plus 8.5% and the issuance of $50 million in equity at a 25% discount to the closing price of the Company’s common stock on Nasdaq on March 17, 2025 due to the commencement of principal payments in September 2025 and the substantial risk that the Company would not be in compliance with the financial covenants set forth in the Note Purchase Agreement (which terms were based on feedback from multiple financial advisors). In addition, for fiscal years after 2034, the Company instructed Evercore to assume growth rates of negative 20% to negative 40% based on the Company’s assumption of a competitive entrant in 2035 as the Company’s patent portfolio covering XHANCE approaches expiry (including for purposes of Evercore’s calculation of unlevered free cash flows, as discussed below).
The March 2025 financial forecasts were relied upon by the Board in reaching its unanimous determination on March 19, 2025, to approve and declare advisable the merger agreement and the transactions contemplated thereby, including the merger, and to recommend that the Company’s stockholders vote to adopt the merger agreement. The March 2025 financial forecasts were the only forecasts prepared by management of the Company that were approved by the Board and directed by the Board for use by Evercore for purposes of its opinion and the financial analyses performed in connection therewith, as summarized in the section entitled “— Opinion of Evercore”. The March 2025 financial forecasts assume that the Company would continue to operate as a standalone company and do not reflect any impact of the proposed merger, including any impact of the negotiation or execution of the proposed merger, the expenses that may be incurred in connection with the proposed merger or the consummation thereof, any revenue or cost synergies that may be achieved as a result of the proposed merger or the effect of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed or in anticipation of the proposed merger.

	(unaudited) Fiscal Year ending December 31,
($ in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Net Revenue	94	126	164	215	269	292	303	312	317	316
Gross Profit	84	113	147	192	239	257	266	272	273	271
EBIT(1)	(17)	5	30	62	92	96	93	87	78	63
Pre-Tax Income/(Loss)(1)	(35)	(7)	19	51	85	94	93	87	78	63
Net Income	(35)	(7)	19	50	81	90	84	78	59	46

(1)
“EBIT” is defined as earnings before interest expense and taxes. EBIT is a non-GAAP financial measure and should not be considered as an alternative to net income or operating income as a measure of operating performance or of cash flows or as a measure of liquidity.

In addition, at the direction of Company management, Evercore calculated, solely based on the March 2025 financial forecasts and related information and assumptions provided by the Company management, estimated unlevered after-taxfree cash flows for the Company for fiscal years 2025 through 2034 as set forth below, which were approved by the Board for Evercore’s use and reliance for purposes of its financial analyses and opinion described in the section of this proxy statement entitled “ — Opinion of Evercore”.
	(unaudited) Fiscal Year ending December 31,
($ in millions)	2025E	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E
Unlevered Free Cash Flow(1)	(15)	(2)	9	42	72	72	76	71	64	45

(1)
“Unlevered Free Cash Flow” is defined as EBIT adjusted for taxes, plus depreciation and amortization, less changes in working capital and less capital expenditures. Unlevered Free Cash Flow is a non-GAAP financial measure and should not be considered as an alternative to net cash from (used in) operating activities.

Opinion of Evercore
The Company retained Evercore to act as its financial advisor in connection with the merger. As part of this engagement, the Board requested that Evercore evaluate the fairness, from a financial point of view, to the holders of Company common stock, of the merger consideration to be paid to such holders in the merger. At a meeting of the Board held on March 19, 2025, Evercore rendered to the Board its oral opinion, subsequently confirmed by delivery of a written opinion dated March 19, 2025, that as of the date of such opinion and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s written opinion, the merger consideration to be received by the holders of Company common stock in the merger was fair, from a financial point of view, to such holders.
The full text of the written opinion of Evercore, dated March 19, 2025, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex D and is incorporated herein by reference into this proxy statement in its entirety. The summary of the opinion of Evercore in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. You are urged to read Evercore’s opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Board (solely in its capacity as such) in connection with its evaluation of the proposed merger. The opinion does not constitute a recommendation to the Board or to any other persons in respect of the merger, including as to how any holder of shares of Company common stock should vote or act in respect of the merger. Evercore’s opinion does not address the relative merits of the merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the merger.

In connection with rendering its opinion, Evercore, among other things:
•
reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts estimates;

•
reviewed certain internal projected financial data relating to the Company, including certain net operating loss carryforwards of the Company, and including certain assumptions and estimates relating to a potential refinancing of the Company’s existing debt, prepared and furnished to Evercore by management of the Company, as approved for Evercore’s use by the Company (which are referred to in this section as the “March 2025 financial forecasts,” as more fully described in the section of this proxy statement captioned “— Certain Unaudited Financial Forecasts”);

•
discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the March 2025 financial forecasts;

•
discussed with management of the Company their assessment as to the probability of achieving the Milestones giving rise to the payment of the CVR payment amount pursuant to the CVR agreement and the expected timing of achieving such Milestones and the corresponding payment;

•
reviewed the reported prices and the historical trading activity of Company common stock;

•
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

•
compared the financial performance of the Company and the valuation multiples relating to the merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

•
reviewed the financial terms and conditions of a draft, dated March 19, 2025, of the merger agreement and a draft, dated March 18, 2025, of the form of the CVR agreement; and

•
performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

For purposes of Evercore’s analysis and opinion, Evercore assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by Evercore, without any independent verification of such information (and did not assume responsibility or liability for any independent verification of such information), and further relied upon the assurances of the management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the March 2025 financial forecasts, Evercore assumed, with the consent of the Board, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company, and the other matters covered thereby. Evercore also relied, at the direction of the Company, upon the assessment of management of the Company as to the probability of achieving the Milestones giving rise to the payment of the CVR payment amount and the expected timing of achieving such approval and the corresponding payment. Evercore expressed no view as to the March 2025 financial forecasts, the probability of achieving the Milestones giving rise to the payment of the CVR payment amount, the expected timing of the achievement of such Milestones and the corresponding payment, or the assumptions on which they are based.
For purposes of Evercore’s analysis and opinion, Evercore assumed, in all respects material to Evercore’s analysis, that the final executed merger agreement and CVR agreement would not differ from the drafts thereof reviewed by Evercore, that the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver or modification thereof. Evercore further assumed, in all respects material to Evercore’s analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the merger would be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the merger or reduce the contemplated benefits to the holders of Company common stock of the merger. The credit, financial and stock markets have been experiencing unusual volatility and Evercore expressed no opinion or view as to any potential effects of such volatility on the parties or the merger.
Evercore did not conduct a physical inspection of the properties or facilities of the Company and did not make or assume any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor was Evercore furnished with any such valuations or appraisals, nor did Evercore evaluate the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Evercore’s opinion was necessarily based upon information made available to Evercore as of the date of its opinion and financial, economic, market and other conditions as they existed and as could be evaluated on the date of its opinion. Subsequent developments may affect Evercore’s opinion and Evercore does not have any obligation to update, revise or reaffirm its opinion.
Evercore was not asked to pass upon, and expressed no opinion with respect to, any matter other than the fairness to the holders of Company common stock, from a financial point of view, of the merger consideration. Evercore did not express any view on, and Evercore’s opinion does not address, the fairness of the proposed merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the merger consideration or otherwise. Evercore was not asked to, nor did Evercore express any view on, and Evercore’s opinion did not address, any other term or aspect of the merger agreement, the CVR agreement, or the merger, including, without limitation, the structure or form of the merger, or the structure or form of the CVR with respect to transferability, liquidity or otherwise, or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger agreement. Evercore’s opinion did not address the relative merits of the merger as compared to other business or financial strategies that might have been available to the Company, nor did it address the underlying business decision of the Company to engage in the merger. Evercore’s opinion did not constitute a recommendation to the Board or to any other persons in respect of the merger, including as to how any holder of shares of Company common stock should vote or act in respect of the merger. Evercore did not express any opinion as to the prices at which shares of Company common stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the merger or as to the impact of the merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. Evercore is not a legal, regulatory, accounting or tax expert and has assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
Set forth below is a summary of the material financial analyses reviewed by Evercore with the Board on March 19, 2025 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before March 17, 2025, and is not necessarily indicative of current market conditions.
For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of the Company. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.
The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.
For purposes of its financial analyses summarized below, Evercore estimated the value of the merger consideration as $11.07, calculated as (i) the cash consideration of $9.00 per share of Company common stock, plus (ii) an estimate of the present value of the CVR payment amount per share of Company common stock. Evercore estimated the present value of the CVR payment amount per share of Company common stock as $2.07, assuming payment of the Milestone 1 payment on December 31, 2027 and payment of the Milestone 2 payment on December 31, 2029, as reflected in the March 2025 financial forecasts, and discounting such cash payments to present value, as of May 30, 2025, using a discount rate of 24.0%, representing an estimate of the Company’s cost of equity, as estimated by Evercore based on its professional judgment and experience, and end-of-year discounting convention.
Summary of Evercore’s Financial Analyses
Discounted Cash Flow Analyses
Evercore performed a discounted cash flow analysis of the Company to calculate ranges of implied present values of the per share equity value of the Company utilizing estimates of the standalone unlevered, after-tax free cash flows that the Company was forecasted to generate over the period from June 1, 2025 through December 31, 2034 based on the March 2025 financial forecasts. Evercore calculated terminal values for the Company by applying a range of perpetuity growth rates of negative 20% to negative 40%, which range was selected based on Company management guidance and Evercore’s professional judgment and experience, to an estimate of the unlevered, after-tax free cash flows that the Company was forecasted to generate in the terminal year based on the March 2025 financial forecasts.
The cash flows, terminal values and the Company’s net operating loss carryforward as reflected in the March 2025 financial forecasts, in each case were then discounted to present value as of May 30, 2025 using discount rates ranging from 16.0% to 20.0%, representing an estimate of the Company’s weighted average cost of capital, as estimated by Evercore based on its professional judgment and experience, to derive implied enterprise value reference ranges for the Company. Based on these ranges of implied enterprise values, the Company’s estimated net debt as of May 30, 2025 (reflecting net proceeds from an illustrative refinancing of Company existing debt), and the number of fully diluted outstanding shares of Company common stock as of May 30, 2025 (reflecting shares issued in connection with an illustrative refinancing of Company existing debt), in each case as provided by the Company’s management, this analysis indicated ranges of implied equity values per share of Company Common Stock of $6.96 – $9.14, compared to the closing price of Company Common Stock of $5.88 on March 17, 2025, the cash consideration of $9.00, and the merger consideration of $11.07 (calculated as described above).
Selected Publicly Traded Companies Analysis
Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded companies in the specialty pharmaceuticals industry:
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Aquestive Therapeutics, Inc.

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ARS Pharmaceuticals, Inc.

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Aurinia Pharmaceuticals Inc.

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Heron Therapeutics, Inc.

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MannKind Corporation

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Ocular Therapeutix, Inc.

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Pacira Biosciences, Inc.

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Supernus Pharmaceuticals, Inc.

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XERIS Biopharma Holdings, Inc.

For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of estimated calendar years 2025 and 2026 revenue (which is referred to as “TEV / 2025E Revenue” and “TEV / 2026E Revenue”, respectively).
This analysis indicated the following:
Benchmark	Median
TEV / 2025E Revenue	4.2x
TEV / 2026E Revenue	3.5x
Based on the multiples it derived for the selected companies and its professional judgment and experience, Evercore applied: (i) a TEV / 2025E Revenue multiple reference range of 2.0x to 5.0x to an estimate of the Company’s calendar year 2025 revenue, as reflected in the March 2025 financial forecasts, and (ii) a TEV / 2026E Revenue multiple reference range of 1.5x to 4.5x to an estimate of the Company’s calendar year 2026 revenue, as reflected in the March 2025 financial forecasts, to derive implied enterprise value reference ranges for the Company. Based on these ranges of implied enterprise values, the Company’s estimated net debt as of May 30, 2025 (reflecting net proceeds from an illustrative refinancing of Company existing debt), and the number of fully diluted outstanding shares of Company common stock as of May 30, 2025 (reflecting shares issued in connection with an illustrative refinancing of Company existing debt), in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company common stock as set forth in the table below, compared to the closing price of Company common stock of $5.88 on March 17, 2025, the cash consideration of $9.00, and the merger consideration of $11.07 (calculated as described above).
Multiple Reference Range	Implied Equity Values per Share of Company Common Stock
TEV / 2025E Revenue: 2.0x to 5.0x	$8.19 – $18.99
TEV / 2026E Revenue: 1.5x to 4.5x	$8.20 – $22.59
Although none of these companies is directly comparable to the Company, Evercore selected these companies because they are publicly traded companies in the specialty pharmaceuticals industry with business characteristics that Evercore, in its professional judgment and experience, considered generally relevant for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.
Selected Precedent Transactions Analysis
Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the specialty pharmaceuticals industry.
The selected transactions reviewed by Evercore, and the date each was announced were as follows:

Date Announced	Acquirer	Target
6/24/2024	ANI Pharmaceuticals, Inc.	Alimera Sciences, Inc.
4/24/2024	Amphastar Pharmaceuticals, Inc.	Eli Lilly and Company/ BAQSIMI
6/6/2023	Gurnet Point Capital LLC	Paratek
11/14/2022	Indivior Plc	Opiant Pharmaceuticals, Inc.
2/14/2022	Collegium Pharmaceutical, Inc.	BioDelivery Sciences International, Inc.
10/11/2021	Supernus Pharmaceuticals, Inc.	Adamas Pharmaceuticals, Inc.
10/11/2021	Pacira BioSciences, Inc.	Flexion Therapeutics, Inc.
For each selected transaction, Evercore calculated total enterprise value (defined as equity market capitalization based on transaction value excluding CVR payments, plus total debt plus non-controlling interests, less cash and cash equivalents) as a multiple of last-twelve-months revenue for the target company at the time of the announcement of the applicable transaction (which is referred to as “TEV / LTM Revenue”). Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction. This analysis indicated a median TEV / LTM Revenue multiple of 4.1x.
Based on the multiples it derived from the selected transactions and its professional judgment and experience, Evercore applied a TEV / LTM Revenue multiple reference range of 3.0x to 5.0x to the Company’s revenue in 2024, as reflected in the March 2025 financial forecasts, to derive an implied enterprise value reference range for the Company. Based on these ranges of implied enterprise values, the Company’s estimated net debt as of May 30, 2025 (reflecting net proceeds from an illustrative refinancing of Company existing debt), and the number of fully diluted outstanding shares of Company common stock as of May 30, 2025 (reflecting shares issued in connection with an illustrative refinancing of Company existing debt), in each case as provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company common stock of $10.01 to $15.98, compared to the closing price of Company common stock of $5.88 on March 17, 2025, the cash consideration of $9.00, and the merger consideration of $11.07 (calculated as described above).
Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to the Company and none of the selected transactions is directly comparable to the merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.
Other Factors
Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:
52-Week Trading Range Analysis
Evercore reviewed historical trading prices of shares of Company common stock during the 52-week period ended March 17, 2025, noting that low and high prices (based on intraday values) during such period ranged from $4.82 to $31.50 per share of Company common stock, compared to the closing price of Company common stock of $5.88 on March 17, 2025, the cash consideration of $9.00, and the merger consideration of $11.07 (calculated as described above).

Equity Research Analysts’ Price Targets
Evercore reviewed selected publicly available share price targets of research analysts’ estimates known to Evercore as of March 17, 2025, noting that low and high share price targets for Company common stock ranged from $17.00 to $18.00, compared to the closing price of Company common stock of $5.88 on March 17, 2025, the cash consideration of $9.00, and the merger consideration of $11.07 (calculated as described above). Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Company common stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.
Premia Paid Analysis
Using publicly available information, Evercore reviewed certain selected acquisition transactions involving publicly traded companies in the specialty pharmaceuticals industry. Using publicly available information, Evercore calculated the premium paid in each transaction as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the unaffected prices per share of the target companies prior to announcement of each transaction. Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 50.0% to 100.0% to the closing price of Company common stock of $5.88 on March 17, 2025. This analysis indicated a range of implied equity values per share of Company common stock of $8.82 to $11.76, compared to the closing price of Company common stock of $5.88 on March 17, 2025, the cash consideration of $9.00, and the merger consideration of $11.07 (calculated as described above).
Miscellaneous
The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Board. In connection with the review of the merger by the Board, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Company common stock. Further, Evercore’s analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies used, including judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of the Company or its advisors. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.
Evercore prepared these analyses for the purpose of providing an opinion to the Board as to the fairness, from a financial point of view, of the merger consideration to be received by holders of Company common stock. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.
Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Board (in its capacity as such) in connection with its evaluation of the proposed merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Board or the Company’s management or that any specific amount of consideration constituted the only appropriate consideration in the merger for the holders of Company common stock.
Pursuant to the terms of Evercore’s engagement letter with the Board, the Company has agreed to pay Evercore a fee for its services in the aggregate amount of approximately $5.0 million, of which (i) $1.5 million was payable upon delivery of Evercore’s opinion and is fully creditable against any fee payable upon the consummation of the merger and (ii) the remaining approximately $3.5 million will be payable contingent upon the consummation of the merger. The Company has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.
During the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to the Company and have not received any compensation from the Company during such period. In addition, during the two-year period prior to the date of its opinion, Evercore and its affiliates have not been engaged to provide financial advisory or other services to Paratek and have not received any compensation from Paratek during such period. In addition, during the two-year period prior to the date of its opinion, Evercore and its affiliates have provided financial advisory or other services to Novo Holdings A/S and/or its portfolio companies, an indirect stockholder of Paratek, and received fees for the rendering of these services. During the period between March 18, 2023 and March 19, 2025, the aggregate fees for financial advisory or other services recognized by Evercore from Novo Holdings A/S and/or its portfolio companies were between $5 million and $10 million. Evercore may provide financial advisory or other services to the Company, Paratek, Novo Holdings, or any of their respective affiliates or portfolio companies, in the future, and Evercore may receive compensation in connection with any such services.
Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Paratek, potential parties to the merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or Paratek.
The Company engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.
Certain Effects of the Merger
If the Company stockholder approval is obtained, the other conditions to the closing of the merger are either satisfied or (to the extent permitted by law) waived and the merger is consummated, at the effective time, Merger Sub will be merged with and into the Company upon the terms set forth in the merger agreement and in accordance with the DGCL, with the Company as the surviving corporation in the merger. As the surviving corporation in the merger, the Company will continue to exist following the merger as a wholly owned subsidiary of Paratek.
At the effective time, each share of Company common stock that is issued and outstanding as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration, which consists of (i) the cash consideration ($9.00 in cash, without interest and subject withholding of applicable taxes), and (ii) the CVR consideration (one CVR representing the right to receive to contingent cash payments with an aggregate maximum amount payable of $5.00, without interest and subject to withholding of applicable taxes, subject to the achievement of certain net sales-based milestones set forth in the CVR agreement). At the effective time, you will be entitled to receive the merger consideration for each of your shares of Company common stock, unless you have properly exercised, perfected and not validly withdrawn or otherwise lost your appraisal rights under the DGCL with respect to such shares of Company common stock, and certain other conditions under the DGCL are satisfied (as described in more detail in the section of this proxy statement entitled “— Appraisal Rights” beginning on page 78). Following the merger, all of the common stock of the surviving corporation will be beneficially owned by Paratek, and none of the current Company stockholders will, by virtue of the merger, have any ownership interest in, or be a stockholder of, the Company, the surviving corporation or Paratek. As a result, the current Company stockholders will no longer benefit from any increase in the value (other than any contingent payments of up to $5.00 per share made pursuant to the CVR agreement), nor will they bear the risk of any decrease in the value, of the Company following the merger. Following the merger, Paratek will benefit from any increase in the Company’s value and also will bear the risk of any decrease in the Company’s value. For additional information, please see the section of this proxy statement entitled “The Merger Agreement — Consideration To Be Received in the Merger” beginning on page 95.
For information regarding the effects of the merger on the Company’s outstanding equity awards, please see the section of this proxy statement entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 83 and the section of this proxy statement entitled “The Merger Agreement — Treatment of Company Equity Awards” beginning on page 95.
Shares of Company common stock are currently registered under the Exchange Act and listed on Nasdaq under the trading symbol “OPTN”. Following the consummation of the merger, shares of Company common stock are expected to be delisted and will no longer be traded on Nasdaq or any other public market in accordance with applicable legal requirements, rules and regulations. In addition, the registration of Company common stock under the Exchange Act is expected to be terminated, and, upon such termination, the Company will no longer be required to file periodic and other reports with the SEC with respect to the Company common stock in accordance with applicable legal requirements, rules and regulations.
Effects on the Company if the Merger is not Consummated
In the event that the Company stockholder approval is not obtained or if the merger is not consummated for any other reason, Company stockholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain an independent public company, the Company common stock will continue to be listed and traded on Nasdaq, the Company common stock will continue to be registered under the Exchange Act, the Company will continue to file periodic reports with the SEC and Company stockholders will continue to own their shares of Company common stock and will continue to be subject to the same general risks and opportunities as they currently are with respect to ownership of the Company common stock, including, among other things, general industry, economic and market conditions.
If the merger is not consummated, there is no assurance as to the effect of these risks and opportunities on the future value of your Company common stock, including the risk that the market price of Company common stock may decline to the extent that the current market price of the Company common stock reflects a market assumption that the merger will be consummated. If the merger is not consummated, from time to time, the Board will evaluate and review our business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to maximize stockholder value. If the merger is not consummated, there is no assurance that any other transaction acceptable to the Company will be offered or that the business, operations, financial condition, earnings or prospects of the Company will not be adversely impacted. Pursuant to the merger agreement, under certain circumstances the Company is permitted to terminate the merger agreement in order to enter into an alternative transaction. Please see the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement” beginning on page 116.
Under certain circumstances, if the merger is not consummated, the Company may be obligated to pay to Paratek a $4,500,000 termination fee, as described in the section of this proxy statement entitled “The Merger Agreement — Company Termination Fee” beginning on page 117. Additionally, under certain circumstances, if the merger is not consummated, Paratek may be obligated to pay the Company a termination fee, as described in the section of this proxy statement entitled “The Merger Agreement — Paratek Termination Fee” beginning on page 117.

Financing of the Merger
There is no financing condition to the consummation of the merger. Paratek estimates that the total amount of funds necessary to complete the merger and the related transactions will be approximately $355,000,000, including estimated transaction fees and expenses. Paratek intends to fund the amounts necessary to complete the merger through a combination of the following:
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equity financing of up to $99,934,190 to be provided or secured by the equity investors, consisting of up to $84,418,290 to be provided by GPC and up to $15,515,900 to be provided by Novo Holdings;

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debt financing of up to $275,000,000 to be provided by the debt financing sources;

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available cash of the Company;

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available cash of Paratek; and

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cash available from other funding sources.

Paratek has obtained the equity and debt financing commitments described below. The funding of the proceeds under each of the financing commitments is contingent on the satisfaction of customary conditions, including, among other things, (i) the execution and delivery of definitive documentation with respect to each proposed financing in accordance with the terms set forth in the applicable commitment letter and (ii) the closing in accordance with the merger agreement. Paratek has represented to the Company that the committed equity and debt financing, when funded in full in accordance with the commitment letters, together with any available cash of the Company and its subsidiaries, available cash of Paratek and cash available from other funding sources, will provide sufficient funds to pay the amounts required to be paid by Paratek or Merger Sub on the closing date in connection with the consummation of the transactions contemplated by the merger agreement and the related fees and expenses. For more information, see the section entitled “The Merger Agreement — Financing; Company Financing Cooperation” beginning on page 109.
Equity Financing
Pursuant to the GPC commitment letter, GPC has committed to provide to Paratek, on the terms and subject to the conditions set forth in the GPC equity commitment letter, an aggregate equity commitment equal to $84,418,290 to (i) permit Paratek to fund a portion of the cash consideration and any other amounts required to be paid by Paratek and Merger Sub under the merger agreement, (ii) prepay or repay any outstanding indebtedness of the Company or its subsidiaries required to be prepaid or repaid under the merger agreement and (iii) pay related fees and expenses of the Company, Paratek and Merger Sub required to be paid by Paratek and Merger Sub, as applicable, in connection with the consummation of the merger.
Pursuant to the Novo Holdings commitment letter, Novo Holdings has committed to provide to Paratek, on the terms and subject to the conditions set forth in the Novo Holdings equity commitment letter, an aggregate equity commitment equal to $15,515,900 to (i) permit Paratek to fund a portion of the cash consideration and any other amounts required to be paid by Paratek and Merger Sub under the merger agreement, (ii) prepay or repay any outstanding indebtedness of the Company or its subsidiaries required to be prepaid or repaid under the merger agreement and (iii) pay related fees and expenses of the Company, Paratek and Merger Sub required to be paid by Paratek and Merger Sub, as applicable, in connection with the consummation of the merger.
Each of the equity investors’ financing commitments is generally subject to (i) the satisfaction or waiver of the conditions to Paratek’s and Merger Sub’s obligations to effect the merger as set forth in the merger agreement, (ii) the substantially contemporaneous funding of the debt financing in accordance with its terms, (iii) the substantially simultaneous consummation of the merger in accordance with the terms of the merger agreement and (iv) the substantially concurrent funding by the other equity investor of all of the amounts contemplated by the other equity investor’s equity commitment letter.
The equity financing contemplated by each equity commitment letter and the obligations of each equity investor thereunder will terminate upon the earliest to occur of (i) the consummation of the closing of the merger, (ii) the valid termination of the merger agreement or the other equity investor’s equity commitment letter or (iii) the commencement by the Company or any of its affiliates, directly or indirectly, of any legal proceeding prohibited by the equity commitment letters or the limited guarantees against the equity investors, Paratek or Merger Sub or any of their related parties, in each case, other than claims and legal actions expressly permitted by the equity commitment letters, the limited guarantees or the merger agreement or any claim by the Company under, and pursuant to the terms of, the confidentiality agreement relating to the merger.
Debt Financing
Concurrently with the execution of the merger agreement, Paratek entered into the debt commitment letter with the debt financing sources, pursuant to which the debt financing sources have committed, severally and not jointly and severally, to provide the borrower, the direct parent of Paratek, on behalf of Paratek and Merger Sub, with debt financing in an aggregate amount of $275,000,000 on the terms and subject to the conditions set forth in the debt commitment letter. The commitments under the debt commitment letter expire on the earliest of (i) the date that is five business days after the end date (including any automatic extensions of the end date in accordance with the terms of the merger agreement) (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Either the Company or Paratek”), (ii) the date on which the borrower notifies the debt financing sources that the merger agreement has terminated in accordance with its terms without the funding of the term loans contemplated by the debt commitment letter and (iii) the date of the consummation of the merger (with or without the effectiveness of the definitive documentation related to the debt financing or the funding of the term loans contemplated by the debt commitment letter).
During the pre-closing period, the Company will and will cause its subsidiaries to, use reasonable best efforts to provide, and will cause its representatives to use their reasonable best efforts to provide, all cooperation reasonably requested by Paratek in connection with the obtaining, arrangement and consummation of the debt financing, as further described in the section entitled “The Merger Agreement — Financing; Company Financing Cooperation” beginning on page 109.
The debt financing is conditioned on customary conditions set forth in the debt commitment letter, including, but not limited to:
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consummation of the merger in all material respects in accordance with the merger agreement, without any modifications, amendments, consents or waivers that are materially adverse to the debt financing sources;

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receipt by the debt financing sources of certain audited and unaudited consolidated financial statements of the Company and its subsidiary;

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consummation of each of the (i) refinancing of Paratek’s existing credit agreement and (ii) the equity contribution by the equity investors;

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the execution and delivery of definitive documentation in respect of the debt financing containing terms materially consistent with the debt commitment letter;

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the absence of a Material Adverse Effect having occurred since the date of the merger agreement;

•
the accuracy in all material respects of certain representations and warranties in the merger agreement and specified representations and warranties in the debt financing documents; and

•
payment of all applicable fees and expenses in connection with the debt financing.

The documentation governing the debt financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the debt financing may differ from those described in this information statement.
There are no alternative financing plans or arrangements with respect to the debt financing.
Limited Guarantees
Pursuant to the limited guarantee, dated March 19, 2025 (which we refer to as the “GPC guarantee”), GPC has agreed to guarantee its pro rata share of the payment obligations of Paratek with respect to (a) the Paratek termination fee, (b) Paratek’s payment of any enforcement expenses, if applicable, up to an aggregate amount of $1,000,000 and (c) Paratek’s reimbursement and indemnity obligations in connection with the Company cooperation with the financing, in each case, pursuant to and in accordance with the terms and conditions of the merger agreement; provided that GPC’s maximum aggregate liability under the GPC guarantee will not exceed $7,391,466.25.
Pursuant to the limited guarantee, dated March 19, 2025 (which we refer to as the “Novo Holdings guarantee” and together with the GPC guarantee, the “limited guarantees”), Novo Holdings (which we refer to together with GPC, with respect to the limited guarantees, as the “guarantors”) has agreed to guarantee its pro rata share of the payment obligations of Paratek with respect to (a) the Paratek termination fee, (b) Paratek’s payment of any enforcement expenses, if applicable, up to an aggregate amount of $1,000,000 and (c) Paratek’s reimbursement and indemnity obligations in connection with the Company cooperation with the financing, in each case, pursuant to and in accordance with the terms and conditions of the merger agreement; provided that Novo Holdings’ maximum aggregate liability under the Novo Holdings guarantee will not exceed $1,358,533.75.
Each of the limited guarantees will terminate upon the earliest to occur of (i) the closing and the payment by Paratek of all amounts required to be paid by it at the closing under the merger agreement, (ii) the date that is 60 days following any valid termination of the merger agreement in accordance with its terms, unless prior to such date the Company has commenced proceedings to enforce the limited guarantee, in which case the limited guarantee will terminate upon the final, non-appealable resolution of such proceedings and satisfaction by the guarantor of any obligations finally determined or agreed to be owed by the guarantor, consistent with the terms of the limited guarantee, (iii) the payment to the Company in full of the guarantor’s pro rata share of any obligation under the limited guarantee and (iv) the valid termination of the other guarantor’s limited guarantee (unless such termination is a result of payment in full thereunder).
Appraisal Rights
If the merger is consummated, holders of record and beneficial owners of shares of Company common stock who do not vote in favor of the merger agreement proposal and who do not wish to accept the merger consideration will have the right to demand an appraisal of their shares of Company common stock under Section 262 and, if all procedures described in Section 262 are strictly complied with, to receive an amount in cash equal to the fair value of their shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value in lieu of receiving the merger consideration. The “fair value” of your shares of Company common stock as determined by the Delaware Court may be more or less than, or the same as, the merger consideration that you are otherwise entitled to receive under the merger agreement. These rights are known as “appraisal rights”. This proxy statement serves as a notice of such appraisal rights pursuant to Section 262.
Stockholders who properly demand, and do not otherwise lose, withdraw or waive, appraisal rights under Section 262 will not receive the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Instead, they will receive an amount determined to be the “fair value” of their shares of Company common stock following petition to, and an appraisal by, the Delaware Court. Stockholders considering seeking appraisal should recognize that the fair value of their shares of Company common stock determined under Section 262 could be more than, the same as or less than the merger consideration they would otherwise be entitled to receive pursuant to the merger agreement. Strict compliance with the procedures set forth in Section 262 is required. Failure to comply strictly with all of the procedures set forth in Section 262 may result in the withdrawal, loss or waiver of appraisal rights. Consequently, and in view of the complexity of the provisions of Section 262, stockholders wishing to exercise appraisal rights are urged to consult their legal and financial advisors before attempting to exercise such rights.
A copy of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. The following summary is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Section 262 and any amendments thereto after the date of this proxy statement. Any person who desires to exercise his, her or its appraisal rights should review carefully Section 262 and is urged to consult his, her or its legal and financial advisors before electing or attempting to exercise such rights. The following summary does not constitute legal or other advice, nor does it constitute a recommendation that stockholders seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a stockholder’s appraisal rights under the DGCL. A stockholder of record or beneficial owner who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement. All references in Section 262 and in this summary (i) to a “stockholder” or a “holder of shares” are to a record holder of shares of Company common stock, (ii) to a “beneficial owner” are to a person who is the beneficial owner of shares of Company common stock held either in voting trust or by a nominee on behalf of such person, and (iii) to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
A stockholder or a beneficial owner of shares of Company common stock who (i) continuously holds such shares on and from the date of the making of the demand through the effective date of the merger, (ii) properly submits a written demand for appraisal of their applicable shares of Company common stock to the Company before the vote is taken on the merger agreement proposal at the special meeting, (iii) has not consented to or otherwise voted in favor of the merger (including by executing and returning a proxy) or otherwise withdrawn, lost or waived appraisal rights, (iv) strictly complies with all other procedures for exercising appraisal rights under Section 262, (v) does not thereafter fail to perfect or effectively withdraw his, her or its demand for appraisal of such shares or otherwise lose his, her or its rights to seek appraisal and (vi) in the case of a beneficial owner, a person who (A) reasonably identifies in his, her or its demand the holder of record of the shares for which the demand is made, (B) provides documentary evidence of such beneficial owner’s beneficial ownership and a statement that such documentary evidence is a true and correct copy of what it purports to be and (C) provides an address at which such beneficial owner consents to receive notices given by the Company and to be set forth on the Chancery List (as defined below), will be entitled to have their shares of Company common stock appraised by the Delaware Court and to receive payment in cash of the fair value of his, her or its shares of Company common stock exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Delaware Court, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value from the effective time of the merger through the date of payment of the judgment.
Section 262 requires that where a merger agreement is to be submitted for adoption at a meeting of stockholders, the stockholders must be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the merger. Such notice must include either a copy of Section 262 or information directing the stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s required notice to our stockholders that appraisal rights are available in connection with the merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.
Stockholders and beneficial owners who elect to demand appraisal of their shares of Company common stock must satisfy each of the following conditions:
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the stockholder or beneficial owner must not vote in favor of the merger agreement proposal. Because a proxy that is signed and submitted but does not otherwise contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, a stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy with instructions to vote against the proposal to adopt the merger agreement or to affirmatively abstain;

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the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company common stock before the vote on the merger agreement proposal at the special meeting and such demand must reasonably inform the Company of the identity of the stockholder or the beneficial owner, as applicable, and that the stockholder or beneficial owner, as applicable, intends thereby to demand appraisal of such Company common stock (and, in the case of a demand made by a beneficial owner, the demand must reasonably identify the holder of record of the Company common stock for which the demand is made, be accompanied by documentary evidence of the beneficial owner’s beneficial ownership of the Company common stock for which appraisal is demanded, include a statement that such documentary evidence is a true and correct copy of what it purports to be and provide an address at which the beneficial owner consents to receive notices given by the surviving corporation in the merger under Section 262 and to be set forth on the verified list required by subsection (f) of Section 262);
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the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the merger); and

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the stockholder or beneficial owner must otherwise comply with Section 262.

A Company stockholder or beneficial owner who elects to exercise appraisal rights must mail his, her or its written demand for appraisal to the following address:
OptiNose, Inc.
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067
Attention: Michael F. Marino
Chief Legal Officer and Corporate Secretary
Demands for appraisal may not be submitted by electronic transmission. Such written demands must be delivered to and received by the Company before the vote on the adoption of the merger agreement at the special meeting.
Within 10 days after the effective date of the merger, the surviving corporation must give written notice that the merger has become effective to (i) each Company stockholder and (ii) each beneficial owner of Company common stock, in each case, who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the merger agreement. At any time within 60 days after the effective date of the merger, or thereafter with the written approval of the Company, any stockholder or beneficial holder entitled to appraisal rights who properly made a written demand for appraisal in accordance with Section 262 and who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the merger consideration specified by the merger agreement for some or all of that person’s shares of Company common stock, without interest and less applicable tax withholdings, by delivering to the surviving corporation a written withdrawal of the demand for appraisal. A withdrawal of a holder of records or beneficial owner’s demand for appraisal will be deemed to be acceptance of the terms of the merger agreement, which terms are summarized in this proxy statement and which merger agreement is attached in its entirety to this proxy statement as Annex A. However, any such attempt to withdraw made more than 60 days after the effective date of the merger will require the surviving corporation’s written approval.
Within 120 days after the effective date of the merger, but not thereafter, either the surviving corporation or any person who has properly and timely demanded appraisal and otherwise complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder or beneficial owner, demanding a determination of the fair value of the shares of Company common stock held by all stockholders that have demanded appraisal. The surviving corporation is under no obligation, and there is no present intent on the part of the Company or the surviving corporation, to file an appraisal petition. Persons seeking to exercise appraisal rights should assume that the Company and the surviving corporation will not file such a petition or initiate any negotiations with respect to the fair value of shares of Company common stock. Accordingly, persons who desire to have their shares of Company common stock appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. If, within 120 days after the effective date of the merger, no petition has been filed as provided above, all rights to appraisal will cease and any persons that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement, without interest.
No appraisal proceeding in the Delaware Court will be dismissed as to any stockholder or beneficial owner without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just; provided, however, that this shall not affect the right of any stockholder or beneficial owner who has properly made an appraisal demand but who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the merger consideration within 60 days after the effective date of the merger. If the surviving corporation does not approve a stockholder’s or beneficial owner’s request to withdraw a demand for appraisal when that approval is required or, except with respect to any stockholder or beneficial owner who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court does not approve the dismissal of an appraisal proceeding with respect to a stockholder or beneficial owner, the stockholder or beneficial owner will be entitled to receive only the appraised value of such holder’s shares of Company common stock determined in any such appraisal proceeding, which value could be less than, equal to or more than the merger consideration being offered pursuant to the merger agreement.
In addition, within 120 days after the effective date of the merger, any person who has theretofore complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Company common stock not voted in favor of the approval of the adoption of the merger agreement and with respect to which demands for appraisal were received by the surviving corporation and the aggregate number of holders of such shares (provided that where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares of Company common stock shall not be considered a separate stockholder holding such shares of the Company for purposes of such aggregate number). Such statement must be given within 10 days after the written request therefor has been received by the surviving corporation or within 10 days after the expiration of the period for the delivery of demands as described above, whichever is later.
Upon the filing of a petition by a stockholder or beneficial holder, service of a copy of such petition must be made upon the surviving corporation by such holder. The surviving corporation shall be required, within 20 days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all persons who have demanded appraisal of their shares of Company common stock and with whom the surviving corporation has not reached agreements as to the value of such shares (which we refer to as the “Chancery List”). The Register in Chancery, if so ordered by the Delaware Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving corporation and to all such persons set forth on the Chancery List.
If a petition for an appraisal is timely filed by a stockholder or beneficial holder, at the hearing on such petition, the Delaware Court will determine which persons have complied with Section 262 and have become entitled to appraisal rights provided thereby. The Delaware Court may require the persons who have demanded an appraisal of their shares of Company common stock and who hold shares represented by certificates to submit their certificates of shares of Company common stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Delaware Court may dismiss the proceedings as to such person. If immediately before the merger, the shares of the class or series of stock of the corporation were listed on a national securities exchange (which we expect to be the case), the Delaware Court will dismiss the appraisal proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (i) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (ii) the value of the consideration provided in the merger for such total number of shares exceeds $1 million.
Upon application by the surviving corporation or any person entitled to participate in the appraisal proceedings, the Delaware Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to appraisal. Any person whose name appears on the Chancery List may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under Section 262.
Where proceedings are not dismissed, the appraisal proceeding shall be conducted in accordance with the rules of the Delaware Court, including any rules specifically governing appraisal proceedings. Through such proceedings the Delaware Court shall determine the fair value of shares of Company common stock taking into account all relevant factors, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest (unless the Delaware Court in its discretion determines otherwise for good cause shown) to be paid upon the amount determined to be the fair value. Unless the Delaware Court, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective time and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue after such payment only on the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares of Company common stock as determined by the Delaware Court, and (ii) interest theretofore accrued, unless paid by the surviving corporation as part of the pre-judgment payment to the person.
When the fair value of the shares of Company common stock is determined, the Delaware Court will direct the payment of such value, with interest thereon, if any, to the persons entitled to receive the same.
Although the Company believes that the merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court and stockholders and beneficial owners should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the merger consideration. Moreover, the surviving corporation does not anticipate offering more than the merger consideration to any person exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of the relevant shares of Company common stock is less than the merger consideration.
In determining “fair value”, the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company”. The Delaware Supreme Court has stated that in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger”. In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value”, but which rather applies only to the speculative elements of value arising from such accomplishment or expectation.
In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered”. In addition, the Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenting stockholder’s exclusive remedy.
The cost of the appraisal proceeding may be determined by the Delaware Court and allocated among the parties as the Delaware Court deems equitable in the circumstances. Each party is responsible for his, her or its attorneys’ and expert witness fees, although, upon application of a person whose name appears on the Chancery List who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court may order that all or a portion of such expenses, including, without limitation, reasonable attorneys’ and expert witness fees, be charged pro rata against the value of all shares of Company common stock entitled to appraisal not dismissed pursuant to Section 262(k) or subject to such an award pursuant to a reservation of jurisdiction under Section 262(k). Determinations by the Delaware Court are subject to appellate review by the Delaware Supreme Court.
If any stockholder or beneficial owner who demands appraisal of his, her or its shares of Company common stock under Section 262 fails to perfect, effectively withdraws, or otherwise waives or loses such person’s right to appraisal, such person’s shares of Company common stock will be deemed to have been converted at the effective time of the merger into the right to receive the merger consideration as provided in the merger agreement, without interest. A stockholder or beneficial owner will fail to perfect, effectively withdraw or otherwise waive or lose such stockholder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the merger or if the stockholder or beneficial owner delivers to the surviving corporation a written withdrawal of such stockholder’s or beneficial owner’s demand for appraisal and an acceptance of the merger consideration as provided in the merger agreement in accordance with Section 262 within 60 days of the effective date of the merger.
Any stockholder or beneficial holder who has duly demanded appraisal in compliance with Section 262 will not be entitled to vote for any purpose any shares of Company common stock subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or distributions payable to Company stockholders of record at a date prior to the effective date of the merger.
No appraisal proceeding in the Delaware Court shall be dismissed as to any person without the approval of the Delaware Court, and such approval may be conditioned upon such terms as the Delaware Court deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court made under Section 262(j); provided, however, that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined such a proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger within 60 days after the effective date of the merger. If no petition for appraisal is filed with the Delaware Court within 120 days after the effective date of the merger, all rights to appraisal will cease and any person that previously demanded appraisal will become entitled only to the merger consideration under the merger agreement.
FAILURE TO COMPLY STRICTLY WITH ALL OF THE PROCEDURES SET FORTH IN SECTION 262 MAY RESULT IN THE LOSS OF A STOCKHOLDER’S OR BENEFICIAL OWNER’S STATUTORY APPRAISAL RIGHTS. IN THAT EVENT, YOU WILL BE ENTITLED TO RECEIVE THE MERGER CONSIDERATION FOR YOUR DISSENTING SHARES IN ACCORDANCE WITH THE MERGER AGREEMENT, WITHOUT INTEREST AND LESS ANY APPLICABLE WITHHOLDING TAXES. CONSEQUENTLY, ANY STOCKHOLDER OR BENEFICIAL OWNER WISHING TO EXERCISE APPRAISAL RIGHTS IS ENCOURAGED TO CONSULT FINANCIAL AND LEGAL COUNSEL BEFORE ATTEMPTING TO EXERCISE THOSE RIGHTS.
To the extent there are any inconsistencies between the foregoing summary, on the one hand, and Section 262, on the other hand, Section 262 will govern. The summary included herein does not constitute legal or other advice, nor does it constitute a recommendation that persons seek to exercise their appraisal rights under Section 262. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of a person’s appraisal rights under the DGCL. A person who loses his, her or its appraisal rights will be entitled to receive the merger consideration under the merger agreement, without interest and subject to any applicable withholding taxes.
Interests of the Company’s Directors and Executive Officers in the Merger
The Company’s directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of the Company stockholders generally. The members of the Board were aware of and considered these interests in reaching the determination to adopt the merger agreement and to recommend that Company stockholders approve the merger agreement proposal.
The Company’s non-employee directors for purposes of the discussion below are the following current non-employee directors: (i) Dr. Eric Bednarski, (ii) Dr. Kyle Dempsey, (iii) Mr. R. John Fletcher, (iv) Mr. Wilhelmus Groenhuysen, (v) Ms. Sandra L. Helton, and (vi) Mr. Tomas J. Heyman, as well as the following former non-employee director: Ms. Catherine E. Owen. Although Ms. Owen is considered a non-employee director for purposes of this disclosure, Ms. Owen resigned from the Board on September 24, 2024 and does not hold any unvested or outstanding Company equity awards nor does she have any interests in the merger except as she may hold shares of Company common stock.
The Company’s executive officers for purposes of the discussion below are (i) Dr. Ramy A. Mahmoud, M.D., M.P.H. (Chief Executive Officer), (ii) Mr. Terry Kohler (Chief Financial Officer), (iii) Mr. Michael F. Marino (Chief Legal Officer and Corporate Secretary), (iv) Mr. Paul Spence (Chief Commercial Officer), and (v) Mr. Anthony J. Krick (Chief Accounting Officer). Although Mr. Krick is considered an executive officer for purposes of this disclosure, on October 7, 2024, Mr. Krick ceased providing services in an executive officer capacity and currently remains employed by the Company as its Chief Accounting Officer.

Treatment of Company Equity Awards
For information regarding beneficial ownership of shares of Company common stock by each of the Company’s current directors and executive officers and all of such directors and executive officers as a group, please see the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners, Management and Directors”, beginning on page 131. Each of the Company’s directors and executive officers will be entitled to receive, for each share of Company common stock he or she holds, the same per share cash consideration in the same manner as other Company stockholders and the same CVR consideration in the same manner as other Company stockholders.
Company Options
Each of the Company’s directors and executive officers, other than Ms. Catherine Owen, hold outstanding Company Options. At the effective time, each Company Option that is outstanding and unexercised as of immediately prior to the effective time will vest (if unvested) and be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Company Option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the cash consideration over (B) the exercise price per share of Company common stock of such Company Option and (ii) one CVR, subject to and in accordance with the terms of the CVR agreement, in each case subject to applicable withholding taxes. Notwithstanding the foregoing, (a) if the exercise price per share of Company common stock of each Company Option is equal to or greater than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled without any cash payment, CVR or other consideration being made in respect thereof, and (b) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the cash consideration but less than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled and converted into the right to receive one CVR, subject to and in accordance with the terms of the CVR agreement, and subject to applicable withholding taxes, for each share of Company common stock underlying such Company Option (where the amount payable pursuant to the CVR agreement, if any, shall be reduced by the amount by which the exercise price per share of Company common stock of such Company Option exceeds the cash consideration).
Company RSUs
Each of the Company’s executive officers holds restricted stock units with respect to shares of the Company common stock (each, a “Company RSU”), which Company RSUs are subject either solely to time-based vesting criteria (“Time-Based Vesting Company RSUs”) or a combination of time-based vesting and performance-based vesting criteria (“Performance-Based Vesting Company RSUs”). While the Time-Based Vesting Company RSUs may be subject to double trigger accelerated vesting pursuant to the terms of each executive officer’s employment agreement (as described below), pursuant to the award agreement with respect to the Performance-Based Vesting Company RSUs granted on December 11, 2024, if the executive officer remains in continuous service with the Company as of the merger, such Performance-Based Vesting Company RSUs will be subject to single trigger accelerated vesting in connection with the merger at the target number of shares of Company common stock subject to such Company RSU (less any shares of Company common stock previously vested and delivered under such award agreement).
At the effective time, each Vested Company RSU (after giving effect to any vesting acceleration that occurs in connection with the effective time) will be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Vested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes.
At the effective time, each Unvested Company RSU will be canceled, with the holder thereof becoming contingently entitled to receive, with respect to each share of Company common stock underlying such Unvested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Such consideration will vest and become payable, if at all, at the same time as the Unvested Company RSU would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the effective time.
Company ESPP
While each of the Company’s executive officers is eligible to participate in the Company ESPP, none are participating in the current offering period or hold outstanding purchase rights thereunder.
Estimated Values
As of April 7, 2025 (the latest practicable date to determine such amounts before the filing of this proxy statement), assuming that (i) all Company Options and Company RSUs are valued based on the cash consideration of $9.00 per share (in the case of Company Options, less the applicable exercise price of such Company Options), (ii) the maximum CVR payment amount of $5.00 per share that may become payable pursuant to the CVR agreement with respect to Company Options and Company RSUs becomes payable and (iii) the merger had closed on April 7, 2025, which is the assumed closing date only for purposes of this compensation-related disclosure, (a) all of the Company Options held by non-employee directors would be canceled for no consideration, and (b) while some of the Company Options held by the executive officers would be canceled for no consideration, the estimated values of the equity awards held by each executive officer are as follows:
Name	Value of closing consideration for Company Options	Value of maximum CVR consideration for Company Options	Value of closing consideration for Company RSUs	Value of maximum CVR consideration for Company RSUs
	($)	($)	($)	($)
Executive Officers
Ramy A. Mahmoud	86,403	133,750	2,435,634	1,353,130
Terry Kohler	22,449	185,500	274,869	152,705
Michael F. Marino	34,157	52,875	954,207	530,115
Paul Spence	27,536	42,625	898,425	499,125
Anthony J. Krick	8,237	12,750	206,352	114,640
Severance Entitlements
The Company has entered into employment agreements (which we refer to, collectively, as the “Employment Agreements”, and each an “Employment Agreement”) with each of Dr. Mahmoud, Mr. Kohler, Mr. Marino, Mr. Spence and Mr. Krick. The Employment Agreements provide, among other things, for severance payments in the event of a qualifying termination in connection with a change of control, such as the merger.
Pursuant to the Employment Agreements, if the executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason,” in each case, within three months prior to, or eighteen months after a “change of control” (such as the merger), then the executive officer is entitled to receive the following severance benefits, subject to the executive officer’s execution and non-revocation of a release of claims and compliance with the restrictive covenants set forth in the executive officer’s employment agreement: (i) an amount equal to 200%, for Dr. Mahmoud, 150%, for Mr. Kohler, Mr. Marino and Mr. Spence, and 75%, for Mr. Krick, of the sum of each executive officer’s annual base salary and target annual cash bonus opportunity, payable in a single lump sum cash payment; (ii) an amount equal to the greater of the executive officer’s pro rata target annual cash bonus opportunity and a separate pro-rata bonus opportunity based on actual performance through the date of the change of control, payable in a single lump sum cash payment; (iii) subject to the executive officer’s timely enrollment with the Company’s COBRA administrator, continuation of coverage under our group health insurance plan through COBRA at active employee rates for a period of eighteen months for Dr. Mahmoud, Mr. Kohler. Mr. Marino, and Mr. Spence, and nine months for Mr. Krick (the “COBRA Subsidy Period”); (iv) for Dr. Mahmoud only, following the expiration of the COBRA Subsidy Period, a lump sum payment equivalent to the value of the then-in-effect premium for the health insurance coverages and coverage level in which Dr. Mahmoud was enrolled while participating in COBRA for a period of six months; and (v) all outstanding equity awards granted by the Company will become immediately vested.
Additionally, to the extent each such executive officer’s employment is terminated by the Company without “cause” or by the executive officer for “good reason,” in each case, at any time following a change of control, without limiting any severance benefits specified above, (i) each of the executive officers other than Mr. Krick shall receive twelve months of vesting acceleration and (ii) Mr. Krick shall receive six months of vesting acceleration, in each case, with respect to all of the applicable executive’s then-outstanding equity awards granted to the executive officer by the Company or assumed, continued or substituted for by the acquiring entity in such change of control transaction.
In the event that any payment or benefit constitutes a parachute payment within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), and the Company does not or cannot take mitigation action, the Employment Agreements provide for payments or benefits payable under the Employment Agreements or any other plan, arrangement or agreement with the Company, a “best net cutback” approach whereby the executive officer will receive the greater of (i) after-tax payments reflecting any excise taxes and (ii) after-tax payments reduced to the safe harbor threshold.
Additionally, each such executive officer’s Employment Agreement contains restrictive covenants relating to non-disclosure of confidential information, mutual non-disparagement, assignment of inventions, non-competition, and non-solicitation of employees, customers and suppliers. In the event any of Messrs. Mahmoud, Marino, or Spence is terminated by the Company without “cause” or by the executive officer himself for “good reason”, in each case, within three months prior to a change of control or eighteen months after a change of control, then the non-competition and non-solicitation restrictive covenants run for twenty-four months for Dr. Mahmoud, eighteen months for Messrs. Kohler, Marino and Spence, and nine months for Mr. Krick following such executive officer’s termination of employment.
Director and Officer Indemnification
Pursuant to the terms of the merger agreement, each current or former director or officer of the Company will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. For a more detailed description of the provisions of the merger agreement relating to director and officer indemnification, please see the section of this proxy statement entitled “The Merger Agreement — Indemnification and Insurance” beginning on page 113.
Quantification of Payments and Benefits
In accordance with Item 402(t) of Regulation S-K, the table below sets forth for each of the Company’s named executive officers estimates of the amounts of compensation that are payable in connection with or otherwise relate to the merger. The Company stockholders are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on any of the Company, Paratek or the surviving corporation. Accordingly, if the merger agreement proposal is approved by the Company stockholders and the merger is consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above under “— Interests of the Company’s Directors and Executive Officers in the Merger”.
The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the merger had been consummated on April 7, 2025, (ii) (A) the per share cash consideration of $9.00 plus (B) the maximum CVR payment amount of $5.00 per share payable pursuant to the CVR becomes payable pursuant to the CVR agreement, (iii) the named executive officers’ salary as in effect as of April 7, 2025, (iv) the number of unvested Company Options and Company RSUs held by the named executive officers as of April 7, 2025, the latest practicable date to determine such amounts before the filing of this proxy statement and (v) an assumption that each named executive officer experiences a qualifying termination of employment immediately following the consummation of the merger under circumstances that entitle such named executive officer to receive severance payments, as described above under the section of this proxy statement entitled “— Severance Entitlements”.

As such, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the merger. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.
Golden Parachute Compensation Table
Name	Severance ($)(1)(4)	Equity Awards ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Ramy A. Mahmoud	2,562,006	4,008,917	59,978	6,630,901
Michael F. Marino	1,119,380	1,571,354	44,983	2,735,717
Paul Spence	1,074,405	1,467,711	44,983	2,587,099

(1)
The amounts shown in this column represent the estimated value of the cash severance each named executive officer is eligible to receive upon a termination without cause or a resignation for good reason, in each case, within three months prior to, or eighteen months after a “change of control” (such as the merger), pursuant to the terms of the Employment Agreements, and consists of (i) 200%, for Dr. Mahmoud and 150%, for Mr. Marino and Mr. Spence, the sum of each such named executive officer’s (A) base salary plus (B) target bonus opportunity plus (ii) the pro rata target annual cash bonus opportunity for the year in which the termination occurs (as described in the section of this proxy statement entitled “— Severance Entitlements”). These payments are “double-trigger”. Accordingly, such payments will not be payable solely as a result of the occurrence of the effective time, but would also require a qualifying termination.

Name	Cash Severance Payment ($)	Pro Rata Target Bonus Opportunity ($)	Total ($)
Ramy A. Mahmoud	2,434,568	127,438	2,562,006
Michael F. Marino	1,061,040	58,340	1,119,380
Paul Spence	1,018,409	55,996	1,074,405

(2)
The amounts shown in this column represent the estimated aggregate value of each named executive officer’s unvested Company Options and Company RSUs. Treatment of outstanding Company Options and Company RSUs held by the named executive officers is described above in the section of this proxy statement entitled “— Treatment of Company Equity Awards”. The table below sets forth the estimated aggregate value payable to each named executive officer in connection with the consummation of the merger pursuant to the merger agreement and any termination without cause or a resignation for good reason, in each case, within three months prior to, or eighteen months after a “change of control” (such as the merger), pursuant to the terms of the Employment Agreement and award agreements. Each named executive officer’s unvested Company Options and unvested Performance-Based Vesting Company RSUs are subject to single-trigger vesting, and accordingly, will vest solely as a result of the occurrence of the effective time. Each named executive officer’s Time-Based Vesting Company RSUs are “double-trigger,” and accordingly, will not vest solely as a result of the occurrence of the effective time, but would also require a qualifying termination.

		Equity ($)
Name	Value of closing consideration for Unvested Company Options	Value of maximum CVR consideration for Unvested Company Options	Value of closing consideration for Unvested Company RSUs	Value of maximum CVR consideration for Unvested Company RSUs	Total
Ramy A. Mahmoud	86,403	133,750	2,435,634	1,353,130	4,008,917
Michael F. Marino	34,157	52,875	954,207	530,115	1,571,354
Paul Spence	27,536	42,625	898,425	499,125	1,467,711

(3)
The amounts shown in this column represent the estimated value of the COBRA benefits each named executive officer is eligible to receive upon a termination without cause or a resignation for good reason, in each case, within three months prior to, or eighteen months after a “change of control” (such as the merger), pursuant to the terms of the Employment Agreements, as described more fully in the section of this proxy statement entitled “— Severance Entitlements”. The COBRA benefits are “double-trigger”. Accordingly, such payments will not be payable solely as a result of the occurrence of the effective time, but would also require a qualifying termination.

(4)
The severance payments and benefits described above are generally subject to the applicable named executive officer’s compliance with restrictive covenants in favor of the Company described more fully in the section of this proxy statement entitled “— Severance Entitlements”.

Material U.S. Federal Income Tax Consequences of the Merger
The following is a general summary of material U.S. federal income tax consequences of the merger to Company stockholders whose shares of Company common stock are converted into the right to receive the merger consideration. This summary applies only to Company stockholders who hold their shares of Company common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not purport to address all U.S. federal income tax matters that may be relevant to a particular Company stockholder. This summary does not address tax considerations applicable to Company stockholders that may be subject to special tax rules including, without limitation, the following: (a) persons that are subject to special expatriation rules; (b) financial institutions; (c) insurance companies; (d) dealers or traders in securities or currencies or notional principal contracts; (e) tax-exempt entities; (f) persons that hold Company common stock as part of a “hedging” or “conversion” transaction or as a position in a “straddle” or as part of a “synthetic security” or other integrated transaction for U.S. federal income tax purposes; (g) Company stockholders subject to the alternative minimum tax; (h) regulated investment companies; (i) real estate investment trusts; (j) persons that own (or are deemed to own) 5% or more of the outstanding Company common stock; (k) partnerships and other pass-through entities and persons who hold Company common stock through such partnerships or other pass-through entities; (l) persons that have a “functional currency” other than the U.S. dollar; (m) Company stockholders that acquired (or will acquire) Company common stock through exercise of employee stock options or otherwise as compensation; and (n) persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an applicable financial statement.
This summary is not a complete analysis of all potential U.S. federal income tax consequences, nor does it address any tax consequences arising under any state, local or foreign tax laws or U.S. federal estate or gift tax laws, or the tax consequences to Company stockholders who exercise dissenters’ or appraisal rights. This summary is based on current provisions of the Code, existing, proposed and temporary regulations thereunder and administrative and judicial interpretations thereof. All of the foregoing are subject to change, and changes could apply retroactively and could affect the tax consequences described below. We have not sought and will not seek any opinion of counsel or ruling from the Internal Revenue Service (which we refer to as the “IRS”) regarding the U.S. federal income tax consequences of the merger described herein. This summary is not binding on the IRS or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged.
For purposes of this summary, a “U.S. Holder” means a beneficial owner of Company common stock that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States or any political subdivision thereof; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust (i) if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons has the authority to control all the substantial decisions of the trust or (ii) that has a valid election under applicable U.S. Treasury Regulations to be treated as a U.S. person. For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of Company common stock that is not a U.S. Holder and is not a partnership for U.S. federal income tax purposes. If a partnership (or other entity taxable as a partnership for U.S. federal income tax purposes) holds Company common stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. Partners of partnerships holding Company common stock should consult their own tax advisors.

The descriptions of U.S. federal income tax consequences set forth below are for general information only. Holders should consult their own tax advisors as to the particular tax consequences to them of the merger, including the application of U.S. federal, state, local and foreign tax laws and possible changes in such laws.
Consequences of the Merger to U.S. Holders.   The exchange of Company common stock for the merger consideration pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. The amount of gain or loss a U.S. Holder recognizes and the timing and character of a portion of such gain or loss depend on the U.S. federal income tax treatment of the receipt of, and payments with respect to, the CVRs, with respect to which there is substantial uncertainty. The installment method of reporting any gain attributable to the receipt of a CVR or payment with respect to a CVR generally will not be available with respect to the disposition of Company common stock pursuant to the merger because shares of Company common stock are traded on an established securities market.
There is no legal authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR received pursuant to the merger should be treated as “closed transactions” or “open transactions”, and such question is inherently factual in nature. As such, the U.S. federal income tax treatment of the receipt of the CVRs in connection with the merger is substantially unclear. Pursuant to U.S. Treasury Regulations dealing with contingent payment obligations analogous to the CVRs, if the fair market value of the CVRs is “reasonably ascertainable”, a U.S. Holder should treat the transaction as a “closed transaction” and treat the fair market value of the CVRs as part of the consideration received in the merger for purposes of determining gain or loss. On the other hand, if the fair market value of the CVRs cannot be reasonably ascertained, a U.S. Holder should treat the transaction as an “open transaction” for purposes of determining gain or loss. These Treasury Regulations state that only in “rare and extraordinary” cases would the value of contingent payment obligations not be reasonably ascertainable. The following sections discuss the U.S. federal income tax consequences of the receipt of cash and CVRs in exchange for Company common stock in the event it is treated as a “closed transaction” and, alternatively, in the event it is treated as an “open transaction”.
Additionally, as discussed in more detail below, there is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs. Therefore, the amount, timing and character of any gain, income or loss with respect to the CVRs is uncertain.
U.S. Holders are urged to consult their own tax advisors with respect to the treatment of the CVRs, including any payments made thereon, as well as regarding the availability of “open transaction” treatment and other possible characterizations of the receipt of a CVR.
Treatment as Closed Transaction.   If the receipt of the CVRs is treated as, or determined to be, part of a “closed transaction” for U.S. federal income tax purposes, a U.S. Holder generally will recognize capital gain or loss on a sale of Company common stock for the merger consideration pursuant to the merger, in an amount equal to the difference, if any, between (i) the amount of cash the U.S. Holder receives plus the “reasonably ascertainable” fair market value (determined as of the effective time) of any CVRs the U.S. Holder receives and (ii) the U.S. Holder’s adjusted tax basis in the U.S. Holder’s Company common stock. No express guidance under current U.S. federal income tax law is available regarding the proper method for determining the fair market value of the CVRs. Gain or loss generally will be calculated separately for each block of Company common stock (that is, Company common stock acquired at the same cost in a single transaction) exchanged for the merger consideration pursuant to the merger. Any capital gain or loss recognized will be long-term capital gain or loss if the U.S. Holder’s holding period for such Company common stock exceeds one year. Long-term capital gains for non-corporate U.S. Holders are generally eligible for a reduced rate of federal income taxation. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.
Under the “closed transaction” method, a U.S. Holder’s initial tax basis in a CVR will equal the fair market value of such CVR (determined as of the effective time). The holding period for the CVR will begin on the day following the date of the closing of the merger.
As noted above, there is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs and, therefore, the amount, timing and character of any gain, income or loss with respect to payments on the CVRs is uncertain. It is possible that payments received with respect to a CVR, up to the amount of a U.S. Holder’s adjusted tax basis in the CVR, may be treated as a non-taxable return of such U.S. Holder’s adjusted tax basis in the CVR, with any amount received in excess of basis treated as gain from the disposition of the CVR. Alternatively, payments with respect to a CVR could be treated as (i) payments with respect to a sale or exchange of a capital asset, (ii) ordinary income or (iii) dividends. It is also unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon. A U.S. Holder might be allowed to recognize loss to the extent of any remaining basis after the expiration of any right to cash payment under such U.S. Holder’s CVR. Paratek intends to treat any payments under the CVR (except to the extent of any imputed interest, as described below under “Imputed Interest”) as additional consideration for Company common stock exchanged pursuant to the merger. U.S. Holders should consult their own tax advisors with respect to the treatment of the CVRs, including any payments made on the CVRs.
Treatment as Open Transaction.   If the transaction is treated as an “open transaction” for U.S. federal income tax purposes, the fair market value of the CVRs would not be treated as additional consideration for the Company common stock at the time the CVRs are received in the merger and the U.S. Holder would have no tax basis in the CVRs. Instead, the U.S. Holder would take payments under the CVRs into account when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. Such payments (less any imputed interest under Section 483 of the Code as described below under “— Imputed Interest”) may be treated, in general, as additional consideration for the disposition of the Company common stock. Payments of cash pursuant to the merger, plus the portion of payments on the CVRs not treated as imputed interest, generally first would be applied to reduce a U.S. Holder’s adjusted tax basis in the Company common stock. A U.S. Holder then would recognize gain to the extent of any cash received pursuant to the merger or the portion of CVR payments not treated as imputed interest received after the U.S. Holder’s adjusted tax basis was reduced to zero. A U.S. Holder would recognize loss to the extent of any remaining basis after the basis reduction described in the previous sentence, although it is possible that such holder would not be able to recognize such loss until the resolution of all contingencies under the CVRs or possibly until such holder’s abandonment of the holder’s CVRs. Gain or loss generally would be calculated separately for each block of Company common stock (that is, Company common stock acquired at the same cost in a single transaction). Any such gain or loss would be long-term if the Company common stock were held for more than one year prior to such disposition. Long-term capital gains for non-corporate U.S. Holders are generally eligible for a reduced rate of federal income taxation. For both corporate and non-corporate taxpayers, the deductibility of capital losses is subject to limitations.
Imputed Interest.   Under either the “closed transaction” or “open transaction” treatment, a portion of any payment with respect to a CVR may be treated as imputed interest that is ordinary income to a U.S. Holder. The portion of the payment treated as imputed interest under Section 483 of the Code would be determined at the time such payment is made and generally would equal the excess of (i) the amount of the CVR payment over (ii) the present value of such amount as of the effective time, calculated using the applicable federal rate as the discount rate. The applicable federal rate is published monthly by the IRS. The relevant applicable federal rate would be the lower of the lowest applicable federal rate in effect during the three-month period ending with the month that includes the date on which the merger agreement was signed or the lowest applicable federal rate in effect during the three-month period ending with the month that includes the date of the consummation of the merger. A U.S. Holder would include in its taxable income interest imputed pursuant to Section 483 of the Code using such holder’s regular method of accounting for U.S. federal income tax purposes.
As discussed above, the U.S. federal income tax treatment of the receipt of, and payments with respect to, the CVRs is unclear, and we have not sought and will not seek any opinion of counsel or any ruling from the IRS with respect to the matters discussed herein. U.S. Holders should consult their own tax advisors regarding such treatment.
Consequences of the Merger to Non-U.S. Holders.   Subject to the discussions below under “Backup Withholding” and “FATCA”, any gain realized by a Non-U.S. Holder upon the exchange of Company common stock for the merger consideration pursuant to the merger will generally not be subject to U.S. federal income tax unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable), in which case, the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (as described above under “— Consequences of the Merger to U.S. Holders”), except that a Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable tax treaty) on such effectively connected gain, as adjusted for certain items; or
•
the Non-U.S. Holder is a nonresident alien individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the merger, and certain other conditions are met, in which case, the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or such lower rate specified by an applicable tax treaty) on such gain (net of certain U.S. source losses provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses).

Generally, if payments are made to a Non-U.S. Holder pursuant to a CVR, such Non-U.S. Holder may be subject to withholding at a rate of 30% (or such lower rate specified by an applicable tax treaty) on the portion of any such payments treated as imputed interest (as discussed above under “— Consequences of the Merger to U.S. Holders — Imputed Interest”), unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding under an applicable tax treaty by providing the appropriate documentation (generally, IRS Form W-8BEN or IRS Form W-8BEN-E) to the applicable withholding agents. As discussed above, the tax treatment of the CVRs and payments on the CVRs is substantially unclear, and it is possible that Paratek or an applicable withholding agent may be required to withhold additional amounts on payments with respect to the CVRs. Non-U.S. Holders are urged to consult their own tax advisors with respect to the tax treatment of the CVRs and payments on the CVRs.
Backup Withholding.   All payments to which a holder would be entitled pursuant to the merger and amounts received in respect of CVRs will be subject to backup withholding, currently at a rate of 24%, unless the holder (i) is a corporation, a Non-U.S. Holder or another exempt recipient or (ii) provides the holder’s taxpayer identification number (“TIN”) and certifies that no loss of exemption from backup withholding has occurred. If a holder is a U.S. Holder, the holder should complete and sign an IRS Form W-9 to be returned to the exchange agent, in order to provide the information and certification necessary to avoid backup withholding, unless an applicable exception exists and is proved in a manner satisfactory to the exchange agent. If a holder is a Non-U.S. Holder, the holder must generally submit an IRS Form W-8BEN (or other applicable IRS Form W-8) attesting to the holder’s exempt foreign status in order to qualify as an exempt recipient.
If a holder does not provide a correct TIN, the holder may be subject to penalties imposed by the IRS. Any amount paid as backup withholding does not constitute an additional tax and generally will be creditable against the holder’s U.S. federal income tax liability, provided that the required information is given to the IRS. If backup withholding results in an overpayment of tax, a holder may obtain a refund by filing a U.S. federal income tax return. Holders should consult their own tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining the exemption.
FATCA.   Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury Regulations promulgated thereunder (the provisions commonly known as “FATCA”), Paratek or another applicable withholding agent will be required to withhold tax at a rate of 30% on the portion of payments to certain foreign financial institutions and certain non-financial foreign entities on the CVRs reported as imputed interest, or possibly the entire CVR payment depending on the U.S. federal income tax treatment of the CVRs, unless the Non-U.S. Holder complies with the certification, documentation, registration, due diligence and reporting requirements of FATCA. A Non-U.S. Holder may be able to claim a credit or refund of the amount withheld under certain circumstances. However, proposed U.S. Treasury Regulations have eliminated the application of FATCA withholding to payments of gross proceeds from the disposition of property of a type that can generate U.S. source interest or dividends (such as the Company common stock). Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued. Non-U.S. Holders may also be subject to FATCA withholding with respect to imputed interest amounts. Non-U.S. Holders should consult with their tax advisors regarding the possible implications of these rules, including with respect to the CVRs.
Litigation Relating to the Merger
Between April 7, 2025 and April 14, 2025, the Company received two demand letters from purported stockholders of the Company alleging disclosure deficiencies in the preliminary proxy statement filed by the

Company on April 3, 2025. The demand letters demand that the Company and the Board issue certain corrective or supplemental disclosures. The Company believes that the disclosures set forth in the preliminary proxy statement comply with applicable law and that the allegations asserted in the demand letters are without merit.
Regulatory Approvals in Connection with the Merger
The parties to the merger agreement intend to, and are obligated to, cooperate with each other and use commercially reasonable efforts to, among other things, take or cause to be taken any and all steps necessary to avoid or eliminate each and every impediment under applicable antitrust laws so as to enable the closing of the merger to occur as promptly as practicable, but in no case later than the end date (as defined in the section of this proxy statement entitled “The Merger Agreement — Termination of the Merger Agreement — Termination by Either the Company or Paratek”), including, if applicable, providing as promptly as practicable all information required by any governmental body pursuant to its evaluation of the transactions contemplated by the merger agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder (which we refer to as the “HSR Act”); provided that neither Paratek nor any of its affiliates (including the Company and its subsidiaries following the closing) will be required to take or agree to take or proffer to take any action or agree to or accept any measure, obligation, commitment or limitation that would reasonably be expected to constitute a burdensome condition (as defined in the section of this proxy statement entitled “The Merger Agreement — Efforts to Close the Merger”) (i) with respect to any assets, categories of assets or portions of any business of the Company and its subsidiaries if any such burdensome condition would, individually or when taken together with all other required actions, reasonably be expected to (x) be material to the business, assets or financial condition of the Company and its subsidiaries, taken as a whole, or (y) be materially detrimental to the benefits that Paratek or any of its affiliates expects as a result of the transactions contemplated by the merger agreement or (ii) with respect to any assets, categories of assets or portions of any business of Paratek or any of its affiliates.
HSR Act Clearance
Consummation of the merger is subject to the requirements of the HSR Act and the rules promulgated by the FTC, which prevent transactions such as the merger from being consummated until, if applicable, (i) certain information and materials are furnished to the DOJ and the FTC and (ii) the applicable waiting period under the HSR Act has expired or been terminated.
At any time before or after consummation of the merger, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger, seeking divestiture of substantial assets of the parties or requiring the parties to license or hold separate assets or terminate existing relationships and contractual rights. At any time before or after the completion of the merger, any state could take such action under the antitrust laws as it deems necessary or desirable in the public interest. Such action could include seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of the parties. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot be certain that a challenge to the merger will not be made or that, if a challenge is made, we will prevail.
Additional Approvals
The Company and Paratek intend to make all required filings under the Exchange Act relating to the merger and obtain all other approvals and consents that may be necessary to give effect to the merger.
Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained, or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. These conditions could result in the conditions to the merger not being satisfied.

Delisting and Deregistration of the Common Stock
The Company will cooperate with Paratek and use its commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable to enable the delisting by the surviving corporation of the Company common stock from Nasdaq as promptly as practicable after the effective time and the deregistration of the shares of Company common stock under the Exchange Act as promptly as practicable following the delisting, and, accordingly, the Company’s common stock will no longer be publicly traded, and the Company will no longer be subject to the reporting requirements under the Exchange Act.

THE MERGER AGREEMENT
Explanatory Note Regarding the Merger Agreement
The following summarizes the material provisions of the merger agreement. This summary does not purport to be complete, may not contain all of the information about the merger agreement that is or may be important to you and is qualified in its entirety by reference to the full merger agreement, a copy of which is attached to this proxy statement as Annex A and incorporated by reference into this proxy statement. We strongly recommend that you read the merger agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the merger agreement and such documents and not by this summary or any other information contained in this proxy statement.
The merger agreement is included with this proxy statement only to provide you with information regarding the terms of the merger agreement and not to provide you with any other factual information regarding the Company, Paratek, Merger Sub or their respective subsidiaries, affiliates or businesses. The merger agreement contains representations and warranties by each of the parties to the merger agreement. These representations and warranties have been made solely for the benefit of the other parties to the merger agreement and:
•
have been made only for purposes of the merger agreement;

•
have been qualified by certain documents filed with, or furnished to, the SEC by the Company, from and after January 1, 2022, and on or prior to March 18, 2025;

•
have been qualified by confidential exceptions and disclosures made by the Company in connection with the merger agreement;

•
are subject to materiality qualifications contained in the merger agreement that may differ from what may be viewed as material by investors;

•
are subject to knowledge qualifiers contained in the merger agreement, which qualifiers are tied to the actual knowledge of certain persons after due inquiry;

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were made only as of March 19, 2025, or such other date as is specified in the merger agreement; and

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have been included in the merger agreement for the purpose of allocating risk between the Company, on the one hand, and Paratek and Merger Sub, on the other hand, rather than establishing matters as facts.

You should not rely on the representations and warranties or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Paratek, Merger Sub or any of their respective subsidiaries, affiliates or businesses. Moreover, information concerning the subject matter of the representations and warranties may have changed (and may continue to change) after March 19, 2025, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference into this proxy statement. The Company will provide additional disclosure in its public reports of any material information necessary to provide the Company stockholders with a materially complete understanding of the disclosures relating to the merger agreement. See the section of this proxy statement entitled “Where You Can Find Additional Information” beginning on page 138.
Effects of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement, at the effective time, Merger Sub, a wholly owned subsidiary of Paratek, will be merged with and into the Company, the separate corporate existence of Merger Sub will thereupon cease and the Company will be the surviving corporation in the merger.

Closing and Effective Time of the Merger
Unless the merger agreement has been terminated pursuant to its terms, or Paratek, Merger Sub and the Company agree in writing otherwise, the closing of the merger will take place at 9:00 a.m. Eastern Time on the date that is three business days following the satisfaction or, to the extent permitted by applicable legal requirements, waiver in writing of the conditions set forth in the merger agreement, other than those conditions which, by their terms or nature, are to be satisfied at the closing (but subject to the satisfaction of those conditions at the closing of the merger).
The merger will become effective at the time that the certificate of merger is filed with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by Paratek, Merger Sub and the Company and specified in the certificate of merger.
At the effective time, the certificate of incorporation of the Company will, by virtue of the merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II to the merger agreement and, as so amended, will be the certificate of incorporation of the surviving corporation until thereafter changed or amended as provided therein or by applicable legal requirements. At the effective time, the bylaws of the Company will, by virtue of the merger and without any further action, be amended and restated to read in its entirety as set forth on Annex III to the merger agreement and, as so amended, will be the bylaws of the surviving corporation until thereafter changed or amended as provided therein or by applicable legal requirements. At the effective time, the directors and officers of the surviving corporation will be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the effective time.
The Company and Paratek currently expect to consummate the merger during the second or third quarter of 2025, subject to receipt of the Company stockholder approval and the required regulatory approvals and the satisfaction or waiver (to the extent permitted by applicable legal requirements) of the other conditions to the merger described under the section of this proxy statement entitled “— Conditions of the Merger” below.
Consideration To Be Received in the Merger
The merger agreement provides that, at the effective time, each share of Company common stock that is issued and outstanding as of immediately prior to the effective time (other than excluded shares and appraisal shares) will be converted automatically into, and will thereafter represent only, the right to receive the merger consideration, which consists of (i) the cash consideration ($9.00 in cash per share of Company common stock, without interest and subject to withholding of applicable taxes) and (ii) the CVR consideration (one CVR per share of Company common stock, which represents the right to receive two contingent cash payments with an aggregate maximum amount payable of $5.00 in cash per share, subject to the achievement of certain net sales-based milestones set forth in the CVR agreement, without interest and subject to withholding of applicable taxes). As of the effective time, each holder of Company common stock will cease to have any rights with respect thereto, except the right to receive the merger consideration to be paid in consideration therefor.
If, between March 19, 2025 and the effective time, the outstanding shares of Company common stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the merger consideration will be appropriately adjusted.
Excluded Shares
Each share of Company common stock that is held by the Company (or held in the Company’s treasury) immediately prior to the effective time or then held by Paratek, Merger Sub or any other direct or indirect wholly owned subsidiary of Paratek or the Company as of immediately prior to the effective time will be canceled and will cease to exist, and no consideration will be delivered in exchange therefor.
Treatment of Company Equity Awards
At the effective time, each Company Option that is outstanding and unexercised as of immediately prior to the effective time will vest (if unvested) and be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Company Option, (i) an amount in cash, without interest, equal to the excess, if any, of (A) the cash consideration over (B) the exercise price per share of Company common stock of such Company Option and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Notwithstanding the foregoing, (a) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled without any cash payment, CVR or other consideration being made in respect thereof, and (b) if the exercise price per share of Company common stock of such Company Option is equal to or greater than the cash consideration, but less than the sum of the cash consideration and the maximum CVR payment amount payable pursuant to the CVR, such Company Option will be canceled and converted into the right to receive one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, and subject to applicable withholding taxes, for each share of Company common stock underlying such option (where the amount payable pursuant to the CVR agreement, if any, shall be reduced by the amount by which the exercise price per share of Company common stock of such Company Option exceeds the cash consideration).
At the effective time, each Vested Company RSU (after giving effect to any vesting acceleration in connection with the effective time) will be canceled, with the holder thereof becoming entitled to receive, with respect to each share of Company common stock underlying such Vested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes.
At the effective time, each Unvested Company RSU will be canceled, with the holder thereof becoming contingently entitled to receive, with respect to each share of Company common stock underlying such Unvested Company RSU, (i) an amount in cash, without interest, equal to the cash consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR agreement, in each case subject to applicable withholding taxes. Such consideration will vest and become payable, if at all, at the same time as the Unvested Company RSU would have vested and been payable pursuant to its terms and will otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the effective time.
Finally, each purchase right issued pursuant to the Company ESPP will be fully exercised on the earlier of the scheduled purchase date of the current offering period thereunder and the date that is seven business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant), and no later than immediately prior to the effective time, the Company ESPP will be terminated.
Treatment of Company Warrants
At the effective time, each Pharmakon warrant outstanding immediately prior to the effective time will be canceled for no consideration. At the effective time, each outstanding 2022 warrant will become exercisable for the merger consideration, less the 2022 warrant’s exercise price, that the holder of such 2022 warrant would have received if such 2022 warrant had been exercised in full into shares of Company common stock immediately prior to the effective time by paying the exercise price in respect thereof in cash immediately prior to the effective time; provided that, each holder of a 2022 warrant may elect, in accordance with the terms of the 2022 warrants, in lieu of the merger consideration for any 2022 warrant, for the surviving corporation to purchase such 2022 warrant for the Black Scholes Value (as defined in such 2022 warrant) of such 2022 warrant. At the effective time, each outstanding Pre-Funded warrants will become exercisable for the merger consideration, less the Pre-Funded warrant’s exercise price, that the holder of such Pre-Funded warrant would have received if such Pre-Funded warrant had been exercised in full into shares of Company common stock immediately prior to the effective time by paying the exercise price in respect thereof in cash immediately prior to the effective time.
Treatment of Purchase Rights Under the Employee Stock Purchase Plan
The merger agreement generally provides that following the date of the merger agreement, no new offering periods will begin under the Company ESPP, no Company employee may become a new participant in the Company ESPP, and no Company ESPP participant may increase the amount of his or her payroll deductions or any contributions other than previously elected payroll deductions during the current offering period from those in effect as of the date of the merger agreement. Each purchase right issued pursuant to the Company ESPP must be fully exercised on the earlier of the scheduled purchase date of the current offering period or the date that is seven business days prior to the effective time (with any participant payroll deductions not applied to the purchase of shares of Company common stock returned to the participant) and no later than immediately prior to the effective time, the Company ESPP will be terminated.
Payment for Stock
Prior to the effective time, Paratek will designate a bank or trust company reasonably acceptable to the Company to act as agent (which we refer to as the “exchange agent”) for the payment of the merger consideration in accordance with the merger agreement. On or prior to the closing date of the merger, Paratek will deposit or cause to be deposited with the exchange agent an amount in cash sufficient to pay the aggregate cash consideration. Paratek   and Merger Sub will not be required to deposit any funds related to the CVR unless and until such deposit is required pursuant to the terms of the CVR agreement.
Promptly after the effective time (but in no event more than three business days thereafter), Paratek and the surviving corporation will cause the exchange agent to deliver to each person who was, at the effective time, a holder of record of a share certificate or book-entry shares, who, in each case was entitled to receive the merger consideration pursuant to the merger agreement (i) a form of letter of transmittal and (ii) instructions for use in effecting the surrender of such share certificate or book-entry shares, as applicable, in exchange for the merger consideration as provided in the merger agreement.
Upon surrender of to the exchange agent of share certificates or book-entry shares, together with a letter of transmittal in the case of share certificates, duly completed and validly executed in accordance with such letter’s instructions and such documents as may reasonably be required pursuant to the instructions, the holder of such share certificates or book-entry shares will be entitled to receive, in exchange therefor, the merger consideration for each shares of Company common stock formerly evidenced by such share certificates or book-entry shares, subject to withholding of any applicable taxes, and the share certificates or book-entry shares so surrendered will be canceled.
Transfer Books; No Further Ownership Rights
At the close of business on the day of the effective time, the stock transfer books of the Company with respect to the shares of Company common stock will be closed and thereafter there will be no further registration of transfers of shares of Company common stock on the records of the surviving corporation. From and after the effective time, the holders of the shares of Company common stock outstanding immediately prior to the effective time will cease to have any rights with respect to such shares, except as otherwise provided for in the merger agreement or by applicable legal requirement. If, after the effective time, share certificates or book-entry shares are presented to the surviving corporation, for any reason, they will be canceled and exchanged as provided in the merger agreement.
Lost, Stolen or Destroyed Certificates
If any share certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the shares of Company common stock formerly represented by such share certificate, or by a representative of that holder, claiming that such share certificate to be lost, stolen or destroyed and, if required by the surviving corporation, the posting by that holder of a bold, in such reasonable amount as Paratek may direct, as indemnity against any claim that may be made against it with respect to such share certificate, the exchange agent will pay (less any amounts entitled to be deducted or withheld pursuant to the merger agreement), in exchange for such lost, stolen or destroyed share certificate, the applicable merger consideration to be paid in respect of the shares of Company common stock formerly represented by such share certificate.
Termination of Payment Fund
At any time following the 12-month anniversary of the effective time, Paratek will be entitled to require the exchange agent to deliver to Paratek any funds which had been made available to the exchange agent and not disbursed to holders of share certificates or book-entry shares (including all interest and other income received by the exchange agent in respect of all funds made available to it), and, thereafter, such holders will be entitled to look to the surviving corporation (subject to abandoned property, escheat and other similar legal requirements) only as general creditors thereof with respect to the merger consideration that may be payable upon due surrender of the share certificates or book-entry shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the surviving corporation nor the exchange agent will be liable to any holder of share certificates or book-entry shares for merger consideration properly delivered in respect of such share of Company common stock to a public official pursuant to any abandoned property, escheat or other similar legal requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any governmental body will become, to the extent permitted by applicable legal requirements, the property of the surviving corporation or its designee, free and clear of all claims or interest of any person previously entitled thereto.
Appraisal Rights
Shares of Company common stock that are outstanding immediately prior to the effective time and that are held by any holder of record or beneficial holder who is entitled to demand and properly demands appraisal of such shares pursuant to, and who complies in all respects with, Section 262 will not be converted into the right to receive the merger consideration as provided in the merger agreement, but instead will be canceled and will represent the right to receive only those rights provided under Section 262. For additional information, please see the section of this proxy statement entitled “The Merger — Appraisal Rights” beginning on page 78. The Company will give prompt notice to Paratek and Merger Sub of any demands received by the Company for appraisal of any shares of Company common stock, withdrawals of such demands and any other instruments served pursuant to Section 262 the DGCL, in each case prior to the effective time. Paratek will have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company will not, without the prior written consent of Paratek, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing.
Representations and Warranties
The merger agreement contains representations and warranties that the Company, on the one hand, and Paratek and Merger Sub, on the other hand, have made to one another, which are qualified in many cases by knowledge, materiality or Material Adverse Effect. With respect to the representations and warranties made by the Company, they are further qualified by (i) confidential exceptions and disclosures to the merger agreement delivered to Paratek and Merger Sub and (ii) disclosures set forth in documents filed with the SEC by the Company, on or after January 11, 2022, and on or prior to March 18, 2025 (excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements”).
The representations and warranties in the merger agreement do not survive the closing or termination of the merger agreement.
For purposes of the merger agreement, a “Material Adverse Effect” means any event, occurrence, circumstance, change, or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the transactions contemplated by the merger agreement on or before the end date or (b) the business, assets, condition (financial or otherwise), or results of operations of the Company and its subsidiaries, taken as a whole; provided, however, that none of the following will be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of shares of Company common stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception in the merger agreement; (ii) any event, occurrence, circumstance, change, or effect resulting from the announcement, pendency, or performance of the transactions contemplated by the merger agreement (other than for purposes of any representation or warranty contained in the merger agreement); (iii) any event, occurrence, circumstance, change, or effect generally affecting the industries in which the Company and its subsidiaries operate or in the economy generally or other general business, financial, or market conditions; (iv) any event, occurrence, circumstance, change, or effect arising directly or indirectly from or otherwise relating to general changes in the financial, credit, banking, securities, or capital markets in the United States or any other country or region in the world in which the Company and its subsidiaries operate (including any disruption thereof and any decline in the price of any market index) and including general changes or developments in or relating to currency exchange or interest rates; (v) any event, occurrence, circumstance, change, or effect arising directly or indirectly from or otherwise relating to any political or social conditions (or changes in such conditions) in the United States or any other country or region in the world in which the Company and its subsidiaries operate, act of terrorism, war, national or international calamity, natural disaster, acts of god, pandemic (including COVID-19) or any other similar event, or any escalation or worsening of any of the foregoing, or any action taken by any governmental body in response to any of the foregoing; (vi)   the failure of the Company to meet internal or analysts’ expectations or projections, provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising from any action taken by the Company at the written direction or written request of Paratek or any action required to be taken by the Company pursuant to the merger agreement; (viii) any event, occurrence, circumstance, change, or effect resulting or arising from the identity of, or any facts or circumstances relating to, Paratek, Merger Sub, or any of their respective affiliates; (ix) any event, occurrence, circumstance, change, or effect arising directly or indirectly from or otherwise relating to any change or proposed change in, or any compliance with or action taken for the purpose of complying with any change or proposed change in, any legal requirement or GAAP (or interpretations of any legal requirement or GAAP); or (x) any actual or potential sequester, stoppage, shutdown, default, or similar event or occurrence by or involving any governmental body affecting a national or federal government as a whole; provided that, any event, occurrence, circumstance, change or effect set forth in clauses (iii), (iv), (v), (ix), and (x) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such event occurrence, circumstance, change, or effect disproportionately affects the Company and its subsidiaries relative to other participants in the industries in which the Company and its subsidiaries operate, but only to the extent of any such incremental disproportionate effect of such event, occurrence, circumstance, change, or effect on the Company and its subsidiaries
A Parent Material Adverse Effect with respect to Paratek and Merger Sub means any event, occurrence, circumstance, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Paratek or Merger Sub to timely perform its obligations under the merger agreement or to timely consummate the transactions contemplated by the merger agreement and the CVR agreement, including the merger.
In the merger agreement, the Company has made customary representations and warranties to Paratek and Merger Sub that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement and the Company disclosure schedules. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing, and authority and qualification to conduct business with respect to the Company and its subsidiaries;

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the certificate of incorporation and bylaws of the Company and its subsidiaries;

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ownership and capital structure of the Company and its subsidiaries;

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the absence of any encumbrances and transfer restrictions (except for encumbrances or transfer restrictions of general applicability as may be provided under applicable securities laws) regarding any shares of Company common stock;

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the Company’s corporate power and authority to execute, deliver, and perform its obligations under the merger agreement and the enforceability of the merger agreement against the Company;

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required consents, approvals, and regulatory filings in connection with the merger agreement;

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the preparation of the Company’s financial statements, including the Company’s maintenance of internal controls with respect to financial reporting;

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the preparation, compliance, accuracy, and timely filing of or furnishing to the SEC all of the Company’s SEC filings, including disclosure controls and procedures;

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the absence of any action that has occurred that had a Material Adverse Effect, since December 31, 2023 through the date of the merger agreement;

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the operation in all material respects in the ordinary course of business consistent with past practice by the Company and its subsidiaries since September 30, 2024 through the date of the merger agreement;

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the absence of undisclosed liabilities;

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litigation matters;

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possession of all permits and governmental authorizations necessary to enable the Company and its subsidiaries to conduct its business;

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compliance with applicable legal requirements;

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employee matters;

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employee benefit plans;

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labor matters;

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tax matters;

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the existence, validity, and enforceability of specified categories of the Company’s material contracts;

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intellectual property matters;

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real and personal property;

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environmental matters;

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anti-corruption laws, sanctions, and similar rules and regulations;

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FDA and related matters;

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healthcare regulatory compliance;

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data privacy and information security matters;

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compliance with sanctions, customs, and trade control laws;

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insurance matters;

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compliance with the Company’s organizational documents, including with respect to the transactions contemplated by the merger agreement;

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the applicability of Section 203 of the DGCL and any other applicable takeover or anti-takeover laws;

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opinion of financial advisors; and

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payment of fees and expenses to any investment banker, broker, or finder in connection with the merger agreement.

In the merger agreement, Paratek and Merger Sub have made customary representations and warranties to the Company that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement. These representations and warranties relate to, among other things:
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due organization, valid existence, good standing, and authority and qualification to conduct business with respect to each of Paratek and Merger Sub;

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Paratek’s and Merger Sub’s corporate power and authority to execute and deliver the merger agreement, the CVR agreement, and perform their respective obligations thereunder, and the enforceability of the merger agreement against Paratek and Merger Sub;

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required consents, approvals, and regulatory filings in connection with the merger agreement and the CVR agreement;

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no untrue information having been provided, specifically for inclusion or incorporation by reference for preparing this proxy statement;

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litigation matters;

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matters with respect to Paratek’s financing and sufficiency of funds, including that the financing, when funded in accordance with the commitment letters will provide Paratek funds at the closing of the merger in an amount sufficient for (i) the payment of the aggregate cash consideration, (ii) the prepayment or repayment of any outstanding indebtedness of the Company or its subsidiaries required by the merger agreement to be prepaid or repaid and (iii) the payment of any other amounts required to be paid by Paratek or Merger Sub under the merger agreement on the closing date of the merger in connection with the consummation of the transactions contemplated by the merger agreement and the payment of any fees and expenses of or payable by Paratek, Merger Sub or the surviving corporation in connection with the foregoing, after taking into account any available cash of the Company and its subsidiaries at the closing, cash on hand at Paratek and cash available from other funding sources (we refer to such amount as the “financing amount”);

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Paratek having delivered debt and equity commitment letters to the Company providing funding for the merger;

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the solvency of Paratek and its subsidiaries, on a consolidated basis, at the effective time;

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capitalization of Merger Sub;

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no interested stockholders; and

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no other agreements or arrangements having been entered into by Paratek, Merger Sub or their directors, officers, or affiliates with any of the executive officers, directors or affiliates of the Company relating in any way to the transaction contemplated by the merger agreement and the CVR agreement.

Covenants Regarding Conduct of Business by the Company Pending the Effective Time
The merger agreement provides that during the pre-closing period, except (x) as expressly permitted by the merger agreement or as required by applicable legal requirement, (y) with the prior written consent of Paratek (which consent may not be unreasonably withheld, conditioned or delayed) or (z) as set forth in the Company disclosure schedules to the merger agreement:
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the Company will, and will cause its subsidiaries to, (i) use reasonable best efforts to conduct its business in the ordinary course in all material aspects and (ii) use commercially reasonable efforts to (a) maintain the assets and properties of the Company and its subsidiaries, (b) preserve the current relationships of the Company and its subsidiaries with customers, suppliers, distributors, contractors, key employees, governmental bodies and other business relations, (c) preserve the goodwill and ongoing operations of the Company and its subsidiaries and (d) comply in all material respects with all legal requirements; and

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the Company and its subsidiaries will not:

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establish a record date for, declare, set aside, or pay any dividend, or make any other distribution in respect of any shares of the Company’s capital stock (including shares of Company common stock);

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repurchase, redeem, or otherwise reacquire any of the shares of Company common stock, or any rights, warrants, or options to acquire any of the shares of Company common stock, other than: (i) repurchases of Company Options or Company RSUs (or shares of Company common stock issued upon the exercise or vesting or settlement thereof), (ii) in connection with withholding to satisfy the exercise price or tax obligations with respect to Company Options or Company RSUs or (iii) in connection with shares of Company common stock issued upon the exercise of purchase rights under the Company ESPP in accordance with the merger agreement;

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split, combine, subdivide, or reclassify any shares of Company common stock or other equity interests;

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sell, issue, grant, deliver, pledge, transfer, encumber, or authorize the sale, issuance, grant, delivery, pledge, transfer, or encumbrance of (i) any capital stock, equity interest, or other security in the Company or any of its subsidiaries, (ii) any option, call, warrant, restricted securities, or right to acquire any capital stock, equity interest, or other security in the Company or any of its subsidiaries, or (iii) any instrument convertible into or exchangeable for any capital stock, equity interest, or other security in the Company or any of its subsidiaries, subject to certain exceptions allowing the Company to issue (A) shares of Company common stock in connection with the exercise, vesting or settlement of Company Options, Company RSUs or Company Warrants outstanding as of the date of the merger agreement and (B) shares of Company common stock issuable to participants in the Company ESPP in accordance with its terms;
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(i) establish, adopt, enter into, terminate, or materially amend any employee benefit plan, (ii) materially amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any employee benefit plan, (iii) grant or increase any severance, retention or termination pay to any current or former employee, officer, director, or individual independent contractor of the Company or any of its subsidiaries, (iv) grant any employee, officer, director, or individual independent contractor of the Company or any of its subsidiaries any increase in compensation or benefits, (v) grant any equity or equity-based, or other incentive awards to any current or former employee, officer, director, or individual independent contractor of the Company or any of its subsidiaries, or (vi) amend or modify any performance criteria, metrics or targets under any employee plan (or any plan, program, policy, contract, arrangement or agreement that would be an employee plan if it were in existence on the date of the merger agreement) such that, as compared to those criteria, metrics or targets under any employee plan in effect as of the date of the merger agreement, the performance criteria, metrics or targets would reasonably be expected to be more likely to be achieved than in the absence of such amendment or modification; provided however, that the Company and its subsidiaries will not be restricted from providing those new employees who are permitted to be hired on or following the date of the merger agreement with plans, agreements, benefits and compensation arrangements (which will provide for “at-will” employment and will exclude equity or equity-based awards and severance (other than pursuant to an existing broad based employee plan), retention or termination pay) that have a value that is no greater than the value of such plans, agreements and compensation arrangements (excluding equity or equity-based awards and severance (other than pursuant to an existing broad-based employee plan), retention or termination pay) previously provided to newly hired employees in similar positions;

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hire or engage, or terminate (other than for cause), any employee or individual independent contractor with an annual base salary or annual base compensation (as applicable) in excess of $200,000;

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amend or permit the adoption of any amendment to the Company’s or its subsidiaries’ certificate of incorporation or bylaws or other charter or organizational documents;

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form any subsidiary, acquire any equity interest in any other entity, acquire a material portion of the assets of any other person in excess of $250,000 individually or $500,000 in the aggregate (other than any acquisition of supplies, raw materials, inventory or products in the ordinary course of business) or enter into any material joint venture, partnership or similar arrangement;

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make or authorize any capital expenditure (except that the Company and its subsidiaries may make capital expenditures that do not exceed $250,000 individually or $500,000 in the aggregate);

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except pursuant to an acceptable confidentiality agreement, disclose any trade secrets or other confidential information relating to any of the Company’s products other than pursuant to a binding written confidentiality and non-disclosure agreement, and with respect to any trade secrets, with protections sufficient to protect and maintain the trade secret as a trade secret under applicable legal requirements;

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acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, divest or spin-off, abandon, waive, create, or incur any encumbrance (other than a permitted encumbrance) on, relinquish, or permit to lapse (other than any patent expiring at the end of its statutory term), grant any other right or immunity under (whether present or contingent, including any option, right of first refusal, or other preferential right, non-assert, or covenant not to sue), transfer or assign, or fail to take any action necessary to maintain, enforce, or protect, any intellectual property right, except

(i) granting non-exclusive licenses (a) pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for the Company or any of its subsidiaries (where such license is granted to enable the performance of such services), or other similar agreements, in each case, that are entered into by the Company or any of its subsidiaries in the ordinary course of business, and (b) where the grant of rights to use any intellectual property rights are incidental, and not material to, any performance under each such agreement, or (ii) transactions between the Company and a wholly owned subsidiary or between wholly owned subsidiaries;
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(i) lend money or make capital contributions or advances to or make investments in, any person or incur, issue, or guarantee any indebtedness (except for advances to employees and consultants for travel and other business related expenses in the ordinary course of business and in compliance with the Company’s policies related thereto), other than between the Company and a wholly owned subsidiary, or between wholly owned subsidiaries, or (ii) renew, extend, repurchase, prepay or refinance any existing credit or loan arrangements, or enter into “keep well” or other agreement to maintain any financial condition of another person or enter into any agreement or arrangement having the economic effect of the foregoing;

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amend or modify in any material respect or waive any right under, terminate, replace or release, settle or compromise any right or claim under any material contract, or enter into any contract that would constitute a material contract if it were in effect on the date of the merger agreement;

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enter into a new line of business or abandon or discontinue any existing lines of business within the Company or any of its subsidiaries;

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except as required by applicable legal requirement or GAAP (i) make any material change to any accounting method or accounting period used for tax purposes, or change any annual tax accounting period, fiscal year or any of its material financial, actuarial or working capital management policies or practices, or revalue any of its material assets, (ii) make, rescind or change any material tax election, (iii) file a material amended tax return, (iv) enter into a closing agreement with any governmental body regarding any material tax liability or assessment or file a request for a material tax ruling or other tax relief with any governmental body, (v) settle, compromise or consent to any material tax claim or assessment or surrender a right to a material tax refund, offset, or other reduction in tax liability, or (vi) waive or extend the statute of limitations with respect to any material tax or material tax return outside the ordinary course of business;

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commence any legal proceeding, except in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a loss of a material right or the material impairment of a valuable aspect of its business (provided that the Company consults with Paratek and considers the views and comments of Paratek with respect to any such legal proceeding prior to commencement thereof);

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settle, release, waive, or compromise any legal proceeding or other claim (or threatened legal proceeding or other claim) against the Company or any of its subsidiaries, other than any settlement, release, waiver or compromise that (i) results solely in monetary obligations involving only the payment of monies by the Company and its subsidiaries of not more than $250,000 in the aggregate or (ii) results in no monetary or other material non-monetary obligation of the Company or any of its subsidiaries, provided that the settlement, release, waiver or compromise of any legal proceeding or claim brought by the stockholders of the Company against the Company or its directors relating to the transactions contemplated by the merger agreement or a breach of the merger agreement or any other agreements contemplated thereby will be subject to the terms of the merger agreement; provided further, that the settlement, release, waiver or compromise of any legal proceeding or other claim (or threatened legal proceeding or other claim) against the Company and its subsidiaries containing any alleged challenges to intellectual property rights, including validity and enforceability, and any request for equitable relief, including specific performance or injunctive relief, will be subject to the prior written consent of Paratek (such consent not to be unreasonably withheld, conditioned or delayed);

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modify, terminate, extend, or enter into any collective bargaining agreement or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company and its subsidiaries;

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take any actions that would reasonably be expected to trigger notice obligations under the WARN Act;

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waive or release any noncompetition, nonsolicitation, noninterference, nondisparagement, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Company and its subsidiaries;

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adopt or implement any stockholder rights plan or similar arrangement;

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fail to maintain in full force and effect the existing insurance policies of the Company and its subsidiaries or to renew or replace such insurance policies with comparable insurance policies;

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adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization, or other reorganization of any of the Company and any of its subsidiaries;

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abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any permits in a manner which is materially adverse to the business of the Company and its subsidiaries, taken as a whole; or

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authorize any of, or agree or commit to take, any of the actions described above

Nothing contained in the merger agreement is intended to give Paratek or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its subsidiaries’ operations prior to the effective time. Prior to the effective time, each of Paratek and the Company will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.
No Solicitation; Change in Board Recommendation
Except as otherwise permitted by the merger agreement, during the pre-closing period, the Company and its subsidiaries (i) will, and will cause each of their respective officers, directors and employees to, and will instruct, and use reasonable best efforts to cause, their other respective to, immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with (or provision of any information to) any persons (other than Paratek and its representatives) an acquisition proposal (as defined below) and (ii) will not and will cause each of their respective officers, directors not to, and will instruct, and use reasonable best efforts to cause their other respective representatives not to, directly or indirectly:
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continue any solicitation, knowing encouragement, discussions, or negotiations with any persons that may be ongoing as of the date of the merger agreement with respect to an acquisition proposal;

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(x) solicit, initiate, knowingly facilitate, or knowingly encourage (including by way of furnishing information other than in compliance with the merger agreement) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an acquisition proposal, (y) engage in, continue, or otherwise participate in any discussions or negotiations regarding, or furnish to any other person any information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an acquisition proposal or any proposal or offer that could reasonably be expected to lead to an acquisition proposal (except to notify the person that the provisions of the merger agreement prohibit such discussion or negotiations), or (z) enter into any letter of intent, acquisition agreement, agreement in principle, or similar agreement with respect to an acquisition proposal; or

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waive or release any person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other contracts or take any action to exempt any person (other than Paratek, Merger Sub, or their affiliates) from the restrictions on business combinations or any similar provision contained in applicable takeover laws or the organizational and other governing documents of the Company and its subsidiaries, provided that solely in the case of this clause, if the Board determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with directors’ fiduciary duties under Delaware legal requirements, the Company may, with prior written notice to Paratek, waive any such standstill provision solely to the extent necessary to permit a third party (if it has not been solicited in breach of the merger agreement)

to make an acquisition proposal to the Board, conditioned upon such third party agreeing to disclosure of such acquisition proposal to Paratek.
Additionally, the Company was required to (i) promptly following March 19, 2025 (and in any event no later than March 21, 2025), request that each person and its representatives (other than Paratek and its representatives) that has, prior to the execution and delivery of the merger agreement, executed a confidentiality agreement or otherwise received non-public information about the Company or its subsidiaries from, or on behalf of, the Company, in each case in connection with such person’s consideration of an acquisition, business combination or other similar transaction, to promptly return or destroy all non-public information furnished to such person by or on behalf of the Company or any of its subsidiaries prior to the date of the merger agreement and (ii) promptly following March 19, 2025 (and in any event no later than March 20, 2025) terminate all physical and electronic data room access for such persons and their representatives to diligence or other information regarding the Company or any of its subsidiaries.
The Company agreed that if it (x) affirmatively permits any of its subsidiaries or any of its or their respective representatives to take any action or (y) is made aware of any action by one of its subsidiaries or one of its or their respective representatives and does not use its reasonable best efforts to exercise its available remedies to prohibit or terminate such action and, in each case, such action would constitute a breach of the merger agreement if taken by the Company, then such action will be deemed to constitute a breach of the merger agreement by the Company.
Notwithstanding the foregoing, if at any time on or after March 19, 2025 until receipt of the Company stockholder approval, the Company, any of its subsidiaries or any of their representatives receives a bona fide acquisition proposal, which was made or renewed on or after March 19, 2025 and did not arise out of or result from a breach of the non-solicitation restrictions described above, (i) the Company and its representatives may contact such person or group of persons solely to clarify the terms and conditions thereof or to inform such person or group of persons of the existence of the Company’s obligations described above and (ii) if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that such acquisition proposal constitutes, or would reasonably be expected to lead to, a superior offer (as defined below), then the Company and its representatives may:
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furnish, pursuant to an acceptable confidentiality agreement, information (including non-public information) with respect to the Company and its subsidiaries to the person or group of Persons who has made such acquisition proposal; provided that the Company will substantially concurrently with the delivery to such person provide or make available to Paratek any non-public information concerning the acquired corporations that is provided or made available to such person to the extent access to such information was not previously provided to Paratek or its representatives; and

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engage in or otherwise participate in discussions or negotiations with the person or group of persons making such acquisition proposal.

In addition, if the Board makes the determination that such acquisition proposal constitutes, or would reasonably be expected to lead to, a superior offer as provided above or takes any initial action set forth above, the will notify Paratek within 24 hours of the making of such determination or taking of such action.
During the pre-closing period, the Company will (i) promptly (and, in any event, within 24 hours) notify Paratek if any inquiries, proposals or offers with respect to, or that would reasonably be expected to lead to, an acquisition proposal are received by the Company or any of its subsidiaries and provide to Paratek (A) a copy of any written acquisition proposal (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto) and a summary of any material unwritten terms and conditions thereof and (B) the identity of the person or group of persons making such inquiry, proposal or offer and (ii) keep Paratek reasonably informed of the status of, and any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or acquisition proposal on a reasonably prompt basis (and in any event within 24 hours of such material development, discussion or negotiation). The Company is required to, promptly upon receipt or delivery thereof (and in any event within 24 hours), provide Paratek with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto relating to such acquisition proposal, in each case, exchanged between the Company or any of its representatives, on the one hand, and the person making such acquisition proposal or any of its representatives, on the other hand.

Except as described below, during the pre-closing period, the Board has agreed that neither it, nor any committee thereof, will:
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(i) fail to include the Board’s recommendation that the Company stockholders adopt the merger agreement (which we refer to as the “Board recommendation”) in this proxy statement, (ii) withdraw (or modify or qualify in a manner adverse to Paratek or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Paratek or Merger Sub), the Board recommendation, (iii) adopt, approve, recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any acquisition proposal, (iv) after public announcement of an acquisition proposal (other than a tender offer or exchange offer), fail to publicly reaffirm the Board recommendation within five business days after a written request by Paratek to do so (or, if relating to any acquisition proposal or material amendments, revisions or changes to the terms of any such publicly disclosed acquisition proposal that are publicly disclosed within the last five business days prior to the then-scheduled special meeting, fail to take the foregoing actions, within three business days after a written request by Paratek to do so); provided that Paratek may only make such request once with respect to any acquisition proposal (provided that each time a determination notice (as defined below) is given (or required to be given in accordance with the terms of the merger agreement) Paratek will, subject to the following provision, be entitled to make a new such request); provided further that the Company will not be required to provide any such reaffirmation (or reference to the prior Board recommendation) during the two or three business day period, as applicable, following the giving of a determination notice;

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approve, recommend or declare advisable, or publicly propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any contract, letter of intent, acquisition agreement, agreement in principle or similar document (whether written or oral, binding or nonbinding) with respect to any acquisition proposal (we refer to each, as a “Company acquisition agreement”); or

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fail to recommend against acceptance of any tender offer or exchange offer for the Company common stock by a person other than Paratek or any of its affiliates within ten business days after Paratek so requests in writing (which request may be made once per applicable acquisition proposal; provided that Paratek will be entitled to make a new request each time there is a publicly disclosed material change in such applicable acquisition proposal).

We refer to any action described in the above three bullet points as a “Company adverse recommendation change”.
Notwithstanding the foregoing, at any time prior to receipt of the Company stockholder approval:
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if the Company or any of its subsidiaries has received a bona fide written acquisition proposal that did not arise out of or result from a breach of the merger agreement from any person that has not been withdrawn and after consultation with outside legal counsel and financial advisors, the Board has determined, in good faith, that such acquisition proposal constitutes a superior offer, (x) the Board may make a Company adverse recommendation change, or (y) the Company may terminate the merger agreement to enter into a specified agreement with respect to such superior offer, in each case, if and only if: (A) the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the fiduciary duties of the Board to the Company’s stockholders under Delaware legal requirements; (B) the Company has given Paratek prior written notice of its intention to consider making a Company adverse recommendation change or terminating the merger agreement at least three business days prior to making any such Company adverse recommendation change or termination (which we refer to as a “determination notice”) and, if requested in writing by Paratek, during such three business day period has negotiated in good faith with respect to any revisions to the terms of the merger agreement or another proposal to the extent proposed by Paratek so that such acquisition proposal would cease to constitute a superior offer; and (C) (1) the Company has provided to Paratek, prior to the commencement of such three business day period, the information with respect to such acquisition proposal required by the merger agreement, (2) the Company has given Paratek the three business day period after the determination notice to propose revisions to the terms of the merger agreement or make another proposal so that such acquisition proposal would cease to constitute a superior offer, and (3) after considering in good faith any proposals made by Paratek during such period, if any, after consultation with outside legal counsel and financial advisors, the Board has determined, in good faith, that such acquisition proposal constitutes a superior offer and that the failure to make the Company adverse recommendation change or terminate the merger agreement would be inconsistent with the fiduciary duties of the Board under applicable legal requirements. The foregoing provisions also apply to any material amendment to any acquisition proposal and require a new determination notice; provided that for such subsequent determination notice, the required three business days will be deemed to be two business days; and
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other than in connection with an acquisition proposal, the Board may make a Company adverse recommendation change in response to an intervening event (as defined below) if: (A) the Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board under Delaware legal requirements; (B) the Company has given Paratek a determination notice specifying in reasonable detail the facts and circumstances describing such intervening event and the rationale for the Company adverse recommendation change at least three business days prior to making any such Company adverse recommendation change and, if requested in writing by Paratek, during such three business day period has negotiated in good faith with respect to any revisions to the terms of the merger agreement or another proposal to the extent proposed by Paratek so that a Company adverse recommendation change would no longer be necessary; and (C) (1) the Company has specified in reasonable detail the facts and circumstances that render a Company adverse recommendation change necessary, (2) the Company has given Paratek the three business day period after the determination notice to propose revisions to the terms of the merger agreement or make another proposal so that a Company adverse recommendation change would no longer be necessary, and (3) considering in good faith the proposals made by Paratek during such period, if any, after consultation with outside legal counsel and financial advisors, the Board has determined, in good faith, that failure to make the Company adverse recommendation change would breach the fiduciary duties of the Board under Delaware legal requirements. The foregoing provisions will also apply to any material change to the facts and circumstances relating to such intervening event, which shall require a new determination notice, except that the references to three business days shall be deemed to be two business days.

Notwithstanding anything to the contrary in the merger agreement, neither the Company nor any of its subsidiaries will enter into any Company acquisition agreement unless the merger agreement has been terminated in accordance with its terms.
For purposes of the merger agreement, “acceptable confidentiality agreement” means a customary confidentiality agreement that (i) contains provisions that are not materially less favorable to the Company than those contained in the confidentiality agreement between the Company and Paratek, except that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any acquisition proposal, and (ii) does not prohibit the Company from providing any information to Paratek in accordance with, and otherwise complying with, the non-solicitation restrictions in the merger agreement described above
For purposes of the merger agreement, “acquisition proposal” means any proposal or offer from any person (other than Paratek and its affiliates) or group relating to, in a single transaction or series of related transactions, any:
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acquisition or exclusive license of assets of the Company equal to more than 20% of the Company’s consolidated assets or to which more than 20% of the Company’s revenues or earnings on a consolidated basis are attributable;

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issuance or acquisition of more than 20% of the outstanding Company common stock;

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recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company common stock; or

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merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any person or group beneficially owning more than 20% of the outstanding Company common stock or 20% or more of the aggregate voting power or equity interests of the Company, the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, in each case other than the transactions contemplated by the merger agreement.
For purposes of the merger agreement, “superior offer” means a bona fide, written acquisition proposal that the Board determines, in its good faith judgment, after consultation with outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the person making the proposal and other aspects of the acquisition proposal that the Board deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the transactions contemplated by the merger agreement (including after giving effect to proposals, if any, made by Paratek); provided that for purposes of the definition of “superior offer,” the references to “20%” in the definition of acquisition proposal will be deemed to be references to “50%”.
For purposes of the merger agreement, an “intervening event” means any event, occurrence, circumstance, change or effect that materially affects the business, assets or operations of the Company (other than any event, occurrence, circumstance, change or effect primarily resulting from a breach of the merger agreement by the Company) occurring or arising after the date of the merger agreement that was not known to the Board as of the date of the merger agreement, which event, occurrence, circumstance, change or effect becomes known to the Board prior to the effective time, other than (a) changes in the Company common stock price, in and of itself (however, the underlying reasons for such changes may constitute an intervening event), (b) any acquisition proposal or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an intervening event).
Efforts to Close the Merger
Each of the parties to the merger agreement has agreed to cooperate with the other parties and use their commercially reasonable efforts to take or cause to be taken promptly any and all steps necessary to avoid or eliminate each and every impediment under the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust laws and all other applicable legal requirements issued by a governmental body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition (which we refer to collectively as the “antitrust laws”) that may be asserted by any governmental body or any other party, so as to enable the closing of the merger to occur as promptly as practicable, but in no case later than the end date. These efforts include, if applicable, providing as promptly as reasonably practicable all information required by a governmental body pursuant to the governmental body’s evaluation of the transactions contemplated by the merger agreement under the HSR Act or any other applicable antitrust laws.
Notwithstanding anything in the merger agreement to the contrary, neither Paratek nor any of its affiliates (including the Company and its affiliates following the closing of the merger) will be required to take or agree to take or proffer to take any action or agree to or accept any measure, obligation, commitment or limitation that would reasonably be expected to constitute a burdensome condition (i) with respect to any assets, categories of assets or portions of any business of the Company and its subsidiaries if, in each case, any such burdensome condition would, individually or when taken together with all other actions undertaken with respect to the matters contemplated by the merger agreement, reasonably be expected to (a) be material to the business, assets or financial condition of the Company and its subsidiaries, taken as a whole, or (b) be materially detrimental to the benefits that Paratek or any of its affiliates expects as a result of the transactions contemplated by the merger agreement or (ii) with respect to any assets, categories of assets or portions of any business of Paratek or any of its affiliates. For purposes of the merger agreement, a “burdensome condition” means each of (A) divesting or agreeing to divest any of its assets or businesses, (B) holding separate or agree to hold separate any of its assets or businesses pending such divestiture, (C) agreeing to any limitations with respect to how it owns, retains, conducts or operates all or any portion of its assets or businesses, or that would impair or restrict its ability to acquire any assets or businesses, (D) granting or agreeing to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any third party or (E) agreeing or consenting to any other remedy, in each case, to obtain any required approval or to forestall or prevent any action by any governmental body.
Under the merger agreement, Paratek, Merger Sub, and the Company agreed to, and agreed to cause their respective affiliates to:
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following the date of the merger agreement, cooperate in good faith and jointly to determine whether pre-merger filings are required under the HSR Act with respect to the transactions contemplated by the merger agreement, and if the parties determine that such filing are required, make such filings as soon as reasonably practicable following the date of such determination;

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cooperate with each other in determining whether (and preparing and making as promptly as practicable) any other antitrust law or other filings, notifications, or other consents are required or advisable to be made with or obtained from any other governmental bodies in connection with the transactions contemplated by the merger agreement;

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give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action, or legal proceeding brought by a governmental body or brought by a third party before any governmental body, in each case, with respect to the transactions contemplated by the merger agreement under the antitrust laws;

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keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action, or legal proceeding;

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promptly inform the other parties of, and give the other parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ, or any other governmental body in connection with any such request, inquiry, investigation, action, or legal proceeding;

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promptly furnish to the other parties, subject to an appropriate confidentiality agreement to limit disclosure to legal counsel and outside consultants, with copies of documents provided to or received from any governmental body in connection with any such request, inquiry, investigation, action, or legal proceeding (other than highly sensitive or valuation information (which can be redacted));

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subject to an appropriate confidentiality agreement to limit disclosure to legal counsel and outside consultants, consult and cooperate with the other parties and consider in good faith the views of the other parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion, or proposal made or submitted in connection with any such request, inquiry, investigation, action, or legal proceeding; and

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except as may be prohibited by any governmental body or by any legal requirement, in connection with any such request, inquiry, investigation, action, or legal proceeding in respect of the transactions contemplated by the merger agreement, permit authorized representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action, or legal proceeding and to have access to and be consulted in connection with any argument, opinion, or proposal made or submitted to any governmental body in connection with such request, inquiry, investigation, action, or legal proceeding.

Financing; Company Financing Cooperation
Pursuant to the merger agreement, Paratek is required to use reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to obtain, no later than the closing date of the merger, the proceeds of the financing on the terms and conditions (including with respect to conditionality thereof) described in the commitment letters (or on other terms that are not (1) less favorable to Paratek than the terms and conditions (including any “market flex” provisions contained in the fee letters between borrower and the debt financing source (which we refer to as the “fee letters”)) set forth in the applicable commitment letter and (2) restricted terms (as defined below) (we refer to clauses (1) and (2) collective as the “acceptable debt financing terms”)), including (i) maintaining in effect the commitment letters in accordance with and subject to the terms and conditions set forth therein (it being understood that the commitment letters may be replaced or amended as provided in the merger agreement), (ii) negotiating definitive debt financing agreements (as defined below) that reflect the terms and conditions in the debt commitment letter or such other terms that may be acceptable to Paratek or the debt financing sources, provided that, such other terms will not be permitted to the extent they constitute restricted terms, (iii) complying with the covenants applicable to Paratek in the commitment letters and in the definitive debt financing agreements for the financing that are within Paratek’s control to the extent the failure to comply with such covenants would be reasonably expected to adversely impact the amount or the availability of the financing at the closing of the merger and (iv) satisfying on a timely basis (or obtaining a waiver of) all conditions in the debt commitment letter (other than those conditions that by their nature are to be satisfied at the closing of the merger, but subject to the satisfaction or waiver of such conditions at the closing of the merger) and the definitive debt financing agreements applicable to Paratek or its affiliates that are within their control. In the event that all conditions contained in the commitment letters have been satisfied (other than, with respect to the debt financing, the availability of the cash equity committed pursuant to the equity commitment letters (which we refer to as the “cash equity”)), Paratek will use its reasonable best efforts to cause the debt financing sources and the equity investors to fund the financing at closing.
Paratek will not, and will cause its affiliates not to, permit or consent to or agree to any assignment, amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, any commitment letter without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), if such assignment, amendment, restatement, supplement, termination, modification or waiver would (i) prevent or delay the availability at the closing of all or a portion of the debt financing or cash equity necessary to satisfy the financing amount (as defined below) (after taking into account the portion of the debt financing or cash equity, as applicable, that remains available and all other sources of capital available to Paratek) or the consummation of the transactions contemplated by the merger agreement, (ii) reduce the amount of the debt financing or cash equity below the amount necessary to satisfy the financing amount (after taking into account the portion of the debt financing or cash equity, as applicable, that remains available and all other sources of capital available to Paratek), (iii) impose new or additional conditions or otherwise expand any of the conditions to the receipt of the financing to the extent such new, additional or expanded condition would prevent or delay the closing of the merger or (iv) otherwise adversely affect the ability of Paratek to enforce its rights under any commitment letter (we refer clauses (i) through (iv) collectively as the “restricted terms”).
In the event that any portion of the debt financing in an amount required to satisfy the financing amount (after taking into account the portion of the debt financing that remains available, the cash equity and all other sources of capital available to Paratek) becomes unavailable on the terms and conditions (including any “market flex” provisions set forth in the fee letters) contemplated by the debt commitment letter or any of the definitive agreements with respect to the debt financing required to satisfy the financing amount with respect to the debt financing on the terms and conditions contained in the debt commitment letter, or on other acceptable debt financing terms (which we refer to as the “definitive debt financing agreements”), is withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor (other than the right of Paratek to terminate the merger agreement), unless Paratek has available to it other sources of capital to replace such unavailable debt financing, Paratek will use reasonable best efforts to (x) obtain alternative debt financing (in an amount, when taken together with the portion of the debt financing that remains available, the cash equity and all other sources of capital available to Paratek, at least equal to the financing amount) from the same or other sources on terms and conditions that are not materially less favorable, when taken as a whole, to Paratek than those contained in the debt commitment letter and the fee letters (including any “market flex” provisions set forth in the fee letters) (which we refer to as the “alternative debt financing”) and (y) promptly notify the Company of such unavailability and the reason therefor.
Upon reasonable request of the Company, Paratek will keep the Company reasonably informed of the status of its efforts to consummate the financing, except to the extent such information would jeopardize any attorney-client privilege, attorney work-product protections or similar protections. Subject to the exception in the preceding sentence, Paratek will give the Company prompt written notice (i) of any material breach or material default by Paratek, or to the knowledge of Paratek, any party to any commitment letter, (ii) if and when Paratek believes that any portion of the financing contemplated by any commitment letter necessary to fund the financing amount (taking into account the cash equity) is not reasonably expected to be available on the terms (or on such terms not materially less favorable to Paratek), in the manner or from the sources contemplated by such commitment letter at or prior to the time that the closing is required to occur pursuant to the terms hereof, (iii) of the receipt by Paratek or Merger Sub of any written notice or other written communication from any party to any commitment letter with respect to any actual or threatened material breach, material default, termination or repudiation by any party to such commitment letter (but excluding in each case, any ordinary course negotiations with respect to the terms of the financing or any definitive agreement with respect thereto (including any definitive debt financing agreement)) and (iv) of any expiration or termination of any commitment letter.
Notwithstanding anything to the contrary, nothing in the financing cooperation provisions of the merger agreement described under the sections entitled “The Merger Agreement — Financing; Company Financing Cooperation” will require, and in no event will the commercially reasonable efforts of Paratek be deemed or construed to require, (i) funding of any equity financing other than the cash equity portion of the financing, (ii) the incurrence of any debt financing other than the debt financing or any alternative debt financing, or (iii) the payment of fees in connection with the debt financing or the cash equity portion of the financing in excess of the amounts contemplated by the debt commitment letter and equity commitment letters.
Obtaining the debt financing is not a condition to the closing of the merger.
Company Cooperation
During the pre-closing period, the Company will and will cause its subsidiaries to, use reasonable best efforts to provide, and will cause its representatives to use their reasonable best efforts to provide all cooperation reasonably requested by Paratek in connection with the obtaining, arrangement and consummation of the debt financing, with such reasonable best efforts to include, but not be limited to:
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causing appropriate members of the Company’s senior management team to participate in a reasonable number of meetings, conference calls, presentations and due diligence sessions with arrangers, accountants, potential lenders and/or rating agencies, at reasonable times and locations mutually agreed, and upon reasonable notice;

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assisting Paratek with the preparation of customary rating agency presentations, bank information memoranda, investor, lender presentations and similar customary documents for use in connection with the debt financing;

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assisting Paratek in obtaining ratings in connection with the debt financing;

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solely with respect to financial information and data derived from historical books and records, assisting Paratek with the preparation of pro forma financial information and pro forma financial statements reflecting the transactions contemplated by the merger agreement and the debt financing to the extent required by the debt commitment letter;

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assisting Paratek in connection with the preparation of (and executing and delivering as of the closing date) any closing documents and other definitive financing documents with respect to the debt financing;

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assisting in facilitating the pledging, granting and perfection of collateral and the granting of security interests and guarantees in respect of the debt financing (including to deliver any original stock certificates and related powers and any original promissory notes and related powers), to the extent permitted under the Company’s existing indebtedness;

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cooperating in connection with obtaining customary payoff letters and related release documentation in respect of certain existing indebtedness of the Company;

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providing customary authorization letters to the debt financing sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation to the debt financing sources;

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as promptly as reasonably practicable, furnishing Paratek with the required financial statements of and other information regarding the Company and its subsidiaries that is reasonably requested by Paratek and customarily included in marketing materials for financings similar to the debt financing;

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at least three business days prior to the closing date of the merger, providing all documentation and other information about the Company and each of its subsidiaries that (A) is required by the debt financing sources in connection with the debt financing and that has been requested of the Company in writing by Paratek at least ten business days prior to the closing date of the merger and (B) relates to applicable “know your customer” and anti-money laundering rules and regulations and that has been requested of the Company by or on behalf of Paratek at least ten business days prior to the closing date of the merger; and
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taking all corporate and other customary actions, subject to the occurrence of the closing of the merger, reasonably requested by Paratek to permit the consummation of the debt financing.

The foregoing notwithstanding, nothing in the financing cooperation provisions of the merger agreement described under this section “The Merger Agreement — Company Financing Cooperation” will require:
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cooperation that unreasonably interferes with the business or the operations of the Company or its subsidiaries;

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the Company or any of its subsidiaries or any of their respective representatives to execute, deliver or enter into any agreement with respect to the debt financing that is not contingent upon the occurrence of the closing of the merger or that would be effective prior to the closing date of the merger (with certain customary exceptions) and none of the directors and managers of the Company or the Company’s subsidiaries will be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the debt financing is obtained prior to the closing date unless Paratek has determined that such directors and managers are to remain as directors and managers of Paratek or Paratek’s subsidiaries on and after the closing date of the merger and such resolutions are contingent upon the occurrence of, or only effective as of, the closing date;

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the Company or any of its subsidiaries to pay any commitment or other similar fee or incur any other cost or expense, in each case prior to the closing in connection with the debt financing that is not contingent on the occurrence of the closing or that has not been or will not be reimbursed by or indemnified by Paratek;

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the Company or any of its subsidiaries to take any action to the extent it would (A) reasonably be expected to conflict with, or result in any violation or breach of, or default under, such entity’s organizational documents, any applicable legal requirements, or any material contract to which it is a party; (B) result in the waiver of any attorney-client privilege; (C) cause any of the Company’s representations, warranties, covenants or other obligations in the merger agreement to be breached or any condition to the closing of the merger to not be satisfied; (D) subject any director, manager, officer or employee of the Company or any of its affiliates to any actual or potential personal liability that is not indemnified hereunder; or (E) require any such entity to change any fiscal period;

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to pledge any assets or consent to the grant of liens on Company’s or its subsidiaries’ assets prior to the closing;

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waive or amend any terms of the merger agreement;

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deliver any legal opinion or negative assurance letter; or

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provide or prepare (A) pro forma financial statements, pro forma adjustments, projections, an as-adjusted capitalization table, information related to synergies, cost savings, ownership or other post-closing adjustments, or other prospective information, (B) any description of all or any component of any financing undertaken by Paratek in connection with the transactions contemplated by the merger agreement, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, (C) risk factors relating to all or any component of the any financing undertaken by Paratek in connection with the transactions contemplated by the merger agreement, (D) “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) any information required by Regulation S-K Item 402 or by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A, (F) financial statements in a form or subject to standard different than those provided to Paratek on the date of the merger agreement or (G) any information that is not readily available from the Company’s financial records.

The Company must deliver to Paratek at least three business days prior to the closing date of the merger (with drafts delivered at least five business days prior to the closing date of the merger) copies of customary payoff letters with respect to certain existing indebtedness of the Company (which we refer to as the “payoff letters”), which must contain certain provisions as set forth in the merger agreement. The Company will, and will cause its subsidiary to, unwind or novate or assist Paratek in connection with the unwinding or novation of any outstanding interest rate or other swaps or hedges on the closing date of the merger that are designated by Paratek in writing to the Company at least eight business days prior to the closing date of the merger. The Company will use reasonable best efforts to deliver to Paratek the executed payoff letter at or prior to the closing of the merger.
Indemnification and Insurance
The merger agreement provides that from and after the effective time, all rights to indemnification, advancement of expenses, or exculpation from liabilities for acts or omissions occurring at or prior to the effective time (whether asserted or claimed prior to, at, or after the effective time) now existing in favor of the current or former directors, or officers the Company or any of its subsidiaries pursuant to the organizational documents thereof and any indemnification or other similar agreements of the Company or any of its subsidiaries, in each case as in effect on the date of the merger agreement, will continue in full force and effect and will not be amended, repealed, or otherwise modified in any manner that would adversely affect the rights thereunder of any individual who is as of the date of the merger agreement, or who becomes prior to the effective time, a director or officer of the Company or any of its subsidiaries or who is as of the date of the merger agreement, or who thereafter commences prior to the effective time, serving at the request of the Company or any of its subsidiaries as a director or officer of another person (which we refer to as an “indemnified person”), and Paratek will cause the surviving corporation and its subsidiaries to perform their obligations thereunder.
In addition, from and after the effective time, Paratek will cause the surviving corporation and its subsidiaries to indemnify and hold harmless each indemnified person against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including with respect to matters existing or occurring at or prior to the effective time, including the merger agreement and the transactions and actions contemplated thereby), arising out of or pertaining to the fact that the indemnified person is or was a director or officer of the Company or any of its subsidiaries or is or was serving at the request of the Company or any of its subsidiaries as a director or officer of another person, whether asserted or claimed prior to, at or after the effective time, to the fullest extent permitted under applicable legal requirements.
In the event of any such claim, action, suit, or proceeding, (x) each indemnified person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the surviving corporation or its subsidiaries, as applicable, in accordance with the organizational documents and any indemnification or other similar agreements of the surviving corporation or its subsidiaries, as applicable, as in effect on the date of the merger agreement; provided that any indemnified person to whom expenses are advanced provides an undertaking, if required by the DGCL or the surviving corporation’s or any of its subsidiaries’ respective certificate of incorporation or bylaws (or comparable organizational documents) or any such indemnification or other similar agreements, as applicable, to repay such advances if it is ultimately determined by final adjudication that such indemnified person is not entitled to indemnification and (y) the surviving corporation and its subsidiaries, as applicable, will reasonably cooperate in the defense of any such matter.
Prior to the closing date of the merger, in consultation with Paratek, the Company will use reasonable best efforts to purchase (and if the Company does not purchase prior to the closing date, the surviving corporation may purchase on or after the closing date) “tail” directors’ and officers’ liability insurance for the Company and its subsidiaries and their respective current and former directors and officers who are covered by the directors’ and officers’ liability insurance coverage currently maintained by or for the benefit of the Company and its subsidiaries as of the date of the merger agreement (which we refer to as the “current D&O insurance”), in an amount that is not less than the existing coverage and with terms not less favorable than the existing coverage with respect to claims arising from facts or events that occurred at or before to the effective time (which we refer toas a “D&O tail policy”), so long as the total cost of any such “tail” insurance does not exceed 300% of the aggregate annual premium most recently paid by the Company and its subsidiaries for the current D&O insurance (which we refer to as the “maximum amount”), provided that if such “tail” insurance is not reasonably available or the aggregate premium exceeds the maximum amount, then the Company will obtain the most coverage available on terms and conditions at least as favorable as the current D&O insurance in effect on the date of the merger agreement and for a cost not exceeding the maximum amount (which we refer to as the “comparable coverage”). Such “tail” policy will be maintained for a period of six years following the closing date. In the event such “tail” policy has not been purchased as of the closing date, for a period of six years from and after the effective time, the surviving corporation will, and Paratek will cause the surviving corporation to (i) cause to be maintained in effect the current D&O insurance, (ii) purchase a D&O tail policy, or (iii) provide substitute insurance for the Company and its subsidiaries and their current and former directors and officers who are covered by the current D&O insurance, in such case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the current D&O insurance with respect to claims arising from facts or events that occurred at or before the effective time, except that in no event will the surviving corporation be required to pay with respect to any annual period for such insurance more than the maximum amount, and if the surviving corporation is unable to obtain the required insurance, it will obtain comparable coverage.
Employee Benefits Matters
The merger agreement provides that, for a period beginning at the effective time and ending on the first anniversary of the effective time, or if earlier, the date of termination of each continuing employee (as defined below) employed by Paratek, the surviving corporation or any of their respective subsidiaries, Paratek is required to, and will cause the surviving corporation and its subsidiaries to, provide the following to each individual employee of the Company or any of its subsidiaries who is employed as of immediately prior to the effective time (we refer to each such employee as a “continuing employee” and such period as the “comparability period”): (i) each of an annual rate of base salary or wage rates, as applicable, and a target annual cash incentive compensation opportunity, that is no less favorable, in each case, than that provided to such continuing employee immediately prior to the effective time, (ii) severance payments and benefits no less favorable than the severance payments or benefits provided pursuant to the Company benefit plans as made available, (iii) retirement and health and welfare benefits that are substantially comparable in the aggregate to the retirement and health and welfare benefits provided to such continuing employee as of immediately prior to the effective time, and (iv) other employee benefits that are substantially comparable in the aggregate to the other employee benefits provided to similarly-situated employees of Paratek and its affiliates.
Paratek is also required to, and will cause the surviving corporation to, cause service rendered by continuing employees to the Company and its subsidiaries prior to the effective time to be taken into account for purposes of eligibility, vesting and determination of level of benefits under employee benefit plans of Paratek and the surviving corporation and its subsidiaries, to the same extent as such service was taken into account under the corresponding Company benefit plans immediately prior to the effective time for those purposes; provided that, the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service, or (ii) to any defined benefit pension, vesting of equity or equity-based compensation, vesting of long-term incentives, or retiree or post-employment health and welfare benefit plans. Without limiting the generality of the foregoing, Paratek shall, and shall cause the surviving corporation to use commercially reasonable efforts to not subject continuing employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of Paratek, the surviving corporation or its subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Company benefit plan in which they participated prior to the effective time. Paratek shall, and shall cause the surviving corporation and its subsidiaries to, use commercially reasonable efforts to give such continuing employees credit under such employee benefit plans for any eligible expenses incurred by such continuing employees and their covered dependents under a Company benefit plan during the portion of the plan year prior to the effective time for purposes of satisfying all co-payment, co-insurance, deductibles, and maximum out-of-pocket requirements applicable to such continuing employees and their covered dependents in respect of the plan year in which the effective time occurs.
Certain Additional Covenants and Agreements
The merger agreement also contains additional covenants between the Company, Paratek and Merger Sub relating to, among other things, (i) public announcements with respect to the transactions; (ii) access to information and confidentiality; (iii) coordination with respect to litigation relating to the merger; (iv) covenants relating to the delisting of the shares of Company common stock from Nasdaq and deregistering such Company common stock under the Exchange Act; (v) the filing of this proxy statement; (vi) restrictions on the Company’s ability to adjourn or postpone the special meeting without Paratek’s consent; and (vii) covenants regarding actions to be taken with respect to the Company ESPP and the Company’s 401(k) plan.
Conditions of the Merger
Mutual Closing Conditions
Each party’s obligations to effect the merger are subject to the satisfaction or, if permitted under applicable legal requirement, waiver by mutual consent of Paratek, Merger Sub and the Company as of the closing of the merger of certain conditions, including:
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the Company stockholder approval will have been obtained;

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no temporary restraining order, preliminary or permanent injunction or final judgment issued by any governmental body or competent jurisdiction preventing the consummation of the merger, nor any legal requirement will have been promulgated, enacted, issued or deemed applicable to the merger by any governmental body that prohibits or makes illegal the consummation of the merger and no governmental body in any jurisdiction in which the Company or Paratek has business activities will have instituted any legal proceeding (that remains pending) seeking to temporarily or permanently prevent, prohibit or make illegal the consummation of the merger; and

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any waiting period (or extension thereof) applicable to the merger under the HSR Act will have expired or been terminated without the imposition of any burdensome condition.

Conditions of Paratek and Merger Sub to Closing
The obligations of Paratek and Merger Sub to effect the merger are subject to the satisfaction (or, if permitted under applicable legal requirements, waiver by Paratek and Merger Sub) as of the closing of the merger of certain additional conditions, including:
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subject to certain materiality qualifiers, the accuracy of representations and warranties of the Company to the extent specified in the merger agreement;

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the Company having complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the effective time under the merger agreement; and

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since the date of the merger agreement, there not having occurred a Material Adverse Effect.

Conditions of the Company to Closing
The obligations of the Company to effect the merger are subject to the satisfaction (or, if permitted under applicable law, waiver by the Company) as of the closing of the merger of certain additional conditions, including:
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subject to certain materiality qualifiers, the accuracy of representations and warranties of Paratek and Merger Sub to the extent specified in the merger agreement;

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Paratek and Merger Sub having complied with or performed in all material respects the covenants and agreements they are required to comply with or perform at or prior to the effective time under the merger agreement; and

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the CVR agreement being in full force and effect.

The consummation of the merger and the transactions is not conditioned upon Paratek’s receipt of financing. Each party may waive any of the conditions to its obligations to consummate the merger except where waiver is not permitted by applicable legal requirement.

Termination of the Merger Agreement
The merger agreement may be terminated, and the transactions abandoned, at any time prior to the effective time (except as otherwise noted), by the mutual written consent of the Company and Paratek.
Termination by Either the Company or Paratek
In addition, the Company, on the one hand, or Paratek, on the other hand, may terminate the merger agreement and abandon the merger at any time prior to the effective time (except as otherwise noted), if:
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the effective time has not occurred on or before the August 19, 2025 (which date, we refer to as the “end date”); provided that (i) if on the end date all of the conditions to closing set forth in the merger agreement, other than the no restraints closing condition and the HSR closing condition have been satisfied then the end date will be automatically extended by a period of 30 days, and (ii) this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement has caused or resulted in the merger not being consummated by the end date;

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any governmental body of competent jurisdiction has issued an order, decree or ruling, or has taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the merger or making the consummation of the merger illegal, which order, decree, ruling or other action is final and nonappealable; provided that this right to terminate the merger agreement will not be available to any party whose material breach of the merger agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action or to any party that has failed to use its reasonable best efforts as required by the merger agreement to remove such order, decree, ruling or other action; or

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the Company stockholder approval was not obtained by reason of the failure to obtain the required vote upon a final vote taken at the special meeting (or any adjournment or postponement thereof).

Termination by Paratek
Paratek may also terminate the merger agreement and abandon the transactions by written notice to the Company at any time prior to the effective time (except as otherwise noted):
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if (i) the Board has failed to include the Company board recommendation in the proxy statement when mailed or has effected a Company adverse recommendation change; (ii) the Company has entered into a Company acquisition agreement; or (iii) the Board has willfully and materially breached its obligations regarding no solicitation of acquisition proposals or its obligations regarding the Company board recommendation; or

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if the Company has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would give rise to the failure of the conditions set forth under the first and second bullet points described in the section of this proxy statement entitled “The Merger Agreement — Conditions of the Merger — Conditions of Paratek and Merger Sub to Closing” and (ii) is incapable of being cured or, if capable of being cured by the end date, has not been cured within 30 days of the date Paratek gives the Company written notice of such breach or failure to perform; provided that Paratek will not have the right to terminate the merger agreement pursuant to this bullet point if Paratek or Merger Sub is then in material breach of any representation, warranty, covenant or obligation under the merger agreement.

Termination by the Company
The Company may also terminate the merger agreement and abandon the transactions by written notice to Paratek at any time prior to the effective time (except as otherwise noted):
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prior to obtaining the Company stockholder approval, in order to accept a superior offer and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board has determined, in good faith, constitutes a super offer (which we refer to as a “specified agreement”); provided that (i) neither the Company nor any of its subsidiaries is in breach of the obligations set forth in the merger agreement regarding a Company adverse recommendation change and (ii) such termination is effective only if the Company has paid the termination fee (as defined below) immediately prior to or substantially concurrently with such termination;
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if either of Paratek or Merger Sub has breached any of its representations or warranties or failed to perform any of its covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would reasonably be expected to prevent Paratek or Merger Sub from consummating the transactions contemplated by the merger agreement and (ii) is incapable of being cured or, if capable of being cured by the end date, has not been cured within 30 days of the date the Company gives Paratek written notice of such breach or failure to perform; provided that the Company will not have the right to terminate the merger agreement pursuant to this bullet point if the Company is then in material breach of any representation, warranty, covenant or obligation under the merger agreement; or

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if (i) all mutual conditions to closing and all of Paratek’s and Merger Sub’s conditions to closing set forth in the merger agreement have been satisfied or waived (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the closing of the merger, as applicable, each of which would be satisfied if the closing were to occur at such time), (ii) Paratek and Merger Sub have failed to consummate the merger at the closing at the time required by the merger agreement, (iii) following such failure, the Company has confirmed to Paratek and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the closing of the merger on such date of notice and at all times during the three business day period immediately thereafter, and (iv) Paratek and Merger Sub fail to effect the closing of the merger prior to 5:00 p.m. Eastern Time on the third business day following the date of receipt of such written notification by Paratek and Merger Sub.

Company Termination Fee
The Company will be required to pay to Paratek a termination fee of $4,500,000 if:
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the merger agreement is terminated by the Company in order to accept a superior offer and substantially concurrently enter into a specified agreement;

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the merger agreement is terminated by Paratek pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by Paratek”; and

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(x) the merger agreement is terminated by Paratek or the Company pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by Either the Company or Paratek” (but in the case of a termination by the Company, only if at such time Paratek would not be prohibited from terminating this agreement pursuant to the proviso to such provision) or by Paratek pursuant to the provision described in the second bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by Paratek” as a result of the Company’s willful breach or by either the Company or Paratek pursuant to the provision described in the third bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by Either the Company or Paratek”, (y) any person has publicly disclosed a bona fide acquisition proposal after the execution and delivery of the merger agreement and prior to such termination and such acquisition proposal has not been publicly withdrawn prior to such termination and (z) within 12 months of such termination the Company enters into a definitive agreement with respect to such acquisition proposal (which acquisition proposal is subsequently consummated, whether during or following such 12-month period) or consummated an acquisition proposal; provided that for purposes of this clause (z) the references to “20%” in the definition of “acquisition proposal” will be deemed to be references to “50%”.

Paratek Termination Fee
Paratek will be required to pay to the Company a termination fee of $4,500,000 (which we refer to as the “Paratek termination fee”) if the merger agreement is terminated by the Company pursuant to either of the provisions described in the second and third bullet points described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by the Company” (or the merger agreement is terminated by Paratek pursuant to the provision described in the first bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by Either the Company or Paratek” at a time when the Company is otherwise entitled to terminate the merger agreement pursuant to the provision described in the third bullet point described above in the section of this proxy statement entitled “— Termination of the Merger Agreement — Termination by the Company”; provided that, in the event of a willful breach of the merger agreement or fraud by Paratek or Merger Sub prior to such termination, the amount of the Paratek termination fee will be $7,750,000.
Limitation of Liability
Other than the Company’s injunctive, specific performance, and equitable relief rights, as and only to the extent expressly permitted by the merger agreement and the Company’s rights to reimbursement and indemnification for losses incurred in connection with the Company’s and its subsidiaries’ cooperation with Paratek obtaining the financing, (i) the Company’s right to receive payment of the Paratek termination fee in the circumstances in which it is payable by Paratek pursuant to the merger agreement is the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its affiliates against Paratek and any of its affiliates or any of its or their respective former, current, or future stockholders, partners, members, or representatives, any debt financing sources and the equity investors (each of which we refer to as a “Paratek party”) for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the merger agreement and the financing, including the breach of any representation, warranty, covenant, or agreement in the merger agreement, the termination of the merger agreement, or the failure to consummate the transactions contemplated by the merger agreement and (ii) upon payment of the Paratek termination fee to the Company in the circumstances in which it is payable by Paratek under the merger agreement, together with the payment of all reasonable, documents out-of-pocket costs and expenses incurred by the Company in connection with a legal proceeding to enforce the payment of the Paratek termination fee (which we refer to as the “enforcement expenses”), no Paratek party will have any further liability or obligation relating to or arising out of the merger agreement or the financing, including the breach of any representation, warranty, covenant, or agreement in the merger agreement (whether a willful breach or otherwise), the termination of the merger agreement, or failure to consummate the transactions contemplated by the merger agreement.
The parties have agreed that if the closing of the merger does not occur, except with respect to the Company’s rights to reimbursement and indemnification for losses incurred in connection with the Company’s and its subsidiaries’ cooperation with Paratek obtaining the financing, the maximum aggregate liability of Paratek and the Paratek parties for monetary damages relating to or arising out of the merger agreement, the debt financing, or the cash equity, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of the merger agreement, or failure to consummate the transactions contemplated by the merger agreement, will be limited to an amount equal to the sum of the Paratek termination fee and the enforcement expenses, and in no event will the Company or any of its affiliates seek to recover any money damages in excess of such amount.
While the Company may pursue both a grant of specific performance in accordance with the provisions described below in the section of this proxy statement entitled “— Specific Performance” and the payment of the Paratek termination fee under the provision described above in the section entitled “— Paratek Termination Fee”, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance and payment of all or a portion of the Paratek termination fee.
Fees and Expenses
Whether or not the transactions are consummated, all fees and expenses incurred in connection with the merger agreement and the transactions will be paid by the party incurring such expenses, except as otherwise expressly set forth in the merger agreement.
Withholding Taxes
Each of the Company, the surviving corporation, Paratek and Merger Sub are entitled to deduct and withhold (or cause the exchange agent to deduct and withhold) from any amount payable pursuant to the merger agreement or the CVR agreement such amounts as it is required by any legal requirement to deduct and withhold with respect to taxes. To the extent that amounts are so deducted or withheld and timely and properly remitted to the appropriate governmental body in accordance with applicable legal requirement, such withheld amounts will be treated for all purposes of the merger agreement and the CVR agreement as having been paid to the person in respect of which such deduction and withholding was made. Other than with respect to any amounts treated as compensatory payments, the Company, the surviving corporation and Paratek will use commercially reasonable efforts to cooperate to reduce or eliminate any amounts that would otherwise be deducted or withheld.
Amendment or Supplement
Prior to the effective time, the merger agreement may be amended with the approval of the respective boards of directors of the Company, Paratek and Merger Sub at any time, whether before or after the Company stockholder approval has been obtained; provided that after the Company stockholder approval has been obtained, no amendment will be made that by any legal requirement requires further approval by the Company’s stockholders without the further approval of such stockholders.
Waiver
At any time prior to the effective time, Paratek and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained in the merger agreement or in any document delivered pursuant to the merger agreement or (iii) waive compliance by the other with any of the agreements or covenants contained in the merger agreement.
Governing Law; Jurisdiction
The merger agreement is governed by, and will be construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. Any legal, regulatory or administrative proceeding, suit, investigation, arbitration or action arising out of or relating to the merger agreement or the transactions will be heard and determined in the Delaware Court (or, if (but only if) the Delaware Court lacks subject matter jurisdiction over any action, the United States District Court sitting in New Castle County in the State of Delaware).
Notwithstanding anything to the contrary in the merger agreement, the Company has agreed (i) that the debt commitment letter, the fee letters, the definitive debt financing agreements and/or the debt financing and any dispute directly involving the debt financing sources (other than Paratek, Merger Sub or any affiliate thereof) arising under, out of, in connection with or related in any manner to the merger agreement, the debt commitment letter, the fee letters, the definitive debt financing agreements, the debt financing or any transactions contemplated thereby or the performance of any services thereunder will be governed by and construed in accordance with the legal requirements of the State of New York, regardless of the legal requirements that might otherwise govern under applicable principles of conflicts of laws thereof (except as otherwise provided in the applicable document relating to the debt financing) and (ii) not to bring any suit, action or proceeding against the debt financing sources or which may arise out of or relate to the merger agreement, the debt commitment letter, the fee letter, the definitive debt financing agreements and/or the debt financing or any of the transactions contemplated thereby or the performance of services in respect thereof or thereunder in any forum other than a New York State court or federal court of the United States of America sitting in the Borough of Manhattan in the City of New York.
Specific Performance
The parties agreed that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of the merger agreement in accordance with its specified terms or otherwise breach such provisions (including failing to take such actions as are required of it under the merger agreement to consummate the transactions). The parties acknowledged and agreed that (i) the parties will be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of the merger agreement and to enforce specifically the terms and provisions thereof without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity (including monetary damages), and (ii) the right of specific performance is an integral part of the transactions contemplated by the merger agreement and without that right, neither the Company nor Paratek would have entered into the merger agreement. The parties further agreed that (i) by seeking specific performance, a party will not in any respect waive its right to seek any other form of remedy or relief that may be available to a party or any third party beneficiary under the merger agreement (including monetary damages) or at law and (ii) nothing set forth in the merger agreement will require any party to institute any legal proceeding for (or limit any party’s right to institute any legal proceeding for) specific performance prior or as a condition to exercising any termination right under the merger agreement (and receiving the Paratek termination fee or termination fee, as applicable, or pursuing damages after such termination to the extent available to such party or any third party beneficiary under the merger agreement), nor shall the commencement of any legal proceeding seeking specific performance restrict or limit any party’s right to terminate the merger agreement in accordance with its terms or pursue any other remedies under the merger agreement that may be available at or following such termination.
The parties have also acknowledged and agreed that the Company is entitled to specific performance to cause Paratek to draw down the full proceeds of the cash equity pursuant to the terms and conditions of the equity commitment letters and to cause Paratek to effect the closing of the merger in accordance with the merger agreement, in each case, if, but only if (i) all mutual conditions to closing and all of Paratek’s conditions to closing set forth in the merger agreement have been satisfied or waived (other than conditions that either (x) by their terms are to be satisfied by the delivery of documents or the taking of actions at the closing, as applicable, each of which would be satisfied if the closing were to occur at such time, or (y) the failure of which to be satisfied is attributable, in whole or in part, to a breach by Paratek or Merger Sub of its representations, warranties, covenants or agreements contained in the merger agreement), (ii) the debt financing (or alternative debt financing) has been funded or will be funded at the closing upon the request of Paratek if the cash equity is funded at the closing, (iii) Paratek and Merger Sub have failed to consummate the merger at the closing at the time required, (iv) following such failure, the Company has confirmed to Paratek and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the closing of the merger on such date of notice and at all times during the three business day period immediately thereafter, and (v) Paratek and Merger Sub fail to effect the closing of the merger prior to 5:00 p.m. Eastern Time on the third business day following the date of receipt of such written notification by Paratek and Merger Sub.

CONTINGENT VALUE RIGHTS AGREEMENT
Explanatory Note Regarding the Form of CVR Agreement
The following summarizes the material provisions of the CVR agreement. The CVR agreement will be executed at the closing of the merger by Paratek and a rights agent (which we refer to as the “rights agent”). This summary does not purport to be complete, may not contain all information about the CVR agreement that is or may be important to you and is qualified in its entirety by reference to the full form of the CVR agreement, a copy of which is attached to this proxy statement as Annex I to the merger agreement attached as Annex A and incorporated by reference into this proxy statement. We strongly recommend that you to read the CVR agreement and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the CVR agreement and such documents related thereto and not by this summary or any other information contained in this proxy statement.
The CVR agreement is included with this proxy statement only to provide you with information regarding the terms of the CVR agreement and not to provide you with any other factual information regarding the Company, Paratek, Merger Sub or their respective subsidiaries, affiliates or businesses.
Contingent Value Rights
Each CVR represents the right of its holder to receive contingent cash payments pursuant to the CVR agreement if the conditions to those payments are satisfied. The initial holders will be the (i) holders of shares of Company common stock converted into the right to receive the merger consideration pursuant to the merger agreement and (ii) former holders of Company RSUs and former holders of Company Options (other than options granted pursuant to the Company ESPP) that are (x) in-the-money as of immediately prior to the effective time or (y) out-of-the-money as of immediately prior to the effective time but in-the-money when taking into account the sum of the cash consideration and the maximum CVR payment amount, in each case, that are unexercised and outstanding as of immediately prior to the effective time (we refer to such Company RSUs and applicable Company Options, collectively, as the “Company covered equity awards”) whose awards and stock options, as applicable, converted into the right to receive the merger consideration pursuant to the merger agreement.
The CVRs will not have voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any holder. The CVRs will not represent any equity or ownership interest in Paratek, the Company, the surviving corporation or any of their respective subsidiaries or affiliates.
Milestone Payments
While no guarantee or assurance can be given that any proceeds will be received, each CVR represents the right to receive the following contingent cash payments:
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$1.00, without interest and subject to withholding of applicable taxes upon the achievement of net sales of XHANCE in the United States in any calendar year equal to or in excess of $150 million (which we refer to a “Milestone 1”) during the Milestone 1 period; and

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$4.00, without interest and subject to withholding of applicable taxes upon the achievement of net sales of XHANCE in the United States in any calendar year equal to or in excess of $225 million (which we refer to as “Milestone 2” and together with Milestone 1, the “milestones”) during the Milestone 2 period.

For the purposes of the CVR agreement, “net sales” means the gross amount invoiced by or on behalf of (a) Paratek, the Company and their respective subsidiaries, (b) any person to which any license or other similar rights in or to XHANCE are licensed, sublicensed, assigned or transferred by Paratek, the Company or their respective subsidiaries (but not distributors acting in the capacity of a distributor), or (c) any successor assign of any person described in (a) or (b) (which we refer to as a “selling entity”), for XHANCE that such selling entity sells to third parties, which third parties shall include distributors and end-users, less the following deductions to the extent included in the gross invoiced sales price of XHANCE, or otherwise directly paid or incurred by a selling entity with respect to sale of XHANCE, in each case, as determined in accordance with the applicable selling entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products sold or licensed by such selling entity (if any), which shall be in accordance with United States generally accepted accounting principles (which we refer to as “GAAP”) or International Financial Reporting Standards, as such person uses from time to time, as consistently applied: (i) customary trade and quantity discounts, including prompt payment discounts, actually allowed and properly taken with respect to sales of XHANCE; (ii) credits, allowances, discounts, rebates and chargebacks taken by reason of defects, recalls, returns, rebates or allowances of goods, or because of retroactive price reductions, adjustments or billing errors with respect to the XHANCE; (iii) chargebacks or rebates (or the equivalent thereof) paid on sale of XHANCE, including such payments mandated by programs of governmental bodies or paid to medical healthcare organizations, to group purchasing organizations or trade customers; (iv) tariffs, duties, excise, sales, use, value-added and other taxes (other than taxes based on net income) and charges of governmental bodies; (v) invoiced amounts previously included in net sales that are written off as uncollectible; provided that if such amounts are thereafter paid, the corresponding amount will be added to the net sales for the period during which it is paid; (vi) discounts provided pursuant to patient financial assistance or discount programs, and coupon discounts (excluding free product pursuant to indigent patient or similar programs); (vii) transportation, freight, postage, importation, shipping insurance and other handling expenses; (viii) that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 or similar sales-based taxes or fees adopted in the future, in each case, to the extent reasonably allocable to sales of XHANCE; (ix) the portion of administrative and other similar fees paid during the relevant time period to group purchasing organizations, managed care entities, pharmaceutical benefit managers, Medicare Prescription Drug Plans and other similar types of organizations and networks participating in the distribution and/or sale of XHANCE; (x) rebates and similar payments made with respect to sales paid for by any governmental body or managed care organizations such as Federal or state Medicaid, Medicare, Coverage Gap, Inflation Reduction Act (IRA) penalties or similar state or federal program in the United States or equivalent governmental program in any other country; (xi) amounts paid or credited to wholesalers for services related to the sales of XHANCE; and (xii) required distribution commissions and fees (including fees related to services provided pursuant to distribution service agreements with wholesalers, fee-for-service wholesaler fees and inventory management fees) payable to any third party providing distribution services to the Company.
Non-Transferability
The CVRs may not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of other than under the following specified circumstances:
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by will or intestacy upon death of a holder;

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by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor;

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pursuant to a court order;

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by operation of law (including by consolidation or merger) or without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity;

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in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary;

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if the holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable; or

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upon a holder’s abandonment of all of such holder’s remaining rights in a CVR by transferring such CVR to Paratek.

Every request to transfer CVRs must be in writing in accordance with the CVR agreement.
Each of Paratek and the rights agent may require a transferring holder of a CVR and its transferee to pay any transfer, stamp or other similar tax or governmental charge that is imposed with in connection with any such registration of transfer. The rights agent will have no duty or obligation to take any action under any section of the CVR agreement that requires the payment of applicable taxes or charges unless and until the rights agent is reasonably satisfied that all such taxes or charges have been paid.

Evidence of CVR; Registration
The CVRs will not be evidenced by a certificate or other instruments. The rights agent will keep an up-to-date register (which we refer to as the “CVR register”) for the purpose of identifying the holders of the CVRs and registering CVRs and permitted transfers thereof. The CVR register will initially show one position for Cede & Co. representing all of the CVRs that are issued to holders of shares of Company common stock that are held by DTC on behalf of street name holders of the shares of Company common stock held by such holders as of immediately prior to the effective time. In the case of CVRs issued to holders of Company covered equity awards (which we refer to as “equity award CVRs”), CVRs will initially be registered in the name and address of the holder of such Company covered equity awards as set forth in the records of the Company at the effective time and the applicable number of CVRs to which such holder is entitled pursuant to the merger agreement. No transfer of a CVR will be valid, even if permitted under the CVR agreement, until it is registered in the CVR register in accordance with the CVR agreement.
A holder may make a written request to the rights agent to change such holder’s address of record in the CVR register. The written request must be duly executed by the holder. Upon receipt of such written request, the rights agent is authorized to, and will promptly record the change of address in the CVR register.
Payment Procedures
If any milestone is achieved during the milestone period for such milestone and before termination of the CVR agreement, then (i) on or prior to the date that is 60 days following the last day of the calendar year in which such milestone is achieved, Paratek will deliver to the rights agent (A) a written notice indicating that such milestone was achieved and an officer’s certificate certifying that the holders are entitled to receive the applicable milestone payment and (B) any letter of instruction reasonably requested by the rights agent and (ii) Paratek will (A) deposit with the rights agent, for payment to the holders who are not holders of equity award CVRs, the aggregate amount necessary to pay the applicable milestone payment amount to each holder who is not a holder of an equity award CVR and (B) deposit with Paratek, the surviving corporation or their affiliates, for payment to the holders of equity award CVRs, the aggregate amount necessary to pay the applicable milestone payment amount to each holder of an equity award CVR. If both milestones are achieved in the same calendar year, then the milestone payment amounts for both milestones will be paid simultaneously. Within 10 business days after receipt of a milestone notice, the rights agent will send each holder a copy of such milestone notice and pay the applicable milestone payment amount to each holder (other than a holder of an equity award CVR):
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by check mailed to the address of such holder reflected in the CVR register as of the close of business on the date of such milestone notice; or

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with respect to any such holder that is due an amount in excess of $100,000 in the aggregate who has provided the rights agent wiring instructions in writing as of the close of business on the date of the milestone notice, by wire transfer of immediately available funds to the account specified on such instructions.

Paratek, the surviving corporation or their affiliate will pay, to the extent necessary, through an applicable payroll system, the applicable milestone payment amount to each holder of an equity award CVR within 10 business days after receipt of such milestone notice.
Tax Withholding
Paratek (or its applicable affiliate) will be entitled to deduct or withhold, or cause the rights agent to deduct or withhold, from any payments made pursuant to the CVR agreement such amounts as are required to be deducted or withheld therefrom under applicable legal requirements. Any such withholding with respect to holders who received CVRs in consideration of the Company covered equity awards will be made, or caused to be made, through making payments through an applicable payroll system. Prior to making any such tax withholdings or causing any such tax withholdings to be made with respect to any holder (other than payroll withholding and reporting with respect to the Company covered equity awards), Paratek will, and will instruct the rights agent to, use commercially reasonable efforts instruct the rights agent to solicit from such holder an IRS Form W-9, IRS Form W-8 or other applicable tax form within a reasonable amount of time in order to provide the opportunity for the holder to provide any necessary tax forms in order to avoid or reduce such withholding amounts. To the extent any such amounts are so deducted or withheld and paid over to the appropriate tax authority, such amounts will be treated for all purposes under the CVR agreement as having been paid to the holder to whom such amounts would otherwise have been paid.
Undistributed Payments; Imputed Interest
If any funds delivered to the rights agent for payment to the holders as a milestone payment amount remain undistributed to the holders on the date that is six months after the date of the applicable milestone notice, Paratek will be entitled to require the rights agent to deliver to Paratek or its designee any funds that had been made available to the rights agent in connection with such milestone payment amount and not disbursed to the holders (including all interest and other income received by the rights agent in respect of all funds made available to it), and, thereafter, such holders will be entitled to look to Paratek or any successor in interest of Paratek (subject to abandoned property, escheat and other similar laws) only as general unsecured creditors thereof with respect to the milestone payment amounts that may be payable, without interest.
Neither Paratek, the rights agent nor any of their affiliates will be liable to any person in respect of any milestone payment amounts delivered to a public official pursuant to any abandoned property, escheat or other similar laws. Paratek agrees to indemnify and hold harmless the rights agent with respect to any liability, penalty, cost or expense the rights agent may incur or be subject to in connection with transferring such property to Paratek, unless such loss has been determined by a court of competent jurisdiction to be a result of the rights agent’s willful or intentional misconduct, bad faith or gross negligence.
Except as otherwise required by applicable legal requirements, including to the extent any portion of any milestone payment amount is required to be treated as imputed interest pursuant to applicable legal requirements, the parties to the CVR agreement intend to treat, for all U.S. federal and applicable state and local income tax purposes, (i) any milestone payment amounts received with respect to shares of Company common stock pursuant to the merger agreement as additional consideration for such shares and (ii) milestone payment amounts paid in respect of each equity award CVR that was received with respect to Company covered equity awards pursuant to the merger agreement, and not the receipt of such CVR, as wages in the year in which the applicable milestone payment amount is made.
Enforcement of Rights of Holders
Any actions seeking the enforcement of the rights of holders under the CVR agreement may be brought either by the rights agent or the holders of not less than 40% of the then outstanding CVRs as set forth on the CVR register (which we refer to as the “acting holders”).
Rights Agent
The rights agent will be a person mutually agreeable to Paratek and the Company. Paratek will (i) pay the reasonable and documents out-of-pocket fees and expenses of the rights agent in connection with the CVR agreement as agreed upon in writing by the rights agent and Paratek on or prior to the execution of the CVR agreement and (ii) reimburse the rights agent for all taxes (other than taxes imposed on or measured by the rights agent’s income and franchise or similar taxes imposed on it (in lieu of net income taxes)). The rights agent will also be entitled to reimbursement from Paratek for all reasonable, documented and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the rights agent of its duties under the CVR agreement.
The rights agent may resign at any time by notifying Paratek in writing at least 60 days before the resignation takes effect and Paratek may remove the rights agent at any time by notifying the rights agent in writing at least 60 days before the removal takes effect, which removal will not become effective until a successor rights agent has been appointed.
Covenants by Paratek
Among other things, the CVR agreement provides for certain covenants made by Paratek.

List of Holders
Paratek will furnish, or cause to be furnished, to the rights agent within 30 business days after the effective date of the merger, the names and addresses of the initial holders of CVRs in such form as Paratek receives from the Company’s transfer agent or, in the case of holders who held Company covered equity awards, the Company.
Payment of Milestone Payment
If a milestone has been achieved in accordance with the CVR agreement, Paratek will (i) deposit with the rights agent, for payment to the holders who are not holders of equity award CVRs, the aggregate amount necessary to pay the applicable milestone payment amount to each holder who is not a holder of an equity award CVR and (ii) deposit with Paratek, the surviving corporation or their affiliates, for payment to the holders of equity award CVRs, the aggregate amount necessary to pay the applicable milestone payment amount to each holder of an equity award CVR.
Efforts
Paratek will use commercially reasonable efforts to achieve Milestone 1 and Milestone 2, with such efforts to be measured based on the facts and circumstances at the time such efforts are expended. Except as expressly set forth in the CVR agreement, the selling entities will have no obligations under the CVR agreement to research, develop, manufacture or commercialize XHANCE. The use of commercially reasonable efforts does not guarantee that the selling entities will achieve either milestone by a specific date or at all and failure to achieve the milestone payments may be consistent with the use of commercially reasonable efforts.
For the purposes of the CVR agreement, “commercially reasonable efforts” means, with respect to the achievement of the milestones, a level of effort and expenditure of resources, in good faith, to achieve such milestones that is consistent with practices of a medical device or pharmaceutical company similar in size to, and with similar resources as, Paratek for similar products with similar economic potential, taking into account, with respect to XHANCE, all relevant factors including as applicable, actual and potential issues of safety, tolerability, efficacy, life cycle status, actual and projected costs related to XHANCE, including costs related to intellectual property, manufacture, logistics, marketing, promotion, distribution and other commercialization activities with respect to XHANCE, product profile, the competitive environment, including the competitiveness of other products in research, development or on the market, methods of distribution, proprietary position, strength, scope and duration of patent and other intellectual property protection and exclusivity (including regulatory exclusivity), the applicable regulatory environment, currently approved labeling or future updated labeling, present and future market and commercial potential, current and anticipated future pricing and reimbursement rates, current and expected profitability (including all related costs), any third party intellectual property and amounts paid or payable to licensors of patents or other intellectual property rights, and scientific, technical, legal and commercial factors.
Net Sales Statements
The CVR agreement provides that within 60 days after the end of each calendar year during the milestone periods, Paratek will deliver to the rights agent a written statement, certified by Paratek’s chief financial officer, setting forth with reasonable detail for such calendar year a calculation of cumulative net sales of XHANCE in the United States for such calendar year (which we refer to as the “net sales statement”). Within 10 days of receiving a request from a holder for a copy of a net sales statement, the rights agent will provide a copy of any net sales statement(s) it has received from Paratek to such requesting holder, at no cost to the holder.
Carve-Out Transactions
In the event that Paratek or any of its subsidiaries desires to consummate a carve-out transaction prior to the payment of the milestone payment amounts in accordance with the CVR agreement and before termination of the CVR agreement, Paratek will cause the person acquiring the rights to XHANCE to either (a) assume Paratek’s obligations, duties and covenants under the CVR agreement pursuant to a written acknowledgement executed and delivered to the rights agent or (b) provide the information to Paratek necessary for Paratek to comply with its obligations under the CVR agreement. If a carve-out transaction is consummated with a person and such person does not assume all of Paratek’s obligations, duties and covenants under the CVR agreement, Paratek will retain all such obligations, duties and covenants and will remain liable for the performance by the person acquiring the rights to XHANCE of all obligations of Paratek assumed by such person; provided that, any net sales of such person who acquired XHANCE during the applicable milestone measurement period will be included in the net sales calculation for such milestone measurement period pursuant to the CVR agreement.
Audit Rights
In the event that the rights agent or the acting holders reasonably believe that a milestone payment should have been paid with respect to a particular calendar year, upon the written request of the rights agent or the acting holders within 60 days of the delivery of any net sales statement (which period we refer to as the “review request period”). Paratek will permit, and cause its affiliates to permit, an independent public accounting firm of nationally recognized standing selected by the rights agent and reasonably acceptable to Paratek (which we refer to as the “accounting firm”) to have access, with reasonable advance notice and at reasonable times during normal business hours, to Paratek’s and it subsidiaries’ books and records solely to the extent necessary to verify the accuracy of the applicable net sales statements for the two most recently completed calendar years to determine whether the applicable milestone payment should have been made in respect of such calendar years and the figures underlying the calculations set forth therein. If the accounting firm concludes that either the Milestone 1 payment or the Milestone 2 payment was properly due and was not paid to the holders, Paratek will pay to the rights agent (for further distribution to the holders) or to each holder the amount of such milestone payment, plus interest, at the “prime rate” as published in the Wall Street Journal (or any successor publication) or the maximum rate permitted by law, whichever is lower, calculated from when the date when such milestone payment should have been paid to the date of actual payment within 60 days of the date the accounting firm delivers to Paratek and the rights agent its report.
Amendments
Amendments Without the Consent of Holders
Without the consent of any holders or the rights agent, Paratek, at any time and from time to time, may enter into one or more amendments to the CVR agreement, for any of the following purposes:
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to evidence the succession of another person to Paratek and the assumption by any such successor of the covenants of Paratek in the CVR agreement;

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to add to the covenants of Paratek such further covenants, restrictions, conditions or provisions as Paratek and the rights agent will consider to be for the protection of the holders; provided that, in each case, such provisions do not adversely affect the interests of the holders other than in de minimis respects;

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to cure any ambiguity, to correct or supplement any provision of the CVR agreement that may be defective or inconsistent with any other provision in the CVR agreement or to make any other provisions with respect to matters or questions arising under the CVR agreement; provided that, in each case, such provisions do not adversely affect the interests of the holders other than in de minimis respects;

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as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities law outside of the United States; provided that, in each case, such provisions do not change Milestone 1 or Milestone 2, the last day of the Milestone 1 period or the Milestone 2 period or the milestone payment amounts;

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to cancel CVRs in the event that any holder has abandoned its rights to such CVRs in accordance with the CVR agreement;

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to evidence the succession of another person as a successor rights agent and the assumption by any such successor of the covenants and obligations of the rights agent set forth in the CVR agreement;

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as may be necessary to ensure Paratek complies with applicable legal requirement; provided that, in each case, such provisions do not adversely affect the interests of the holders other than in de minimis respects; or

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any other amendments to the CVR agreement for the purpose of adding, eliminating or changing any provisions of the CVR agreement, unless such addition, elimination or change is adverse to the interests of the holders other than in de minimis respects.

Without the consent of any holders, Paratek and the rights agent, at any time and from time to time, may enter into one or more amendments to the CVR agreement to reduce the number of CVRs, in the event any holder agrees to renounce such holder’s rights under the CVR agreement in accordance with the CVR agreement.
Promptly after the execution by Paratek and the rights agent of any amendment pursuant to the conditions bulleted above, Paratek will mail (or cause the rights agent to mail) a notice thereof by first class mail to the holders at their addresses as they appear on the CVR register, setting forth the terms such amendment.
Amendments with the Consent of Holders
With the consent of the acting holders, whether evidenced in writing or taken at a meeting of the holders, Paratek and the rights agent may enter into one or more amendments to the CVR agreement for the purpose of adding, eliminating or changing any provisions of the CVR agreement, even if such addition, elimination or change is materially adverse to the interest of the holders; provided, however, that no such amendment will, without the consent of the holders of a majority of the then outstanding CVRs as set forth in the CVR register: (i) modify in a manner adverse to the holders (A) any provision with respect to the termination of the CVR agreement or the CVRs, (B) the time for, and amount of, any payment to be made to the holders pursuant to the CVR agreement, or (C) the definition of Milestone 1 or the definition of Milestone 2, (ii) reduce the number of CVRs (other than any CVR abandoned pursuant to the CVR agreement) or (iii) modify any of the foregoing, except to increase the percentage of holders from whom consent is required or to provide that certain provisions of the CVR agreement cannot be modified or waived without the consent of the holder of each outstanding CVR affected thereby.
Promptly after the execution by Paratek and the rights agent of any such amendment, Paratek will mail (or cause the rights agent to mail) a notice thereof by first class mail to the holders at their addresses as they appear on the CVR register, setting forth such amendment.
Termination
The CVR agreement will be terminated upon the earliest to occur of (i) the failure to achieve Milestone 2 prior to December 31, 2029, (ii) the mailing by the rights agent to each holder as reflected in the CVR register the full amount of all potential milestone payment amounts (if any) required to be paid under the terms of the CVR agreement and (iii) the delivery of a written notice of termination duly executed by Paratek and the acting holders. The termination of the CVR agreement will not affect any rights or obligations accrued prior to the effective date of such termination.

VOTING AGREEMENTS
The following summarizes the material provisions of the voting agreements. This summary does not purport to be complete, may not contain all information about the voting agreement that is or may be important to you and is qualified in its entirety by reference to the full text of the MVM voting agreement and the form of director and officer voting agreement, copies of which are attached to this proxy statement as Annex B and Annex C, respectively, and incorporated by reference into this proxy statement. We strongly recommend that you read the voting agreements and documents related thereto carefully and in their entirety, as the rights and obligations of the parties are governed by the express terms of the voting agreements and such other related documents and not by this summary or any other information contained in this proxy statement.
The voting agreements are included with this proxy statement only to provide you with information regarding the terms of the voting agreements and not to provide you with any other factual information regarding the Company, Paratek, Merger Sub or their respective subsidiaries, affiliates or businesses.
MVM Voting Agreement
Voting Provisions
Pursuant to the terms of the MVM voting agreement, MVM has agreed to vote all of its shares of Company common stock in the following manner:
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in favor of the merger and the adoption of the merger agreement;

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in favor of any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement;

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in favor of the adjournment or postponement of the special meeting;

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against any acquisition proposal from a third party during the term of the merger agreement; and

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against any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (i) change in any manner the capitalization of the Company, (ii) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (iii) result in any conditions to the consummation of the merger not being fulfilled or (iv) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger.

In addition, MVM has appointed Paratek and any written designee of Paratek as MVM’s proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote MVM’s shares of Company common stock in accordance with the terms of the MVM voting agreement.
Except as described above, nothing in the MVM voting agreement limits the rights of MVM to vote in favor of or against, or abstain with respect to, any matter presented to the Company’s stockholders. The MVM voting agreement is entered into only in MVM’s capacity as a stockholder.
Restrictions on Transfer
Under the terms of the MVM voting agreement, MVM has agreed that prior to termination of the MVM voting agreement, MVM shall not, and shall cause its controlled affiliates not to, subject to certain limited exceptions, directly or indirectly:
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sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer (including by operation of legal requirement) or dispose of any shares of Company common stock or any voting or economic interest therein, or enter into any agreement, arrangement or understanding to take any of the foregoing actions; or

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knowingly take any action or series of actions that would, individually or in the aggregate, reasonably be expected to impair or adversely affect the ability of MVM to perform its obligations under the MVM voting agreement.

Termination
The MVM voting agreement will terminate automatically, without any notice or other action by any person, upon the earlier to occur of:
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the receipt of the Company stockholder approval;

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the valid termination of the merger agreement in accordance with its terms;

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the entry, without the prior written consent of MVM, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to MVM pursuant to the merger agreement as in effect on the date of the MVM voting agreement; or

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the mutual written consent of Paratek and MVM.

Director and Officer Voting Agreement
Voting Provisions
Pursuant to the terms of the director and officer voting agreements, each of the Company’s directors and executive officers has agreed to vote all of his or her shares of Company common stock in the following manner:
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in favor of the merger and the adoption of the merger agreement;

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in favor of any other matters necessary for the consummation of the merger and the other transactions contemplated by the merger agreement;

•
in favor of the adjournment or postponement of the special meeting;

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against any acquisition proposal from a third party during the term of the merger agreement; and

•
against any other action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (i) change in any manner the capitalization of the Company, (ii) result in a material breach of the Company’s representations, warranties, covenants, agreements or other obligations under the merger agreement, (iii) result in any conditions to the consummation of the merger not being fulfilled or (iv) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the merger.

In addition, each of the Company’s directors and executive officers has appointed Paratek and any written designee of Paratek as his or her proxies and attorneys-in-fact, with full power of substitution and resubstitution, to vote such director’s or executive officer’s shares of Company common stock in accordance with the terms of the director and officer voting agreements.
Except as described above, nothing in the director and officer voting agreements limits the rights of each of the Company’s directors and executive officers to vote in favor of or against, or abstain with respect to, any matter presented to the Company’s stockholders. The director and officer voting agreements are entered into only in each of the Company’s directors’ and executive officers’ capacities as stockholders.
Restrictions on Transfer
Under the terms of the director and officer voting agreement, each of the Company’s directors and executive officers has agreed that prior to termination of the director and officer voting agreement, such director or executive officer shall not, subject to certain limited exceptions, directly or indirectly:
•
sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer (including by operation of legal requirement) or dispose of any shares of Company common stock or any voting or economic interest therein, or enter into any agreement, arrangement or understanding to take any of the foregoing actions; or

•
knowingly take any action or series of actions that would, individually or in the aggregate, reasonably be expected to impair or adversely affect the ability of such director or executive officer to perform his or her obligations under the director and officer voting agreement.

Termination
The director and officer voting agreements will terminate automatically, without any notice or other action by any person, upon the earlier to occur of:
•
the receipt of the Company stockholder approval;

•
the valid termination of the merger agreement in accordance with its terms;

•
the entry, without the prior written consent of the applicable director or executive officer, into any material modification or amendment to the merger agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to such director or executive officer pursuant to the merger agreement as in effect on the date of the applicable director and executive officer voting agreement; or

•
the mutual written consent of Paratek and the applicable director or executive officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, MANAGEMENT AND DIRECTORS
The following table sets forth certain information regarding the beneficial ownership of Company common stock as of April 7, 2025, by:
•
each director;

•
each current named executive officer;

•
all of our current executive officers and directors as a group; and

•
all stockholders known to us to be beneficial owners of 5% or more of Company common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4).

As of April 7, 2025, there were 10,127,381 shares of Company common stock issued and outstanding. Except as otherwise set forth below, the address of each beneficial owner is: c/o OptiNose, Inc., 777 Township Line Road, Suite 300, Yardley, PA 19067.
Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power, and also any shares that the stockholder has the right to acquire within 60 days of April 7, 2025, whether through the vesting of Company RSUs or the exercise or conversion of any Company Option, convertible security, warrant or other right. The indication herein that shares are beneficially owned is not an admission on the part of the stockholder that he, she or it is a direct or indirect beneficial owner of those shares.
	Beneficial Ownership
Name	Number of Shares (#)(1)	Percent of Total (%)(2)
5%+ Beneficial Stockholders
Entities affiliated with FMR LLC(3)	1,245,037	12.3%
Nantahala Capital Management, LLC(4)	1,006,572	9.9%
MVM Partners, LLC(5)	973,684	9.6%
Great Point Partners LLC(6)	896,585	8.9%
Rosalind Advisors, Inc.(7)	876,996	8.7%
Stonepine Capital Management LLC(8)	588,657	5.8%
Directors
R. John Fletcher(9)	13,498	*
Eric Bednarski, M.D.(10)	12,624	*
Kyle Dempsey, M.D.(11)	12,624	*
Wilhelmus Groenhuysen(12)	16,472	*
Sandra L. Helton(13)	16,472	*
Tomas J. Heyman(14)	13,586	*
Director and Named Executive Officer
Ramy A. Mahmoud, M.D., M.P.H.(15)	114,109	1.1%
Other Named Executive Officers
Michael F. Marino(16)	66,853	*
Paul Spence(17)	25,773	*
All directors and executive officers as a group (10 persons)	292,011	2.8%

*
Represents beneficial ownership of less than one percent of our outstanding common stock.

(1)
Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person or group is deemed to be the beneficial owner of any shares of our common stock over which such person or group has sole or shared voting or investment power, plus any shares which such person or group has the right to acquire beneficial ownership of within 60 days of April 7, 2025, whether through the exercise of warrants or options, vesting of restricted stock units or otherwise. Unless otherwise indicated in the footnotes, to our knowledge, each person or entity identified in the table has sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

(2)
The beneficial ownership percentage is calculated for each person or group separately because shares of our common stock subject to warrants, options, restricted stock units or other rights to acquire our common stock that are currently exercisable or exercisable within 60 days of April 7, 2025 are considered outstanding only for the purpose of calculating the percentage ownership of the person or group holding such warrants, options, restricted stock units or other rights but not for the purpose of calculating the percentage ownership of any other person or group. As a result, the beneficial ownership percentage for each person or group is calculated by dividing (x) the number of shares reported in the table as beneficially owned by such person or group, by (y) 10,127,381 shares (which represents the number of shares of common stock that were outstanding as of April 7, 2025) plus the number of shares that such person or group has the right to acquire beneficial ownership of within 60 days of April 7, 2025 as indicated in the footnotes below.

(3)
Based on Amendment No. 8 to the Schedule 13G filed by FMR LLC on November 12, 2024. Shares are held by accounts managed by direct or indirect subsidiaries of FMR LLC. Abigail P. Johnson is a Director, the Chairman and the Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company LLC (“FMR Co. LLC”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. FMR Co. LLC carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
Based on Amendment No. 1 to the Schedule 13G filed by Nantahala Capital Management, LLC (“Nantahala”) on February 14, 2025. Represents (i) 986,031 shares of common stock and (ii) 20,541 warrants to purchase shares of common stock. Wilmot B. Harkey and Daniel Mack are the managing members of Nantahala and may be deemed to be the beneficial owners of shares held by Nantahala. Blackwell Partners LLC — Series A, a fund advised by Nantahala, has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of more than five percent of the outstanding shares of common stock beneficially owned by Nantahala reported in the Schedule 13G. The address for each of these individuals and entities is 130 Main St., 2nd Floor, New Canaan, CT 06840.

(5)
Based on the Schedule 13F-HR filed by MVM Partners LLC on February 14, 2025. Consists of (i) 973,684 shares of common stock. MVM Partners LLC provides investment advisory services to MVM V LP and MVM GP (No. 5) LP, and in such capacity MVM Partners LLP has voting and dispositive power over such shares. Investment decisions for MVM V LP and MVM GP (No. 5) LP are made by an investment committee. The address for each of these entities is Old City Hall, 45 School St., Boston, MA 02108.

(6)
Based on Amendment No. 4 to the Schedule 13G filed by Great Point Partners, LLC on February 14, 2025. Consists of (i) 240,675 shares of common stock held by Biomedical Value Fund, L.P. and (ii) 129,594 shares of common stock held by Biomedical Offshore Value Fund, Ltd.. In addition to an aggregate of 370,269 shares of common stock in the aggregate held outright, the reporting persons hold in the aggregate warrants to purchase 526,316 shares of common stock; however, the provisions of such warrants restrict the exercise of such warrants to the extent that, after giving effect to such exercise, the holder of the warrants and its affiliates, together with any other person or entities with which such holder would constitute a group, would beneficially own in excess of 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. As a result, an aggregate of 526,316 shares underlying such warrants were beneficially owned by the reporting persons based on a total of 10,055,300 shares of common stock outstanding on December 30, 2024 and 526,316 shares of common stock issuable upon exercise of warrants held by the reporting persons (subject to the Beneficial Ownership Cap). Dr. Jeffrey R. Jay, M.D. is a senior managing member of Great Point Partners, LLC, and Ms. Lillian Nordahl is a Managing Director of Great Point Partners, LLC.. Dr. Jay and Ms. Nordahl have voting and investment power with respect to the shares listed above, and therefor may be deemed to be the beneficial owner of these shares. The address for each of these individuals and entities is 165 Mason Street, 3rd Floor Greenwich, CT 06830.

(7)
Based on Amendment No. 6 to the Schedule 13G filed by Rosalind Advisors, Inc. on February 7, 2025. Rosalind Advisors, Inc. (the “Advisor”) is the investment advisor to Rosalind Master Fund L.P. (“RMF”) and may be deemed to be the beneficial owner of shares held by RMF. Represents 876,996 shares of common stock, and excludes 87,591 warrants to purchase shares of common stock because they contain a blocker provision under which the holder thereof does not have the right to exercise any of the warrants to the extent that such exercise would result in beneficial ownership by the holder in excess of 4.99% of our common stock. Steven Salamon is the portfolio manager of the Advisor and may be deemed to be the beneficial owner of shares held by RMF. Gilad Aharon is the portfolio manager and member of the Advisor which advises RMF. The address of the principal business office of the Advisor, Steven Salamon and Gilad Aharon is 15 Wellesley Street West, Suite 326, Toronto, Ontario, M4Y 0G7 Canada. The address of the principal business offices of RMF is P.O. Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Island.

(8)
Based on Amendment No. 1 to the Schedule 13G filed by Stonepine Capital Management LLC (“Stonepine”) on February 13, 2025. Stonepine and Stonepine GP, LLC (“General Partner”) are the investment adviser and general partner, respectively, of Stonepine Capital, L.P. (“Partnership”). Jon M. Plexico is the control person of Stonepine and the General Partner. The reporting persons filed the Schedule 13G jointly, but not as members of a group, and each disclaims membership in a group. Each reporting person also disclaims beneficial ownership of the shares of common stock except to the extent of that person’s pecuniary interest therein. The address of the principal business office for each of these individuals and entities is 919 NW Bond Street, Suite 204, Bend, OR 97703.

(9)
Consists of options to purchase 13,498 shares of common stock exercisable within 60 days of April 7, 2025.

(10)
Consists of options to purchase 12,624 shares of common stock exercisable within 60 days of April 7, 2025.

(11)
Consists of options to purchase 12,624 shares of common stock exercisable within 60 days of April 7, 2025.

(12)
Consists of options to purchase 16,472 shares of common stock exercisable within 60 days of April 7, 2025.

(13)
Consists of options to purchase 16,472 shares of common stock exercisable within 60 days of April 7, 2025.

(14)
Consists of options to purchase 13,586 shares of common stock exercisable within 60 days of April 7, 2025.

(15)
Consists of (i) 34,163 shares of common stock, (ii) options to purchase 60,015 shares of common stock exercisable within 60 days of April 7, 2025, (iii) 11,494 shares of common stock held by The Ramy Mahmoud 2014 Trust for Cynthia Mahmoud, and (iv) options held by The Ramy Mahmoud 2014 Trust for Cynthia Mahmoud to purchase 8,437 shares of common stock exercisable within 60 days of April 7, 2025.

(16)
Consists of (i) 19,523 shares of common stock, and (ii) options to purchase 47,330 shares of common stock exercisable within 60 days of April 7, 2025.

(17)
Consists of (i) 2,988 shares of common stock, and (ii) options to purchase 22,785 shares of common stock exercisable within 60 days of April 7, 2025.

To our knowledge, except as noted above, no person or entity is the beneficial owner of 5% or more of the voting power of the Company common stock.

MARKET PRICE AND DIVIDEND INFORMATION
Shares of Company common stock are listed on Nasdaq under the trading symbol “OPTN”. The table below provides the high and low intra-day trading prices for shares of common stock, as reported by Nasdaq for the periods specified below.
	High	Low
2025
January 1, 2025 through April 10, 2025	$9.60	$4.93
2024
Fourth quarter	$12.15	$4.82
Third quarter	$19.50	$10.05
Second quarter	$22.35	$12.00
First quarter	$31.50	$17.40
2023
Fourth quarter	$22.65	$14.32
Third quarter	$20.85	$11.81
Second quarter	$31.05	$16.05
First quarter	$30.90	$23.25
2022
Fourth quarter	$56.03	$24.00
Third quarter	$64.50	$48.00
Second quarter	$58.50	$24.75
First quarter	$45.75	$24.30
On March 19, 2025, the last full trading day prior to the public announcement of the execution of the merger agreement, the closing price for shares of Company common stock was $6.00 per share. The $9.00 per share in upfront cash consideration to be paid for each share of Company common stock pursuant to the merger agreement represents a premium of 50% over the closing price on March 19, 2025. On April 10, 2025, the latest practicable trading day before the filing of this proxy statement, the reported closing price for shares of common stock on Nasdaq was $9.05. You are encouraged to obtain current market quotations for shares of Company common stock in connection with voting your shares of common stock.
As of the close of business on April 7, 2025, the record date, there were 10,127,381 shares of Company common stock outstanding and entitled to vote, held by 11 Company stockholders of record. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in “street name” or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depository trust companies.
The Company has never declared or paid cash dividends on shares of Company common stock. The Company has no intention to pay dividends on Company common stock at any time in the foreseeable future and under the terms of the merger agreement, the Company is prohibited from establishing a record date for, declaring, setting aside or paying any dividend or making any other distribution in respect of any shares of its capital stock (including Company common stock).

HOUSEHOLDING
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more Company stockholders sharing the same address and Company stockholders that maintain more than one stockholder account on the books of our transfer agent by delivering a single proxy statement addressed to those Company stockholders. This procedure, which is commonly referred to as “householding”, potentially means extra convenience for Company stockholders and cost savings for companies.
Brokers with account holders who are Company stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple Company stockholders sharing an address unless contrary instructions have been received from the affected Company stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding”.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, you may (i) notify your broker, (ii) direct your written request to: 777 Township Line Road, Suite 300, Yardley, PA 19067 or (iii) request them from the Company by calling (267) 364-3500. Company stockholders who currently receive multiple copies of this proxy statement at their address and would like to request “householding” of their communications should contact their broker.

FUTURE STOCKHOLDER PROPOSALS
If the merger is consummated, we will not have public stockholders and there will be no public participation in any future stockholders’ meetings. Until the merger is consummated, you will continue to be entitled to attend and participate in stockholders’ meetings, including the Company’s annual meetings of Company stockholders, and we will provide notice of or otherwise publicly disclose the date on which the 2025 annual meeting of stockholders will be held.
The Company expects to hold an annual meeting in 2025 only if the merger has not already been completed.
Proposals of Company stockholders intended to be presented at our 2025 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must have been received by us at our offices at 777 Township Line Road, Suite 300, Yardley, PA 19067 in writing not later than December 27, 2024, the date that is 120 days prior to the first anniversary of the release of our proxy statement to stockholders in connection with our 2024 annual meeting of stockholders, in order to be included in the proxy statement and proxy card relating to the 2025 annual meeting of stockholders.
Company stockholders are entitled to present proposals for action and director nominations at the 2025 annual meeting of Company stockholders, if held, only if they comply with the applicable requirements of the proxy rules established by the SEC and the advance notice procedures under the Company’s bylaws. Our bylaws establish advance notice procedures for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials.
Company stockholders intending to present a proposal at the 2025 annual meeting of stockholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our bylaws. Our bylaws require, among other things, that we receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must have received notice of such a proposal or nomination for the 2025 annual meeting of stockholders no earlier than the close of business on February 6, 2025, and no later than the close of business on March 8, 2025. The notice must contain the information required by the bylaws, a copy of which is available upon request to our Corporate Secretary. In the event that the date of the 2025 annual meeting of stockholders is more than 30 days before or more than 70 days after June 6, 2025, then we must receive such written notice not earlier than the 120th day prior to the 2025 annual meeting of stockholders and not later than the 90th day prior to the 2025 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and in certain other cases notwithstanding the stockholder’s compliance with this deadline.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, Company stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2025 annual meeting of stockholders must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 7, 2025. Any proposal, nomination or notice must contain the information required by our bylaws and should be addressed to the Corporate Secretary and be delivered to our principal executive offices at:
OptiNose, Inc.
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067

WHERE YOU CAN FIND ADDITIONAL INFORMATION
We are subject to the information and reporting requirements of the Exchange Act, and, accordingly, file annual, quarterly and periodic reports, proxy statements and other information with the SEC. Our SEC filings are available over the internet at the SEC’s website at www.sec.gov.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” information into this proxy statement. This means that we can disclose important information by referring to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference, and the information that we later file with the SEC may update and supersede the information in this proxy statement. This proxy statement incorporates by reference the following documents filed by us with the SEC under the Exchange Act and any documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (filed with the SEC on March 26, 2025);

•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2024 annual meeting of Company stockholders (filed with the SEC on April 26, 2024) that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023;

•
our Current Reports on Form 8-K (excluding information and exhibits furnished under Items 2.02 or 7.01) filed with the SEC on March 20, 2025 and March 20, 2025.

For the avoidance of doubt, information furnished by the Company on any Current Report on Form 8-K, including the related exhibits that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed incorporated by reference into this proxy statement.
The information contained in this proxy statement speaks only as of the date indicated on the cover of this proxy statement unless the information specifically indicates that another date applies.
You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us:
OptiNose, Inc.
Attention: Chief Legal Officer
777 Township Line Road, Suite 300
Yardley, Pennsylvania 19067
(267) 364-3500
In order for you to receive timely delivery of documents in advance of the special meeting, you must make such request by no later than May 9, 2025, which is five business days before the date of the special meeting. Please note that you will be able to obtain the documents (if and when available) free of charge on the SEC’s website at www.sec.gov. In addition, as soon as reasonably practicable after such materials are furnished to the SEC, we make copies of these documents available to the public, free of charge, on the Investor Relations page of our website at ir.optinose.com.
We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this proxy statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A
AGREEMENT AND PLAN OF MERGER
by and among
OPTINOSE, INC.
a Delaware corporation,
PARATEK PHARMACEUTICALS, INC.
a Delaware corporation, and
ORCA MERGER SUB, INC.,
a Delaware corporation,
Dated as of March 19, 2025

A-i

A-ii

Exhibits
Exhibit A Certain Definitions
Annexes
Annex I Form of CVR Agreement
Annex II Form of Certificate of Incorporation of the Surviving Corporation
Annex III Form of Bylaws of the Surviving Corporation
Annex IV Equity Commitment Letters
Annex V Debt Commitment Letter

A-iii

AGREEMENT AND PLAN OF MERGER
THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of March 19, 2025, by and among Paratek Pharmaceuticals, Inc. a Delaware corporation (“Parent”); Orca Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”); and OptiNose, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.
RECITALS
(A)   The Board of Directors has unanimously (i) determined that this Agreement and the Transactions, including the merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, are fair to, and in the best interests of, the Company and its stockholders, (ii) declared this Agreement advisable, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger, and (iv) resolved to recommend that the stockholders of the Company adopt this Agreement.
(B)   The board of directors of each of Parent and Merger Sub has approved this Agreement and declared it advisable for Parent and Merger Sub, respectively, to enter into this Agreement.
(C)   Immediately following the execution of this Agreement, Parent, as the sole stockholder of Merger Sub, will adopt this Agreement and the Transactions, including the Merger (the “Merger Sub Sole Stockholder Approval”).
(D)   Prior to the execution and delivery of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, certain stockholders of the Company are, simultaneously herewith, entering into a voting and support agreement (the “Voting Agreements”) in connection with the Transactions, pursuant to which and subject to the terms and conditions set forth therein, each such holder shall agree to vote in favor of the Transactions.
(E)   At or prior to the Effective Time, Parent and a rights agent mutually agreeable to Parent and the Company (the “Rights Agent”) will enter into a Contingent Value Rights Agreement in substantially the form attached hereto as Annex I (subject to changes permitted by Section 6.14) (the “CVR Agreement”).
(F)   Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each Equity Investor (as defined below) has entered into an Equity Commitment Letter (as defined below) and Parent has received and accepted a Debt Commitment Letter (as defined below).
(G)   Concurrently with the execution of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, each Equity Investor has delivered to the Company a guaranty (each, a “Guaranty”), pursuant to which such Equity Investor has agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder.
AGREEMENT
In consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement (each a “Party” and collectively the “Parties”), intending to be legally bound, hereby agree as follows:
SECTION 1
THE MERGER
1.1   The Closing.   Unless this Agreement shall have been terminated pursuant to Section 8, and unless otherwise mutually agreed in writing among the Company, Parent and Merger Sub, the consummation of the Merger (the “Closing”) shall take place remotely via the electronic exchange of signatures at 9:00 a.m. Eastern

Time on the date that is three (3) Business Days following the Condition Satisfaction Date (but subject to the satisfaction of those conditions which, by their terms or nature, are to be satisfied at the Closing). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”
1.2   The Merger.
(a)   Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the Company shall file or cause to be filed a certificate of merger with the Secretary of State of the State of Delaware with respect to the Merger, in such form as required by, and executed and acknowledged in accordance with, the relevant provisions of the DGCL, and the Parties shall take all such further actions as may be required by applicable Legal Requirements to make the Merger effective.
(b)   The Merger shall become effective upon the date and time of the filing of that certificate of merger with the Secretary of State of the State of Delaware or such later date and time as is agreed upon in writing by the Parties and specified in the certificate of merger (such date and time, the “Effective Time”).
(c)   The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, at the Effective Time, Merger Sub will be merged with and into the Company, the separate corporate existence of Merger Sub will cease with the Company continuing as the Surviving Corporation, all of the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all of the obligations, debts, liabilities and duties of the Company and Merger Sub shall become the obligations, debts, liabilities and duties of the Surviving Corporation.
1.3   Conversion of Shares.
(a)   At the Effective Time, by virtue of the Merger automatically and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company, the following will occur:
(i)   any shares of Company Common Stock (the “Shares”) held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(ii)   any Shares held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company shall be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor;
(iii)   except as provided in clauses (i) and (ii) above and subject to Section 1.3(b), each Share issued and outstanding immediately prior to the Effective Time (excluding any Dissenting Shares, which shall have only those rights set forth in Section 1.5) shall be converted into and become the right to receive (A) $9.00 per Share in cash (the “Cash Consideration”) and (B) one (1) contractual contingent value right per Share (a “CVR”) representing the right to receive the CVR Payment Amount in cash, subject to the terms of the CVR Agreement (together with the Cash Consideration, the “Merger Consideration”), in each case, without interest and subject to any withholding of Taxes in accordance with Section 1.4(e); and
(iv)   each share of common stock, $0.01 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one (1) share of common stock of the Surviving Corporation.
From and after the Effective Time, subject to this Section 1.3(a) and Section 1.5, all Shares held immediately prior to the Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each applicable holder of such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without any interest thereon and subject to any withholding of Taxes therefor, upon the surrender of such Shares in accordance with Section 1.4.
(b)   If, between the date of this Agreement and the Effective Time, the outstanding Shares are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted; provided that nothing in this Section 1.3b) shall be construed to permit the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.
1.4   Surrender of Certificates; Stock Transfer Books.
(a)   Prior to the Effective Time, Parent shall designate a bank or trust company reasonably acceptable to the Company to act as agent (the “Exchange Agent”) for the purposes of exchanging Shares represented by a certificate evidencing such Shares (the “Certificates”) and Book-Entry Shares for the Merger Consideration to which holders of such Shares shall become entitled pursuant to Section 1.3. On or prior to the Closing Date, Parent shall deposit, or shall cause to be deposited, with the Exchange Agent cash sufficient to pay the aggregate Cash Consideration payable pursuant to Section 1.3a)iii) (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to pay the aggregate Cash Consideration in the Merger. The Payment Fund shall be invested by the Exchange Agent as directed by the Surviving Corporation; provided that such investments shall be (w) in obligations of or guaranteed by the United States of America, (x) in commercial paper obligations rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or S&P Global Inc., respectively, (y) in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $1 billion, or (z) in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding three (3) months. No investment losses resulting from investment of the funds deposited with the Exchange Agent in accordance with this Section 1.4(a) shall diminish the rights of any holder of Shares to receive the Merger Consideration as provided herein. Neither Parent nor Merger Sub shall be required to deposit any funds related to any CVR with the Rights Agent unless and until such deposit is required pursuant to the terms of the CVR Agreement and no such deposit will be deemed part of the Payment Fund. Notwithstanding anything to the contrary herein, the consideration payable to holders of Company Options and Company RSUs pursuant to Section 1.7 will not be deposited with the Exchange Agent and will be paid in accordance with Section 1.6. In the event the Payment Fund shall be insufficient to pay the aggregate Cash Consideration in accordance with Section 1.3(a)(iii), Parent shall promptly deposit, or cause to be deposited, additional funds with the Exchange Agent in an amount that is equal to the shortfall that is required to make such payment.
(b)   Promptly after the Effective Time (but in no event more than three (3) Business Days thereafter), Parent and the Surviving Corporation shall cause the Paying Agent to mail to each Person who was, at the Effective Time, a holder of record of the Certificates or Book-Entry Shares, who, in each case was entitled to receive the Merger Consideration pursuant to Section 1.3, (A) a form of letter of transmittal, which shall be in reasonable and customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.4(f), if applicable) to the Exchange Agent, or a customary agent’s message with respect to Book-Entry Shares, and (B) instructions for use in effecting the surrender of the Certificates or Book-Entry Shares, as applicable, in exchange for the Merger Consideration issuable and payable in respect of such Shares pursuant to Section 1.3. Upon surrender to the Exchange Agent of Certificates (or affidavits of loss in lieu thereof in accordance with Section 1.4(f), if applicable) or Book-Entry Shares, together with such letter of transmittal in the case of Certificates, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be reasonably required pursuant to the instructions, the holder of such Certificates or Book-Entry Shares shall be entitled to receive, in exchange therefor, the Merger Consideration for each Share formerly evidenced by such Certificates or Book-Entry Shares, and such Certificates and Book-Entry Shares shall then be canceled. No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Certificates or Book-Entry Shares for the benefit of the holder thereof. If the payment of any Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificates formerly evidencing the Shares is registered on the stock transfer books of the Company, it shall be a condition of payment that the Certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the Person requesting such payment shall have paid all transfer and other similar Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered, or shall have established to the reasonable satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. None of Parent, Merger Sub or the Surviving Corporation shall have any liability for the transfer and other similar Taxes described in this Section 1.4(b) under any circumstance. Payment of the applicable Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. Until surrendered as contemplated by this Section 1.4, each Certificate and Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by Section 1.3.
(c)   At any time following the 12-month anniversary of the Effective Time, Parent shall be entitled to require the Exchange Agent to deliver to it any funds (with respect to the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 1.3) which had been made available to the Exchange Agent and not disbursed to holders of Certificates or Book-Entry Shares (including all interest and other income received by the Exchange Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar Legal Requirements) only as general creditors thereof with respect to the Merger Consideration that may be payable upon due surrender of the Certificates or Book-Entry Shares held by them, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of Certificates or Book-Entry Shares for Merger Consideration properly delivered in respect of such Share to a public official pursuant to any abandoned property, escheat or other similar Legal Requirements. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Body shall become, to the extent permitted by applicable Legal Requirements, the property of the Surviving Corporation or its designee, free and clear of all claims or interest of any Person previously entitled thereto.
(d)   At the close of business on the day of the Effective Time, the stock transfer books of the Company with respect to the Shares shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares except as otherwise provided herein or by applicable Legal Requirements. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Agreement.
(e)   Each of the Company, the Surviving Corporation, Parent and Merger Sub, and their Affiliates, shall be entitled to deduct and withhold (or cause the Exchange Agent to deduct and withhold) from any amount payable to any Person pursuant to this Agreement or the CVR Agreement such amounts as it is required by any Legal Requirement to deduct and withhold with respect to Taxes. To the extent that amounts are so deducted or withheld and timely and properly remitted to the appropriate Governmental Body in accordance with applicable Legal Requirement, such withheld amounts shall be treated for all purposes of this Agreement and the CVR Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Other than with respect to any amounts treated as compensatory payments, the Company, the Surviving Corporation and Parent shall use commercially reasonable efforts to cooperate to reduce or eliminate any amounts that would otherwise be deducted or withheld.
(f)   If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the holder of the Shares formerly represented by that Certificate, or by a representative of that holder, claiming that Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by that holder of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Certificate (which shall not exceed the Merger Consideration payable with respect to such Certificate), the Exchange Agent will pay (less any amounts entitled to be deducted or withheld pursuant to Section 1.4(e)), in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Section 1.
1.5   Dissenters’ Rights.   Notwithstanding anything to the contrary contained in this Agreement, Shares outstanding immediately prior to the Effective Time, and held by holders of record or beneficially owned by a

“beneficial owner” (as defined in Section 262(a) of the DGCL) who are entitled to appraisal rights under Section 262 of the DGCL and have properly exercised and perfected their respective demands for appraisal of such Shares in the time and manner provided in Section 262 of the DGCL and, as of the Effective Time, have neither effectively withdrawn nor lost their rights to such appraisal and payment under the DGCL (the “Dissenting Shares”), shall not be converted into the right to receive Merger Consideration, but shall, by virtue of the Merger, be automatically canceled and no longer outstanding, shall cease to exist and any holders or “beneficial owners” thereof shall cease to have any rights with respect thereto other than the right to receive the appraised value of such Dissenting Shares to the extent provided under Section 262 of the DGCL; provided that if any such Person shall have failed to perfect or shall have effectively withdrawn or lost such Person’s right to appraisal and payment under the DGCL, or if a court of competent jurisdiction shall otherwise determine that such Person is not entitled to the relief provided under Section 262 of the DGCL, then such Person’s Shares shall be deemed to have been converted as of the Effective Time into the right to receive only the Merger Consideration (less any amounts entitled to be deducted or withheld pursuant to Section 1.4(e)), without interest, and such Shares shall not be deemed to be Dissenting Shares. The Company shall give prompt notice to Parent and Merger Sub of any demands received by the Company for appraisal of any Dissenting Shares, withdrawals of such demands and any other instruments served pursuant to Section 262 of the DGCL, in each case prior to the Effective Time. Parent shall have the right to direct and participate in all negotiations and proceedings with respect to such demands, and the Company shall not, without the prior written consent of Parent, settle or offer to settle, or make any payment with respect to, any such demands, or agree or commit to do any of the foregoing.
1.6   Treatment of Company Warrants.
(a)   At the Effective Time, each outstanding Pharmakon Warrant shall be canceled for no consideration. As of the Effective Time, all holders of Pharmakon Warrants will cease to have any rights with respect thereto.
(b)   At the Effective Time, each outstanding 2022 Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a 2022 Warrant exercisable for Company Common Stock and shall become a 2022 Warrant exercisable (in accordance with the terms of such 2022 Warrant, including Section 1(a) (Mechanics of Exercise) and Section 3 (Fundamental Transactions) thereof) for the Merger Consideration that such holder would have received if such 2022 Warrant had been exercised in full into shares of Company Common Stock by paying the exercise price in respect thereof in cash immediately prior to the Effective Time; provided that, each Holder (as defined in such 2022 Warrant) may elect, in accordance with the terms of such 2022 Warrant, in lieu of the Merger Consideration for any 2022 Warrant, for the Surviving Corporation to purchase such 2022 Warrant for the Black Scholes Value (as defined in such 2022 Warrant) of such 2022 Warrant (in accordance with the terms of such 2022 Warrant). Prior to the Closing, the Company shall comply with all terms of such 2022 Warrant applicable to the Transaction, including any applicable notice provisions; provided that Parent shall be given the opportunity to review and comment on any such communication in advance.
(c)   At the Effective Time, each outstanding Pre-Funded Warrant shall, in accordance with its terms, automatically and without any required action on the part of the holder thereof or any other Person, cease to represent a Pre-Funded Warrant exercisable for Company Common Stock and shall become a Pre-Funded Warrant exercisable (in accordance with the terms of such Pre-Funded Warrant including Section 9(c) (Fundamental Transactions) and Section 12 (No Fractional Shares) thereof) for the Merger Consideration that such holder would have received if such Pre-Funded Warrant had been exercised in full into shares of Company Common Stock by paying the exercise price in respect thereof in cash immediately prior to the Effective Time. Prior to the Closing, the Company shall comply with all terms of the Pre-Funded Warrant applicable to the Transaction, including any applicable notice provisions; provided that Parent shall be given the opportunity to review and comment on any such communication in advance.
(d)   Prior to the Effective Time, the Board of Directors or the appropriate committee of the Board of Directors, or the Company and its Subsidiaries, as applicable, shall, in each case, in consultation with Parent, adopt all resolutions and shall take all actions that (i) the Board of Directors or the Company determines to be appropriate or necessary or (ii) as reasonably requested by Parent, in each case, to effect the transactions described in this Section 1.6.
1.7   Treatment of Company Equity Compensation.
(a)   Company Options.   At the Effective Time, each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time shall vest, if unvested, and be canceled and converted into (i) the right to receive a cash payment, without interest, equal to (A) the excess, if any, of (1) the Cash Consideration over (2) the per-Share exercise price for such Company Option, multiplied by (B) the total number of Shares subject to such Company Option as of immediately prior to the Effective Time, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, for each Share underlying such Company Option; provided that if the exercise price per Share of such Company Option is equal to or greater than sum of the Cash Consideration and the maximum CVR Payment Amount payable pursuant to the CVR, such Company Option shall be canceled without any cash payment or other consideration being made in respect thereof, and if the exercise price per Share of such Company Option is equal to or greater than the Cash Consideration but less than the sum of the Cash Consideration and the maximum CVR Payment Amount payable pursuant to the CVR (the “Company Participating Out-of-the-Money Options”), such Company Participating Out-of-the-Money Option shall be canceled and converted into the right to receive one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, for each Share underlying such Company Participating Out-of-the-Money Option; provided, however, that any CVR Payment Amount payable to a holder of a Company Participating Out-of-the-Money Option pursuant to the CVR shall be reduced by the amount by which the exercise price per Share of such Company Participating Out-of-the-Money Option exceeded the Cash Consideration (all such consideration payable to holders of Company Options, the “Company Option Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Company Option (i) the non-CVR portion of the Company Option Consideration (if any), less any required withholding Taxes, within five (5) Business Days following the Effective Time, and (ii) the CVR portion of the Company Option Consideration (if any), less any required withholding Taxes, in accordance with the terms of the CVR Agreement.
(b)   Vested Company RSU.   At the Effective Time, each Company RSU that is outstanding and vested as of immediately prior to the Effective Time (after giving effect to any vesting acceleration in connection with the Effective Time) (each, a “Vested Company RSU”) shall be canceled and converted into (i) the right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares underlying such Vested Company RSU, multiplied by (B) the Cash Consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, for each Share underlying such Vested Company RSU (the “Vested Company RSU Consideration”). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of a Vested Company RSU (i) the non-CVR portion of the Vested Company RSU Consideration, less any required withholding Taxes, within five (5) Business Days following the Effective Time and (ii) the CVR portion of the Vested Company RSU Consideration, less any required withholding Taxes, in accordance with the terms of the CVR Agreement; provided that with respect to any Vested Company RSU that constitutes nonqualified deferred compensation subject to Section 409A of the Code, such payment shall be made at the earliest time permitted under the applicable governing terms that shall not trigger a Tax or penalty under Section 409A of the Code.
(c)   Unvested Company RSU.   At the Effective Time, each Company RSU that is outstanding as of immediately prior to the Effective Time and that is not a Vested Company RSU (each, an “Unvested Company RSU”) shall be canceled and converted into (i) the contingent right to receive an amount in cash, without interest, equal to the product of (A) the total number of Shares underlying such Unvested Company RSU, multiplied by (B) the Cash Consideration, and (ii) one CVR, subject to and in accordance with the terms and conditions of the CVR Agreement, for each Share underlying such Unvested Company RSU (the “Unvested Company RSU Consideration”). The Unvested Company RSU Consideration will vest and become payable at the same time as the Unvested Company RSU from which such portion of the Unvested Company RSU Consideration was converted would have vested and been payable pursuant to its terms and shall otherwise remain subject to the same terms and conditions as were applicable to the underlying Unvested Company RSU immediately prior to the Effective Time (including all vesting acceleration provisions applicable to such Unvested Company RSUs as of immediately prior to the Effective Time but excluding administrative or ministerial changes as in the reasonable and good faith determination of Parent are appropriate to conform the administration of the Unvested Company RSU Consideration amounts, provided in each case that such changes are not adverse to the holder of such Unvested Company RSUs) with respect to their receipt of such portion of the Unvested Company RSU Consideration. The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay through the payroll of the Surviving Corporation (to the extent applicable) to each holder of an Unvested Company RSU (i) the non-CVR portion of the Unvested Company RSU Consideration (if any), less any required withholding Taxes, within thirty (30) days following each applicable vesting date (including any applicable accelerated vesting date), and (ii) the CVR portion of the Unvested Company RSU Consideration (if any), less any required withholding Taxes, by the later of (A) five (5) Business Days following each applicable vesting date (including any applicable accelerated vesting date) and (B) the date determined in accordance with the terms of the CVR Agreement, in each case of clause (i) and (ii), to the extent the Unvested Company RSU Consideration becomes vested in accordance with the terms of the underlying Unvested Company RSU, regardless of whether such holder is still employed or providing services to the Surviving Corporation, Parent, or any of its Affiliates as of the applicable payment date.
(d)   Prior to the Effective Time, the Board of Directors or the appropriate committee of the Board of Directors, as applicable, shall, in consultation with Parent, adopt all resolutions and shall take all actions that it determines to be reasonably appropriate or necessary (under any Company Equity Plans and award agreements pursuant to which Company Options or Company RSUs are outstanding) to effect the transactions described in this Section 1.7.
1.8   Further Action.   If, at any time after the Effective Time, any further action is reasonably determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
SECTION 2
THE SURVIVING CORPORATION
2.1   Certificate of Incorporation and Bylaws; Directors and Officers.
(a)   As of the Effective Time, the certificate of incorporation of the Company shall, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex II and, as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements.
(b)   As of the Effective Time, the bylaws of the Company shall, by virtue of the Merger and without any further action, be amended and restated to read in its entirety as set forth on Annex III and, as so amended and restated, shall be the bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable Legal Requirements.
(c)   As of the Effective Time, the directors and officers of the Surviving Corporation shall be the respective individuals who served as the directors and officers of Merger Sub as of immediately prior to the Effective Time, until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.
SECTION 3
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to Parent and Merger Sub as follows (it being understood that each representation and warranty contained in this Section 3 is subject to (a) (x) exceptions and disclosures set forth in the section or subsection of the Company Disclosure Schedule corresponding to the particular section or subsection in this Section 3, and (y) any exception or disclosure set forth in any other section or subsection of the Company Disclosure Schedule to the extent that it is reasonably apparent on the face of such exception or disclosure (when read in conjunction with the section or subsection of this Agreement to which such exception or disclosure relates) that such exception or disclosure is applicable to qualify such representation and warranty; and (b) disclosures set forth in any Company SEC Document filed on or after January 1, 2022 and publicly available at least one (1) Business Day prior to the date of this Agreement (excluding any disclosures of factors or risks contained or references therein under the captions “Risk Factors” or “Forward-Looking Statements”)):
3.1   Due Organization; Subsidiaries, Etc.
(a)   The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and each of the Company’s Subsidiaries is duly organized, validly existing and in good standing (where such concept is recognized under applicable Legal Requirements) under the Legal Requirements of the jurisdiction of its organization, and is set forth on Section 3.1 of the Company Disclosure Schedule (the Company and each such Subsidiary, an “Acquired Corporation” and collectively, the “Acquired Corporations”). Each Acquired Corporation has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each Acquired Corporation is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction where the nature of its business requires such qualification or licensing, except where the failure does not have, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   The Company owns beneficially and of record all of the outstanding shares of capital stock or ordinary shares of the other Acquired Corporations, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances and transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws. Except for the shares of capital stock or ordinary shares of the other Acquired Corporations held by the Company, no Acquired Corporation owns, directly or indirectly, any capital stock or equity interests in, or subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire, or other securities convertible into or exchangeable or exercisable for, any capital stock or equity interests of any Entity. None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
3.2   Certificate of Incorporation and Bylaws.   The Company has delivered or made available to Parent true, correct and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of each Acquired Corporation, including all amendments thereto, as in effect on the date of this Agreement. Each Acquired Corporation is in compliance, other than in de minimis respects, with the provisions of its certificate of incorporation, bylaws and other charter and organizational documents.
3.3   Capitalization, Etc.
(a)   The authorized capital stock of the Company consists of 350,000,000 shares of Company Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, no par value. As of the close of business on March 18, 2025 (the “Capitalization Date”), there were (i) 10,124,281 shares of Company Common Stock issued and outstanding and (ii) no shares of preferred stock issued and outstanding. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued in accordance with applicable Legal Requirements and are fully paid and nonassessable. Since the Capitalization Date through the date of this Agreement, the Company has not issued any new Shares or other securities, except pursuant to the exercise of purchase rights under the Company ESPP, the vesting of Company RSUs outstanding as of the Capitalization Date in accordance with their terms or the exercise of Company Options or Company Warrants outstanding as of the Capitalization Date in accordance with their terms and, since the Capitalization Date, the Company has not issued any Company Options, Company Warrants or other equity based awards, in each case, other than pursuant to any offer of employment or Contract executed on or prior to the date of the Capitalization Date.

(b)   All of the outstanding shares of the capital stock or ordinary shares of the Company’s Subsidiaries have been duly authorized and validly issued, in accordance with applicable Legal Requirements, and are fully paid and nonassessable. None of the Company’s Subsidiaries own any issued and outstanding capital stock or other equity interests of the Company.
(c)   (i) None of the outstanding shares of capital stock of the Acquired Corporations are entitled or subject to any preemptive right, right of repurchase or forfeiture, right of participation, right of maintenance or any similar right; (ii) none of the outstanding shares of capital stock of the Acquired Corporations are subject to any right of first refusal in favor of any Acquired Corporation; (iii) there are no outstanding bonds, debentures, notes or other indebtedness of any Acquired Corporation having a right to vote (or that are convertible into or exercisable for securities having the right to vote) on any matters on which the stockholders of the Acquired Corporations have a right to vote; and (iv) there is no Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of capital stock of the Acquired Corporations. No Acquired Corporation is under any obligation, or bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of the Acquired Corporations. The Shares constitute the only outstanding class of securities of the Company registered under the Securities Act.
(d)   As of the close of business on the Capitalization Date, (i) 679,044 Shares were subject to issuance pursuant to Company Options granted and outstanding under the Company Equity Plans, (ii) 874,980 Shares were subject to issuance pursuant to outstanding Company RSUs granted under the Company Equity Plans, (iii) 256,414 Shares were reserved for future issuance under the Company Equity Plans, (iv) 162,322 Shares were reserved for future issuance under the Company ESPP and (v) 3,764,533 Shares were subject to outstanding Company Warrants. Other than as set forth in this Section 3.3(d), there are no issued, reserved for issuance, outstanding or authorized restricted stock, restricted stock unit, stock option, stock appreciation, phantom stock, profit participation or similar rights or equity-based awards with respect to any Acquired Corporation.
(e)   Except as set forth in this Section 3.3 and except for purchase rights under the Company ESPP, Company Options, Company RSUs and Company Warrants (and Shares issuable on the exercise, vesting or conversion thereof, as applicable) as of the close of business on the Capitalization Date, there are no: (i) outstanding shares of capital stock of or other securities of any Acquired Corporation; (ii) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of the capital stock, restricted stock unit, stock-based performance unit or any other right that is linked to, or the value of which is in any way based on or derived from the value of any shares of capital stock or other securities of any Acquired Corporation, in each case other than derivative securities not issued by an Acquired Corporation; (iii) outstanding securities, instruments, bonds, debentures, notes or obligations that are or may become convertible into or exchangeable for any shares of the capital stock or other securities of any Acquired Corporation; or (iv) stockholder rights plans (or similar plans commonly referred to as a “poison pill”) or Contracts under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(f)   Section 3.3f)(i) of the Company Disclosure Schedule sets forth a true and complete list as of the Capitalization Date of each Company Option and Company RSU, that includes (i) the name (or employee identification number) of the holder thereof, (ii) the Company Equity Plan under which such Company Option or Company RSU was granted, (iii) the number of Shares subject to such Company Option or Company RSU (and, if applicable, assuming achievement of the applicable performance metrics), (iv) the grant date, (v) the expiration date (if any), (vi) the exercise price (if any), (vii) with respect to a Company Option, whether such Company Option is intended to constitute an “incentive stock option” within the meaning of Section 422 of the Code and (viii) the vesting schedule. Section 3.3f)(ii) of the Company Disclosure Schedule sets forth a true and complete list as of the measurement date of each Company Warrant that includes (A) the name of the holder thereof, (B) the number of Shares issued or issuable thereunder, (C) the expiration date, and (D) the exercise price.
(g)   Each award of a Company Option and Company RSU was granted (i) in compliance with all applicable securities laws or exemptions therefrom and (ii) under a Company Equity Plan. Each Company

Option has an exercise or strike price that is no less than the fair market value of the Shares underlying such Company Option on the grant date.
3.4   SEC Filings; Financial Statements.
(a)   Since January 1, 2022, the Company has timely filed with or otherwise furnished to (as applicable) the SEC all reports, documents and forms (including exhibits and all other information incorporated therein) required to be filed or furnished by the Company with the SEC (as supplemented, modified or amended since the time of filing, the “Company SEC Documents”). As of their respective filing dates, or, if amended, prior to the date of this Agreement, as of the date of (and giving effect to) the last such amendment (and, in the case of registration statements and proxy statements, on the date of effectiveness and the dates of the relevant meetings, respectively), the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act or the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), as the case may be, and the applicable rules and regulations of the SEC promulgated thereunder applicable to those Company SEC Documents, and, except to the extent that information contained in such Company SEC Document has been revised, amended, modified or superseded (prior to the date of this Agreement) by a later filed Company SEC Document, none of the Company SEC Documents when filed or furnished contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented (prior to the date of this Agreement), if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading); provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.
(b)   The financial statements (including any related notes and schedules) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated therein or in the notes to such financial statements or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q, Form 8-K or any successor form under the Exchange Act); and (iii) fairly presented, in all material respects, the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the Company for the periods covered thereby (subject, in the case of the unaudited financial statements, to the absence of notes, to normal and recurring year-end adjustments and to any other adjustments described therein, including in any notes thereto).
(c)   The Company maintains, and at all times since January 1, 2022, has maintained, a system of internal control over financial reporting (as defined in Rule 13a-15 under the Exchange Act) which is designed to provide reasonable assurance regarding the reliability of the Company’s financial reporting and the preparation of the Company’s financial statements for external purposes in accordance with GAAP, and includes those policies and procedures that: (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company and (ii) provide reasonable assurance (A) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and that receipts and expenditures are being made only in accordance with authorizations of management and the Board of Directors and (B) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company that could have a material effect on the financial statements. The Company’s management has completed an assessment of the effectiveness of the Company’s system of internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2023, and, except as set forth in the Company SEC Documents filed prior to the date of this Agreement, that assessment concluded that those controls were effective. Since December 31, 2023, neither the Company nor the Company’s independent registered accountant has identified or been made aware of: (1) any significant deficiency or material weakness in the design or operation of the internal control over financial reporting utilized by the Company, which is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (2) any fraud, whether or not material, that involves the management or other employees of the Company who have a significant role in the Company’s internal control over financial reporting.
(d)   The Company maintains, and at all times since January 1, 2022, has maintained, disclosure controls and procedures as defined in and required by Rule 13a-15 or 15d-15 under the Exchange Act that are reasonably designed to ensure that all information required to be disclosed in the Company’s reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and that all such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to enable the principal executive officer of the Company and the principal financial officer of the Company to make the certifications required under the Exchange Act with respect to such reports. The Company is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq.
(e)   The Company is not a party to, nor does the Company have any obligation or other commitment to become a party to, any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act).
(f)   As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Company SEC Documents. To the knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review and there are no inquiries or investigations by the SEC or any internal investigations pending or threatened, in each case regarding any accounting practices of the Company.
(g)   The proxy statement of the Company to be filed with the SEC in connection with the Merger and any amendments or supplements thereto (the “Proxy Statement”), at the date mailed, distributed or otherwise disseminated to the Company’s stockholders, as applicable, will comply as to form in all material respects with the applicable requirements of the Exchange Act. The Proxy Statement, at the time first mailed, distributed or otherwise disseminated to the Company’s stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to (i) statements included or incorporated by reference therein relating to Parent and its Subsidiaries, including Merger Sub, based on information supplied by or on behalf of Parent or Merger Sub for inclusion or incorporation by reference therein or (ii) any financial projections or forward-looking statements.
3.5   Absence of Changes; No Material Adverse Effect.
(a)   From September 30, 2024 through the date of this Agreement, (i) except for the execution and performance of this Agreement and the discussions, negotiations and activities related thereto and to the Transactions, the Acquired Corporations have operated in all material respects in the ordinary course of business and (ii) no Acquired Corporation has taken any action that would have constituted a breach of Section 5.2(b) (other than Section 5.2(b)(iv) and Section 5.2(b)(v)) had such action been taken after the execution of this Agreement without the prior consent of Parent.
(b)   From December 31, 2023 through the date of this Agreement, there has not occurred any event, occurrence, circumstance, change or effect that, individually or in the aggregate, has had or would reasonably be expected to have, a Material Adverse Effect.
3.6   Title to Assets.   Each Acquired Corporation has good and valid title to all material assets (excluding Intellectual Property Rights) owned by it, and such assets are owned by the Acquired Corporations free and clear of any Encumbrances (other than Permitted Encumbrances), except where the failure to do so would not reasonably be expected to be material to the Acquired Corporations, taken as a whole.

3.7   Real Property.
(a)   None of the Acquired Corporations owns or has ever owned any real property. None of the Acquired Corporations is obligated under any agreement to purchase or otherwise acquire any interest in real property (whether ownership, leasehold, subleasehold or otherwise).
(b)   Section 3.7b) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, of all leases, subleases and licenses (or similar use or occupancy agreements) to which any Acquired Corporation is a party or by which it is bound, including any amendments, renewals, guarantees or other modifications or supplements thereto (collectively, the “Leases,” and all real property subject thereto, collectively, the “Leased Real Property”) and sets forth the common address of the Leased Real Property pertaining thereto. The Company has delivered or made available to Parent complete and correct copies of each Lease.
(c)   With respect to each Lease: (A) one or more of the Acquired Corporations, as applicable, holds a good and valid leasehold or subleasehold interest in, or if such Lease is a license (or similar use or occupancy agreement), a good a valid right to use or occupy, the Leased Real Property demised thereunder or otherwise pertaining thereto, in each case, free and clear of all Encumbrances other than Permitted Encumbrances; (B) such Lease is in full force and effect, and is the valid and binding obligation of each applicable Acquired Corporation party thereto (or otherwise bound thereby), enforceable against such Acquired Corporation and, to the knowledge of the Company, each other party thereto, in accordance with its terms (except as such enforcement may be subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Legal Requirements of general applicability relating to or affecting creditors’ rights, and by general equitable principles, collectively, the “Enforceability Exceptions”); (C) none of the Acquired Corporations nor, to the knowledge of the Company, any other party to such Lease is in material default thereunder or material breach thereof, and no event has occurred or exists which with the passage of time or notice, or both, would constitute a material default or material breach thereunder; and (D) neither the Company nor any other Acquired Corporation has received written notice of any (1) default or breach in respect of such Lease that has not since been cured (or waived by the Person alleging such default or breach) in writing or (2) termination (or intent to terminate) such Lease by any counterparty thereto.
(d)   With respect to each Leased Real Property: (A) except for the Transactions, none of the Acquired Corporations has granted or entered into (and to the knowledge of the Company there does not exist) any outstanding options, rights of first offer or first refusal or any other agreements granting any rights (whether present or future) in favor of any Person to acquire any interest in any Leased Real Property, or portion thereof; (B) neither the Company nor any other Acquired Corporation has granted to any Person the right to use or occupy all or any portion of any Leased Real Property, whether pursuant to an assignment, sublease, license or other agreement; (C) none of the Acquired Corporations has received written notice that the Leased Real Property and the current use and operation thereof by the Acquired Corporations in the ordinary course violate any applicable zoning, land use, building or other Legal Requirements (or any other restrictions to which such Leased Real Property is subject, whether pursuant to a deed, the applicable Lease, easement, covenant, condition and restriction or otherwise) and, in each case, to the knowledge of the Company, no such violations exist; and (D) none of the Acquired Corporations has received written notice from a Governmental Body of any pending or threatened, zoning, condemnation, eminent domain or similar Legal Proceedings that relate to or affect any Leased Real Property, including any portion thereof, and, to the knowledge of the Company, no such pending or threatened Legal Proceedings exist.
(e)   Each Leased Real Property is (and immediately following the Effective Time, will continue to be) sufficient for the operation of the business of the Acquired Corporations, as presently operated in the ordinary course, and, to the knowledge of the Company, is in reasonably good condition and repair, subject to reasonable wear and tear.
(f)   The Acquired Corporations maintain (and will continue to maintain through the Effective Time or earlier termination of this Agreement) insurance policies for the Leased Real Property as are customarily maintained with respect to similar properties, and all premiums due on such policies have been paid.

3.8   Intellectual Property.
(a)   Section 3.8a) of the Company Disclosure Schedule sets forth a true, correct and complete list (in all material respects) of all Registered IP included in the Company Owned IP as of the date of this Agreement. One or more Acquired Corporations are the sole and exclusive owners of all such Registered IP and all other Company Owned IP that is material to the conduct of the business of the Acquired Corporations as presently conducted. All Registered IP included in the Company Owned IP is subsisting and to the knowledge of the Company, valid and enforceable. To the knowledge of the Company, the Acquired Corporations own or have a valid and enforceable license or other right to use all material Intellectual Property Rights necessary to, or used or held for use in, the conduct of the business of the Acquired Corporations as presently conducted. The Company Owned IP is free and clear of all Encumbrances, other than Permitted Encumbrances.
(b)   No Legal Proceeding (other than routine office examination proceedings with respect to pending applications) is pending or threatened in writing in which the scope, validity, enforceability or ownership of any material Company Owned IP that constitutes Registered IP or, to the knowledge of the Company, Company Licensed IP licensed to any Acquired Corporation, is being contested or challenged.
(c)   The Company takes commercially reasonable measures to protect the confidentiality of all trade secrets and other confidential information that are material to the conduct of the business of the Acquired Corporations as presently conducted and included in the Company Owned IP (except to the extent any of the Acquired Corporations has elected prior to the date hereof, in the ordinary course of business consistent with past practice, not to maintain them as trade secrets) or otherwise disclosed in confidence to any Acquired Corporation, and, to the knowledge of the Company, there has not been any material unauthorized disclosure of or unauthorized access to any such trade secret or confidential information to any Person.
(d)   To the knowledge of the Company, the consummation of the Transactions will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other Person in respect of, any Acquired Corporation’s right to own, or use any Intellectual Property Rights as owned or used in the conduct of the business of the Acquired Corporations as currently conducted.
(e)   To the knowledge of the Company, the conduct of each Acquired Corporation’s business as currently conducted does not infringe, misappropriate or otherwise violate, and since January 1, 2022 has not infringed, misappropriated or otherwise violated, in any material respect, any Intellectual Property Rights owned by any other Person. Since January 1, 2022, no Legal Proceeding has been asserted or has been threatened in writing against any Acquired Corporation alleging that the conduct of any Acquired Corporation’s business infringes, misappropriates or otherwise violates any Intellectual Property Rights of another Person.
(f)   To the knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, or is infringing, misappropriating or otherwise violating, in any material respect, any Company Owned IP. No Legal Proceeding is pending or has been threatened in writing since January 1, 2022, by any Acquired Corporation against any other Person alleging any such infringement, misappropriation or other violation of any such material Company Owned IP.
(g)   Section 3.8g) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of any and all material Company Owned IP and Company Licensed IP exclusively licensed to any Acquired Corporation that was created, developed or reduced to practice, or is being created, developed or reduced to practice, (i) pursuant to or under any Contract between any Acquired Corporation or any of its licensors in respect of such Company Licensed IP, on the one hand, and any Governmental Body or university, college or other educational institution, on the other hand, or (ii) using any funding or facilities of any Governmental Body or university, college or other educational institution (collectively, “Government Funded IP”). Each Acquired Corporation has taken all actions reasonably necessary to obtain, secure, maintain, enforce and protect such Acquired Corporation’s right, title and interest in, to and under all material Government Funded IP, and each Acquired Corporation has complied in all material respects with any and all Intellectual Property Right disclosure or licensing obligations under any applicable Contract referenced in clause (i) above.

(h)   The Company IT Systems operate in accordance with their specifications and related documentation and perform in a manner that permits the Acquired Corporations to conduct their respective businesses as currently conducted in all material respects. The Acquired Corporations take commercially reasonable actions, consistent with current industry standards, to protect the confidentiality, integrity and security of the Company IT Systems against any unauthorized use, access, interruption, modification or corruption, including the implementation of commercially reasonable data backup, disaster avoidance and recovery procedures and business continuity procedures in all material respects. To the knowledge of the Company, since January 1, 2022, there has been no unauthorized use or access or security breaches, or interruption, modification, loss or corruption of any of the Company IT Systems.
(i)   Each Acquired Corporation and, to the knowledge of the Company, each of the Acquired Corporations’ third-party data suppliers, vendors, customers and clients (“Processing Entities”) that have access to, collect, store, analyze, transfer or receive or otherwise Process Personal Information on behalf of any Acquired Corporation, have complied and currently comply, in all material respects, with all applicable Privacy Requirements. Without limiting the foregoing, the Acquired Corporations and, to the knowledge of the Company, each of the Processing Entities have obtained all Consents, have entered into data processing agreements and data transfer agreements, as applicable, and have provided all notices, in each case, as required under Privacy Requirements to Process Personal Information by or on behalf of the Acquired Corporations. No Legal Proceeding has been asserted or threatened in writing (including through receipt of any notice from any data subject) and, to the knowledge of the Company, no investigation by any Governmental Body has been initiated, against any Acquired Corporation by any Person regarding any collection, use, storage, transfer, dissemination or other Processing of Personal Information in connection with any Acquired Corporation’s business. Neither the execution, delivery or performance of this Agreement, nor the consummation of any of the Transactions, will violate in any material respect any Privacy Requirements in respect of which any Acquired Corporation is obligated to comply.
3.9   Contracts.
(a)   Section 3.9a) of the Company Disclosure Schedule identifies, as of the date of this Agreement, each Contract (other than an Employee Plan) to which any Acquired Corporation is a party, or by which it is bound, that constitutes a Material Contract as of the date of this Agreement. For purposes of this Agreement, each of the following to which any Acquired Corporation is a party or by which it is bound constitutes a “Material Contract”:
(i)   any Contract that is a settlement, conciliation or similar Contract with or approved by any Governmental Body (A) pursuant to which an Acquired Corporation will be required after the date of this Agreement to pay any monetary obligations or (B) that contains continuing material obligations or limitations on such Acquired Corporation’s conduct;
(ii)   any Contract (A) materially limiting the right of any Acquired Corporation (or, following the Closing, Parent or any of its Affiliates) to engage in any line of business or to compete with any other Person in any location or line of business, (B) containing any “most favored nations” terms and conditions (including with respect to pricing) granted by any Acquired Corporation or (C) containing exclusivity obligations or otherwise limiting the right of any Acquired Corporation (or, following the Closing, Parent or any of its Affiliates) to solicit, sell, distribute or manufacture any products or services or any technology or other assets to or for any other Person;
(iii)   any Contract that requires, or is reasonably expected to require, by its terms, the payment or delivery of cash or other consideration to or by any Acquired Corporation in an amount in excess of $500,000 in any fiscal year commencing with fiscal year 2025, and in each case that cannot be canceled by any Acquired Corporation without penalty or further payment at no more than ninety (90) days’ notice;
(iv)   any Contract relating to Indebtedness in excess of $500,000 (whether incurred, assumed, guaranteed or secured by any asset) of any Acquired Corporation, other than loans to direct or indirect wholly owned Subsidiaries, in each case in the ordinary course of business;

(v)   any Contract between an Acquired Corporation and a third Person relating to the disposition or acquisition of assets (other than raw materials, components or finished products acquired in the ordinary course of business or finished products disposed of in the ordinary course of business) with a fair market value in excess of $500,000, whether by merger, sale of stock or assets or otherwise, and that contains continuing indemnities or other material obligations or any continuing “earn-out” or other contingent payment obligation on the part of an Acquired Corporation;
(vi)   any Contract between any Acquired Corporation and any third Person constituting or relating to the formation, creation, operation, management or control of a joint venture, collaboration, partnership or similar revenue sharing arrangement;
(vii)   any Contract that by its express terms requires an Acquired Corporation, or any successor to, or acquirer of, an Acquired Corporation, to make any payment to another Person as a result of a change of control of such Acquired Corporation (a “Change of Control Payment”) or gives another Person a right to receive or elect to receive a Change of Control Payment;
(viii)   any Contract that prohibits the declaration or payment of dividends or distributions in respect of the capital stock of an Acquired Corporation, the pledging of the capital stock or other equity interests of an Acquired Corporation or the issuance of any guaranty by an Acquired Corporation;
(ix)   any Contract pursuant to which any Acquired Corporation (A) is granted any license or other right or immunity (whether present or contingent, including any sublicense, option, co-existence right, right of first refusal or other preferential right, non-assert or covenant not to be sued) under any Intellectual Property Right that is material to the Acquired Corporations, taken as a whole, other than to generally commercially available software or technology available on nondiscriminatory pricing terms or (B) grants any license or other right or immunity (whether present or contingent, including any sublicense, option, co-existence right, right of first refusal or other preferential right, non-assert or covenant not to sue) under any Intellectual Property Right that is material to the Acquired Corporations, taken as a whole, other than non-exclusive licenses (1) pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for an Acquired Corporation (where such license is granted to enable the performance of such services), and other similar agreements, in each case, that are entered into by an Acquired Corporation in the ordinary course of business and (2) where the grant of rights to use any Intellectual Property Rights are incidental, and not material to, any performance under each such agreement;
(x)   any Contract that is a distribution or manufacturing Contract;
(xi)   any Collective Bargaining Agreement or other Contract with a labor union, works council, labor organization, or other employee representative;
(xii)   any Contract that contains a put, call, right of first refusal or similar right pursuant to which any Acquired Corporation could be required to purchase or sell, or offer for purchase or sale, as applicable, any (A) equity interests of any Person or (B) assets (excluding commitments to purchase goods and products and commercially available off-the-shelf software licenses and Software-as-a-Service offerings, in each case, entered into in the ordinary course of business) or businesses for an amount in excess, in the aggregate, of $500,000;
(xiii)   any Contract that is a Lease;
(xiv)   any Contract with (A) a sole-source supplier or (B) any supplier not covered by clause (A) that involved the payment of more than $500,000 in the Company’s last fiscal year;
(xv)   any Contract with any Governmental Body, other than any sponsored research agreements or clinical trial site agreements entered into in the ordinary course of business;
(xvi)   any Contract (other than an Employee Plan) with any Affiliate (other than a Subsidiary of the Company), director or executive officer of the Company (as such term is defined in the

Exchange Act), Person holding 5% or more of the Shares, or, to the knowledge of the Company, any Affiliate (other than the Company) or, to the knowledge of the Company, immediate family member of any of the foregoing;
(xvii)   any Contract that indemnifies any director or executive officer of the Company or any Acquired Corporation (other than any indemnification provisions set forth in the certificate of incorporation or bylaws or comparable governing documents of the Company or any Acquired Corporation);
(xviii)   any Contract that requires any capital commitment or capital expenditure (or series of capital expenditures) by the Company or any Acquired Corporation after the date of this Agreement in an amount in excess of $500,000 in the aggregate; and
(xix)   any other Contract that is currently in effect and has been filed (or is required to be filed) by the Company as an exhibit pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.
(b)   As of the date of this Agreement, the Company has delivered to Parent true, correct and complete copies of each Material Contract (together with all legally binding amendments, modifications, schedules or supplements thereto). No Acquired Corporation nor, to the knowledge of the Company, any other party is in material breach of, or material default under, any Material Contract; (ii) there exists no event or circumstances with respect to any Acquired Corporation or, to the knowledge of the Company, any other party to a Material Contract that with or without notice, lapse of time or both would constitute a material breach of or material default under any Material Contract or result in a termination right thereof or would cause or permit the acceleration of or other changes of or to any material right or obligation or the loss of any material benefit thereunder; and (iii) each Material Contract is a valid and binding agreement in full force and effect, enforceable in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. Since January 1, 2022, the Acquired Corporations have not received any written or, to the knowledge of the Company, oral notice regarding any violation or breach or default under any Material Contract that has not since been cured. As of the date of this Agreement, no Acquired Corporation has received any written or, to the knowledge of the Company, oral notice from any third party to any Material Contract that such party intends to terminate, not renew, repudiate, modify, or accelerate any material obligation under any Material Contract.
3.10   Liabilities.   The Acquired Corporations do not have any liabilities (whether accrued, absolute, contingent or otherwise) of a type required to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or disclosed in the notes thereto, except for: (a) liabilities specifically reflected, disclosed and reserved for in the most recent financial statements or notes thereto included in the Company SEC Documents filed prior to the date of this Agreement; (b) liabilities or obligations incurred in connection with this Agreement or the Transactions; (c) liabilities for performance of obligations under Contracts binding upon any of the Acquired Corporations (other than resulting from any breach, default or acceleration thereof) made available to Parent prior to the date of this Agreement; (d) liabilities incurred in the ordinary course of business consistent with past practice since September 30, 2024 (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of Legal Requirements, or that relates to any cause of action, claim or lawsuit); and (e) liabilities that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
3.11   Compliance with Legal Requirements.   The Acquired Corporations operate, and since January 1, 2022, have operated, in compliance in all material respects with all applicable Legal Requirements and, since January 1, 2022, no Acquired Corporation has (a) received any written notice from any Governmental Body alleging that such Acquired Corporation is in material violation of any applicable Legal Requirement, (b) been charged by any Governmental Body with any material violation of any applicable Legal Requirement or (c) received any subpoena, civil investigative demand or other written demand for information from a Governmental Body where such subpoena or demand seeks information relevant to ascertain whether such Acquired Corporation is in violation of any applicable Legal Requirement in any material respect.
3.12   Regulatory Matters.

(a)   The Acquired Corporations and, to the knowledge of the Company, any third parties that conduct research, development, manufacturing, testing, or commercialization on behalf of the Acquired Corporations, or otherwise collaborate with the Acquired Corporations, with respect to any products or product candidates of the Acquired Corporations, while acting in such capacity (the “Collaboration Partners” and for clarity, any representation or warranty with respect to Collaboration Partners contained in this Agreement shall be limited to the activities of such Collaboration Partners on behalf of the Acquired Corporations) have filed with the FDA and any other applicable Governmental Body all required material filings, declarations, listings, registrations, reports or submissions, including adverse event reports, Annual Reports on Form 2252, and promotional labeling on Form 2253. All such filings, declarations, listings, registrations, reports or submissions were in material compliance with all applicable Legal Requirements when filed, and no deficiencies have been asserted in writing or orally by any applicable Governmental Body with respect to any such filings, declarations, listings, registrations, reports or submissions.
(b)   The Acquired Corporations and, to the knowledge of the Company, all Collaboration Partners hold all material Regulatory Permits required under applicable Legal Requirements for their business as currently conducted. Each such Regulatory Permit held by an Acquired Corporation is valid and in full force and effect and will be available for use by the respective Acquired Corporation immediately after the Closing, subject to notice of ownership change and other informational requirements which may be required thereunder. The Acquired Corporations are and have been in compliance in all material respects with the terms and requirements of such Regulatory Permits. No deficiencies or violations have been asserted in writing or, to the knowledge of the Company, orally by any applicable Governmental Body with respect to any Regulatory Permits of the Acquired Corporations. The Company has made available to Parent true, correct and complete copies of all such material Regulatory Permits, which are set forth on Schedule 3.12b).
(c)   The Acquired Corporations have not received any written notice from a Governmental Body that any of their products are misbranded as defined in 21 U.S.C. § 352 or adulterated as defined in 21 U.S.C. § 351. The products manufactured or marketed by or on behalf of the Acquired Corporations have complied in all material respects with all applicable Legal Requirements, including cGMPs, and the promotional materials and claims made by the Acquired Corporations for the products manufactured or marketed by or on behalf of the Acquired Corporations have complied in all material respects with all applicable Legal Requirements.
(d)   No Acquired Corporation has been notified in writing or, to the knowledge of the Company, orally by any Governmental Body of any material failure (or any investigation with respect thereto) by it or any Collaboration Partner to comply with, or maintain systems and programs to ensure compliance with, any Legal Requirement, including those pertaining to programs or systems regarding the conduct of clinical studies, product quality, registration and listing of facilities and products, corporate integrity, pharmacovigilance and conflict of interest in each case with respect to any product or product candidates of any Acquired Corporation.
(e)   All preclinical and clinical investigations sponsored by the Acquired Corporations or, to the knowledge of the Company, any Collaboration Partner (each a “Clinical Study”) have been and are being conducted in material compliance with all applicable Legal Requirements, including Good Clinical Practices, requirements relating to clinicaltrials.gov, and federal and state laws, rules, regulations, and guidances restricting the use and disclosure of individually identifiable health information. No Acquired Corporation nor, to the knowledge of the Company, any Collaboration Partner, has received any written or, to the knowledge of the Company, oral notice or other communication from the FDA requiring or recommending the termination, suspension or material modification of a Clinical Study.
(f)   No Acquired Corporation nor, to the knowledge of the Company, any Collaboration Partner has (i) made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Body, (ii) failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Body, or (iii) committed any other act, made any statement or failed to make any statement, that, with respect to clauses (i) through (iii), establishes a reasonable basis for the FDA or any other Governmental Body to invoke its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy or any similar policy. No Acquired Corporation is the subject of any pending or, to the knowledge of the Company, threatened investigation by the FDA pursuant to its Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities Final Policy, or by any Governmental Body pursuant to any similar Legal Requirement. No Acquired Corporation nor any officers, employees, agents, clinical investigators, or, to the knowledge of the Company, Collaboration Partner of any Acquired Corporation has been suspended, disqualified, debarred or convicted of any crime or engaged in any conduct that would reasonably be expected to result in (A) debarment under 21 U.S.C. § 335a or any similar Legal Requirement or (B) exclusion under 42 U.S.C. § 1320a-7 or any similar Legal Requirement.
(g)   Each Acquired Corporation and, to the knowledge of the Company, each Collaboration Partner is and has been in material compliance with all pharmaceutical- and healthcare-related Legal Requirements applicable to the operation of its business, including (together with their implementing regulations) (i) the FDCA; (ii) Section 5(a) of the FTC Act; (iii) the federal Medicare and Medicaid statutes; (iv) government program and price reporting Legal Requirements under the Medicaid Drug Rebate Program (42 U.S.C. § 1396r-8), the Medicare program (42 U.S.C. § 1395w-3a), the Public Health Service Act (42 U.S.C. § 256b(a)(4)), and the United States Department of Veterans Affairs Federal Supply Schedule (38 U.S.C. § 8126) including requirements under related contracts and agreements; (v) the Physician Payments Sunshine Act; (vi) the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7(b)); (vii) the Stark Law (42 U.S.C. § 1395nn); (viii) the federal False Claims Act (42 U.S.C. § 1320a-7b(a)); (ix) the Civil Monetary Penalty provisions of the Social Security Act; (x) Legal Requirements the violation of which is cause for exclusion from any federal health care program; and (xi) all state laws relevant to pharmaceutical and healthcare products, companies, and services. No Acquired Corporation nor, to the knowledge of the Company, any Collaboration Partner is subject to any enforcement, regulatory or administrative proceedings, audit, or investigation against or affecting such Acquired Corporation relating to or arising under the FDCA or the other pharmaceutical- and healthcare-related Legal Requirements described in this Section 3.12g) or similar Legal Requirements, and no such enforcement, regulatory or administrative proceeding, or audit or investigation has been threatened in writing.
(h)   Each Acquired Corporation has operated its business in compliance in all material respects with all applicable Legal Requirements, clinical trial protocols, and contractual or other requirements that regulate or limit the maintenance, use, disclosure or transmission of medical records, clinical trial data, patient information or other Personal Information made available to or collected by or on behalf of any of the Acquired Corporations in connection with the operation of the Acquired Corporations’ businesses, including the U.S. Health Insurance Portability and Accountability Act of 1996, as amended by the U.S. Health Information Technology for Economic and Clinical Health Act of 2009 (collectively “HIPAA”), the U.S. Health Information Technology for Economic and Clinical Health Act (Pub. L. No. 111-5) (“HITECH”) and HITECH implementing regulations, Directive 95/46/EC and all comparable Legal Requirements relating to any of the foregoing, as well as applicable similar requirements in any applicable regime (the “Health Care Data Requirements”). In conducting the Acquired Corporations’ businesses, each Acquired Corporation has been in compliance in all material respects with all applicable confidentiality, security and other measures required by the Health Care Data Requirements and all applicable privacy and security requirements of HIPAA and HITECH. To the knowledge of the Company, no Acquired Corporation has suffered any accidental, unauthorized, or unlawful destruction, loss, alteration, or disclosure of, or access to, Personal Information. To the knowledge of the Company, no breach has occurred with respect to any unsecured Protected Health Information, as that term is defined in 45 C.F.R. §160.103, maintained by or for any Acquired Corporation that is subject to the notification requirements of 45 C.F.R. Part 164, Subpart D, and, no information security or privacy breach event has occurred that would require notification under any Health Care Data Requirement.
(i)   There have been no product recalls conducted by the Acquired Corporations or any Collaboration Partner, no product recalls of product manufactured by or on behalf of the Acquired Corporations, and no written requests from any Governmental Body requiring any Acquired Corporation or any Collaboration Partner to cease manufacturing, marketing, distributing or selling any products of the Acquired Corporations. No Governmental Body (including the FDA or similar entities) has initiated an injunction, seizure, or import or export prohibition against any Acquired Corporation, any product manufactured or marketed by or on behalf of any Acquired Corporation, or Collaboration Partner with respect to any product manufactured or marketed by or on behalf of any Acquired Corporation. Neither the Acquired Corporations nor any Collaboration Partner has received a “warning letter” or “untitled letter” or similar correspondence or written notice from any Governmental Body (including the FDA or similar entities), nor has any Acquired Corporation been directed in writing or, to the knowledge of the Company, orally by any Governmental Body (including the FDA or similar entities) to make material changes to any of its products or product candidates. No Acquired Corporation or, to the knowledge of the Company, Collaboration Partner has received an FDA Form 483 or similar list of regulatory observations from any Governmental Body specifically related to the pharmaceutical product marketed by the Acquired Corporations under the name XHANCE (fluticasone propionate) for intranasal use (“XHANCE”), which have not been addressed to the satisfaction of the issuing authorities; and, since January 1, 2022, no Acquired Corporation or, to the knowledge of the Company, Collaboration Partner has received an FDA Form 483 or similar list of regulatory observations from any Governmental Body specifically related to XHANCE.
(j)   The Acquired Corporations have implemented and have in place a compliance program that is designed to be consistent in all material respects with the fundamental requirements of the Federal Sentencing Guidelines and the principles established by the Department of Health and Human Services, Office of Inspector General (HHS-OIG). There are no material outstanding compliance-related complaints or reports, ongoing internal compliance investigations, or compliance-related corrective actions.
(k)   To the knowledge of the Company, no Person has filed against the Company a Legal Proceeding relating to the Company under any federal or state whistleblower statute, including under the False Claims Act of 1863 (31 U.S.C. § 3729 et seq.).
(l)   The Acquired Corporations do not (i) produce, design, test, manufacture, fabricate or develop any “critical technologies” as that term is defined as of the date of the Agreement in 31 C.F.R. § 800.215; (ii) perform the functions as set forth in column 2 of appendix A to 31 C.F.R. Part 800 with respect to “covered investment critical infrastructure,” as that term is defined as of the date of this Agreement in 31 C.F.R. § 800.212; or (iii) maintain or collect “sensitive personal data,” as described as of the date of this Agreement in 31 C.F.R. § 800.241, and have no demonstrated business objective to do so in the future. “As that term is defined as of the date of this Agreement” or “as described as of the date of this Agreement” each include, for purposes of the representations in the preceding sentence, the version in effect as of the date of this Agreement of any other statutes, regulations, and other legal authorities cited by the authorities referenced in the preceding sentence.
3.13   Certain Business Practices.
(a)   Since April 24, 2019, no Acquired Corporation nor any of its officers or employees nor, to the knowledge of the Company, any of its other Representatives (in each case, acting in the capacity of a Representative of such Acquired Corporation) (i) has (A) used any funds (whether of an Acquired Corporation or otherwise) for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (B) unlawfully provided anything of value to any Government Official or (C) violated any provision of any Anti-Corruption Laws, anti-money laundering Legal Requirements or any applicable Legal Requirement of similar effect, or (ii) has been (A) a Sanctioned Person, (B) organized, resident or located in a Sanctioned Country, (C) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, (D) engaging in any export, reexport, transfer or provision of any goods, software, technology, data or service without, or exceeding the scope of, any required or applicable licenses or authorizations under all applicable Ex-Im Laws, or (E) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or the anti-boycott Legal Requirements administered by the U.S. Department of Commerce and the IRS (collectively, “Trade Control Laws”).
(b)   Since April 24, 2019, no Acquired Corporation has received any written notice, communication, inquiry or internal or external allegation from a Governmental Body or any other Person, made any voluntary or involuntary disclosure to a Governmental Body, or conducted any internal investigation or audit concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Trade Control Laws.

3.14   Governmental Authorizations.   The Acquired Corporations hold all Governmental Authorizations, including Regulatory Permits, necessary to enable the Acquired Corporations to conduct their business in the manner in which such business is currently being conducted, except where the failure to hold the same would not, individually or in the aggregate, have a Material Adverse Effect. Such Governmental Authorizations held by the Acquired Corporations are valid and in full force and effect in all material respects and the Acquired Corporations are in compliance in all material respects with the terms and requirements of such Governmental Authorizations.
3.15   Tax Matters.
(a)   Each income and other material Tax Return required to be filed by or on behalf of an Acquired Corporation with any Governmental Body have been filed on or before the applicable due date (taking into account any validly obtained extensions of such due date), and have been prepared in accordance with all applicable Legal Requirements and are accurate and complete, in each case, in all material respects. All income and other material Taxes due and payable (taking into account any validly obtained extensions of time in which to pay) by an Acquired Corporation (whether or not shown on any such Tax Return) have been timely paid in full.
(b)   No Acquired Corporation is currently the beneficiary of any modification, waiver or extension of time within which to file any income or other material Tax Return other than pursuant to automatic extensions of time to file Tax Returns not requiring the consent of the applicable Governmental Body applied for and granted in the ordinary course of business, and no request for any such modification, waiver or extension is currently pending. No Acquired Corporation has granted any extension, modification or waiver of the limitation period applicable to any Tax or Tax Return (including with respect to the payment, assessment or collection of any Tax) that remains in effect and no request for any such extension, modification or waiver is currently pending.
(c)   Each of the Acquired Corporations has complied in all material respects with all applicable Legal Requirement relating to the withholding, collection, and remittance of Taxes (including information reporting requirements).
(d)   There are no Legal Proceedings ongoing, pending or threatened in writing against or with respect to any Acquired Corporation in respect of any income or other material Tax Return or material amount Tax. No material adjustment with respect to any Tax Return, material claim for any additional Tax or material deficiency for Taxes has been received in writing by any Acquired Corporation that has not been resolved and paid in full.
(e)   No written claim has been received by any Acquired Corporation from any Governmental Body in any jurisdiction where an Acquired Corporation does not file a particular type of Tax Return or pay a particular type of Tax that such Acquired Corporation is or may be required to file such type of Tax Return of pay such Tax. Each Acquired Corporation has at all times been exclusively a resident for all Tax purposes in its jurisdiction of incorporation.
(f)   No Acquired Corporation (i) has been a member of an affiliated group (within the meaning of Section 1504(a) of the Code) filing a consolidated federal income Tax Return (other than a group in which the common parent is or was an Acquired Corporation), or (ii) has any material liability for the Taxes of any other Person (other than the Acquired Corporations) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Legal Requirement), or as a transferee or successor or otherwise by operation of law.
(g)   During the preceding two (2)-year period, none of the Acquired Corporations has been either a “distributing corporation” or a “controlled corporation” in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(h)   No Acquired Corporation has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(i)   No Acquired Corporations will be required to include any material item of income in, or exclude any material item of deduction from, the computation of taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in (or use of an improper) method of accounting for a taxable period ending on or prior to the Closing Date as a result of transactions or events occurring, or accounting methods employed, prior to the Closing, (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Legal Requirement) executed prior to the Closing, (iii) installment sale or open transaction disposition made prior to the Closing, (iv) prepaid amount received or accrued deferred revenue accrued on or prior to the Closing Date, (v) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Legal Requirement), (vi) election pursuant to Section 965 of the Code or (vii) the recapture of any Tax credit that arose prior to the Closing.
(j)   No Acquired Corporation is party to or bound by any Tax allocation or Tax sharing agreement with any Person, other than any agreements (i) exclusively between or among the Acquired Corporations or (ii) not primarily related to Taxes and entered into in the ordinary course of business.
(k)   There are no material Encumbrances with respect to Taxes upon any of the assets or properties of any Acquired Corporation, other than Permitted Encumbrances.
(l)   No Acquired Corporation is a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(m)   All transactions entered into by or among the Acquired Corporations are in compliance in all material respects with any applicable Legal Requirements regarding transfer pricing, including Section 482 of the Code and the Treasury Regulations thereunder. Each of the Acquired Corporations has properly and in a timely manner documented its transfer pricing methodologies in material compliance with the Code, the Treasury Regulations, and any other applicable Legal Requirements.
(n)   No Acquired Corporation has requested, applied for, sought or received any relief, assistance or benefit, including any deferral of Taxes, from any Governmental Body under any COVID-19 Relief Legislation.
(o)   The Acquired Corporations have filed all material unclaimed property reports as required under applicable Legal Requirements and are otherwise in compliance in all material respects with applicable Legal Requirements relating to unclaimed property or escheat obligations.
3.16   Employee Matters; Benefit Plans.
(a)   None of the Acquired Corporations is a party to, or is currently negotiating to enter into, any Collective Bargaining Agreement and no employees of any of the Acquired Corporations are represented by a labor union or labor organization with respect to their employment with such Acquired Corporation. No labor union, labor organization, or group of employees of any Acquired Corporation has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board (“NLRB”) or any other Governmental Body. Since January 1, 2022, there has not been any strike, lockout, material work slowdowns, picketing or other union organizing activity, or any threat thereof, by any employees of any Acquired Corporation with respect to their employment with such Acquired Corporation. There are no unfair labor practice complaints pending or, to the knowledge of the Company, threatened against any of the Acquired Corporations before the NLRB or any other Governmental Body. Neither the Company nor any of the Acquired Corporations are required under applicable Legal Requirements or Contract to provide notice to, or enter into any consultation procedure with, any union or labor organization.
(b)   Section 3.16b) of the Company Disclosure Schedule sets forth a true, correct and complete list of each material Employee Plan as of the date of this Agreement. To the extent applicable, the Company has either delivered or made available to Parent prior to the execution of this Agreement with respect to each such material Employee Plan true, correct and complete copies of: (i) all current plan documents and all amendments thereto, and all current related trust or other funding documents, and in the case of unwritten Employee Plans, written descriptions of the material terms thereof, (ii) all current determination letters, rulings, opinion letters, information letters or advisory opinions issued by the IRS or the United States Department of Labor, (iii) the most recently filed annual return/report (Form 5500) and accompanying schedules and attachments thereto, (iv) the most recently prepared actuarial report and financial statements, (v) the most recent summary plan descriptions and any material modifications thereto, and (vi) the most recently performed nondiscrimination and compliance testing reports.
(c)   As of the date of this Agreement, there is no notice given and are no proposals to terminate the employment of any Key Employee and no Key Employee indicated to any of the Acquired Corporations’ directors or executive officers that he or she intends to resign or retire as a result of the Transactions or otherwise within one (1) year after the Closing Date.
(d)   All individuals who are performing, and for the three (3)-year period preceding the date of this Agreement have performed, services for any Acquired Corporation while classified as independent contractors have been properly so classified for all purposes. In the past two (2) years, no Acquired Corporation has received written notice from any Person challenging the classification of these individuals as independent contractors.
(e)   Each individual who is currently providing services to any Acquired Corporation through a third-party service provider, or who provided services to any Acquired Corporation through a third-party service provider, is not or was not an employee of any Acquired Corporation. No Acquired Corporation has a single employer, joint employer, alter ego or similar relationship with any other entity.
(f)   Neither the Company nor any other Person that would be or, at any relevant time, would have been considered a single employer with the Company under the Section 414 of the Code (each such Person, an “ERISA Affiliate”) has, within the last six (6) years, sponsored, maintained, administered, contributed to, been required to contribute to or has any direct or indirect liability with respect to, any plan subject to Title IV of ERISA or Code Section 412, including any “single employer” defined benefit plan or any “multiemployer plan,” each as defined in Section 4001 of ERISA. No Employee Plan is (i) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA or (ii) a multiple employer plan that is subject to Section 413 of the Code or Sections 4062 or 4063 of ERISA. Neither the Company nor any ERISA Affiliate has incurred any Control Group Liability that has not been paid in full, nor, to the knowledge of the Company, do any circumstances exist that would reasonably be expected to result in, any Controlled Group Liability that could be a liability of Parent or its Affiliates (including any Acquired Corporation) following the Closing.
(g)   Each Employee Plan that is intended to be qualified under Section 401(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its tax-qualified status under the Code. Except as would not, individually or in the aggregate, be reasonably expected to result in material liability to the Company, each Employee Plan that is intended to be qualified under Section 401(a) of the Code has timely adopted all currently effective amendments to the Code and, to the knowledge of the Company, there are no existing circumstances or any events that have occurred that would reasonably be expected to affect adversely the qualified status of any such Employee Plan., Each trust created under any Employee Plan that is intended to be qualified under Section 401(a) of the Code is exempt from Tax under Section 501(a) of the Code and has been so exempt since its creation.
(h)   Except as would not, individually or in the aggregate, be reasonably expected to result in material liability to the Company, (i) each Employee Plan has been operated in compliance in all respects with its terms and all applicable Legal Requirements, including ERISA and the Code, (ii) all contributions required to be made with respect to any Employee Plan on or prior to the date of this Agreement have been timely made and deposited, and (iii) all material reports, returns, notices and similar documents required to be filed with any Governmental Body or distributed to any Employee Plan participant have been timely filed or distributed.
(i)   Except as would not, individually or in the aggregate be reasonably expected to result in material liability to the Company, (i) no events have occurred with respect to any Employee Plan that would reasonably be expected to result in payment or assessment by or against any Acquired Corporation of any material excise Tax under ERISA or the Code, (ii) the Acquired Corporations are not and could not reasonably be expected to be subject to either a material liability pursuant to Section 502 of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code, and (iii) none of the Acquired

Corporations or, to the knowledge of the Company, any other “fiduciary” (as defined in Section 3(21) of ERISA) has any material liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan.
(j)   Except to the extent required under Section 601 et seq. of ERISA or 4980B of the Code (or any other similar state or local Legal Requirement), none of the Acquired Corporations nor any Employee Plan has any present or future obligation to provide post-employment or post-retirement welfare benefits to any present or former employee, officer or director of any Acquired Corporation pursuant to any Employee Plan.
(k)   Except as provided in Section 1.7, the consummation of the Transactions (including in combination with other events or circumstances) will not (i) entitle any current or former employee, director, officer, independent contractor or other individual service provider of any of the Acquired Corporations to any severance pay, bonus, retention, or any other similar payment or benefit, (ii) enhance any benefits or accelerate the time of payment or vesting or trigger any payment, or increase the amount of compensation or benefits due to any such employee, director, officer or independent contractor, (iii) directly or indirectly cause any Acquired Corporation to transfer or set aside any material assets to fund any benefits under any Employee Plan, (iv) except as set forth in the plan documents delivered or made available to Parent, after Closing, limit or restrict the right of Parent to merge, amend or terminate any Employee Plan or (v) result in any payments or benefits pursuant to an Employee Plan as of the date of this Agreement that, individually or in combination with any other payment or benefit, could constitute the payment of any “excess parachute payment” within the meaning of Section 280G of the Code or in the imposition of an excise Tax under Section 4999 of the Code. No individual service provider of the Acquired Corporations has any right (whether fixed or contingent) to receive any Tax gross-up or other Tax reimbursement payment with respect to Taxes imposed by Sections 409A or 4999 of the Code from any of the Acquired Corporations.
(l)   Except as would not, individually or in the aggregate be reasonably expected to result in material liability to the Company, each Employee Plan, and any award thereunder, that is or forms part of a “nonqualified deferred compensation plan” within the meaning of Section 409A or 457A of the Code has been operated in compliance with, and the Acquired Corporations have complied in practice and operation with, all applicable requirements of Sections 409A and 457A of the Code.
(m)   As of the date of this Agreement, other than routine claims for benefits, there are no pending, or to the knowledge of the Company, threatened in writing material Legal Proceedings, examinations, investigations, or audits against or involving any Employee Plan before any arbitrator or any Governmental Body.
(n)   As of the date of this Agreement, the Acquired Corporations are, and have been since January 1, 2022, in material compliance with all applicable Legal Requirements with respect to employment and labor matters, including those relating to labor relations, wages, vacation, hours of work, holiday pay calculation, overtime, employee classification, discrimination, harassment, sexual harassment, child labor, civil rights, pay equity, disability rights and benefits, employee leave issues, affirmative action, equal opportunity, work authorization, immigration, safety and health, information privacy and security, workers’ compensation, unemployment insurance, plant closures and layoffs, continuation coverage under group health plans, wage payment and the payment and withholding of Taxes.
(o)   None of the Company or the Acquired Corporations is party to a settlement with a current or former officer, employee or independent contractor of the Acquired Corporations that involves allegations relating to harassment or discrimination or any kind by either (i) an executive officer of the Acquired Corporations or (ii) a Key Employee. To the knowledge of the Company, no allegations of harassment or discrimination of any kind have been made against (i) an executive officer of the Acquired Corporations, or (ii) a Key Employee.
(p)   The Acquired Corporations are, and have been since January 1, 2022, in material compliance with the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local Legal Requirement (“WARN”). None of the Acquired Corporations has taken any action that would reasonably be expected to cause Parent or any of its Affiliates to have any material liability or other material obligation following the Closing Date under WARN.
(q)   To the knowledge of the Company, no employee of any Acquired Corporation is in material violation of any term of any employment agreement, nondisclosure agreement, common law nondisclosure obligation, fiduciary duty, non-competition agreement, restrictive covenant or other obligation to any Acquired Corporation or a third party relating (i) to the right of any such employee to be employed by the Acquired Corporations, or (ii) to the knowledge or use of trade secrets or proprietary information.
3.17   Environmental Matters.
(a)   Except for matters that would not reasonably be expected to be material to the Acquired Corporations, taken as a whole, the Acquired Corporations (i) are and, except for matters which have been fully resolved, have been in compliance in all respects with all applicable Environmental Laws and (ii) possess, and at all times since January 1, 2022, have possessed, all Permits required under Environmental Laws for the operation of their business.
(b)   Except for matters that are resolved with no remaining liability or obligation on any Acquired Corporation, no Acquired Corporation has received any written notice, report or other information of or entered into any legally binding agreement, order, settlement, judgment, injunction or decree involving uncompleted, outstanding or unresolved material violations, liabilities or requirements on the part of any Acquired Corporation relating to or arising under Environmental Laws.
(c)   (i) To the knowledge of the Company, there are and have been no Hazardous Materials present or Releases on, at, under or from any property or facility, including the Leased Real Property, in a manner and concentration that would reasonably be expected to result in any material claim against or liability of an Acquired Corporation under any Environmental Law and (ii) no written notice under any Environmental Law has been received by any Acquired Corporation from any Governmental Body or other third party that is currently outstanding concerning any violation of, or liability under, Environmental Law or otherwise concerning the Release or possible Release of Hazardous Materials, or requiring an investigation for Hazardous Materials, at any location owned, operated or leased, now or in the past, by the Acquired Corporations.
(d)   No Acquired Corporation has assumed, undertaken, or otherwise become subject to any material liability of another Person relating to Environmental Laws.
(e)   The Company has made available to Parent all material environmental reports, assessments and audits and any other material documents produced or received by the Acquired Corporations since January 1, 2022, and possessed by or under the reasonable control of the Acquired Corporations pertaining to Environmental Law, any Leased Real Property, or any real property formerly owned, leased, or operated by any Acquired Corporation or any of their predecessors; and, to the knowledge of the Company, there are no other environmental reports, assessments, audits or documents that identify matters that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Corporations, taken as a whole.
3.18   Insurance.   Section 3.18 of the Company Disclosure Schedule sets forth a true, correct and complete list of all insurance policies and all self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations as of the date of this Agreement, including, for each insurance policy, program and arrangement, the type of insurance, carrier, coverage amount and policy period expiration. To the knowledge of the Company, the Acquired Corporations maintain insurance coverage in such amounts and covering such risks as are consistent in all material respects with normal industry practice for companies in similar lines of business and industry of similar size and stage of development as the Acquired Corporations. As of the date of this Agreement, all such insurance policies are in full force and effect and (i) all premiums due thereunder have been paid in full, (ii) no written, or to the knowledge of the Company, oral notice of cancellation, termination, non-renewal, or material modification has been received (other than a notice in connection with ordinary renewals), and (iii) to the knowledge of the Company, there is no existing material default or event which, with the giving of notice or lapse of time or both, would constitute a material default or breach, by any insured thereunder. As of the date of this Agreement, (i) there is no material claim made against the Company and, to the knowledge of the Company, no event has occurred that could reasonably give rise to an insurance claim, (ii) there is no material claim pending under any of the Company’s insurance policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies and (iii) the limits of all such policies remain fully available without any erosion or exhaustion.
3.19   Legal Proceedings; Orders.
(a)   As of the date of this Agreement, there are no Legal Proceedings pending (or, to the knowledge of the Company, threatened) against any Acquired Corporation or, to the knowledge of the Company, against any present or former officer, director or employee of an Acquired Corporation in such individual’s capacity as such.
(b)   There is no outstanding material order, writ, injunction or judgment to which an Acquired Corporation is subject.
(c)   As of the date of this Agreement, no material investigation or review by any Governmental Body with respect to an Acquired Corporation is pending or, to the knowledge of the Company, being threatened.
3.20   Authority; Binding Nature of Agreement.   The Company has the corporate power and authority to execute and deliver and to perform its obligations under this Agreement and, subject to obtaining the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock voting to approve and adopt this Agreement and the Merger at the Stockholder Meeting (the “Company Stockholder Approval”) and assuming the representations and warranties Parent and Merger Sub set forth in Section 4.9 are true and correct, to consummate the Transactions. The Company Stockholder Approval is the only vote of the holders of any of the Company’s capital stock necessary in connection with the consummation of the Transactions and the Merger. The Board of Directors has (i) determined that this Agreement and the Transactions, including the Merger, are fair to, and in the best interest of, the Company and its stockholders, (ii) declared this Agreement advisable, (iii) approved the execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions, including the Merger and (iv) as of the date of this Agreement, resolved to recommend that the stockholders of the Company adopt this Agreement (the preceding clauses (i) through (iv), the “Company Board Recommendation”), which resolutions, subject to Section 6.1, have not been subsequently withdrawn or modified in a manner adverse to Parent as of the date of this Agreement. This Agreement has been duly executed and delivered by the Company, and assuming due authorization, execution and delivery by Parent and Merger Sub, this Agreement constitutes the legal, valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions.

3.21   Non-Contravention; Consents.
(a)   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9 and compliance with the applicable provisions of the DGCL, the HSR Act and other Antitrust Laws, and the rules and regulations of the SEC and Nasdaq, the execution and delivery of this Agreement by the Company and the consummation of the Transactions will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of any Acquired Corporation; (ii) assuming all approvals and other actions described in Section 3.21(b) have been obtained, and all filings and obligations described in Section 3.21(b) have been made, cause a violation by any Acquired Corporation of any Legal Requirement applicable to an Acquired Corporation, or to which an Acquired Corporation is subject; (iii) require any consent or notice under, conflict with, result in breach or violation of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of payment, purchase, termination, amendment, modification, cancellation, acceleration or other adverse change of any right or obligation or the forfeiture or loss of any benefit to which an Acquired Corporation is entitled under any provision of any Material Contract; or (iv) result in an Encumbrance (other than a Permitted Encumbrance) on any of the property or assets of any Acquired Corporation, and in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(b)   Except for the (i) filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (ii) compliance with the applicable requirements of the Exchange Act (including the filing with the SEC of the Proxy Statement and such reports under the Exchange Act as may be required in connection with this Agreement and the Transactions) and the DGCL, (iii) filings required or advisable under, and compliance with other applicable requirements of, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws, and (iv) compliance with the applicable rules and regulations of the SEC and Nasdaq, the Acquired Corporations are not required to give notice to, make any filing with, or obtain any Consent from any Governmental Body at, or any time prior to, the Closing in connection with the execution and delivery of this Agreement by the Company, or the consummation by the Company of the Merger or the other Transactions, except those that the failure to make or obtain as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
3.22    Takeover Laws.   Assuming the accuracy of the representations and warranties of Parent and Merger Sub set forth in Section 4.9, the Board of Directors has taken and will take all actions so that the restrictions applicable to business combinations contained in Section 203 of the DGCL and any other Takeover Law are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the CVR Agreement, and to the consummation of the Merger and the other Transactions.
3.23   Opinion of Financial Advisors.   The Board of Directors has received the oral opinion of Evercore Group L.L.C. (to be confirmed in writing) that, as of the date of such opinion and based upon and subject to the various assumptions made, matters considered, and qualifications and limitations set forth in such opinion, the Merger Consideration to be received by the holders of Shares in the Merger is fair, from a financial point of view, to such holders. The Company shall provide a copy of such written opinion to Parent solely for informational purposes promptly after receipt thereof by the Company.
3.24   Brokers and Other Advisors.   Except for Evercore Group L.L.C., no broker, finder, investment banker, financial advisor or other Person is entitled to any brokerage, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the Transactions based upon arrangements made by or on behalf of the Company. On or prior to the date of this Agreement, the Company has made available to Parent a true, correct and complete copy of the engagement letter between the Company and Evercore Group L.L.C. relating to the Transactions.
3.25   No Additional Representations or Warranties.
(a)   Except as provided in this Section 3 (as modified by the Company Disclosure Schedule), neither the Company nor any other Person on behalf of the Company or its Subsidiaries makes, or has made, any express or implied representation or warranty with respect to the Company, any of the other Acquired Corporations, or with respect to any other information provided to Parent, Merger Sub or their respective

Affiliates or other Representatives, in connection with entering into this Agreement and proceeding with the Transactions or otherwise, including the accuracy, completeness or timeliness thereof.
(b)   The Company acknowledges that neither Parent nor Merger Sub nor any other Person on behalf of Parent or Merger Sub makes, or has made, and the Company has not relied upon, any express or implied representations or warranties with respect to Parent or Merger Sub or with respect to any other information provided to the Company, any of its Subsidiaries or any of its or their respective Representatives in connection with entering into this Agreement and proceeding with the Transactions or otherwise, including the accuracy, completeness or timeliness thereof, other than the representations and warranties contained in Section 4. The Company acknowledges and agrees that, to the fullest extent permitted by applicable Legal Requirements, Parent and Merger Sub and their respective Affiliates, stockholders, controlling Persons or other Representatives shall not have any liability or responsibility whatsoever to the Company, its Subsidiaries or their respective Affiliates, stockholders, controlling Persons or other Representatives or any other Person on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon, related to, resulting from or arising out of (i) any information, including any information, documents, projections, estimates, forecasts or other material, made available to the Company, any of its Subsidiaries or any of its or their respective Affiliates or other Representatives in connection with entering into this Agreement and proceeding with the Transactions, including the Merger, or (ii) any statements made (or any omissions therefrom) to the Company, any of its Subsidiaries or any of its or their respective Affiliates or other Representatives, except as and only to the extent expressly set forth in Section 4.
SECTION 4
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
4.1   Due Organization.   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing (where such concept is recognized under any applicable Legal Requirements) under the Legal Requirements of the jurisdiction of its organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; and (ii) to own and use its assets in the manner in which its assets are currently owned and used. Each of Parent and Merger Sub is qualified or licensed to do business as a foreign corporation, and is in good standing, in each jurisdiction (to the extent such concept exists in such jurisdiction) where the nature of its business requires such qualification or licensing, except where the failure to be so qualified or licensed and in good standing does not have, and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
4.2   Merger Sub.   Merger Sub has been formed solely for the purpose of engaging in the Transactions and has not engaged, and prior to the Effective Time will not engage, in any business activities or conduct any operations other than in connection with the Transactions and those incident to Merger Sub’s formation. Parent owns beneficially and of record all of the outstanding capital stock of Merger Sub, free and clear of all Encumbrances and transfer restrictions, except for Encumbrances or transfer restrictions of general applicability as may be provided under the Securities Act or applicable securities laws.
4.3   Authority; Binding Nature of Agreement.   Parent and Merger Sub have the corporate power and authority to execute and deliver and perform their obligations under this Agreement and the CVR Agreement, and to consummate the Transactions, subject to the Merger Sub Sole Stockholder Approval, which will be effectuated by written consent immediately following the execution of this Agreement. The board of directors of each of Parent and Merger Sub have approved the execution, delivery and performance by Parent and Merger Sub of this Agreement and the CVR Agreement, and the consummation of the Transactions, including the Merger, subject to the Merger Sub Sole Stockholder Approval. This Agreement has been duly executed and delivered by Parent and Merger Sub, and assuming due authorization, execution and delivery by the Company, this Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. The CVR Agreement, when executed and delivered by Parent, will constitute the legal, valid and binding obligation of Parent and will be enforceable against Parent in accordance with its terms, except as such enforcement may be subject to the Enforceability Exceptions. No vote of Parent’s stockholders is necessary to approve this Agreement, the CVR Agreement or any of the Transactions.
4.4   Non-Contravention; Consents.
(a)   Assuming compliance with the applicable provisions of the DGCL, the HSR Act and other Antitrust Laws, and, if applicable, the rules and regulations of the SEC and any national securities exchange, the execution and delivery of this Agreement and the CVR Agreement by Parent or Merger Sub, and the consummation of the Transactions, will not: (i) cause a violation of any of the provisions of the certificate of incorporation or bylaws (or other organizational documents) of Parent or Merger Sub; (ii) assuming all approvals and other actions described in Section 4.4(b) have been obtained, and all filings and obligations described in Section 4.4(b) have been made, cause a violation by Parent or Merger Sub of any Legal Requirement applicable to Parent or Merger Sub, or to which Parent or Merger Sub are subject; or (iii) require any consent or notice under, conflict with, result in breach or violation of, or constitute a default under (or an event that with notice or lapse of time or both would become a default), or give rise to any right of purchase, termination, amendment, modification, cancellation, acceleration or other adverse change of any right or obligation or the forfeiture or loss of any benefit to which Parent or Merger Sub is entitled under any provision of any Contract, and in the case of clauses (ii) and (iii) above, as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
(b)   Except for the (i) filing of the certificate of merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (ii) compliance with the applicable requirements of the Exchange Act, Takeover Laws and the DGCL, (iii) filings required or advisable under, and compliance with other applicable requirements of, the HSR Act and any applicable filing, notification or approval in any foreign jurisdiction required by Antitrust Laws and (iv) compliance with the applicable rules and regulations of the SEC and any national securities exchange, neither Parent nor Merger Sub, nor any of Parent’s other Affiliates, is required to give notice to, make any filing with or obtain any Consent from any Governmental Body in connection with the execution and delivery of this Agreement and the CVR Agreement by Parent or Merger Sub, or the consummation by Parent or Merger Sub of the Merger or the other Transactions, except those that the failure to make or obtain as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.
4.5   Disclosure.   None of the written information with respect to Parent or Merger Sub supplied or to be supplied by or on behalf of Parent or Merger Sub or any of their Subsidiaries, specifically for inclusion or incorporation by reference in the Proxy Statement will, (i) at the time such document is filed with the SEC, (ii) at any time such document is amended or supplemented or (iii) at the time such document is first published, sent or given to the Company’s stockholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
4.6   Absence of Litigation.   As of the date of this Agreement, there is no Legal Proceeding pending or, to the knowledge of Parent, threatened, against Parent or any of its Subsidiaries (including Merger Sub), except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect. As of the date of this Agreement, neither Parent nor Merger Sub is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body, except as would not, and would not reasonably be expected to, individually or in the aggregate, have a Parent Material Adverse Effect.
4.7   Financing.
(a)   Parent has delivered to the Company true, correct and complete copies of executed equity commitment letters, each dated as of March 19, 2025, together with all attachments thereto, each of which is attached hereto as Annex IV (as may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof, each, an “Equity Commitment Letter” and together the “Equity Commitment Letters”), from each of GPC WH Fund LP and Novo Holdings A/S (each, an “Equity Investor” and together the “Equity Investors”), pursuant to which each Equity Investor has agreed, subject to the terms and conditions thereof, to invest indirectly in Parent the cash amounts set forth therein. Each Equity Commitment Letter provides that the Company is a third-party beneficiary thereof. The cash equity committed pursuant to the Equity Commitment Letters is collectively referred to in this Agreement as the “Cash Equity.”
(b)   As of the date of this Agreement, Parent has delivered to the Company a true, correct and complete copy of an executed debt commitment letter, dated as of March 19, 2025, together with all attachments thereto, which is attached hereto as Annex V (as may be amended, restated, supplemented or otherwise modified in accordance with the terms hereof (provided that in no event shall any amendment, restatement, supplement or other modification include any Restricted Terms (as defined below)) the “Debt Commitment Letter” and together with the Equity Commitment Letters, the “Commitment Letters”), from the Debt Financing Sources party thereto pursuant to which the Debt Financing Sources have agreed, subject to the terms and conditions thereof, to provide the debt amounts set forth therein to Resistance Acquisition, Inc., a Delaware corporation (the “Borrower”), for the benefit of Parent. The debt financing contemplated by the Debt Commitment Letter or any Alternative Debt Financing is referred to in this Agreement as the “Debt Financing.” The Cash Equity and the Debt Financing are collectively referred to as the “Financing.” As of the date of this Agreement, Parent has delivered to the Company true, correct and complete copies of the fee letters, dated as of March 19, 2025 (the “Fee Letters”), between the Borrower, on the one hand, and each Debt Financing Source party thereto, on the other hand, which fee letters may be redacted in a customary manner with respect to the fee amounts, pricing terms, pricing caps, “market flex” provisions, “securities demand” provisions and other economic terms; provided that none of the redacted provisions would reasonably be expected to adversely affect the conditionality, availability or amount of the Debt Financing (any Fee Letter so redacted is referred to as “Customarily Redacted”).
(c)   Except as expressly set forth in the Commitment Letters, as of the date of this Agreement, there are no conditions precedent to the obligations of the Debt Financing Sources to provide the Debt Financing and the Equity Investors to provide the Cash Equity or any contingencies that would permit the Debt Financing Sources to reduce the total amount of the Debt Financing or the Equity Investors to reduce the total amount of the Cash Equity.
(d)   As of the date of this Agreement, there are no side letters or binding agreements to which Parent is a party relating to the Debt Financing which would impact Parent’s ability to satisfy the Financing Amount (after taking into account the Cash Equity and all other cash readily available to Parent) other than as expressly set forth in the Debt Commitment Letter delivered to the Company on or prior to the date of this Agreement.
(e)   As of the date of this Agreement, to the knowledge of Parent, no event has occurred which, with or without notice, lapse of time or both, would (i) assuming satisfaction of the conditions set forth in Section 7.1 and Section 7.2, reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of Parent under the terms and conditions of the Debt Commitment Letter or (ii) assuming the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, otherwise result in any portion of the Debt Financing required to satisfy the Financing Amount (after taking into account the Cash Equity) being unavailable on the Closing Date. As of the date of this Agreement, assuming the accuracy of the representations and warranties set forth in Section 3, the performance by the Company of its obligations under Section 5 and Section 6 and the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent does not have any reason to believe that it will be unable to satisfy on a timely basis all conditions to be satisfied by it in any of the Commitment Letters on or prior to the Closing, nor does Parent have knowledge that any of the Debt Financing Sources or Equity Investors will not perform its obligations thereunder.
(f)   The Financing, when funded in accordance with the Commitment Letters, shall provide Parent with funds at the Closing in an amount sufficient for (i) the payment of the aggregate Cash Consideration, (ii) the prepayment or repayment of any outstanding indebtedness of the Company or its Subsidiaries required by this Agreement to be prepaid or repaid and (iii) the payment of any other amounts required to be paid by Parent or Merger Sub hereunder on the Closing Date in connection with the consummation of the Transactions and the payment of any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation in connection with the foregoing, after taking into account any available cash of the Company and its Subsidiaries at the Closing, cash on hand at Parent and cash available from other funding sources (such amount, the “Financing Amount”).
(g)   As of the date of this Agreement, the Commitment Letters are in full force and effect and are valid and binding obligations of Parent and, to the knowledge of Parent, the other parties thereto, subject, in each case, to the effect of the Enforceability Exceptions.
(h)   Concurrently with the execution of this Agreement, Parent has caused each Equity Investor to deliver to the Company a duly executed Guaranty. The execution, delivery and performance of each Guaranty by the applicable Equity Investor, and the consummation of the transactions contemplated thereby, have been duly and validly authorized by all requisite action by such Equity Investor, and no other proceedings on the part of such Equity Investor are necessary to authorize the execution, delivery or performance of either Guaranty by the applicable Equity Investor. Each Guaranty has been duly and validly executed and delivered by the applicable Equity Investor and is in full force and effect and constitutes a valid and binding obligation of such Equity Investor, duly executed by such Equity Investor and enforceable against such Equity Investor in accordance with its terms, and no event has occurred that, with or without notice, lapse of time or both, could constitute a default on the part of either Equity Investor under either Guaranty.
(i)   As of the date of this Agreement, Parent (or an Affiliate of Parent) has paid in full any and all commitment fees or other fees required to be paid by Parent (or an Affiliate of Parent) pursuant to the terms of the Commitment Letters on or before the date of this Agreement, and will, directly or indirectly, pay in full any such amounts due on or before the Closing Date pursuant to the terms of the Commitment Letters.
(j)   As of the date of this Agreement, (i) none of the Commitment Letters have been modified, amended or altered, (ii) no modification, amendment or alteration is contemplated by Parent or, to the knowledge of Parent, by the other parties thereto (other than to add lenders, lead arrangers, bookrunners, syndication agents or other similar roles that had not executed the Debt Commitment Letter as of the date of this Agreement) and (iii) none of the respective commitments under any of the Commitment Letters have been withdrawn or rescinded in any respect.
(k)   Parent and Merger Sub acknowledge and agree that it is not a condition to any of Parent’s or Merger Sub’s obligations hereunder that Parent and Merger Sub obtain any financing or refinancing (including the Financing), or that the Company or Parent hold a specific amount of cash balances at Closing, for or relating to the Transactions; provided, however, that foregoing shall not limit in any way the representations and warranties, covenants or obligations of each of the Company, Parent and Merger Sub hereunder, including as set forth in Section 3, Section 4, Section 5, Section 6 and Section 7.
4.8   Solvency.   Neither Parent nor Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of the Company or any of its Subsidiaries. Assuming (a) the representations and warranties set forth in Section 3 are true and correct and (b) the satisfaction of the conditions set forth in Section 7.1 and Section 7.2, Parent and its Subsidiaries, on a consolidated basis, at the Effective Time immediately after giving effect to all of the Transactions, including the Merger, the payment of the aggregate Cash Consideration, the consummation of the Financing, the payment of all other amounts required to be paid by Parent or Merger Sub in connection with the consummation of the Transactions and the payment of all related fees and expenses, will be Solvent. As used in this Section 4.8, the term “Solvent” means with respect to any date of determination, (i) the fair value of the assets of such Parent and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person and its subsidiaries on a consolidated basis, (ii) Parent and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (iii) Parent and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
4.9   Ownership of Shares.   Neither Parent nor any of Parent’s controlled Affiliates directly or indirectly owns, and at all times for the past three (3) years, neither Parent nor any of Parent’s controlled Affiliates has owned, beneficially or otherwise, any Shares or any securities, contracts or obligations convertible into or exercisable or exchangeable for Shares, excluding investments made in the ordinary course of business in connection with retirement plans, 401(k) plans, mutual funds, pension plans, or similar arrangements, in each case, not specifically targeted to an investment in Shares and not resulting in record or beneficial ownership of any Shares by Parent or any of its controlled Affiliates. Neither Parent nor Merger Sub has been an “interested stockholder” (as defined in Article 8 of the Company’s certificate of incorporation) of the Company, in each case at any time during the three (3)-year period prior to the date of this Agreement.
4.10   Company Arrangements.   Other than this Agreement, the Voting Agreements and the Confidentiality Agreement, as of the date of this Agreement, none of Parent or Merger Sub, or their respective executive officers, directors or controlled Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions.
4.11   No Additional Representations or Warranties.
(a)   Except as provided in this Section 4, neither Parent, Merger Sub nor any other Person on behalf of Parent or Merger Sub makes, or has made, any express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company, any of its Subsidiaries or their respective Affiliates or other Representatives in connection with entering into this Agreement and proceeding with the Transactions or otherwise, including the accuracy, completeness or timeliness thereof.
(b)   Each of Parent and Merger Sub acknowledges that neither the Company, nor any of its Subsidiaries, nor any other Person on behalf of the Acquired Corporations makes, or has made, and neither Parent nor Merger Sub has relied upon, any express or implied, representations or warranties with respect to the Acquired Corporations or with respect to any other information provided to Parent, Merger Sub, their respective Affiliates or any of their respective Representatives in connection with entering into this Agreement and proceeding with the Transactions or otherwise, including the accuracy, completeness or timeliness thereof, other than the representations and warranties contained in Section 3 (as modified by the Company Disclosure Schedule). Each of Parent and Merger Sub acknowledges and agrees that, to the fullest extent permitted by applicable Legal Requirements, the Company, its Subsidiaries and their respective Affiliates, equityholders, controlling Persons or other Representatives shall not have any liability or responsibility whatsoever to Parent, Merger Sub or their respective Affiliates, equityholders, controlling Persons or other Representatives or any other Person on any basis (including in contract or tort, under federal or state securities Laws or otherwise) based upon, related to, resulting from or arising out of (i) any information, including any information, documents, projections, estimates, forecasts or other material, made available to Parent, Merger Sub or any of its or their respective Affiliates or other Representatives in connection with entering into this Agreement and proceeding with the Transactions (including in any electronic data room maintained for purposes of the Transactions or in any management presentation made in connection with the Transactions), or (ii) any statements made (or any omissions therefrom) to Parent, Merger Sub, their respective Affiliates or any of their other respective Representatives, except as and only to the extent expressly set forth in Section 3 (as modified by the Company Disclosure Schedule).
(c)   In connection with the due diligence investigation of the Acquired Corporations by Parent and Merger Sub and their respective Affiliates, stockholders or Representatives, Parent and Merger Sub and their respective Affiliates, stockholders and Representatives have received and may continue to receive after the date of this Agreement from the Company, the other Acquired Corporations and their respective Affiliates, stockholders and Representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information, regarding the Acquired Corporations and their respective businesses and operations. Parent and Merger Sub hereby acknowledge that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, and that Parent and Merger Sub will have no claim against the Acquired Corporation, or any of their respective Affiliates, stockholders or Representatives, or any other Person with respect thereto unless any such information is expressly included in a representation or warranty contained in this Agreement. Accordingly, Parent and Merger Sub hereby acknowledge and agree that neither the Acquired Corporations nor any of their respective Affiliates, stockholders or Representatives, or any other Person, has made or is making any express or implied representation or warranty with respect to such estimates, projections, forecasts, forward-looking statements or business plans unless any such information is expressly included in a representation or warranty contained in this Agreement.
SECTION 5
CERTAIN COVENANTS OF THE COMPANY
5.1   Access and Investigation.   Except as prohibited by applicable Legal Requirements, during the period from the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement pursuant to Section 8 (the “Pre-Closing Period”), upon reasonable advance notice to the Company, the Acquired Corporations shall, and shall cause the respective Representatives of the Acquired Corporations to, provide Parent and Parent’s Representatives with reasonable access during normal business hours of the Company to the Company’s designated Representatives, facilities, employees, and assets and to all existing books, records (including Tax records), documents (including work papers) and information relating to the Acquired Corporations, and promptly provide Parent and Parent’s Representatives with all reasonably requested information regarding the business of the Acquired Corporations and such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request, in each case for any reasonable business purpose related to the consummation of the Transactions; provided, however, that any such access shall be conducted at Parent’s expense, at a reasonable time, under the supervision of appropriate personnel of the Acquired Corporations and in such a manner as not to unreasonably interfere with the normal operation of the business of the Acquired Corporations. Nothing herein shall require any of the Acquired Corporations to provide access or disclose any information to Parent if such access or disclosure, in its reasonable discretion and after notice to Parent, (i) would jeopardize any attorney-client or other legal privilege (so long as the Acquired Corporations have reasonably cooperated with Parent to permit such inspection of or to disclose such information on a basis that does not waive such privilege with respect thereto), (ii) would contravene any applicable Legal Requirement (so long as the Acquired Corporations have reasonably cooperated with Parent to permit disclosure to the extent permitted by Legal Requirements), (iii) is reasonably pertinent to a litigation where the Company or any of its Affiliates, on the one hand, and Parent or any of its Affiliates, on the other hand, are adverse parties, (iv) subject to, and without limiting, the requirements of Section 5.4 and Section 6.1, involves information related to the negotiation and execution of this Agreement or to transactions potentially competing with or alternative to the Transactions or proposals from other third parties relating to any competing or alternative transactions (including Acquisition Proposals) and the actions of the Board of Directors (or any committee thereof) with respect to any of the foregoing, whether prior to or after the execution of this Agreement, (v) subject to and without limiting, the requirements of Section 5.4 and Section 6.1, involves any information related to a Company Adverse Recommendation Change or the actions of the Board of Directors (or any committee thereof) with respect thereto, or (vi) involves any invasive sampling, testing or investigation of water, groundwater, soil, sediment, soil vapor, air or other environmental media at the Leased Real Property. With respect to the information disclosed pursuant to this Section 5.1, Parent shall comply with, and shall cause Parent’s Representatives to comply with, all obligations under the Confidentiality Agreement, dated as of July 26, 2023, between the Company and Parent (as amended on July 24, 2024, the “Confidentiality Agreement”).
5.2   Operation of the Acquired Corporations’ Business.   During the Pre-Closing Period, except (x) as expressly permitted by this Agreement or as required by applicable Legal Requirements, (y) with the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed) or (z) with respect to Section 5.2a), as set forth in Section 5.2a) of the Company Disclosure Schedule and with respect to Section 5.2b), as set forth on Section 5.2b) of the Company Disclosure Schedule:
(a)   the Company shall, and shall cause each Acquired Corporation to (i) use reasonable best efforts to conduct its business in the ordinary course in all material respects and (ii) use commercially reasonable efforts to (1) maintain the assets and properties of the Acquired Corporations, (2) preserve the current relationships of the Acquired Corporations with customers, suppliers, distributors, contractors, Key Employees, Governmental Bodies and other business relations, (3) preserve the goodwill and ongoing operations of the Acquired Corporations and (4) comply in all material respects with all Legal Requirements; and

(b)   the Acquired Corporations shall not:
(i)   (A) establish a record date for, declare, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock (including the Shares), or (B) repurchase, redeem or otherwise reacquire any of the Shares, or any rights, warrants or options to acquire any of the Shares, other than: (1) repurchases of Company Options or Company RSUs (or Shares issued upon the exercise, vesting or settlement thereof) outstanding on the date of this Agreement pursuant to the terms of any such Company Option or Company RSU (in effect as of the date of this Agreement); (2) in connection with withholding to satisfy the exercise price or Tax obligations with respect to Company Options or Company RSUs or (3) in connection with Shares issued upon the exercise of purchase rights under the Company ESPP in accordance with this Agreement;
(ii)   split, combine, subdivide or reclassify any Shares or other equity interests;
(iii)   sell, issue, grant, deliver, pledge, transfer, encumber or authorize the sale, issuance, grant, delivery, pledge, transfer or encumbrance of (A) any capital stock, equity interest or other security in any Acquired Corporation, (B) any option, call, warrant, restricted securities or right to acquire any capital stock, equity interest or other security in any Acquired Corporation, or (C) any instrument convertible into or exchangeable for any capital stock, equity interest or other security in any Acquired Corporation; provided, however, that the Company may issue Shares as required to be issued upon the exercise, vesting or settlement of Company Options, Company RSUs or Company Warrants that, in each case, are outstanding as of the date of this Agreement and as required pursuant to the terms of such awards as in effect on the date of this Agreement, and may, subject to Section 6.4, issue any Shares issuable to participants in the Company ESPP in accordance with the terms thereof;
(iv)   except as set forth in Section 1.7 or as required under any Employee Plan in effect on the date of this Agreement that is set forth on Section 3.16(b) of the Company Disclosure Schedules, (A) establish, adopt, enter into, terminate or materially amend any Employee Plan (or any plan, program, policy, contract, arrangement or agreement that would be an Employee Plan if it were in existence on the date of this Agreement), (B) materially amend or waive any of its rights under, or accelerate the vesting, funding or payment of any compensation or benefits under, any provision of any Employee Plan (or any plan, program, policy, contract, arrangement or agreement that would be an Employee Plan if it were in existence on the date of this Agreement), (C) grant or increase any severance, retention or termination pay to any current or former employee, officer, director or individual independent contractor of any of the Acquired Corporations, (D) grant any employee, officer, director or individual independent contractor of any of the Acquired Corporations any increase in compensation or benefits, (E) grant any equity or equity-based or other incentive awards to any current or former employee, officer, director or individual independent contractor of any of the Acquired Corporations, or (F) amend or modify any performance criteria, metrics or targets under any Employee Plan (or any plan, program, policy, contract, arrangement or agreement that would be an Employee Plan if it were in existence on the date of this Agreement) such that, as compared to those criteria, metrics or targets under any Employee Plan in effect as of the date of this Agreement, the performance criteria, metrics or targets would reasonably be expected to be more likely to be achieved than in the absence of such amendment or modification; provided that the foregoing shall not restrict any of the Acquired Corporations from providing those new employees who are permitted to be hired on or following the date hereof in accordance with Section 5.2b)v) with plans, agreements, benefits and compensation arrangements (which shall provide for “at-will” employment and shall exclude equity or equity-based awards and severance (other than pursuant to an existing broad based Employee Plan as set forth on Section 3.16(b) of the Company Disclosure Schedules), retention or termination pay) that have a value that is no greater than the value of such plans, agreements and compensation arrangements (excluding equity or equity-based awards and severance (other than pursuant to an existing broad-based Employee Plan as set forth on Section 3.16(b) of the Company Disclosure Schedules), retention or termination pay) previously provided to newly hired employees in similar positions;
(v)   hire or engage, or terminate (other than for cause), any employee or individual independent contractor with an annual base salary or annual base compensation (as applicable) in excess of $200,000;

(vi)   amend or permit the adoption of any amendment to its or its Subsidiaries’ certificate of incorporation or bylaws or other charter or organizational documents;
(vii)   (A) form any Subsidiary, (B) acquire any equity interest in any other Entity, (C) acquire a material portion of the assets of any other Person in excess of $250,000 individually or $500,000 in the aggregate (other than any acquisition of supplies, raw materials, inventory or products in the ordinary course of business) or (D) enter into any material joint venture, partnership or similar arrangement;
(viii)   make or authorize any capital expenditure (except that the Acquired Corporations may make capital expenditures that do not exceed $250,000 individually or $500,000 in the aggregate);
(ix)   except pursuant to an Acceptable Confidentiality Agreement, disclose any trade secrets or other confidential information relating to any of the Company’s products other than pursuant to a binding written confidentiality and non-disclosure agreement, and with respect to any trade secrets, with protections sufficient to protect and maintain the trade secret as a trade secret under applicable Legal Requirements;
(x)   acquire, lease, license, sublicense, pledge, sell, or otherwise dispose of, divest or spin-off, abandon, waive, create or incur any Encumbrance (other than a Permitted Encumbrance described in clauses (a) through clause (d) or clause (f) of the definition of Permitted Encumbrance) on, relinquish or permit to lapse (other than any Patent expiring at the end of its statutory term), grant any other right or immunity under (whether present or contingent, including any option, right of first refusal or other preferential right, non-assert or covenant not to sue), transfer or assign, or fail to take any action necessary to maintain, enforce or protect, any Intellectual Property Right, except (A) granting non-exclusive licenses (1) pursuant to clinical trial agreements or supply agreements in which clinical trials or supply services are being performed for an Acquired Corporation (where such license is granted to enable the performance of such services), or other similar agreements, in each case, that are entered into by an Acquired Corporation in the ordinary course of business, and (2) where the grant of rights to use any Intellectual Property Rights are incidental, and not material to, any performance under each such agreement or (B) transactions between the Company and a wholly owned Acquired Corporation or between wholly owned Acquired Corporations;
(xi)   lend money or make capital contributions or advances to or make investments in, any Person, or incur, issue or guarantee any Indebtedness (except for advances to employees and consultants for travel and other business related expenses in the ordinary course of business and in compliance with the Company’s policies related thereto), other than between the Company and a wholly owned Acquired Corporation or between wholly owned Acquired Corporations, or renew, extend, repurchase, prepay or refinance any existing credit or loan arrangements, or enter into “keep well” or other agreement to maintain any financial condition of another Person or enter into any agreement or arrangement having the economic effect of the foregoing;
(xii)   (A) amend or modify in any material respect, or waive any right under, terminate, replace or release, settle or compromise any right or claim under any Material Contract or (B) enter into any Contract that would constitute a Material Contract if it were in effect on the date of this Agreement;
(xiii)   enter into a new line of business or abandon or discontinue any existing lines of business within any Acquired Corporations;
(xiv)   except as required by applicable Legal Requirements or GAAP, (A) make any material change to any accounting method or accounting period used for Tax purposes, or change any annual Tax accounting period, fiscal year or any of its material financial, actuarial or working capital management policies or practices, or revalue any of its material assets; (B) make, rescind or change any material Tax election; (C) file a material amended Tax Return; (D) enter into a closing agreement with any Governmental Body regarding any material Tax liability or assessment or file a request for a material Tax ruling or other Tax relief with any Governmental Body; (E) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund, offset or other reduction in Tax liability; or (F) waive or extend the statute of limitations with respect to any material Tax or material Tax Return outside the ordinary course of business;

(xv)   commence any Legal Proceeding, except in such cases where the Company reasonably determines in good faith that the failure to commence suit would result in a loss of a material right or the material impairment of a valuable aspect of its business (provided that the Company consults with Parent and considers the views and comments of Parent with respect to any such Legal Proceeding prior to commencement thereof);
(xvi)   settle, release, waive or compromise any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) against any Acquired Corporation, other than any settlement, release, waiver or compromise that (A) results solely in monetary obligations involving only the payment of monies by the Acquired Corporations of not more than $250,000 in the aggregate or (B) results in no monetary or other material non-monetary obligation of any Acquired Corporation; provided that the settlement, release, waiver or compromise of any Legal Proceeding or claim brought by the stockholders of the Company against the Company or its directors relating to the Transactions or a breach of this Agreement or any other agreements contemplated hereby shall be subject to Section 1.5 or Section 6.7; provided, further, that the settlement, release, waiver or compromise of any Legal Proceeding or other claim (or threatened Legal Proceeding or other claim) against any Acquired Corporation containing any alleged challenges to intellectual property rights, including validity and enforceability, and any request for equitable relief, including specific performance or injunctive relief, shall be subject to the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed);
(xvii)   (A) modify, terminate, extend, or enter into any Collective Bargaining Agreement or (B) recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Acquired Corporations;
(xviii)   take any actions that would reasonably be expected to trigger notice obligations under the WARN Act;
(xix)   waive or release any noncompetition, nonsolicitation, noninterference, nondisparagement, nondisclosure or other restrictive covenant obligation of any current or former employee or independent contractor of the Acquired Corporations;
(xx)   adopt or implement any stockholder rights plan or similar arrangement;
(xxi)   fail to maintain in full force and effect the existing insurance policies of the Acquired Corporations or to renew or replace such insurance policies with comparable insurance policies;
(xxii)   adopt a plan or agreement of complete or partial liquidation or dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of any of the Acquired Corporations;
(xxiii)   abandon, withdraw, terminate, suspend, abrogate, amend or modify in any material respect any Permits in a manner which is materially adverse to the business of the Acquired Corporations, taken as a whole; or
(xxiv)   authorize any of, or agree or commit to take, any of the actions described in the foregoing clauses (i) through (xxii) of this Section 5.2(b).
Notwithstanding the foregoing, nothing contained herein shall give to Parent or Merger Sub, directly or indirectly, rights to control or direct the operations of the Acquired Corporations prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions hereof, complete control and supervision of its and its, if applicable, Subsidiaries’ respective operations.
(c)   Subject to Section 5.1, from the date of this Agreement until the Effective Time, the Company shall (i) to the extent permissible under applicable Legal Requirements, provide Parent with a reasonable opportunity to review the material portions of any applications or filings with the FDA or any other Governmental Body, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Governmental Body by the Company with respect to the Company’s products or clinical activities, (ii) to the extent reasonably practicable and permissible under applicable Legal Requirements, consult with Parent in connection with any proposed meeting with the FDA or any other Governmental Body relating to the Company’s products or clinical activities, and (iii) to the extent reasonably practicable and permissible under applicable Legal Requirements, keep Parent reasonably informed of any material communication (written or oral) with or from the FDA or any other Governmental Body regarding the Company’s products or clinical activities.
5.3   Stockholder Meeting; Proxy Statement.
(a)   The Company shall establish a record date for, duly call, give notice of, convene and hold a meeting of its stockholders (the “Stockholder Meeting”) as promptly as reasonably practicable after the earliest to occur of (i) the date on which the SEC confirms that it has no further comments on the Proxy Statement, (ii) the receipt of confirmation from the SEC that it will not be reviewing the Proxy Statement or (iii) if the SEC has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC, the eleventh (11th) day after such filing, for the purpose of (A) voting on the matters requiring Company Stockholder Approval; and (B) in accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, seeking advisory approval of a proposal to the Company’s stockholders for a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s executive officers in connection with the completion of the Merger. The Stockholder Meeting shall in no event be scheduled for later than the thirty fifth (35) day following the first mailing of the Proxy Statement to the Company’s stockholders without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed). Within five (5) Business Days after the date of this Agreement (and thereafter, upon the reasonable request of Parent), the Company shall conduct “broker searches” in accordance with Rule 14a-13 of the Exchange Act in a manner to enable the Company Stockholder Meeting to be held by such date. The Company may postpone or adjourn to a later date the Stockholder Meeting (i) with the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), (ii) after consultation with Parent, to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company’s stockholders as required by applicable Legal Requirements in advance of the Stockholder Meeting, (iii) for the absence of a quorum necessary to conduct the business of the Stockholder Meeting, (iv) to allow reasonable additional time to solicit additional proxies if the Company has not received proxies representing a sufficient number of votes to adopt this Agreement, whether or not a quorum is present or (v) if required by applicable Legal Requirements; provided that the Company shall not postpone or adjourn the Stockholder Meeting more than a total of three (3) times, and no such postponement or adjournment pursuant to the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten (10) Business Days; provided, further, that, during such postponement or adjournment, the Company shall use its commercially reasonable efforts to resolve the reason of such postponement or adjournment as promptly as practicable. The Board of Directors shall make the Company Board Recommendation and use its reasonable best efforts to obtain the Company Stockholder Approval, and the Company shall otherwise comply with all Legal Requirements applicable to the Stockholder Meeting. Unless this Agreement is terminated in accordance with Section 8.1, the Company agrees that it shall not submit to the vote of the stockholders of the Company any Acquisition Proposal (whether or not a Superior Offer) prior to the vote of the Company’s stockholders with respect to the Merger at the Stockholder Meeting. The notice of such Stockholder Meeting shall state that a resolution to approve and adopt this Agreement and the Merger will be considered at the Stockholder Meeting, and no other matters shall be considered or voted upon at the Stockholder Meeting without Parent’s prior written consent (other than (i) a non-binding, advisory vote to approve or disapprove certain compensation that may become payable to the Company’s named executive officers in connection with the completion of the Merger and (ii) whether to adjourn the Stockholder Meeting in accordance with this Section 5.3a)).
(b)   Except to the extent expressly permitted by Section 6.1, (i) the Board of Directors shall unanimously recommend that the Company’s stockholders vote in favor of the adoption and approval of this Agreement and approval of the Merger at the Stockholder Meeting and (ii) the Proxy Statement shall include the Company Board Recommendation.
(c)   As promptly as practicable after the date hereof, the Company shall prepare and file with the SEC the Proxy Statement in preliminary form (but in no event later than ten (10) Business Days after the date of this Agreement). As soon as practicable thereafter, but in no event later than five (5) Business Days after the clearance of the Proxy Statement by the SEC or after receipt of confirmation from the SEC that it will not be reviewing the Proxy Statement, the Company shall file the definitive Proxy Statement and use its commercially reasonable efforts to mail to its stockholders the Proxy Statement and all other proxy materials for the Stockholder Meeting. If necessary in order to comply with applicable securities laws, after the Proxy Statement shall have been so mailed, the Company shall promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies. The Company and Parent, as the case may be, shall furnish all information concerning the Company or Parent as the other Party may reasonably request in connection with the preparation and filing with the SEC of the Proxy Statement. Parent and its legal counsel shall be given a reasonable opportunity to review and comment on the Proxy Statement before such document (or any amendment or supplement thereto) is filed with the SEC, and the Company shall consider in good faith any comments reasonably proposed by Parent and its legal counsel. The Company shall, as promptly as practicable after receipt thereof, provide Parent and its legal counsel with copies of any written comments, and advise Parent and its legal counsel of any oral comments, with respect to the Proxy Statement (or any amendment or supplement thereto) received from the SEC or its staff, provide Parent and its legal counsel a reasonable opportunity to review the Company’s proposed response to such comments, consider in good faith any comments reasonably proposed by Parent and its legal counsel, and provide Parent and its legal counsel a reasonable opportunity to participate in any discussions or meetings with the SEC. The Company shall use its reasonable best efforts to respond as promptly as practicable to any comments from the SEC with respect to the Proxy Statement.
(d)   If, at any time prior to the receipt of the Company Stockholder Approval, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by the Company or Parent which, in the reasonable judgment of the Company or Parent, should be set forth in an amendment of, or a supplement to, the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Parties, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment of, or supplement to, the Proxy Statement and, to the extent required by Legal Requirements, in disseminating the information contained in such amendment or supplement to stockholders of the Company. Nothing in this Section 5.3d) shall limit the obligations of any Party under Section 5.3c).
5.4   No Solicitation.
(a)   For the purposes of this Agreement, “Acceptable Confidentiality Agreement” means any customary confidentiality agreement that (i) contains provisions that are not materially less favorable to the Company than those contained in the Confidentiality Agreement (it being understood that such agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making of any Acquisition Proposal) and (ii) does not prohibit the Company from providing any information to Parent in accordance with, and otherwise complying with, this Section 5.4 or otherwise prohibit the Company from complying with its obligations under this Section 5.4 and Section 6.1.
(b)   Except as expressly permitted by this Section 5.4, during the Pre-Closing Period the Acquired Corporations (i) shall, and shall cause each of their respective officers, directors and employees to, and shall instruct, and use reasonable best efforts to cause, their other respective Representatives to, immediately cease and cause to be terminated any solicitation, encouragement, discussions or negotiations with (or provision of any information to) any Persons (other than Parent or its Representatives) with respect to an Acquisition Proposal and (ii) shall not, and shall cause each of their respective officers, directors and employees not to, and shall instruct, and use reasonable best efforts to cause, their other respective Representatives not to, directly or indirectly, (A) continue any solicitation, knowing encouragement, discussions or negotiations with any Persons that may be ongoing as of the date of this Agreement with respect to an Acquisition Proposal; (B) (1) solicit, initiate or knowingly facilitate or knowingly encourage (including by way of furnishing information other than in compliance with Section 5.4c)) any inquiries regarding, or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal, (2) engage in, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any other Person any information in connection with, or for the purpose of soliciting or knowingly encouraging or facilitating, an Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal (except to notify such Person that the provisions of this Section 5.4b) prohibit any such discussions or negotiations) or (3) enter into any letter of intent, acquisition agreement, agreement in principle or similar agreement with respect to an Acquisition Proposal (other than an Acceptable Confidentiality Agreement); or (C) waive, or release any Person from, forebear in the enforcement of, or amend any standstill agreement or any standstill provisions of any other Contracts or take any action to exempt any Person (other than Parent, Merger Sub or their Affiliates) from the restrictions on “business combinations” or any similar provision contained in applicable Takeover Laws or the organizational and other governing documents of an Acquired Corporation; provided that, solely in the case of this clause (C), if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel, that the failure to do so would be inconsistent with the directors’ fiduciary duties under Delaware Legal Requirements, the Company may, with prior written notice to Parent, waive any such standstill provision solely to the extent necessary to permit a third party (if it has not been solicited in breach of this Section 5.4b)) to make an Acquisition Proposal to the Board of Directors, conditioned upon such third party agreeing to disclosure of such Acquisition Proposal to Parent, in each case, as contemplated by this Section 5.4. In furtherance of the foregoing, promptly, and in any event within two (2) Business Days of the date of this Agreement, following the execution and delivery of this Agreement, the Company shall (x) request that each Person and its representatives (other than Parent and its representatives) that has, prior to the execution and delivery of this Agreement, executed a confidentiality agreement or otherwise received non-public information about the Company or its Subsidiaries from, or on behalf of, the Company, in each case in connection with such Person’s consideration of an acquisition, business combination or other similar transaction, to promptly return or destroy all non-public information furnished to such Person by or on behalf of the Company or any of its Subsidiaries prior to the date of this Agreement and (y) promptly (and, in any event within one (1) Business Day of the date of this Agreement) terminate all physical and electronic data room access for such Persons and their representatives to diligence or other information regarding the Company or any of its Subsidiaries. The Company agrees that if it (x) affirmatively permits any of the other Acquired Corporations or any of its or their respective Representatives to take any action or (y) is made aware of any action by one of the other Acquired Corporations or one of its or their respective Representatives and does not use its reasonable best efforts to exercise its available remedies to prohibit or terminate such action and, in each case, such action would constitute a breach of this Section 5.4 if taken by the Company, then such action will be deemed to constitute a breach of this Section 5.4 by the Company.
(c)   Notwithstanding anything to the contrary contained in this Agreement, if at any time on or after the date of this Agreement and prior to the time that the Company Stockholder Approval is obtained, any Acquired Corporation or any of their Representatives receives a bona fide Acquisition Proposal from any Person or group of Persons, which Acquisition Proposal was made or renewed on or after the date of this Agreement and did not arise out of or result from a breach of this Section 5.4 or Section 6.1, (i) the Company and its Representatives may contact such Person or group of Persons solely to clarify the terms and conditions thereof or inform such Person or group of Persons of the existence of the provisions of this Section 5.4 and (ii) if the Board of Directors determines in good faith, after consultation with financial advisors and outside legal counsel, that such Acquisition Proposal constitutes or would reasonably be expected to lead to a Superior Offer, then the Company and its Representatives may (i) furnish, pursuant to an Acceptable Confidentiality Agreement, information (including non-public information) with respect to the Acquired Corporations to the Person or group of Persons who has made such Acquisition Proposal; provided that the Company shall substantially concurrently with the delivery to such Person provide or make available to Parent any non-public information concerning the Acquired Corporations that is provided or made available to such Person to the extent access to such information was not previously provided to Parent or its Representatives and (ii) engage in or otherwise participate in discussions or negotiations with the Person or group of Persons making such Acquisition Proposal. If the Board of Directors makes the determination described in this Section 5.4c) or takes any initial action set forth in the foregoing clauses (i) or (ii) of this Section 5.4c), the Company shall notify Parent within twenty-four (24) hours thereof.

(d)   During the Pre-Closing Period, the Company shall (i) promptly (and in any event within twenty-four (24) hours after the receipt thereof) notify Parent if any inquiries, proposals or offers with respect to, or that would reasonably be expected to lead to, an Acquisition Proposal are received by any Acquired Corporation and provide to Parent (A) a copy of any written Acquisition Proposal (including any proposed term sheet, letter of intent, acquisition agreement or similar agreement with respect thereto) and a summary of any material unwritten terms and conditions thereof and (B) the identity of the Person or group of Persons making such inquiry, proposal or offer and (ii) keep Parent reasonably informed of the status of, and any material developments, discussions or negotiations regarding, any such inquiry, proposal, offer or Acquisition Proposal on a reasonably prompt basis (and in any event within twenty-four (24) hours of such material development, discussion or negotiation). The Company will, promptly upon receipt or delivery thereof (and in any event within twenty-four (24) hours), provide Parent with copies of all drafts and final versions of definitive agreements, including schedules and exhibits thereto relating to such Acquisition Proposal, in each case, exchanged between the Company or any of its Representatives, on the one hand, and the Person making such Acquisition Proposal or any of its Representatives, on the other hand. The Company agrees that it and its controlled Affiliates will not enter into any agreement with any person subsequent to the date of this Agreement which prohibits the Company from providing any information to Parent in accordance with, or otherwise complying with, this Section 5.4. All information provided to Parent pursuant to this Section 5.4 will be subject to the terms of the Confidentiality Agreement.
(e)   Nothing in this Section 5.4 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to the stockholders of the Company a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act, including any “stop, look and listen” communication pursuant to Rule 14d-9(f) promulgated under the Exchange Act, or (ii) making any disclosure to the stockholders of the Company that is required by applicable Legal Requirements; provided that, in each case, any such disclosure that constitutes a Company Adverse Recommendation Change shall be subject to the provisions of Section 6.1b).
SECTION 6
ADDITIONAL COVENANTS OF THE PARTIES
6.1   Company Board Recommendation.
(a)   Subject to Section 6.1(b), during the Pre-Closing Period, neither the Board of Directors nor any committee thereof shall (i) (A) fail to include the Company Board Recommendation in the Proxy Statement when disseminated to the Company’s stockholders, (B) withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub), or publicly propose to withdraw (or modify or qualify in a manner adverse to Parent or Merger Sub) the Company Board Recommendation, (C) adopt, approve, recommend or declare advisable, or publicly propose to adopt, approve, recommend or declare advisable, any Acquisition Proposal, (D) if an Acquisition Proposal has been publicly disclosed (other than a tender offer or exchange offer), fail to publicly reaffirm the Company Board Recommendation within five (5) Business Days after Parent’s written request that the Company do so (or, relating to any Acquisition Proposal or material amendments, revisions or changes to the terms of any such publicly disclosed Acquisition Proposal that are publicly disclosed within the last five (5) Business Days prior to the then-scheduled Stockholder Meeting, fail to take the actions referred to in this clause (D), with references to the applicable five (5) Business Day period being replaced with three (3) Business Days); provided that Parent may only make such request once with respect to any Acquisition Proposal (provided that each time a Determination Notice is given (or required to be given in accordance with the terms hereof) Parent shall, subject to the following provision, be entitled to make a new such request); and provided, further, that the Company shall not be required to provide any such reaffirmation (or reference to the prior Company Board Recommendation) during the two (2) or three (3) Business Day period, as applicable, following the giving of a Determination Notice, (ii) adopt, approve, recommend or declare advisable, or propose to approve, recommend or declare advisable, or allow the Company to execute or enter into any Contract, letter of intent, acquisition agreement, agreement in principle or similar document (whether written or oral, binding or nonbinding) with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) (a “Company Acquisition Agreement”), or (iii) fail to recommend against acceptance of any tender offer or exchange offer for the Company Common Stock by a Person other than Parent or any of its Affiliates within ten (10) Business Days after Parent so requests in writing (which request may be made once per applicable Acquisition Proposal; provided that Parent shall be entitled to make a new request each time there is a publicly disclosed material change in such applicable Acquisition Proposal) (any action described in the foregoing clauses (i) through (iii), a “Company Adverse Recommendation Change”); provided that any determination or action by the Board of Directors or any committee thereof to the extent expressly permitted by Section 5.4 or this Section 6.1 shall not be, and shall not be deemed to be, in and of itself a breach or violation of this Section 6.1 and shall not, unless a Company Adverse Recommendation Change has occurred, give Parent a right to terminate this Agreement pursuant to Section 8.1(d).
(b)   Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the Company Stockholder Approval:
(i)   if any Acquired Corporation has received a bona fide written Acquisition Proposal that did not arise out of or result from a breach of Section 5.4 or Section 6.1 from any Person that has not been withdrawn and after consultation with outside legal counsel and financial advisors, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal constitutes a Superior Offer, (x) the Board of Directors may make a Company Adverse Recommendation Change, or (y) the Company may terminate this Agreement pursuant to Section 8.1(e) to enter into a Specified Agreement with respect to such Superior Offer, in each case, if and only if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that failure to take such action would be inconsistent with the fiduciary duties of the Board of Directors to the Company’s stockholders under Delaware Legal Requirements; (B) the Company shall have given Parent prior written notice of its intention to consider making a Company Adverse Recommendation Change or terminating this Agreement pursuant to Section 8.1(e) at least three (3) Business Days prior to making any such Company Adverse Recommendation Change or termination (a “Determination Notice”) (which notice shall not constitute a Company Adverse Recommendation Change or termination) and, if requested in writing by Parent, during such three (3) Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that such Acquisition Proposal would cease to constitute a Superior Offer; and (C) (1) the Company shall have provided to Parent, prior to the commencement of such three (3) Business Day period, the information with respect to such Acquisition Proposal in accordance with Section 5.4(d), (2) the Company shall have given Parent the three (3) Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Offer, and (3) after considering in good faith any proposals made by Parent during such period, if any, after consultation with outside legal counsel and financial advisors, the Board of Directors shall have determined, in good faith, that such Acquisition Proposal constitutes a Superior Offer and that the failure to make the Company Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.1(e) would be inconsistent with the fiduciary duties of the Board of Directors under applicable Legal Requirements. Issuance of any “stop, look and listen” communication by or on behalf of the Company pursuant to Rule 14d-9(f) promulgated under Exchange Act shall not be considered a Company Adverse Recommendation Change and shall not require the giving of a Determination Notice or compliance with the procedures set forth in this Section 6.1. Nothing contained in this Agreement shall prohibit the Board of Directors from taking and disclosing a position or otherwise making any disclosure as is required under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or otherwise complying with applicable Legal Requirements if the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under applicable Legal Requirements. The provisions of this Section 6.1(b)(i) shall also apply to any material amendment to any Acquisition Proposal and require a new Determination Notice; provided that for such subsequent Determination Notice, the required three (3) Business Days shall be deemed to be two (2) Business Days; and

(ii)   other than in connection with an Acquisition Proposal, the Board of Directors may make a Company Adverse Recommendation Change in response to an Intervening Event if: (A) the Board of Directors determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, that the failure to do so would be inconsistent with the fiduciary duties of the Board of Directors under Delaware Legal Requirements; (B) the Company shall have given Parent a Determination Notice specifying in reasonable detail the facts and circumstances describing such Intervening Event and the rationale for the Company Adverse Recommendation Change at least three (3) Business Days prior to making any such Company Adverse Recommendation Change and, if requested in writing by Parent, during such three (3) Business Day period shall have negotiated in good faith with respect to any revisions to the terms of this Agreement or another proposal to the extent proposed by Parent so that a Company Adverse Recommendation Change would no longer be necessary; and (C) (1) the Company shall have specified in reasonable detail the facts and circumstances that render a Company Adverse Recommendation Change necessary, (2) the Company shall have given Parent the three (3) Business Day period after the Determination Notice to propose revisions to the terms of this Agreement or make another proposal so that a Company Adverse Recommendation Change would no longer be necessary, and (3) considering in good faith the proposals made by Parent during such period, if any, after consultation with outside legal counsel and financial advisors, the Board of Directors shall have determined, in good faith, that failure to make the Company Adverse Recommendation Change would breach the fiduciary duties of the Board of Directors under Delaware Legal Requirements. The provisions of this Section 6.1b)ii) shall also apply to any material change to the facts and circumstances relating to such Intervening Event, which shall require a new Determination Notice, except that the references to three (3) Business Days shall be deemed to be two (2) Business Days.
(c)   Notwithstanding anything to the contrary contained herein, no Acquired Corporation shall enter into any Company Acquisition Agreement unless this Agreement has been terminated in accordance with its terms.
6.2   Notices, Filings, Consents and Approvals.
(a)   Subject to the remainder of this Section 6.2, the Parties agree to cooperate with each other and use their commercially reasonable efforts to take or cause to be taken promptly any and all steps necessary to avoid or eliminate each and every impediment under the Antitrust Laws, that may be asserted by any Governmental Body or any other party, so as to enable the Closing to occur as promptly as practicable, but in no case later than the End Date, including, if applicable, providing as promptly as reasonably practicable all information required by any Governmental Body pursuant to its evaluation of the Transactions under the HSR Act, other applicable Antitrust Laws (including any Request for Additional Information pursuant to the HSR Act); provided, however, that notwithstanding anything to the contrary contained in this Agreement, neither Parent nor any of its Affiliates (including the Company and its Subsidiaries following the Closing) shall be required to take or agree to take or proffer to take any action or agree to or accept any measure, obligation, commitment or limitation that would reasonably be expected to constitute a Burdensome Condition (A) with respect to any assets, categories of assets or portions of any business of the Acquired Corporations if, in each case, any such Burdensome Condition would, individually or when taken together with all other actions undertaken with respect to the matters contemplated by this Section 6.2, reasonably be expected to (x) be material to the business, assets or financial condition of the Acquired Corporations, taken as a whole, or (y) be materially detrimental to the benefits that Parent or any of its Affiliates expects as a result of the Transactions or (B) with respect to any assets, categories of assets or portions of any business of Parent or any of its Affiliates. Neither the Company nor any of its Affiliates shall permit, take or agree to permit or take any Burdensome Condition without the prior written approval of, and direction by, Parent. Notwithstanding anything to the contrary contained in this Section 6.2 or any other provision of this Agreement, in no event shall Parent or any of its Affiliates (including the Company and its Subsidiaries following the Closing) be obligated to litigate, participate in litigation or otherwise contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, in connection with the Transactions.
(b)   Following the date hereof, the Parties shall cooperate in good faith and jointly to determine whether pre-merger filings are required under the HSR Act with respect to the Transactions (the “HSR

Filing”), including with respect to the actions set forth on Section 6.2(b) of the Company Disclosure Schedules. If the Parties determine that such filings are required, the Parties shall make such filings as soon as reasonably practicable following the date of such determination. Subject to the terms and conditions of this Agreement, each of the Parties shall (and shall cause their respective Affiliates, if applicable, to) cooperate with each other in determining whether (and preparing and making as promptly as practicable) any other Antitrust Law or other filings, notifications or other consents are required or advisable to be made with, or obtained from, any other Governmental Bodies in connection with the Transactions.
(c)   Without limiting the generality of anything contained in this Section 6.2, during the Pre-Closing Period, each Party shall (i) give the other Parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Legal Proceeding brought by a Governmental Body or brought by a third party before any Governmental Body, in each case, with respect to the Transactions under the Antitrust Laws, (ii) keep the other Parties reasonably informed as to the status of any such request, inquiry, investigation, action or Legal Proceeding, (iii) promptly inform the other Parties of, and give the other Parties reasonable advance notice of, and the opportunity to participate in, any communication to or from the FTC, DOJ, or any other Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding, (iv) promptly furnish to the other Parties, subject to an appropriate confidentiality agreement to limit disclosure to legal counsel and outside consultants, with copies of documents provided to or received from any Governmental Body in connection with any such request, inquiry, investigation, action or Legal Proceeding (other than highly sensitive or valuation information (which can be redacted)), (v) subject to an appropriate confidentiality agreement to limit disclosure to legal counsel and outside consultants, consult and cooperate with the other Parties and consider in good faith the views of the other Parties in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any such request, inquiry, investigation, action or Legal Proceeding, and (vi) except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any such request, inquiry, investigation, action or Legal Proceeding in respect of the Transactions, permit authorized Representatives of the other Parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Legal Proceeding and to have access to and be consulted in connection with any argument, opinion or proposal made or submitted to any Governmental Body in connection with such request, inquiry, investigation, action or Legal Proceeding. Without limiting the obligations of a Party under this Section 6.2c), Parent shall determine the strategy to be pursued for obtaining all necessary actions or non-actions and consents or approvals from any Governmental Body, including any related litigation, pursuant to any Antitrust Laws in connection with the Transactions, and the Company shall take all reasonably requested actions to support Parent in connection therewith; provided, however, that Parent shall not “pull and refile” or take any similar action with respect to the HSR Filing without the prior consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).
(d)   The Company shall give prompt notice to Parent of any event, development, occurrence, circumstance, change or effect that has had or would reasonably be expected to have a Material Adverse Effect, or would reasonably be expected to make the satisfaction of any of the conditions set forth in Section 7.1 or Section 7.2 impossible or unlikely.
(e)   The Parties agree to cooperate with each other and to use their reasonable best efforts to give all notices to, make all filings with and obtain all authorizations, consents or approvals from any Person that are set forth on Section 6.2e) of the Company Disclosure Schedules, and shall provide reasonable cooperation to the other party in connection therewith.
(f)   Prior to the Closing, the Parties shall take the specified actions set forth on Section 6.2f) of the Company Disclosure Schedules.
6.3   Company 401(k).   The Board of Directors (or the appropriate committee thereof) shall adopt resolutions (which resolutions shall be subject to Parent’s prior review and reasonable comment) and take such corporate action that it determines to be reasonably appropriate or necessary to terminate each tax-qualified defined contribution retirement plan of the Company with a qualified cash or deferred arrangement under Section 401(k) of the Code (each, a “Company 401(k) Plan”), effective as of the day immediately prior to the Closing Date, contingent upon the occurrence of the Closing, unless Parent notifies the Company in writing not less than five (5) Business Days before the Effective Time that it has determined not to terminate the Company 401(k) Plans. If the Company 401(k) Plans are terminated, as provided herein, Parent shall, or shall cause one of its Affiliates to, have in effect a tax qualified defined contribution retirement plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “Parent 401(k) Plan”) in which each Continuing Employee who is actively employed at the Closing and was a participant in any of the Company 401(k) Plans shall be eligible to participate as of, or as soon as administratively feasible following, the Closing Date, and as soon as practicable following the Closing (but in no event later than sixty (60) days following the Closing Date), the account balances under the Company 401(k) Plans shall be distributed to the participants, and Parent shall, to the extent permitted by the Parent 401(k) Plan, permit such Continuing Employees to make rollover contributions to the Parent 401(k) Plan of “eligible rollover distributions” within the meaning of Section 401(a)(31) of the Code (including promissory notes evidencing participant loans that are not in default as of the date such rollover is elected by the Continuing Employee), in an amount equal to the full account balance distributed to such Continuing Employee from the Company 401(k) Plans.
6.4   ESPP.   The Board of Directors (or the appropriate committee thereof) shall adopt resolutions and take all actions that it deems to be reasonably necessary or appropriate pursuant to the terms of the Company ESPP or otherwise to (A) provide that (1) no new Offering Period (as defined in the Company ESPP) will be commenced following the date of this Agreement under the Company ESPP, (2) there will be no increase in the amount of participants’ payroll deduction elections under the Company ESPP or any contributions other than previously elected payroll deductions during the current Offering Period from those in effect as of the date of this Agreement, (3) no individuals shall commence participation in the Company ESPP during the period from the date of this Agreement through the Effective Time and (4) each purchase right issued pursuant to the Company ESPP shall be fully exercised on the earlier of (x) the scheduled purchase date for such Offering Period and (y) the date that is seven (7) Business Days prior to the Effective Time (with any participant payroll deductions not applied to the purchase of Shares returned to the participant), and (B) terminate the Company ESPP effective no later than immediately prior to the Effective Time.
6.5   Financing.
(a)   Parent shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary or advisable to obtain, no later than the Closing Date, the proceeds of the Financing on the terms and conditions (including with respect to the conditionality thereof) described in the Commitment Letters (or on other terms that are not (1) less favorable to Parent than the terms and conditions (including any “market flex” provisions contained in the Fee Letters) set forth in the applicable Commitment Letter and (2) Restricted Terms (clauses (1) and (2), the “Acceptable Debt Financing Terms”)), including (i) maintaining in effect the Commitment Letters in accordance with and subject to the terms and conditions set forth therein (it being understood that the Commitment Letters may be replaced or amended as provided below), (ii) negotiating the Definitive Debt Financing Agreements that reflect the terms and conditions in the Debt Commitment Letter or such other terms that may be acceptable to Parent or the Debt Financing Sources; provided that, such other terms shall not be permitted to the extent they constitute Restricted Terms, (iii) complying with the covenants applicable to it in the Commitment Letters and in the Definitive Debt Financing Agreements for the Financing that are within its control to the extent the failure to comply with such covenants would be reasonably expected to adversely impact the amount or the availability of the Financing at the Closing and (iv) satisfying on a timely basis (or obtaining a waiver of) all conditions in the Debt Commitment Letter (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) and the Definitive Debt Financing Agreements applicable to Parent or its Affiliates that are within their control. In the event that all conditions contained in the Commitment Letters have been satisfied (other than, with respect to the Debt Financing, the availability of the Cash Equity), Parent shall use its reasonable best efforts to cause the Debt Financing Sources and the Equity Investors to fund the Financing at Closing.
(b)   Parent shall not, and shall cause its Affiliates not to, permit or consent to or agree to any assignment, amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, any Commitment Letter without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), if such assignment, amendment, restatement, supplement, termination, modification or waiver would (i) prevent or delay the availability at the Closing of all or a portion of the Debt Financing or Cash Equity necessary to satisfy the Financing Amount (after taking into account the portion of the Debt Financing or Cash Equity, as applicable, that remains available and all other sources of capital available to Parent) or the consummation of the Transactions, (ii) reduce the amount of the Debt Financing or Cash Equity below the amount necessary to satisfy the Financing Amount (after taking into account the portion of the Debt Financing or Cash Equity, as applicable, that remains available and all other sources of capital available to Parent), (iii) impose new or additional conditions or otherwise expand any of the conditions to the receipt of the Financing to the extent such new, additional or expanded condition would prevent or delay the Closing or (iv) otherwise adversely affect the ability of Parent to enforce its rights under any Commitment Letter (clause (i) through clause (iv), the “Restricted Terms”); provided that Parent may amend the Debt Commitment Letter to add initial lenders, lead arrangers, bookrunners, syndication agents or other similar roles that had not executed the Debt Commitment Letter as of the date of this Agreement. The syndication of the Debt Financing (and the implementation of “market flex” provisions) in accordance with the Debt Commitment Letter shall not, and shall not be deemed to, violate Parent’s obligations under this Agreement. As promptly as practicable following execution thereof, Parent shall furnish to the Company a correct and executed copy of any such amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to any Commitment Letter, any Fee Letter and any other fee letters entered into in connection with the Debt Financing (which may be Customarily Redacted as if such letters were Fee Letters).
(c)   In the event that any portion of the Debt Financing in an amount required to satisfy the Financing Amount (after taking into account the portion of the Debt Financing that remains available, the Cash Equity and all other sources of capital available to Parent) becomes unavailable on the terms and conditions (including any “market flex” provisions set forth in the Fee Letters) contemplated by the Debt Commitment Letter or any of the definitive agreements with respect to the Debt Financing required to satisfy the Financing Amount with respect to the Debt Financing on the terms and conditions contained in the Debt Commitment Letter, or on other Acceptable Debt Financing Terms (the “Definitive Debt Financing Agreements”), shall be withdrawn, repudiated, terminated or rescinded, regardless of the reason therefor (other than the right of Parent to terminate this Agreement pursuant to Sections 8.1c) and 8.1f) hereof), unless Parent has available to it other sources of capital to replace such unavailable Debt Financing, Parent will use reasonable best efforts to (x) obtain alternative debt financing (in an amount, when taken together with the portion of the Debt Financing that remains available, the Cash Equity and all other sources of capital available to Parent, at least equal to the Financing Amount) from the same or other sources on terms and conditions that are not materially less favorable, when taken as a whole, to Parent (as determined by Parent in good faith) than those contained in the Debt Commitment Letter and the Fee Letters (including any “market flex” provisions set forth in the Fee Letters) (the “Alternative Debt Financing”) and (y) promptly notify the Company of such unavailability and the reason therefor. For the purposes of this Agreement (other than as expressly provided otherwise and with respect the representations in this Agreement made by Parent that speak to the date of this Agreement), the term “Debt Financing” shall be deemed to include any Alternative Debt Financing arranged in compliance herewith, and the terms “Debt Commitment Letter,” “Fee Letters” and “Definitive Debt Financing Agreements” shall be deemed to include any commitment letter (or similar agreement), fee letters or definitive agreement with respect to any such Alternative Debt Financing; provided that, notwithstanding anything to the contrary herein, in no event shall any Alternative Debt Financing or amendment with respect to the Debt Commitment Letter be deemed to materially and adversely expand the obligations set forth in this Section 6.5 of the Company and its Subsidiaries.
(d)   Upon reasonable request of the Company, Parent shall keep the Company reasonably informed of the status of its efforts to consummate the Financing, except to the extent such information would jeopardize any attorney-client privilege, attorney work-product protections or similar protections. Subject to the exception in the preceding sentence, Parent shall give the Company prompt written notice (i) of any material breach or material default by Parent, or to the knowledge of Parent, any party to either Commitment Letter, (ii) if and when Parent believes that any portion of the Financing contemplated by any Commitment Letter necessary to fund the Financing Amount (taking into account the Cash Equity) is not reasonably expected to be available on the terms (or on such terms not materially less favorable to

Parent), in the manner or from the sources contemplated by such Commitment Letter at or prior to the time that the Closing is required to occur pursuant to the terms hereof, (iii) of the receipt by Parent or Merger Sub of any written notice or other written communication from any party to any Commitment Letter with respect to any actual or threatened material breach, material default, termination or repudiation by any party to such Commitment Letter (but excluding in each case, any ordinary course negotiations with respect to the terms of the Financing or any definitive agreement with respect thereto (including any Definitive Debt Financing Agreement)) and (iv) of any expiration or termination of any Commitment Letter.
(e)   Notwithstanding anything to the contrary, nothing in this Section 6.5 shall require, and in no event will the commercially reasonable efforts of Parent be deemed or construed to require, (i) funding of any equity financing other than the Cash Equity portion of the Financing, (ii) the incurrence of any debt financing other than the Debt Financing or any Alternative Debt Financing, or (iii) the payment of fees in connection with the Debt Financing or the Cash Equity portion of the Financing in excess of the amounts contemplated by the Debt Commitment Letter and Equity Commitment Letters.
(f)   From the date of this Agreement until the earlier of the Closing Date and the valid termination of this Agreement in accordance with Section 8, the Company shall, and shall cause its Subsidiaries to, use reasonable best efforts to provide, and shall cause its Representatives to use their reasonable best efforts to provide all cooperation reasonably requested by Parent in connection with the obtaining, arrangement and consummation of the Debt Financing, such reasonable best efforts to include, but not be limited to:
(i)   causing appropriate members of the Company’s senior management team to participate in a reasonable number of meetings (which may be virtual), conference calls, presentations and due diligence sessions with arrangers, accountants, potential lenders and/or rating agencies, at reasonable times and locations mutually agreed, and upon reasonable notice;
(ii)   assisting Parent with the preparation of customary rating agency presentations, bank information memoranda, investor, lender presentations and similar customary documents for use in connection with the Debt Financing, including reviewing and commenting on Parent’s draft of a business description to be included in marketing materials;
(iii)   assisting Parent in obtaining ratings in connection with the Debt Financing;
(iv)   solely with respect to financial information and data derived from historical books and records, assisting Parent with the preparation of pro forma financial information and pro forma financial statements reflecting the Transactions and the Debt Financing to the extent required by the Debt Commitment Letter, it being agreed that Parent shall be responsible for the preparation of any pro forma financial statements, pro forma financial information and marketing materials for the Debt Financing;
(v)   assisting Parent in connection with the preparation of (and executing and delivering as of the Closing Date) any closing documents and other definitive financing documents with respect to the Debt Financing (including any credit agreements, amendments, joinders, currency or interest rate hedging arrangements, guarantees, pledge agreements, security agreements, mortgages, deeds of trust and other security documents and other certificates, documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Debt Financing as may be required in connection with the Debt Financing or the Debt Commitment Letter or as may be requested by Parent);
(vi)   assisting in facilitating the pledging, granting and perfection of collateral and the granting of security interests and guarantees in respect of the Debt Financing (including to deliver any original stock certificates and related powers and any original promissory notes and related powers), in each case to the extent permitted under the Company’s Existing Indebtedness;
(vii)   cooperating in connection with obtaining customary payoff letters and related release documentation in respect of the Existing Indebtedness;

(viii)   providing customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a customary representation to the Debt Financing Sources, including that the public side versions of such documents do not include material non-public information about the Company or its Subsidiaries or their securities and as to the accuracy of the information contained in the disclosure and marketing materials related to the Debt Financing;
(ix)   as promptly as reasonably practicable, furnishing Parent with the Required Information and other information regarding the Company and its Subsidiaries that is reasonably requested by Parent and customarily included in marketing materials for financings similar to the financings contemplated by the Debt Commitment Letter;
(x)   at least three (3) Business Days prior to the Closing Date, providing all documentation and other information about the Company and each of its Subsidiaries that (A) is required by the Debt Financing Sources in connection with the Debt Financing and that has been requested of the Company in writing by Parent at least ten (10) Business Days prior to the Closing Date and (B) relates to applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and customary beneficial ownership certifications and the requirements of 31 C.F.R. §1010.230 and that has been requested of the Company by or on behalf of Parent at least ten (10) Business Days prior to the Closing Date; and
(xi)   taking all corporate and other customary actions, subject to the occurrence of the Closing, reasonably requested by Parent to permit the consummation of the Debt Financing.
(g)   The foregoing notwithstanding, nothing in Section 6.5(f) shall require:
(i)   cooperation that unreasonably interferes with the business or the operations of the Company or its Subsidiaries;
(ii)   the Company or any of its Subsidiaries or any of their respective Representatives to execute, deliver or enter into any agreement with respect to the Debt Financing that is not contingent upon the occurrence of the Closing or that would be effective prior to the Closing Date (other than customary authorization letters and KYC/beneficial ownership certification documentation) or none of the directors and managers of the Company or the Company’s subsidiaries shall be required to adopt resolutions approving the agreements, documents and instruments pursuant to which the Debt Financing is obtained prior to the Closing Date unless Parent shall have determined that such directors and managers are to remain as directors and managers of Parent or Parent’s Subsidiaries on and after the Closing Date and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing Date;
(iii)   the Company or any of its Subsidiaries to pay any commitment or other similar fee or incur any other cost or expense, in each case prior to the Closing in connection with the Debt Financing that is not contingent on the occurrence of the Closing or that has not been or will not be reimbursed by or indemnified by Parent;
(iv)   the Company or any of its Subsidiaries to take any action to the extent it would (A) reasonably be expected to conflict with, or result in any violation or breach of, or default under, such entity’s organizational documents, any applicable Legal Requirements, or any material contract to which it is a party; (B) result in the waiver of any attorney-client privilege; (C) cause any of the Company’s representations, warranties, covenants or other obligations herein to be breached or any condition to the Closing set forth in Section 7 to not be satisfied; (D) subject any director, manager, officer or employee of the Company or any of its Affiliates to any actual or potential personal liability that is not indemnified hereunder; or (E) require any such entity to change any fiscal period;
(v)   to pledge any assets or consent to the grant of liens on Company’s or its Subsidiaries’ assets prior to the Closing; provided that this shall not preclude the pre-filing of UCC-1s (or other similar lien instruments);
(vi)   waive or amend any terms of this Agreement;

(vii)   deliver any legal opinion or negative assurance letter; or
(viii)   provide or prepare (A) pro forma financial statements, pro forma adjustments, projections, an as-adjusted capitalization table, information related to synergies, cost savings, ownership or other post-Closing adjustments, or other prospective information, (B) any description of all or any component of any financing undertaken by Parent in connection with the Transactions, including any such description to be included in liquidity and capital resources disclosure or any “description of notes”, (C) risk factors relating to all or any component of the any Financing undertaken by Parent in connection with the Transactions, (D) “segment reporting”, subsidiary financial statements or any information of the type required by Rule 3-09, Rule 3-10 or Rule 3-16 of Regulation S-X, (E) any information required by Regulation S-K Item 402 or by Items 10 through 14 of Form 10-K or any other information customarily excluded from an offering memorandum for private placements of non-convertible high-yield bonds pursuant to Rule 144A, (F) financial statements in a form or subject to standard different than those provided to Parent on the date of this Agreement or (G) any information that is not readily available from the Company’s financial records.
(h)   The Company agrees to (i) file all reports on Form 10-K and Form 10-Q and, to the extent required to include financial information pursuant to Item 9.01 thereof, Form 8-K in accordance with the time periods required by the Exchange Act and (ii) file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date.
(i)   Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and reasonably documented out-of-pocket costs and expenses (including reasonable and reasonably documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation contemplated by this Section 6.5 (other than the preparation of its normal financial statements). Parent shall indemnify and hold harmless the Company and its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs, charges or expenses (including reasonable attorneys’ fees), suffered or incurred by them in connection with their cooperation with (i) the Debt Financing (including the arrangement or obtaining thereof), (ii) any action taken by them pursuant to this Section 6.5, or (iii) the provision of any information utilized in connection with the Debt Financing (other than information provided by the Company or any of its Subsidiaries), in each case, except to the extent resulting from the bad faith, gross negligence, fraud or willful misconduct of this Agreement by, the Company or any of its Subsidiaries or any of its or their respective Representatives, arising from incorrect or misleading information provided by the Company or any of its Subsidiaries or any of its or their respective Representatives, or to the extent that the indemnity relates to matters with respect to which Parent is entitled to indemnity hereunder.
(j)   The Company hereby consents to the use of its and its Subsidiaries’ logos in connection with the Debt Financing or purposes of inclusion in customary marketing materials in connection with the syndication of such Debt Financing and inclusion in any customary “tombstones” describing the Debt Financing; provided that such logos are used solely in a manner that is not intended to harm or disparage the Company or any of the Subsidiaries in any respect.
(k)   The Company shall deliver to Parent at least three (3) Business Days prior to the Closing Date (with drafts delivered at least five (5) Business Days prior to the Closing Date) copies of customary payoff letters with respect to the Existing Indebtedness (the “Payoff Letters”), which shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Existing Indebtedness as of the anticipated Closing Date (and, if applicable, the daily accrual thereafter) (the “Payoff Amount”), together with wire transfer and payment instructions, (ii) state that upon receipt of the Payoff Amount in accordance with such Payoff Letters, the Existing Indebtedness and all related loan documents shall be discharged and terminated (subject to such provisions which by their terms expressly survive the termination of such documents), (iii) provide that all Encumbrances and guarantees in connection with the Existing Indebtedness relating to the assets and properties of the Company or any of its Subsidiaries securing the obligations under the Existing Indebtedness shall be released and terminated upon payment of the Payoff Amount on the Closing Date, (iv) authorize the Company and/or Parent to file UCC-3 termination statements and (v) provide for the prompt return of all possessory collateral (if any) in connection with the Existing Indebtedness; provided that it is understood that at the Company’s election and to the extent permitted by the holders of such Existing Indebtedness, any such payoff letter in respect of Existing Indebtedness (if applicable) shall require Parent to provide back-stop letters of credit and/or cash collateral (it being understood that Parent shall be entitled to choose between providing cash collateral or a back-stop for any particular letter of credit) in the amount required by such payoff letter, or at the option of the issuer of any such letter of credit, permit the letters of credit of such issuer thereunder to be “grand-fathered” into the Debt Financing and become outstanding obligations thereunder. The Company shall, and shall cause its applicable Subsidiaries to, unwind or novate or assist Parent in connection with the unwinding or novation of any outstanding interest rate or other swaps or hedges on the Closing Date that are designated by Parent in writing to the Company at least eight (8) Business Days prior to the Closing Date (notice of which may be delivered by the Company to the applicable interest rate, swap or hedge counterparty at Parent’s request in advance of the Closing Date so long as the underlying swap or hedge documentation permits any such notice to be contingent upon the consummation of the Closing). The Company shall, shall cause its Subsidiaries and shall use reasonable best efforts to cause their respective representatives to, provide all customary cooperation reasonably requested by Parent in connection with this Section. The Company shall use reasonable best efforts to deliver to Parent the executed Payoff Letter at or prior to the Closing.
(l)   Notwithstanding anything to the contrary herein, the failure of the Company or any of its Subsidiaries or Representatives to comply with this Section 6.5 shall not give rise to the failure of a condition precedent set forth in Section 7 or termination right pursuant to Section 8.1 unless Parent failed to obtain the Debt Financing primarily as a result of the willful and material breach of the obligations of the Company to comply with its obligations under this Section 6.5 (after notice and opportunity to cure). Parent and the Company each acknowledge and agree that Parent’s obligation to consummate the transactions contemplated by this Agreement is not subject to any financing condition.
(m)   All non-public or otherwise confidential information regarding the Company or any of its Subsidiaries or Affiliates obtained by Parent pursuant to this Section 6.5 shall be kept confidential in accordance with the terms of the Confidentiality Agreement; provided that Parent shall be permitted to disclose such information to the Debt Financing Sources, rating agencies and prospective lenders during syndication of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to such Debt Financing Sources, rating agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information consistent with the confidentiality provisions of the Debt Commitment Letter (including through a notice and undertaking in a form customarily used in confidential information memoranda for the Debt Financing).

6.6   Indemnification of Officers and Directors.
(a)   From and after the Effective Time, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (whether asserted or claimed prior to, at or after the Effective Time) now existing in favor of the current or former directors or officers of any Acquired Corporation pursuant to the organizational documents thereof and any indemnification or other similar agreements of any Acquired Corporation set forth in Section 6.6a) of the Company Disclosure Schedule, in each case, as in effect on the date of this Agreement, shall continue in full force and effect in accordance with their terms and shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of any Indemnified Person (as defined below), and Parent shall cause the Acquired Corporations to perform their obligations thereunder. Without limiting the foregoing, from and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to indemnify and hold harmless each individual who is as of the date of this Agreement, or who becomes prior to the Effective Time, a director or officer of any Acquired Corporation or who is as of the date of this Agreement, or who thereafter commences prior to the Effective Time, serving at the request of any Acquired Corporation as a director or officer of another Person (the “Indemnified Persons”), against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including with respect to matters existing or occurring at or prior to the Effective Time, including this Agreement and the Transactions and actions contemplated hereby), arising out of or pertaining to the fact that the Indemnified Person is or was a director or officer of any Acquired Corporation or is or was serving at the request of any Acquired Corporation as a director or officer of another Person, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Legal Requirements. In the event of any such claim, action, suit or proceeding, (x) each Indemnified Person will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit or proceeding from the Surviving Corporation or its Subsidiaries, as applicable, in accordance with the organizational documents and any indemnification or other similar agreements of the Surviving Corporation or its Subsidiaries, as applicable, as in effect on the date of this Agreement; provided that any Indemnified Person to whom expenses are advanced provides an undertaking, if required by the DGCL or the Surviving Corporation’s or its Subsidiaries respective certificate of incorporation or bylaws (or comparable organizational documents) or any such indemnification or other similar agreements, as applicable, to repay such advances if it is ultimately determined by final adjudication that such Indemnified Person is not entitled to indemnification and (y) the Surviving Corporation and its Subsidiaries, as applicable, shall reasonably cooperate in the defense of any such matter.
(b)   Prior to the Closing Date, in consultation with Parent, the Company shall use reasonable best efforts to purchase (and if the Company does not purchase prior to the Closing Date, the Surviving Corporation may purchase on or after the Closing Date, in lieu of complying with the final sentence of this Section 6.6b)) “tail” directors’ and officers’ liability insurance for the Acquired Corporations and their current and former directors and officers who are covered by the directors’ and officers’ liability insurance coverage currently maintained by or for the benefit of the Acquired Corporations as of the date of this Agreement (the “Current D&O Insurance”), such “tail” insurance to provide coverage in an amount not less than the existing coverage and to have other terms not less favorable to the insureds thereunder with respect to claims arising from facts or events that occurred at or before the Effective Time (a “D&O Tail Policy”); provided that in no event shall the total cost of any such “tail” insurance exceed 300% of the aggregate annual premium most recently paid by the Acquired Corporations for the Current D&O Insurance (the “Maximum Amount”); provided, further, that if such “tail” insurance is not reasonably available or the aggregate premium exceeds the Maximum Amount, then the Company shall be required to obtain the most coverage available on terms and conditions at least as favorable as the directors’ and officers’ liability insurance in effect on the date hereof and for a cost not exceeding the Maximum Amount (the “Comparable Coverage”). Parent and the Surviving Corporation shall maintain such “tail” insurance in full force and effect for a period of six (6) years following the Closing Date, and continue to honor the obligations thereunder. In the event that as of the Closing Date the “tail” directors’ and officers’ liability insurance under the first sentence of this Section 6.6b) has not been purchased, for a period of six (6) years from and after the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, (i) cause to be maintained in effect the Current D&O Insurance, (ii) purchase a D&O Tail Policy or (iii) provide substitute insurance for the Acquired Corporations and their current and former directors and officers who are covered by the Current D&O Insurance, in such case, of not less than the existing coverage and having other terms not less favorable to the insured persons than the Current D&O Insurance with respect to claims arising from facts or events that occurred at or before the Effective Time, except that in no event shall the Surviving Corporation be required to pay with respect to any annual period for such insurance more than the Maximum Amount, and if the Surviving Corporation is unable to obtain the insurance required by this sentence, it shall obtain Comparable Coverage.
(c)   In the event that the Surviving Corporation or its Subsidiaries or any of their successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or Entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then in each such case, the Surviving Corporation or its Subsidiary, as applicable, shall cause proper provision to be made so that the successors and assigns of such Acquired Corporation assume the obligations set forth in this Section 6.6.
(d)   The provisions of this Section 6.6 (i) shall survive the consummation of the Merger, (ii) are intended to be for the benefit of, and will be enforceable by, each indemnified or insured party (including the Indemnified Persons), his or her heirs, successors, assigns and representatives, and (iii) are in addition to, and not in substitution for, any other rights to indemnification, advancement of expenses, exculpation or contribution that any such Person may have by contract or otherwise. Unless required by applicable Legal Requirement, this Section 6.6 may not be amended, altered or repealed after the Effective Time in such a manner as to adversely affect the rights of any Indemnified Person or any of their successors, assigns or heirs without the prior written consent of the affected Indemnified Person.
6.7   Stockholder Litigation.   The Company shall give Parent the opportunity to participate in (but not control) the Company’s defense, prosecution, compromise or settlement of any litigation against the Company or its directors or officers relating to the Transactions brought by a stockholder of the Company (“Stockholder Litigation”) and shall give due consideration to Parent’s advice with respect to such litigation; provided, however, that the Company shall not settle any such Stockholder Litigation without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). The Company shall promptly notify Parent of any Stockholder Litigation and shall keep Parent reasonably and promptly informed with respect to the status thereof. Notwithstanding the foregoing, this Section 6.7 shall not apply to any Legal Proceeding which arises from, or relates to, the matters set forth in Section 6.2 (which in each case shall be governed by Section 6.2)
6.8   Additional Agreements.   Subject to the terms and conditions of this Agreement, including Section 6.2(a) and Section 6.5, Parent and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other Transactions. Without limiting the generality of the foregoing, subject to the terms and conditions of this Agreement, each Party to this Agreement shall use commercially reasonable efforts to (i) make all filings (if any) and give all notices (if any) required to be made and given by such Party pursuant to any Material Contract or any Company Warrant in connection with the Merger and the other Transactions to the extent requested in writing by Parent, (ii) seek each Consent (if any) required to be obtained pursuant to any Material Contract by such Party in connection with the Transactions to the extent requested in writing by Parent; provided, however, that in connection with obtaining any such Consent, the Parties shall have no obligation to pay any consent fee or to agree to any changes to any of the terms of such Material Contract, and, without the prior written consent of Parent, the Company shall not, and shall cause each of the other Acquired Corporations not to, pay or commit to pay to such Person that is not a Governmental Body, whose approval or consent is being solicited any cash or other consideration, make any commitment or incur any liability or other obligation due to such Person and (iii) subject to the same limitations as included in the proviso to Section 6.2(a), seek to lift any restraint, injunction or other legal bar to the Merger brought by any third Person against such Party.
6.9   Disclosure.   The initial press releases relating to this Agreement shall be mutually agreed between the Company and Parent. Thereafter, the Company shall consult with Parent before issuing any further press release(s) or otherwise making any public statement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Merger, this Agreement or any of the other Transactions and shall not issue any such press release or public statement without Parent’s written consent (such consent not to be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, the Company may, without the prior consent of Parent but subject to giving advance notice to Parent, issue any such press release or make any such public announcement or statement as may be required by Legal Requirement; and the Company need not consult with Parent in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 5.4(e) or with respect to any Acquisition Proposal or Company Adverse Recommendation Change.
6.10   Takeover Laws.   If any Takeover Law may become, or may purport to be, applicable to the Transactions, each of Parent and the Company and the members of their respective boards of directors shall use their respective commercially reasonable efforts to grant such approvals and take such actions as are reasonably necessary so that the Transactions may be consummated as promptly as practicable on the terms and conditions contemplated hereby and otherwise act to lawfully eliminate the effect of any Takeover Law on any of the Transactions.
6.11   Section 16 Matters.   The Company, and the Board of Directors, shall, to the extent necessary, take appropriate action, prior to or as of the Effective Time, to approve, for purposes of Section 16(b) of the Exchange Act, the disposition and cancellation or deemed disposition and cancellation of Shares, Company RSUs and Company Options in the Transactions by applicable individuals and to cause such dispositions or cancellations to be exempt under Rule 16b-3 promulgated under the Exchange Act.
6.12   Stock Exchange Delisting; Deregistration.   Prior to the Effective Time, the Company shall cooperate with Parent and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Legal Requirements and the rules and policies of Nasdaq to enable the delisting by the Surviving Corporation of the Shares from Nasdaq as promptly as practicable after the Effective Time and the deregistration of the Shares under the Exchange Act as promptly as practicable after such delisting.
6.13   Notification of Certain Events.   Subject to applicable Legal Requirements, each of the Company and Parent shall promptly notify the other of (i) any notice or other communication received by such Party from any Governmental Body in connection with this Agreement, the Merger or the other Transactions, or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other Transactions; or (ii) any Legal Proceeding commenced or, to the knowledge of any Party, threatened in writing against, such Party or any of its Subsidiaries or otherwise relating to, involving or affecting such Party or any of its Subsidiaries, in each case in connection with, arising from or otherwise relating to the Merger or any other Transaction.
6.14   CVR Agreement.   At or prior to the Effective Time, Parent shall authorize and duly adopt, execute and deliver, and shall ensure that a duly qualified Rights Agent executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent (provided that such revisions are not, individually or in the aggregate, detrimental or adverse to any holder of a CVR). Parent and the Company shall cooperate, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.
6.15   Notice of Certain Regulatory Events.   Prior to the Closing, the Company shall promptly notify Parent if the Company has provided any written correspondence to, or received any written correspondence from, the FDA or any other Governmental Body with respect to: (a) the recall, correction, removal, market withdrawal or replacement of any product; (b) a change in the marketing classification or a change in the labelling of any product; or (c) the mandatory or voluntary termination, enjoinment or suspension of the testing, manufacturing, marketing or distribution of any product.
6.16   Employment and Employee Benefits Matters.
(a)   From the Effective Time until the earlier of the first anniversary of the Effective Time and the date on which a Continuing Employee (as defined below) ceases to be employed by Parent, the Surviving Corporation or any of their respective Subsidiaries, Parent shall, and shall cause the Surviving Corporation and each of its other Subsidiaries to, maintain for each individual employed by the Company or any of the Acquired Corporations immediately prior to the Effective Time (each, a “Continuing

Employee”) (i) each of an annual rate of base salary or wages, as applicable, and a target annual cash incentive compensation opportunity, that is not less favorable than that provided to such Continuing Employee as of immediately prior to the Effective Time, (ii) severance payments and benefits no less favorable than the severance payments or benefits provided pursuant to the Employee Plans set forth on Section 3.16b) of the Company Disclosure Schedules, (iii) retirement and health and welfare benefits that are substantially comparable in the aggregate to the retirement and health and welfare benefits provided to such Continuing Employee as of immediately prior to the Effective Time, and (iv) other employee benefits that are substantially comparable in the aggregate to the other employee benefits provided to similarly-situated employees of Parent and its Affiliates.
(b)   Parent shall, and shall cause the Surviving Corporation to, cause service rendered by Continuing Employees to the Company and any of the Acquired Corporations prior to the Effective Time to be taken into account for purposes of eligibility, vesting and determination of level of benefits under employee benefit plans of Parent and the Surviving Corporation and its Subsidiaries, to the same extent as such service was taken into account under the corresponding Employee Plans immediately prior to the Effective Time for those purposes; provided that, the foregoing will not apply (i) to the extent that its application would result in a duplication of benefits with respect to the same period of service, or (ii) to any defined benefit pension, vesting of equity or equity-based compensation, vesting of long-term incentives, or retiree or post-employment health and welfare benefit plans. Without limiting the generality of the foregoing, Parent shall, and shall cause the Surviving Corporation to use commercially reasonable efforts to not subject Continuing Employees to any eligibility requirements, waiting periods, actively-at-work requirements or pre-existing condition limitations under any employee benefit plan of Parent, the Surviving Corporation or its Subsidiaries for any condition for which they would have been entitled to coverage under the corresponding Employee Plan in which they participated prior to the Effective Time. Parent shall, and shall cause the Surviving Corporation and its Subsidiaries to, use commercially reasonable efforts to give such Continuing Employees credit under such employee benefit plans for any eligible expenses incurred by such Continuing Employees and their covered dependents under an Employee Plan during the portion of the plan year prior to the Effective Time for purposes of satisfying all co-payment, co-insurance, deductibles, and maximum out-of-pocket requirements applicable to such Continuing Employees and their covered dependents in respect of the plan year in which the Effective Time occurs.
(c)   No provision of this Agreement (i) shall be construed to prohibit Parent or the Surviving Corporation or any of its Subsidiaries from amending or terminating any Employee Plan or any other employee benefit plan, (ii) requires Parent or the Surviving Corporation or any of its Subsidiaries to keep any Person employed or in service for any period of time, (iii) constitutes the establishment or adoption of, or amendment to, any Employee Plan or other employee benefit plan or (iv) confers upon any Continuing Employee or any other Person any third-party beneficiary or similar rights or remedies.
SECTION 7
CONDITIONS PRECEDENT TO THE MERGER
7.1   Condition to the Obligations of Each Party.   The obligations of each Party to effect the Merger are subject to the satisfaction (or, if permitted by applicable Legal Requirements, waiver by mutual consent of Parent, Merger Sub and the Company) as of the Closing of each of the following conditions:
(a)   the Company Stockholder Approval shall have been obtained;
(b)   (i) there shall be no temporary restraining order, preliminary or permanent injunction or final judgment issued by, any Governmental Body of competent jurisdiction preventing the consummation of the Merger, nor shall any Legal Requirement have been promulgated, enacted, issued or deemed applicable to the Merger by any Governmental Body which may prohibit or make illegal the consummation of the Merger and (ii) no Governmental Body in any jurisdiction in which any of the Parties or any of their Subsidiaries has business activities shall have instituted any Legal Proceeding (which remains pending at what would otherwise be the Closing Date) before any court or other Governmental Body of competent jurisdiction seeking to temporarily or permanently prevent, prohibit or make illegal the consummation of the Merger; and

(c)   any waiting period (or any extension thereof) applicable to the Merger under the HSR Act shall have expired or been terminated, without the imposition of any Burdensome Condition (subject to the qualifications to such term in Section 6.2a)).
7.2   Conditions to the Obligations of Parent and Merger Sub.   The obligations of each of Parent and Merger Sub to effect the Merger are subject to the satisfaction (or, if permitted by applicable Legal Requirements, waiver by mutual consent of Parent and Merger Sub) as of the Closing of each of the following conditions:
(a)
(i)   the representations and warranties of the Company set forth in Sections 3.3(a) – 3.3f) (Capitalization, Etc.) of the Agreement shall be accurate except for any de minimis inaccuracies as of the date of the Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
(ii)   the representations and warranties of the Company set forth in Section 3.1 (Due Organization; Subsidiaries, Etc.), Section 3.2 (Certificate of Incorporation and Bylaws), Section 3.3(g) (Capitalization, Etc.), Section 3.20 (Authority; Binding Nature of Agreement), Section 3.22 (Takeover Laws), Section 3.23 (Opinion of Financial Advisors) and Section 3.24 (Brokers and Other Advisors) of the Agreement shall be accurate in all material respects, as of the date of the Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period);
(iii)   the representations and warranties of the Company set forth in the Agreement (other than those referred to in Section 7.2(a)(i) and Section 7.2(a)(ii) above) shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
(b)   the Company shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Effective Time;
(c)   since the date of the Agreement, there shall not have occurred a Material Adverse Effect; and
(d)   Parent and Merger Sub shall have received a certificate executed on behalf of the Company by an executive officer of the Company certifying that the conditions set forth in Sections 7.2(a), b and c have been satisfied.
7.3   Conditions to the Obligations of the Company.   The obligations of the Company to effect the Merger are subject to the satisfaction (or, if permitted by applicable Legal Requirements, waiver by the Company) as of the Closing of each of the following conditions:
(a)   The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be accurate (disregarding for this purpose all “Material Adverse Effect” and “materiality” qualifications contained in such representations and warranties) as of the date of the Agreement and at and as of the Effective Time as if made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct has not had, and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect;
(b)   Parent and Merger Sub shall have complied with or performed in all material respects the covenants and agreements it is required to comply with or perform at or prior to the Effective Time;

(c)   the Company shall have received a certificate executed on behalf of Parent by an executive officer of Parent certifying that the conditions set forth in Sections 7.3a) and (b) have been satisfied; and
(d)   the CVR Agreement shall be in full force and effect.
7.4   Waiver of Conditions.   The conditions set forth in Section 7.1 may only be waived by written notice from each of Parent, Merger Sub and the Company. The conditions set forth in Section 7.2 may only be waived by written notice from Parent and Merger Sub. The conditions set forth in Section 7.3 may only be waived by written notice from the Company.
SECTION 8
TERMINATION
8.1   Termination.   This Agreement may be terminated prior to the Effective Time (notwithstanding any approval of this Agreement by the stockholders of the Company):
(a)   by mutual written agreement of Parent and the Company;
(b)   by either Parent or the Company if the Closing shall not have occurred on or prior to 11:59 p.m. Eastern Time, on August, 19, 2025 (the “End Date”); provided, however, that in the case of this Section 8.1(b), (x) if on the End Date all of the conditions set forth in Section 7, other than Section 7.1b) or (c) thereof (solely in respect of the HSR Act), shall have been satisfied (other than conditions that by their nature are to be satisfied at the Effective Time, each of which is then capable of being satisfied) or waived (to the extent waivable under applicable Legal Requirements), then the End Date shall automatically be extended by a period of 30 days (and all references to the End Date herein shall be as so extended); and (y) the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the Merger not being consummated by such date; provided, further, that if the Condition Satisfaction Date occurs before the End Date, then the End Date will be extended to the date that is one (1) Business Day after the date on which the Closing is required to occur in accordance with Section 1.1;
(c)   by either Parent or the Company if a Governmental Body of competent jurisdiction shall have issued an order, decree or ruling, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger or making the consummation of the Merger illegal, which order, decree, ruling or other action shall be final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to any Party whose material breach of this Agreement has caused or resulted in the issuance of such final and nonappealable order, decree, ruling or other action or to any Party that has failed to use its reasonable best efforts as required by Section 6.2 to remove such order, decree, ruling or other action;
(d)   by Parent, if (i) the Board of Directors shall have failed to include the Company Board Recommendation in the Proxy Statement when mailed, or shall have effected a Company Adverse Recommendation Change; (ii) the Company shall have entered into a Company Acquisition Agreement; or (iii) the Board of Directors or the Company shall have willfully and materially breached its obligations under Section 5.4 or Section 6.1;
(e)   by the Company, prior to obtaining the Company Stockholder Approval, in order to accept a Superior Offer and substantially concurrently enter into a binding written definitive acquisition agreement providing for the consummation of a transaction which the Board of Directors shall have determined, in good faith, constitutes a Superior Offer (a “Specified Agreement”); provided that (A) no Acquired Corporation shall be in willful and material breach of Section 6.1(b)(i) in relation to such Superior Offer and (B) that such termination shall be effective only if the Company shall have paid the Termination Fee immediately prior to or substantially concurrently with such termination;
(f)   by Parent, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of the Company shall have occurred such that a condition set forth in Section 7.2a) or (b) would not be satisfied and cannot be cured by the

Company by the End Date, or if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date Parent gives the Company written notice of such breach or failure to perform; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(f) if either Parent or Merger Sub is then in material breach of any representation, warranty, covenant or obligation hereunder;
(g)   by the Company, if a breach of any representation or warranty contained in this Agreement or failure to perform any covenant or obligation in this Agreement on the part of Parent or Merger Sub shall have occurred, in each case, if such breach or failure would reasonably be expected to prevent Parent or Merger Sub from consummating the Transactions and such breach or failure cannot be cured by Parent or Merger Sub, as applicable, by the End Date, or, if capable of being cured in such time period, shall not have been cured within thirty (30) days of the date the Company gives Parent written notice of such breach or failure to perform; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(g) if the Company is then in material breach of any representation, warranty, covenant or obligation hereunder;
(h)   by the Company, if (i) all conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than conditions that by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, as applicable, each of which would be satisfied if the Closing were to occur at such time), (ii) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 1.1, (iii) following such failure, the Company has confirmed to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, and (iv) Parent and Merger Sub fail to effect the Closing prior to 5:00 p.m. Eastern Time on the third (3rd) Business Day following the date of receipt of such written notification by Parent and Merger Sub; or
(i)   by either Parent or the Company, if the Company Stockholder Approval has not been obtained by reason of the failure to obtain the required vote upon a final vote taken at the Stockholder Meeting (or any adjournment or postponement thereof).
8.2   Effect of Termination.   In the event of the termination of this Agreement as provided in Section 8.1, written notice thereof shall be given to the other Party or Parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall be of no further force or effect and there shall be no liability on the part of Parent, Merger Sub or the Company or any of their respective former, current or future officers, directors, partners, stockholders, managers, members or Affiliates following any such termination; provided, however, that (i) the final sentence of Section 5.1, this Section 8.2, Section 8.3, Section 6.5(i) and Section 9 (other than Section 9.5(b)) shall survive the termination of this Agreement and shall remain in full force and effect, (ii) the Confidentiality Agreement shall survive the termination of this Agreement and shall remain in full force and effect in accordance with its terms and (iii) subject to the terms herein, the termination of this Agreement shall not relieve any Party from any liability for Fraud or willful breach of this Agreement prior to termination. For purposes of this Agreement, “willful breach” means a breach that is a consequence of an act or omission undertaken by the breaching party with the knowledge that the taking of, or failure to take, such act would, or would reasonably be expected to, cause or constitute a material breach of this Agreement, and “Fraud” means common law fraud under Delaware Legal Requirements with respect to the making of a representation or warranty contained in this Agreement with the actual knowledge that such representation or warranty was false when made or with reckless indifference to the truth of such representation or warranty.
8.3   Expenses; Termination Fees.
(a)   Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall pay one-half of the filing fees for any notification and report forms filed pursuant to the HSR Act and Parent shall pay all reasonable and reasonably documented out-of-pocket costs and expenses (including reasonable and reasonably documented out-of-pocket attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation contemplated by Section 6.5 (other than the preparation of its normal financial statements), in accordance with and subject to the limitations set forth in Section 6.5i).
(b)   In the event that: (i) this Agreement is terminated by the Company pursuant to Section 8.1(e); (ii) this Agreement is terminated by Parent pursuant to Section 8.1d)(i) or (ii); or (iii) (x) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(b) (but in the case of a termination by the Company, only if at such time Parent would not be prohibited from terminating this Agreement pursuant to the proviso to Section 8.1(b)) or by Parent pursuant to Section 8.1(f) as a result of a willful breach, or by either the Company or Parent pursuant to Section 8.1i), (y) any Person shall have publicly disclosed a bona fide Acquisition Proposal after the execution and delivery of this Agreement and prior to such termination and such Acquisition Proposal has not been publicly withdrawn prior to such termination and (z) within 12 months of such termination the Company shall have entered into a definitive agreement with respect to such Acquisition Proposal (which Acquisition Proposal is subsequently consummated, whether during or following such 12-month period) or consummated an Acquisition Proposal; provided that for purposes of this clause (z) the references to “20%” in the definition of “Acquisition Proposal” shall be deemed to be references to “50%”; then, in any such event under clause (i), (ii) or (iii) of this Section 8.3(b), the Company shall pay or cause to be paid to Parent or its designee the Termination Fee by wire transfer of same day funds (A) in the case of Section 8.3(b)(i), prior to or substantially concurrently with the execution of the Specified Agreement, (B) in the case of Section 8.3(b)(ii), within two (2) Business Days after such termination or (C) in the case of this Section 8.3(b)(iii), prior to the consummation of the Acquisition Proposal referred to in this Section 8.3(b)(iii); it being understood that in no event shall the Company be required to pay the Termination Fee on more than one occasion. As used herein, “Termination Fee” shall mean a cash amount equal to $4,500,000.00.
(c)   In the event of any termination described in Section 8.3(b), (i) payment from the Company to Parent of the Termination Fee pursuant to Section 8.3(b), shall be the sole and exclusive remedy of Parent, Merger Sub or any of their respective Affiliates against the Acquired Corporations and any of their respective former, current or future officers, directors, partners, stockholders, managers, members, Representatives or Affiliates (collectively, “Company Related Parties”) and shall constitute liquidated damages for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and (ii) upon payment of such amount(s) and the Enforcement Expenses, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions and none of Parent, Merger Sub or any of their respective Affiliates shall be entitled to bring or maintain any claim, action or proceeding against any Company Related Party or any of its Affiliates relating to or arising out of this Agreement or the Transactions; provided that the foregoing shall not relieve the Company from any liability for Fraud or willful breach of this Agreement prior to such termination (in which case only the Company shall be liable for damages for such Fraud or willful breach); provided, further, that Parent may pursue both specific performance to cause the Company to consummate the Transactions in accordance with Section 9.5b) and the payment of the Termination Fee, but in no event shall Parent be entitled to receive both a grant of specific performance and the payment of the Termination Fee. Nothing in this Section 8.3c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Related Party may be liable under this Agreement or the Transactions.
(d)   In the event this Agreement is terminated by the Company pursuant to Section 8.1(g) or Section 8.1h) (or Parent pursuant to Section 8.1(b) at a time when the Company is otherwise entitled to terminate pursuant to Section 8.1(h)), Parent shall pay to the Company an amount equal to $4,500,000.00 (the “Parent Termination Fee”) by wire transfer of immediately available funds within seven (7) Business Days following such termination; provided that, in the event of any willful breach of this Agreement or Fraud by Parent or Merger Sub prior to such termination, the Parent Termination Fee shall be an amount equal to $7,750,000.00. Parent and the Company acknowledge that (A) the Parent Termination Fee is not a penalty but is liquidated damages in a reasonable amount that will compensate the Company in circumstances in which the Parent Termination Fee is payable, which amount would otherwise be impossible to calculate with precision and (B) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion.

(e)   Notwithstanding anything to the contrary in this Agreement, other than the Company’s injunctive, specific performance, and equitable relief rights, as and only to the extent expressly permitted by Section 9.5 and the Company’s rights set forth in Section 6.5i), (i) the Company’s right to receive payment of the Parent Termination Fee in the circumstances in which it is payable by Parent pursuant to Section 8.3d), shall be the sole and exclusive remedy (whether at law, in equity, in contract, in tort, or otherwise) of the Company and any of its Affiliates against Parent and any of its Affiliates or any of its or their respective former, current, or future shareholders, partners, members, or Representatives, any Debt Financing Sources and the Equity Investors (each, a “Parent Party”) for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement and the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Transactions and (ii) upon payment of the Parent Termination Fee to the Company in the circumstances in which it is payable by Parent pursuant to Section 8.3d), together with the payment of the Enforcement Expenses, no Parent Party shall have any further liability or obligation relating to or arising out of this Agreement or the Financing, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or failure to consummate the Transactions; provided that the Company may pursue both specific performance to cause Parent to consummate the Transactions in accordance with Section 9.5b) and the payment of the Parent Termination Fee, but in no event shall the Company be entitled to receive both a grant of specific performance and the payment of the Parent Termination Fee. Nothing in this Section 8.3e) shall in any way expand or be deemed or construed to expand the circumstances in which Parent or any other Parent Party may be liable under this Agreement or the Transactions.
(f)   Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that if the Closing does not occur, except with respect to the Company’s rights set forth in Section 6.5(i), the maximum aggregate liability of Parent and the Parent Parties for monetary damages relating to or arising out of this Agreement, the Debt Financing, or the Cash Equity, including the breach of any representation, warranty, covenant, or agreement in this Agreement (whether a willful breach or otherwise), the termination of this Agreement, or failure to consummate the Transactions, shall be limited to an amount equal to the sum of the Parent Termination Fee and the Enforcement Expenses, and in no event shall the Company or any of its Affiliates seek to recover any money damages in excess of such amount. In no event will the Company or any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Party with respect to this Agreement, the CVR Agreement, the Commitment Letters, the Guaranty, the Confidentiality Agreement or the Transactions (including any breach by any Parent Party), the termination of this Agreement, the failure to consummate the Transactions thereby or any claims, proceedings or actions under any applicable Legal Requirements arising out of any such breach, termination or failure (including in the event of a fraud or willful breach), other than from Parent or Merger Sub to the extent expressly provided for in this Agreement.
(g)   While the Company may pursue a grant of specific performance under Section 9.5 prior to termination of this Agreement and/or the payment of the Parent Termination Fee under this Section 8.3 following the termination of this Agreement, under no circumstances shall the Company be entitled to receive from Parent both a grant of specific performance in accordance with Section 9.5 on the one hand, and payment of all or a portion of the Parent Termination Fee (or any other monetary damages), on the other hand.
(h)   If the Company or Parent, as applicable, fails to pay when due any amount payable under this Section 8.3, and in order to collect such amount, Parent or the Company, as applicable, commences a suit that results in a judgment against the Company for the Termination Fee or Parent for the Parent Termination Fee, as applicable, then such Party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit (such fees, costs and expenses, collectively, the “Enforcement Expenses”).

SECTION 9
MISCELLANEOUS PROVISIONS
9.1   Amendment.   This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties. Prior to the Effective Time, this Agreement may be amended with the approval of the respective boards of directors of the Company, Parent and Merger Sub at any time, whether before or after the Company Stockholder Approval has been obtained; provided that after the Company Stockholder Approval has been obtained, no amendment shall be made that by any Legal Requirement requires further approval by the Company’s stockholders without the further approval of such stockholders.
9.2   Waiver.   No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any breach of the representations and warranties of the other contained herein or in any document delivered pursuant hereto or (iii) waive compliance by the other with any of the agreements or covenants contained herein. Any such extension or waiver shall be valid only if is expressly set forth in a written instrument duly executed and delivered on behalf of the Party or Parties to be bound thereby, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
9.3   Survival of Representations, Warranties and Covenants.   None of the representations, warranties and covenants contained in this Agreement, the Company Disclosure Schedule or in any certificate or schedule or other document delivered by any Person pursuant to or in connection with this Agreement shall survive the Closing, except that any covenants that by their terms survive the Closing will do so in accordance with their terms.
9.4   Entire Agreement; Counterparts.   This Agreement (including its Exhibits, Annex and the Company Disclosure Schedule), the CVR Agreement and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.
9.5   Applicable Legal Requirements; Jurisdiction; Specific Performance; Remedies.
(a)   This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort or otherwise) arising out of this Agreement or any of the Transactions or any other agreements contemplated hereby shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the Transactions: (i) each of the Parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) each of the Parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such Party is to receive notice in accordance with Section 9.8. Each of the Parties irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (D) waives, to the fullest extent permitted by Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b)   The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions (including failing to take such actions as are required of it hereunder to consummate the Transactions). The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.5(a) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled at law or in equity (including monetary damages), and (ii) the right of specific performance is an integral part of the Transactions and without that right, neither the Company nor Parent would have entered into this Agreement. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.5(b) shall not be required to provide any bond or other security in connection with any such order or injunction. The Parties further agree that (i) by seeking the remedies provided for in this Section 9.5, a Party shall not in any respect waive its right to seek any other form of remedy or relief that may be available to a Party or any third party beneficiary under this Agreement (including monetary damages) or at law and (ii) nothing set forth in this Section 9.5 shall require any party to institute any Legal Proceeding for (or limit any Party’s right to institute any Legal Proceeding for) specific performance under this Section 9.5 prior or as a condition to exercising any termination right under Section 8 (and receiving the Parent Termination Fee or Termination Fee, as applicable, or pursuing damages after such termination to the extent available to such Party or any third party beneficiary under this Agreement), nor shall the commencement of any Legal Proceeding pursuant to this Section 9.5 or anything set forth in this Section 9.5 restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 8 or pursue any other remedies under this Agreement that may be available at or following such termination.
(c)   Notwithstanding anything in this Agreement to the contrary, the Parties hereto hereby acknowledge and agree that the Company shall be entitled to specific performance to cause Parent to draw down the full proceeds of the Cash Equity pursuant to the terms and conditions of the Equity Commitment Letters and to cause Parent to effect the Closing in accordance with Section 1.1, in each case, if, but only if (i) all conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived (other than conditions that either (x) by their terms are to be satisfied by the delivery of documents or the taking of actions at the Closing, as applicable, each of which would be satisfied if the Closing were to occur at such time, or (y) the failure of which to be satisfied is attributable, in whole or in part, to a breach by Parent or Merger Sub of its representations, warranties, covenants or agreements contained in this Agreement), (ii) the Debt Financing (or Alternative Debt Financing in accordance with Section 6.5) has been funded or will be funded at the Closing upon the request of Parent if the Cash Equity is funded at the Closing, (iii) Parent and Merger Sub have failed to consummate the Merger at the Closing at the time required pursuant to Section 1.1, (iv) following such failure, the Company has confirmed to Parent and Merger Sub by irrevocable written notice that the Company is ready, willing and able to effect the Closing on such date of notice and at all times during the three (3) Business Day period immediately thereafter, and (v) Parent and Merger Sub fail to effect the Closing prior to 5:00 p.m. Eastern Time on the third (3rd) Business Day following the date of receipt of such written notification by Parent and Merger Sub.
(d)   In each case of Section 9.5(b) and Section 9.5(c), in no event shall the Company be entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing, on the one hand, and (y) payment of all or any portion of the Parent Termination Fee, on the other hand, nor shall Parent be entitled to receive both (x) a grant of specific performance that results in the occurrence of the Closing, on the one hand, and (y) payment of all or any portion of the Termination Fee, on the other hand. Subject to the immediately preceding sentence, a Party may concurrently seek specific performance or other equitable relief and any monetary damages, remedies or awards that may be available to such Party or any third party beneficiary under this Agreement or at law.
(e)   EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.5(d).
9.6   Assignability.   This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned by a Party without the prior written consent of the other Parties, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect, except that Parent may assign this Agreement to any of its Affiliates without the prior consent of the Company; provided that Parent (or one or more of its Affiliates) shall have the right, without the prior written consent of the Company or any of its Affiliates, to assign all or any portion of its rights, interests and obligations under this Agreement, from and after the date of this Agreement, to any Debt Financing Source pursuant to terms of the Debt Financing for purposes of creating a security interest herein or otherwise assigning collateral in respect of the Debt Financing, and any such Debt Financing Source may exercise all of the rights and remedies of Parent (or its Affiliate, as applicable) hereunder in connection with the enforcement of any security or exercise of any remedies to the extent permitted under the Definitive Debt Financing Agreements.
9.7   No Third Party Beneficiaries.   Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; except for: (i) if the Effective Time occurs, (A) the right of the Company’s stockholders to receive the Merger Consideration in accordance with the terms of this Agreement and (B) the right of the holders of Company Options and Company RSUs to receive the Merger Consideration pursuant to Section 1.7 following the Effective Time in accordance with the terms of this Agreement; (ii) the provisions set forth in Section 6.6 of this Agreement (which are intended for the benefit of each Indemnified Person, each of whom will be third-party beneficiaries of these provisions); (iii) the limitations on liability of the Company Related Parties set forth in Section 8.3(c); and (iv) the limitations on liability of the Parent Parties set forth in Section 8.3e).
9.8   Notices.   Any notice or other communication required or permitted to be delivered to any Party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, (ii) two (2) Business Days after being sent by registered mail or by courier or express delivery service, or (iii) if emailed, upon confirmation of transmission (provided no bounce-back or similar message of non-delivery is received with respect thereto); provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such Party below (or to such other physical address or email address as such Party shall have specified in a written notice given to the other Parties):

if to Parent or Merger Sub (or following the Effective Time, the Surviving Corporation):
Paratek Pharmaceuticals, Inc.
1000 First Avenue, Suite 200
King of Prussia, PA 19406
Attention:
Jonathan Light

Email:
Jonathan.Light@ParatekPharma.com

with a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:
Dohyun Kim

Email:
dohyun.kim@skadden.com

if to the Company (prior to the Effective Time):
OptiNose, Inc.
777 Township Line Road, Suite 300
Yardley, PA 19067
Attention:
Michael Marino

Email:
michael.marino@optinose.com

with a copy (which shall not constitute notice) to:
Hogan Lovells US LLP
555 Thirteenth Street, NW
Washington, DC 20004
Attention:
Joseph E. Gilligan
Leslie B. Reese

Email:
joseph.gilligan@hoganlovells.com
leslie.reese@hoganlovells.com

9.9   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
9.10   Obligation of Parent.   Parent shall ensure that Merger Sub duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities applicable to Merger Sub under this Agreement, and Parent shall be jointly and severally liable with Merger Sub for the due and timely performance and satisfaction of each of said covenants, obligations and liabilities.
9.11   Debt Financing Source Matters.   Notwithstanding anything herein to the contrary (but in all cases subject to and without in any way limiting the liability or obligations of the Debt Financing Sources, and the rights, remedies and claims of Parent or any of its Affiliates, under or pursuant to the Debt Commitment Letter or any other agreement entered into with respect to the Debt Financing), Company, on behalf of itself and its Affiliates, hereby (a) agrees that the Debt Financing Sources will not have any liability (whether in contract or in tort, in law or in equity, or granted by statute or otherwise) for any claims, causes of action, obligations or any related losses, costs or expenses arising under, out of, in connection with or related in any manner to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or based on, in respect of or by reason of this Agreement or its negotiation, execution, performance or breach, (b) agrees that the Debt Commitment Letter, the Fee Letters, the Definitive Debt Financing Agreements

and/or the Debt Financing and any dispute directly involving the Debt Financing Sources (other than Parent, Merger Sub or any Affiliate thereof) arising under, out of, in connection with or related in any manner to this Agreement, the Debt Commitment Letter, the Fee Letters, the Definitive Debt Financing Agreements, the Debt Financing or any transactions contemplated hereby or thereby or the performance of any services thereunder will be governed by and construed in accordance with the Legal Requirements of the State of New York, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof (except as otherwise provided in the applicable document relating to the Debt Financing), (c) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF THE DEBT COMMITMENT LETTER, THE FEE LETTER, THE DEFINITIVE DEBT FINANCING AGREEMENTS AND/OR THE DEBT FINANCING OR THE PERFORMANCE OF SERVICES IN RESPECT THEREOF OR THEREUNDER, IN EACH CASE, DIRECTLY INVOLVING THE DEBT FINANCING SOURCES (OTHER THAN PARENT, MERGER SUB OR ANY AFFILIATE THEREOF), (d) agrees (without limiting the foregoing clause (a)) not to bring any suit, action or proceeding against the Debt Financing Sources or which may arise out of or relate to this Agreement, the Debt Commitment Letter, the Fee Letter, the Definitive Debt Financing Agreements and/or the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of services in respect thereof or thereunder in any forum other than a New York State court or federal court of the United States of America sitting in the Borough of Manhattan in the City of New York, and the Company on behalf of itself and its Subsidiaries irrevocably consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Legal Requirements, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and agrees that it will not, and will not support any of its Affiliates in bringing, any suit, action or proceeding in any other court, in each case, to the extent involving the Debt Financing Sources (other than Parent, Merger Sub or any Affiliate thereof), (e) agrees that only Parent, Merger Sub, Surviving Corporation or their respective Subsidiaries shall be permitted to bring any claim (including any claim for specific performance) against a Debt Financing Source for failing to satisfy any obligation to fund the Debt Financing pursuant to the terms of any of the agreements entered into in connection with the Debt Financing (including the Debt Commitment Letter), (f) agrees in no event will any Debt Financing Source be liable to the Company or its Subsidiaries for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business, or anticipated savings), or damages of a tortious nature in connection with the Debt Financing and (g) agrees that the Debt Financing Sources are express third-party beneficiaries of this Section 9.11, and the Debt Financing Sources may enforce such rights under such provisions and such provisions (and any definitions used in such provisions, including the definition of “Debt Financing Source,” or any other provision of this Agreement) shall not be amended, supplemented, waived or otherwise modified in any way adverse to any Debt Financing Source without the prior written consent of each related Debt Financing Source. This Section 9.11 shall not limit the rights of the parties to the Debt Financing under the Debt Commitment Letter or other Definitive Debt Financing Agreement. This Section 9.11 shall, with respect to matters referenced herein, supersede any provision of this Agreement to the contrary.
9.12   Construction.
(a)   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; words denoting any gender shall include all genders.
(b)   The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.

(c)   All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein, and if the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such.
(d)   When calculating the period of time before which, within which or following which any action is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and the ending date shall be included.
(e)   All references to “$” or dollar shall be deemed references to United States dollars and all calculations of a number of dollars shall be rounded to the nearest whole number of cents, as applicable, with 0.5 rounded up to the next whole cent, as applicable (aggregating all payments to be made to any Person prior to such rounding).
(f)   “U.S.” or “United States” means the United States of America.
(g)   As used in this Agreement, the words (i) “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation,” (ii) “either,” “or,” “neither,” “nor” and “any” shall not be exclusive and (iii) “any” means “any and all.”
(h)   The words “hereof,” “herein,” “herewith” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole (including the Company Disclosure Schedule, Exhibits and Annexes hereto and thereto) and not to any particular provision of this Agreement.
(i)   The words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.
(j)   As used in this Agreement, “ordinary course of business” means the ordinary course of business consistent with past practices in all material respects.
(k)   Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” or “Annexes” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement and references to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears.
(l)   Except as otherwise explicitly specified to the contrary, references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case, as amended or otherwise modified from time to time.
(m)   Except as otherwise explicitly specified to the contrary, references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement.
(n)   Except as otherwise explicitly specified to the contrary, “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.”
(o)   Capitalized terms used in the Company Disclosure Schedule and not otherwise defined therein have the meanings given to them in this Agreement.
(p)   The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.
(q)   The phrases “made available” and “delivered,” when used in reference to any documents or information made available to Parent, Merger Sub or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to mean (i) uploaded to, and accessible to Parent, Merger Sub or any of their respective Representatives in, the online data rooms hosted on behalf of the Company at www.datasite.com under the name “Meridian VDR” in complete and unredacted form at least 24 hours prior to the execution and delivery of this Agreement or (ii) provided via email by the Company or its Representatives to Parent, Merger Sub or their respective Representatives in complete and unredacted form at least 24 hours prior to the execution and delivery of this Agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.
PARATEK PHARMACEUTICALS, INC.
By:
/s/ Evan Loh

Name: Evan Loh, MD
Title:   Chief Executive Officer
ORCA MERGER SUB, INC.
By:
/s/ Evan Loh

Name: Evan Loh, MD
Title:   Chief Executive Officer
OPTINOSE, INC.
By:
/s/ Ramy Mahmoud

Name: Ramy Mahmoud
Title:   Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

EXHIBIT A
CERTAIN DEFINITIONS
For purposes of the Agreement (including this Exhibit A):
2022 Warrants.   “2022 Warrants” shall mean the warrants to purchase Company Common Stock issued by the Company on November 23, 2022.
Acceptable Confidentiality Agreement.   “Acceptable Confidentiality Agreement” is defined in Section 5.4(a) of the Agreement.
Acceptable Debt Financing Terms.   “Acceptable Debt Financing Terms” is defined in Section 6.5(a) of the Agreement.
Acquired Corporation.   “Acquired Corporation” is defined in Section 3.1a) of the Agreement.
Acquisition Proposal.   “Acquisition Proposal” shall mean any proposal or offer from any Person (other than Parent and its Affiliates) or “group,” within the meaning of Section 13(d) of the Exchange Act, relating to, in a single transaction or series of related transactions, any (a) acquisition or exclusive license of assets of the Company equal to more than 20% of the Company’s consolidated assets or to which more than 20% of the Company’s revenues or earnings on a consolidated basis are attributable, (b) issuance or acquisition of more than 20% of the outstanding Company Common Stock, (c) recapitalization, tender offer or exchange offer that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company Common Stock or (d) merger, consolidation, amalgamation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company that if consummated would result in any Person or group beneficially owning more than 20% of the outstanding Company Common Stock or 20% or more of the aggregate voting power or equity interests of the Company, the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity, in each case other than the Transactions.
Affiliate.   “Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.
Agreement.   “Agreement” is defined in the preamble to the Agreement.
Alternative Debt Financing.   “Alternative Debt Financing” is defined in Section 6.5c) of the Agreement.
Anti-Corruption Laws.   “Anti-Corruption Laws” shall mean the Foreign Corrupt Practices Act of 1977, the Anti-Kickback Act of 1986, the UK Bribery Act of 2012, and the Anti-Bribery Laws of the People’s Republic of China or any applicable Legal Requirements of similar effect, and the related regulations and published interpretations thereunder.
Antitrust Laws.   “Antitrust Laws” shall mean the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act, all applicable foreign antitrust laws and all other applicable Legal Requirements issued by a Governmental Body that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.
Board of Directors.   “Board of Directors” shall mean the board of directors of the Company.
Book-Entry Shares.   “Book-Entry Shares” shall mean non-certificated Shares represented by book entry.
Borrower.   “Borrower” is defined in Section 4.7b) of the Agreement.
Burdensome Condition.   “Burdensome Condition” shall mean each of (i) divesting or agreeing to divest any of its assets or businesses, (ii) holding separate or agree to hold separate any of its assets or businesses pending such divestiture, (iii) agreeing to any limitations with respect to how it owns, retains, conducts or operates all or any portion of its assets or businesses, or that would impair or restrict its ability to acquire any assets or businesses, (iv) granting or agreeing to grant any right or commercial or other accommodation to, or enter into any material commercial contractual or other commercial relationship with, any third party or (v) agreeing or consenting to any other remedy, in each case, to obtain any required approval or to forestall or prevent any action by any Governmental Body.
Business Day.   “Business Day” shall mean a day except a Saturday, a Sunday or other day on which banks in the City of New York are authorized or required by Legal Requirements to be closed.
Capitalization Date.   “Capitalization Date” is defined in Section 3.3a) of the Agreement.
Certificates.   “Certificates” is defined in Section 1.4(a) of the Agreement.
Cash Consideration.   “Cash Consideration” is defined in Section 1.3(a)(iii) of the Agreement.
Cash Equity.   “Cash Equity” is defined in Section 4.7a) of the Agreement.
Change of Control Payment.   “Change of Control Payment” is defined in Section 3.9a)vii) of the Agreement.
Clinical Study.   “Clinical Study” is defined in Section 3.12e) of the Agreement.
Closing.   “Closing” is defined in Section 1.1 of the Agreement.
Closing Date.   “Closing Date” is defined in Section 1.1 of the Agreement.
Code.   “Code” shall mean the Internal Revenue Code of 1986.
Collaboration Partners.   “Collaboration Partners” is defined in Section 3.12a) of the Agreement.
Collective Bargaining Agreement.   “Collective Bargaining Agreement” shall mean any written agreement, memorandum of understanding or other contractual obligation between an Acquired Corporation and any labor organization or other authorized employee representative representing Company employees.
Commitment Letters.   “Commitment Letters” is defined in Section 4.7b) of the Agreement.
Company.   “Company” is defined in the preamble to the Agreement.
Company 401(k) Plan.   “Company 401(k) Plan” is defined in Section 6.3 of the Agreement.
Company Adverse Recommendation Change.   “Company Adverse Recommendation Change” is defined in Section 6.1(a) of the Agreement.
Company Acquisition Agreement.   “Company Acquisition Agreement” is defined in Section 6.1(a) of the Agreement.
Company Board Recommendation.   “Company Board Recommendation” is defined in Section 3.20 of the Agreement
Company Common Stock.   “Company Common Stock” shall mean the common stock, $0.001 par value per share, of the Company.
Company Disclosure Schedule.   “Company Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.
Company Equity Plans.   “Company Equity Plans” shall mean the Company’s 2010 Stock Incentive Plan and the Company’s inducement grants under Nasdaq Listing Rule 5635(c).
Company ESPP.   “Company ESPP” shall mean the Company’s 2017 Employee Stock Purchase Plan, as amended.
Company IT Systems.   “Company IT Systems” shall mean computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, databases, data communications lines, network and telecommunications equipment and all other information technology equipment, infrastructure, systems and networks, and all associated documentation owned or used by, or licensed or leased to, any Acquired Corporation (excluding any public networks).
Company Licensed IP.   “Company Licensed IP” means all third-party Intellectual Property Rights licensed, or with respect to which similar rights are granted, to any of the Acquired Corporations.
Company Option Consideration.   “Company Option Consideration” is defined in Section 1.7a).
Company Options.   “Company Options” shall mean all compensatory options to purchase Shares issued pursuant to a Company Equity Plan, other than options pursuant to the Company ESPP.
Company Owned IP.   “Company Owned IP” means all Intellectual Property Rights that are owned or purported to be owned by any of the Acquired Corporations.
Company Participating Out-of-the-Money Options.   “Company Participating Out-of-the-Money Options” is defined in Section 1.7a) of the Agreement.
Company Related Parties.   “Company Related Parties” is defined in Section 8.3(c) of the Agreement.
Company RSU.   “Company RSU” shall mean each restricted stock unit issued under any Company Equity Plan granted with respect to Shares, including restricted stock units subject to performance vesting conditions.
Company SEC Documents.   “Company SEC Documents” is defined in Section 3.4(a) of the Agreement.
Company Stockholder Approval.   “Company Stockholder Approval” is defined in Section 3.20 of the Agreement.
Company Warrants.   “Company Warrants” shall mean, collectively, the 2022 Warrants, the Pharmakon Warrants and the Pre-Funded Warrants.
Comparable Coverage.   “Comparable Coverage” is defined in Section 6.6b) of the Agreement.
Condition Satisfaction Date.   “Condition Satisfaction Date” shall mean the date on which the conditions set forth in Section 7, other than those conditions which, by their terms or nature, are to be satisfied at the Closing, are satisfied or, to the extent permitted by applicable Legal Requirements, so waived in writing.
Confidentiality Agreement.   “Confidentiality Agreement” is defined in Section 5.1 of the Agreement.
Consent.   “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization.
Continuing Employee.   “Continuing Employee” is defined in Section 6.16(a) of the Agreement.
Contract.   “Contract” shall mean any binding agreement, contract, subcontract, lease, sublease, understanding, instrument, bond, debenture, note, option, warrant, license, sublicense, obligation, arrangement, commitment or undertaking of any nature.
Controlled Group Liability.   “Controlled Group Liability” shall mean any and all liabilities, with respect to the Company or any of its ERISA Affiliates, (a) under any multiemployer plan (as defined in Section 3(37) of ERISA), (b) under Title IV of ERISA, (c) under Section 302 of ERISA or Sections 412 and 4971 of the Code, and (d) as a result of the failure to comply with the continuation of coverage requirements of ERISA Section 601 et seq., and Section 4980B of the Code.
Copyrights.   “Copyrights” is defined in the definition of Intellectual Property Rights.
cGMP.   “cGMP” shall mean all current good manufacturing practices as may be applicable, including: (a) as required by 21 U.S.C. § 351, (b) the provisions of 21 C.F.R., parts 210 and 211 and all applicable rules, regulations, orders and guidance of the FDA and other applicable Governmental Bodies, and (c) ICH, Guidance for Industry Q7a Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients.
COVID-19 Relief Legislation.   “COVID-19 Relief Legislation” shall mean the Coronavirus Aid, Relief, and Economic Security Act, Pub. L. 116-136, the Consolidated Appropriations Act, 2021, Pub. L. 116-260,

the American Rescue Plan Act of 2021, Pub. L. 117-2, and any similar U.S., non-U.S., state or local grant, subsidy, allowance, relief scheme, stimulus fund, program or measure enacted by a Governmental Body in connection with or in response to COVID-19.
Current D&O Insurance.   “Current D&O Insurance” is defined in Section 6.6(b) of the Agreement.
Customarily Redacted.   “Customarily Redacted” is defined in Section 4.7b) of the Agreement.
CVR.   “CVR” is defined in Section 1.3a)iii) of the Agreement.
CVR Agreement.   “CVR Agreement” is defined in Recital (E) of the Agreement.
CVR Payment Amount.   “CVR Payment Amount” shall mean the sum of (a) the Milestone 1 Payment and (b) the Milestone 2 Payment, each as defined in the CVR Agreement.
Data Privacy Laws.   “Data Privacy Laws” shall mean all applicable privacy, security, and data protection Legal Requirements of any applicable jurisdiction (including, by way of example only, HIPAA, the European Union’s General Data Protection Regulation and the California Consumer Privacy Act).
Debt Commitment Letter.   “Debt Commitment Letter” is defined in Section 4.7b) of the Agreement.
Debt Financing.   “Debt Financing” is defined in Section 4.7b) of the Agreement.
Debt Financing Sources.   “Debt Financing Sources” shall mean, collectively, the financial institutions and other entities party to the Debt Commitment Letter and any other Persons that provides, or has entered into, or in the future enters into, any binding agreement with Parent or its Affiliates in connection with, or that is otherwise acting as a lender, arranger, bookrunner, manager, agent, or any other entity acting in a similar representative capacity in respect of all or any part of the Debt Financing in connection with the Transactions and any other financial institutions, lenders or investors with respect to the Debt Financing, together with their respective Affiliates, and such Person’s or any of its Affiliates’ respective direct or indirect, former, current or future managers, officers, directors, employees, general or limited partners, trustees, equityholders, controlling persons, agents, advisors and representatives of the foregoing, and their respective successors and assigns.
Definitive Debt Financing Agreements.   “Definitive Debt Financing Agreements” is defined in Section 6.5(c) of the Agreement.
Delaware Courts.   “Delaware Courts” is defined in Section 9.5(a) of the Agreement.
Determination Notice.   “Determination Notice” is defined in Section 6.1(b)(i) of the Agreement.
DGCL.   “DGCL” shall mean the Delaware General Corporation Law.
Dissenting Shares.   “Dissenting Shares” is defined in Section 1.5 of the Agreement.
DOJ.   “DOJ” shall mean the U.S. Department of Justice.
D&O Tail Policy.   “D&O Tail Policy” is defined in Section 6.6b) of the Agreement.
Effective Time.   “Effective Time” is defined in Section 1.2b) of the Agreement.
Employee Plan.   “Employee Plan” shall mean any (a) “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (b) bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option, other equity-based plan, severance pay, termination pay, death and disability benefits, hospitalization, life or other insurance benefits (including any self-insured arrangement), medical, dental, vision, prescription or fringe benefits, flexible benefits, supplemental unemployment benefits, profit-sharing, pension or retirement plan, policy, program, agreement or arrangement, and (c) employment, individual consulting, severance, change in control, retention, transaction or similar agreement, and each other employee benefit plan, or arrangement, in each case, whether or not in writing and that is (i) sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations for the current or future benefit of any current or former employee, officer, director or individual independent contractor of any of the Acquired Corporations, (ii) with respect to which any Acquired Corporation has any direct or indirect liability or (iii) to which any Acquired Corporation is a party.
Encumbrance.   “Encumbrance” shall mean any lien, pledge, hypothecation, mortgage, deed of trust, security interest, encumbrance, encroachment, claim, lease, sublease, license, option, right of first refusal or first offer, preemptive right or other similar restriction of any nature.
End Date.   “End Date” is defined in Section 8.1(b) of the Agreement.
Enforceability Exceptions.   “Enforceability Exceptions” is defined in Section 3.7(c) of the Agreement.
Enforcement Expenses.   “Enforcement Expenses” is defined in Section 8.3(h) of the Agreement.
Entity.   “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.
Environmental Law.   “Environmental Law” shall mean any federal, state, local or foreign Legal Requirement relating to pollution, contamination, protection of the environment and protection of human health, worker health (including ambient air, surface water, ground water, land surface or subsurface strata), including any Legal Requirements or regulation relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.
Equity Commitment Letter.   “Equity Commitment Letter” is defined in Section 4.7a) of the Agreement.
Equity Investor.   “Equity Investor” is defined in Section 4.7a) of the Agreement.
ERISA.   “ERISA” shall mean the Employee Retirement Income Security Act of 1974.
ERISA Affiliate.   “ERISA Affiliate” is defined in Section 3.16f).
Exchange Act.   “Exchange Act” shall mean the Securities Exchange Act of 1934.
Exchange Agent.   “Exchange Agent” is defined in Section 1.4(a) of the Agreement.
Existing Indebtedness.   “Existing Indebtedness” shall mean the Amended and Restated Note Purchase Agreement, dated as of November 21, 2022 (as amended by the First Amendment and Waiver to Note Purchase Agreement, dated as of March 5, 2024, the Second Amendment to Note Purchase Agreement, dated as of March 8, 2024, and the Third Amendment to Note Purchase Agreement, dated as of May 8, 2024), by and among OptiNose US, Inc., a Delaware corporation, OptiNose AS, a Norwegian private limited liability company with Norwegian business registration number 982 483 131, the Company, BioPharma Credit PLC, BPCR Limited Partnership and BioPharma Credit Investments V (Master) LP.
Ex-Im Laws.   “Ex-Im Laws” shall mean all U.S. and non-U.S. Legal Requirements relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import Legal Requirements administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
Export Control Laws.   “Export Control Laws” shall mean all applicable U.S. Legal Requirements relating to (a) economic and trade sanctions and embargoes imposed by OFAC or (b) the export or re-export of commodities, technologies, or services, including the Export Administration Act of 1979, 24 U.S.C. §§ 2401-2420, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-1706, the International Traffic in Arms Regulations, 22 C.F.R. parts 120-130, the Trading with the Enemy Act, 50 U.S.C. §§ 1 et seq., the Arms Export Control Act, 22 U.S.C. §§ 2778 and 2779, and the International Boycott Provisions of Section 999 of the U.S. Internal Revenue Code of 1986.
FDA.   “FDA” shall mean the United States Food and Drug Administration.
FDCA.   “FDCA” shall mean the Federal Food, Drug and Cosmetic Act.

Fee Letters.   “Fee Letters” is defined in Section 4.7b) of the Agreement.
Financing.   “Financing” is defined in Section 4.7b) of the Agreement.
Financing Amount.   “Financing Amount” is defined in Section 4.7f) of the Agreement.
Fraud.   “Fraud” is defined in Section 8.2 of the Agreement.
FTC.   “FTC” shall mean the U.S. Federal Trade Commission.
GAAP.   “GAAP” is defined in Section 3.4(b) of the Agreement.
Good Clinical Practices.   “Good Clinical Practices” shall mean FDA’s regulations for the design, conduct, performance, monitoring, auditing, recording, analysis, and reporting of clinical trials contained in 21 C.F.R. Parts 50, 54, 56 and 312, and all other Legal Requirements or regulations that may be applicable to clinical trials and human subject protection, including 45 C.F.R. Part 46.
Government Funded IP.   “Government Funded IP” is defined in Section 3.8g).
Government Official.   “Government Official” refers to (i) any public or elected official, officer, employee (regardless of rank), or person acting on behalf of a national, provincial, or local government, department, agency, instrumentality, state-owned or state-controlled company, public international organization, political party or entity that is financed in large measure through public appropriations, is widely perceived to be performing government functions, or has its key officers and directors appointed by a government and (ii) any party official or candidate for political office or any person acting on behalf of such party official or candidate for political office.
Governmental Authorization.   “Governmental Authorization” shall mean any: permit, license, certificate, waivers, franchise, permission, clearance, consent, approval, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.
Governmental Body.   “Governmental Body” shall mean any: (a) transnational, nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental, regulatory or administrative authority of any nature including any governmental division, department, agency, commission, board, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit or body and any court, arbitrator or other tribunal (public or private), any political, legislative or executive subdivision thereof and any staff member of the foregoing.
Guaranty.   “Guaranty” is defined in Recital (G) of the Agreement.
Hazardous Materials.   “Hazardous Materials” shall mean: (a) any material, substance, chemical, or waste (or combination thereof) that (i) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, dangerous, a pollutant, a contaminant, petroleum, oil, or words of similar meaning or effect under any Environmental Law or (ii) can form the basis of any liability under any Environmental Law; and (b) any petroleum, petroleum products, per- and polyfluoroalkyl substances (including PFAs, PFOA, PFOS, Gen X, and PFBs), polychlorinated biphenyls (PCBs), asbestos and asbestos-containing materials, radon, mold, fungi and other substances, including related precursors and breakdown products.
Health Care Data Requirements.   “Health Care Data Requirements” is defined in Section 3.12(h) of the Agreement.
HIPAA.   “HIPAA” is defined in Section 3.12(h) of the Agreement.
HITECH.   “HITECH” is defined in Section 3.12(h) of the Agreement.
HSR Act.   “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
HSR Filing.   “HSR Filing” is defined in Section 6.2b) of the Agreement.
Indebtedness.   “Indebtedness” shall mean (i) any indebtedness for borrowed money (including the issuance of any debt security) to any Person, (ii) obligations relating to leases classified as capital or financial leases in the Financial Statements in accordance with GAAP, (iii) any obligations evidenced by notes, bonds, debentures or similar Contracts to any Person other than the Company, (iv) any obligations in respect of letters of credit and bankers’ acceptances (to the extent drawn down), (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired, (vi) all liabilities for deferred and unpaid purchase price of assets, property, securities or services, including all earn-out payments, seller notes, and other similar payments (whether contingent or otherwise) calculated as the maximum amount payable under or pursuant to such obligation, (vii) interest rate swap, forward contract, currency or other hedging arrangements, to the extent payable if terminated, or (viii) any guaranty of any such obligations described in clauses (i) through (vii) of any Person other than the Company (other than, in any case, accounts payable to trade creditors and accrued expenses, in each case, arising in the ordinary course of business).
Indemnified Persons.   “Indemnified Persons” is defined in Section 6.6(a) of the Agreement.
Intellectual Property Rights.   “Intellectual Property Rights” shall mean any and all intellectual property and industrial property rights of every kind and description throughout the world, including all U.S. and foreign (i) patents and patent applications, including all provisionals, nonprovisionals, continuations, continuations-in-part, divisionals, reissues, extensions, re-examinations, substitutions, and extensions thereof and the equivalents of any of the foregoing in any jurisdiction (“Patents”), (ii) trademarks, service marks, trade names, logos, slogans, trade dress, design rights, domain names and other similar designations of source or origin, whether or not registered and applications and registrations for, and all goodwill associated with, the foregoing (“Trademarks”), (iii) copyrights and applications and registrations for the foregoing (“Copyrights”) and (iv) trade secrets and confidential and proprietary know-how, inventions, processes, formulae, models, methodologies, specifications, including manufacturing information and processes, assays, engineering and other manuals and drawings, standard operating procedures, regulatory, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, safety, quality assurance, quality control and clinical data and similar data and information, and (v) rights in software, database rights and industrial property rights.
Intervening Event.   “Intervening Event” shall mean any event, occurrence, circumstance, change or effect that materially affects the business, assets or operations of the Company (other than any event, occurrence, circumstance, change or effect primarily resulting from a breach of this Agreement by the Company) occurring or arising after the date of this Agreement that was not known to the Board of Directors as of the date of this Agreement, which event, occurrence, circumstance, change or effect becomes known to the Board of Directors prior to the Effective Time, other than (a) changes in the Company Common Stock price, in and of itself (however, the underlying reasons for such changes may constitute an Intervening Event), (b) any Acquisition Proposal or (c) the fact that, in and of itself, the Company exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period, in and of itself (however, the underlying reasons for such events may constitute an Intervening Event).
IRS.   “IRS” shall mean the U.S. Internal Revenue Service.
knowledge.   “knowledge” with respect to an Entity shall mean, with respect to any matter in question, the actual knowledge of such Entity’s executive officers (and where such Entity is the Company, including the executive officers set forth on Section A of the Company Disclosure Schedule) after reasonable inquiry by such executive officer.
Key Employee.   “Key Employee” shall mean an employee within the commercial department of any Acquired Corporation at a level of Director (including Regional Business Director) or above.
Leases.   “Leases” is defined in Section 3.7b) of the Agreement.
Leased Real Property.   “Leased Real Property” is defined in Section 3.7b) of the Agreement.
Legal Proceeding.   “Legal Proceeding” shall mean any judicial, administrative or arbitral action, suit, claim, charge, audit, complaint, claim, charge, examination, litigation, arbitration, proceeding (public or private, including any civil, criminal, administrative, investigative or appellate proceeding), hearing, audit, review, inquiry or investigation commenced, brought, conducted or heard by or before any Governmental Body.
Legal Requirement.   “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, resolution, ordinance, common law, code, edict, decree, order, rule, regulation, ruling, guidance or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (or under the authority of Nasdaq or another stock exchange), including specifically all approval, reporting, and cGMP standards (or similar standards or guidelines) of the FDCA, the Public Health Service Act and other applicable Governmental Bodies and compendial guidelines (e.g., United States Pharmacopeia or European Pharmacopeia), the Drug Supply Chain Security Act, Antitrust Laws, as well as Export Control Laws, the Foreign Corrupt Practices Act and other Anti-Corruption Laws, in each case to the extent applicable to the products and performance obligations under this Agreement.
Material Adverse Effect.   “Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on (a) the ability of the Company to consummate the Transactions on or before the End Date or (b) the business, assets, condition (financial or otherwise) or results of operations of the Acquired Corporations, taken as a whole; provided, however, that none of the following shall be deemed to constitute or be taken into account in determining whether there is, or would reasonably be expected to be, a Material Adverse Effect: (i) any change in the market price or trading volume of the Company’s stock or change in the Company’s credit ratings; provided that the underlying causes of any such change may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (ii) any event, occurrence, circumstance, change or effect resulting from the announcement, pendency or performance of the Transactions (other than for purposes of any representation or warranty contained in Section 3.21); (iii) any event, occurrence, circumstance, change or effect generally affecting the industries in which the Acquired Corporations operate or in the economy generally or other general business, financial or market conditions; (iv) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to general changes in the financial, credit, banking, securities or capital markets in the United States or any other country or region in the world in which the Acquired Corporations operate (including any disruption thereof and any decline in the price of any market index) and including general changes or developments in or relating to currency exchange or interest rates; (v) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any political or social conditions (or changes in such conditions) in the United States or any other country or region in the world in which the Acquired Corporations operate, act of terrorism, war, national or international calamity, natural disaster, acts of god, pandemic (including COVID-19) or any other similar event, or any escalation or worsening of any of the foregoing, or any action taken by any Governmental Body in response to any of the foregoing; (vi) the failure of the Company to meet internal or analysts’ expectations or projections; provided that the underlying causes of such failure may be considered in determining whether a Material Adverse Effect has occurred to the extent not otherwise excluded by another exception herein; (vii) any adverse effect arising from any action taken by the Company at the written direction or written request of Parent or any action required to be taken by the Company pursuant to this Agreement; (viii) any event, occurrence, circumstance, change or effect resulting or arising from the identity of, or any facts or circumstances relating to, Parent, Merger Sub or any of their respective Affiliates; (ix) any event, occurrence, circumstance, change or effect arising directly or indirectly from or otherwise relating to any change or proposed change in, or any compliance with or action taken for the purpose of complying with any change or proposed change in, any Legal Requirement or GAAP (or interpretations of any Legal Requirement or GAAP); or (x) any actual or potential sequester, stoppage, shutdown, default or similar event or occurrence by or involving any Governmental Body affecting a national or federal government as a whole; provided that any event, occurrence, circumstance, change or effect referred to in the foregoing clauses (iii), (iv), (v), (ix) and (x) may be taken into account in determining whether there is, or would be reasonably expected to be, a Material Adverse Effect to the extent such event, occurrence, circumstance, change or effect disproportionately affects the Acquired Corporations relative to other participants in the industries in which the Acquired Corporations operate, but only to the extent of any such incremental disproportionate effect of such event, occurrence, circumstance, change or effect on the Acquired Corporations.

Material Contract.   “Material Contract” is defined in Section 3.9(a) of the Agreement.
Maximum Amount.   “Maximum Amount” is defined in Section 6.6b) of the Agreement.
Merger.   “Merger” is defined in Recital (A) to the Agreement.
Merger Consideration.   “Merger Consideration” is defined in Section 1.3(a)(iii) of the Agreement.
Merger Sub.   “Merger Sub” is defined in the preamble to the Agreement.
Merger Sub Sole Stockholder Approval.   “Merger Sub Sole Stockholder Approval” is defined in Recital (C) to the Agreement.
Nasdaq.   “Nasdaq” shall mean The Nasdaq Global Market.
NLRB.   “NLRB” is defined in Section 3.16a) of the Agreement.
OFAC.   “OFAC” shall mean the Office of Foreign Assets Control within the U.S. Department of the Treasury.
Parent.   “Parent” is defined in the preamble to the Agreement.
Parent 401(k) Plan.   “Parent 401(k) Plan” is defined in Section 6.3 of the Agreement.
Parent Material Adverse Effect.   “Parent Material Adverse Effect” shall mean any event, occurrence, circumstance, change or effect which, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the ability of Parent or Merger Sub to timely perform its obligations under this Agreement or to timely consummate the Transactions.
Parent Party.   “Parent Party” is defined in Section 8.3e) of the Agreement.
Parent Termination Fee.   “Parent Termination Fee” is defined in Section 8.3d) of the Agreement.
Parties.   “Parties” shall mean Parent, Merger Sub, and the Company.
Patents.   “Patents” is defined in the definition of Intellectual Property Rights.
Payment Fund.   “Payment Fund” is defined in Section 1.4(a) of the Agreement.
Payoff Amount.   “Payoff Amount” is defined in Section 6.5(k) of the Agreement.
Payoff Letters.   “Payoff Letters” is defined in Section 6.5(k) of the Agreement.
Permit.   “Permit” shall mean any permit, license, authority, registration, concession, grant, franchise, certificate, accreditation, clearance, consent, approval, identification numbers exemption, waiver, filing or other authorization issued or required by any Governmental Body under any applicable Legal Requirement.
Permitted Encumbrance.   “Permitted Encumbrance” shall mean (a) any Encumbrance for Taxes that are not due and payable or the validity of which is being contested in good faith by appropriate proceedings and, in each case, for which a reserve has been established in accordance with GAAP, (b) any Encumbrance representing the rights of customers, suppliers and subcontractors in the ordinary course of business under any Contract to which the relevant Party is a party pursuant to the terms of such Contract (or under general principles of commercial or government contract law) for amounts not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and, in each case, for which a reserve has been established in accordance with GAAP (including mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar liens granted or which arise in the ordinary course of business), (c) any interest or title of a lessor under any Lease (other than capital leases) incurred or suffered in the ordinary course of business which, as to the relevant Acquired Corporation, does not, individually or in the aggregate, materially impair the value or use of the real property subject to such Lease, (d) in the case of any Contract, Encumbrances that are restrictions against the transfer or assignment thereof that are included in the terms of such Contract, (e) licenses of or other grants of rights to use or obligations with respect to Intellectual Property Rights in the ordinary course of business and (f) in the case of real property, (1) Encumbrances incurred or suffered in the ordinary course of business and which, individually or in the aggregate, do not and would not materially impair the use (or contemplated use), utility or value of the applicable real property or otherwise materially impair the present or contemplated business operations at such location or (2) zoning, entitlement, building and other land use regulations imposed by Governmental Bodies having jurisdiction over such real property which are not violated by the current use or occupancy of such real property in any material respect.
Person.   “Person” shall mean any individual, Entity or Governmental Body.
Personal Information.   “Personal Information” shall mean any information or data that constitutes “personal data,” “personal information,” or any comparable term otherwise regulated with respect to the Processing thereof, under any Data Privacy Laws.
Pharmakon Warrants.   “Pharmakon Warrants” shall mean the warrants to purchase Company Common Stock issued by the Company on November 18, 2021.
Pre-Closing Period.   “Pre-Closing Period” is defined in Section 5.1 of the Agreement.
Pre-Funded Warrants.   “Pre-Funded Warrants” shall mean the warrants to purchase Company Common Stock issued by the Company on May 10, 2024.
Privacy Requirements.   “Privacy Requirements” shall mean all (i) Data Privacy Laws, (ii) internal and external privacy policies, programs and procedures, (iii) contractual obligations and (iv) applicable industry or nongovernmental regulatory body rules, regulations and standards, in each case of the foregoing (i)-(iv), to the extent relating to (x) data privacy, cybersecurity or the privacy of individuals or (y) the Processing of any Personal Information or other sensitive, regulated or confidential data by or on behalf of any Person.
Process.   “Process” shall mean, as to any data or information, to collect, use, disclose, transfer, transmit, disseminate, store, retain, manage, control, host, dispose of, process, analyze, or otherwise handle. “Processing” shall have a correlative meaning.
Processing Entities.   “Processing Entities” is defined in Section 3.8i) of the Agreement.
Proxy Statement.   “Proxy Statement” is defined in Section 3.4(g) of the Agreement.
Registered IP.   “Registered IP” shall mean all Patents, Trademarks and Copyrights that are registered or issued under the authority of any Governmental Body, and all applications for any of the foregoing.
Regulatory Permit.   “Regulatory Permit” shall mean any and all licenses, permits, certifications, authorizations, approvals, registrations and enrollments required for the operation of the business of the Acquired Corporations that are issued or enforced by a Governmental Body with applicable jurisdiction, including investigational new drug applications (as defined in 21 C.F.R. § 312.20 et seq.), new drug applications (as defined in 21 C.F.R. § 314.50), supplemental new drug applications (as defined in 21 C.F.R. § 314.70), establishment registrations (as defined in 21 C.F.R. § 207), and product listings (as defined in 21 C.F.R. § 207), all supplements or amendments thereto, and all comparable Governmental Authorizations.
Release.   “Release” shall mean any presence, emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, or release of Hazardous Materials from any source into or upon the environment.
Representatives.   “Representatives” shall mean officers, directors, employees, attorneys, accountants, auditors, investment bankers, consultants, agents, financial advisors, other advisors and other representatives.
Required Information.   “Required Information” shall mean all financial statements of the Company and its subsidiaries that are necessary to satisfy the condition set forth in paragraph 2 of Exhibit C to the Debt Commitment Letter.
Restricted Terms.   “Restricted Terms” is defined in Section 6.5b) of the Agreement.
Rights Agent.   “Rights Agent” is defined in Recital (E) to the Agreement.
Sanctioned Country.   “Sanctioned Country” shall mean any country or region that is (or the government of which is) or has been since April 24, 2019, the subject or target of a comprehensive embargo under Sanctions

Laws (including Cuba, Iran, North Korea, Syria, Venezuela and the Crimea, the so-called “Donetsk People’s Republic,” and the so-called “Luhansk People’s Republic” regions of Ukraine).
Sanctioned Person.   “Sanctioned Person” shall mean any individual or entity that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any individual or entity listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons, the UK Sanctions List, and the EU Consolidated List; (ii) any entity that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a person or persons described in clause (i); or (iii) any national of a Sanctioned Country.
Sanctions Laws.   “Sanctions Laws” shall mean all U.S. and non-U.S. Legal Requirements relating to economic or financial sanctions, restrictions, requirements, or trade embargoes, or restrictive measures enacted, imposed, administered, or enforced including the Legal Requirements administered or enforced by the United States (including by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union and any member state thereof, His Majesty’s Treasury of the UK, or other relevant sanctions authority.
Sarbanes-Oxley Act.   “Sarbanes-Oxley Act” is defined in Section 3.4(a) of the Agreement.
SEC.   “SEC” shall mean the United States Securities and Exchange Commission.
Securities Act.   “Securities Act” shall mean the Securities Act of 1933.
Shares.   “Shares” is defined in Section 1.3(a)(i) of the Agreement.
Solvent.   “Solvent” is defined in Section 4.8 of the Agreement.
Specified Agreement.   “Specified Agreement” is defined in Section 8.1(e) of the Agreement.
Stockholder Litigation.   “Stockholder Litigation” is defined in Section 6.7 of the Agreement.
Stockholder Meeting.   “Stockholder Meeting” is defined in Section 5.3(a) of the Agreement.
Subsidiary.   An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests of such Entity.
Superior Offer.   “Superior Offer” shall mean a bona fide, written Acquisition Proposal that the Board of Directors determines, in its good faith judgment, after consultation with outside legal counsel and its financial advisors, is reasonably likely to be consummated in accordance with its terms, taking into account all legal, regulatory and financing aspects (including certainty of closing) of the proposal and the Person making the proposal and other aspects of the Acquisition Proposal that the Board of Directors deems relevant, and if consummated, would result in a transaction more favorable to the Company’s stockholders (solely in their capacity as such) from a financial point of view than the Transactions (including after giving effect to proposals, if any, made by Parent pursuant to Section 6.1(b)(i)); provided that for purposes of the definition of “Superior Offer,” the references to “20%” in the definition of Acquisition Proposal shall be deemed to be references to “50%”.
Surviving Corporation.   “Surviving Corporation” is defined in Recital (A) to the Agreement.
Takeover Laws.   “Takeover Laws” shall mean any “moratorium,” “control share acquisition,” “fair price,” “supermajority,” “affiliate transactions,” or “business combination statute or regulation” or other similar state anti-takeover laws and regulations.
Tax.   “Tax” shall mean any federal, state, local, or foreign or other tax (including any net income tax, gross income tax, franchise tax, capital gains tax, gross receipts tax, gross profits tax, branch profits tax, value-added tax, surtax, estimated tax, employment tax, unemployment tax, national health insurance tax, excise tax, estimated tax, alternative or minimum tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, service tax, property tax, business tax, withholding tax or payroll tax), impost, tariff, duty, levy, assessment, or other tax or charge in the nature of a tax, imposed, assessed or collected by or under the authority of any Governmental Body, together with any interest, penalties, or additions to tax with respect thereto.
Tax Return.   “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, form, election, certificate or other document or information filed or required to be filed with any Governmental Body in connection with the determination, assessment, collection or payment of any Tax and any attachments or supplements thereto or amendments thereof.
Termination Fee.   “Termination Fee” is defined in Section 8.3(b) of the Agreement.
Trade Control Laws.   “Trade Control Laws” is defined in Section 3.13(a) of the Agreement.
Trademarks.   “Trademarks” is defined in the definition of Intellectual Property Rights.
Transactions.   “Transactions” shall mean (a) the execution and delivery of the Agreement and (b) all of the transactions contemplated by the Agreement and the CVR Agreement, including the Merger.
Treasury Regulations.   “Treasury Regulations” shall mean the Treasury regulations promulgated under the Code.
Unvested Company RSU. “Unvested Company RSU” is defined in Section 1.7c).
Unvested Company RSU Consideration. “Unvested Company RSU Consideration” is defined in Section 1.7c).
Voting Agreements.   “Voting Agreements” is defined in Recital (D) to the Agreement.
Vested Company RSU. “Vested Company RSU” is defined in Section 1.7(b) of the Agreement.
Vested Company RSU Consideration. “Vested Company RSU Consideration” is defined in Section 1.7(b) of the Agreement.
WARN.   “WARN” is defined in Section 3.16p) of the Agreement.
XHANCE.   “XHANCE” is defined in Section 3.12(i) of the Agreement.

ANNEX I
FORM OF CVR AGREEMENT
FORM OF CONTINGENT VALUE RIGHTS AGREEMENT1
This CONTINGENT VALUE RIGHTS AGREEMENT, dated as of [•], 2025 (this “Agreement”), is entered into by and between Paratek Pharmaceuticals, Inc., a Delaware corporation (“Parent”) and [•], a [•], as Rights Agent (as defined herein). Capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Merger Agreement (as defined herein).
RECITALS
WHEREAS, Parent, Orca Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), and OptiNose, Inc., a Delaware corporation (the “Company”), have entered into an Agreement and Plan of Merger, dated as of March 19, 2025 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Merger Agreement”), pursuant to which, among other things, Merger Sub shall merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger, whereby (i) each issued and outstanding share of common stock of the Company, par value $0.001 per share (“Company Common Stock”), as of the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into the right to receive (A) $9.00 per share, in cash, without interest and (B) one contingent value right (a “CVR”), which shall represent, subject to the terms set forth in this Agreement, the right to receive the Milestone Payments (as defined below) (clauses (A) and (B), collectively, the “Merger Consideration”), and (ii) the Company shall continue as a wholly-owned subsidiary of Parent; and
WHEREAS, as an integral part of the consideration of the Merger, pursuant to and subject to the terms and conditions of the Merger Agreement, (i) holders of Company Common Stock (other than Excluded Shares and Dissenting Shares), including holders of Company Warrants, if exercised, (ii) holders of Company Options and (iii) holders of Company RSUs (any such holders described in (i)-(iii), the “Initial Holders”) will become entitled to receive up to two contingent cash payments per CVR, such payments being contingent upon, and subject to, the achievement of the Milestones (as defined below) prior to the earlier of the Milestone 1 Deadline Date or the Milestone 2 Deadline Date, as applicable, and the Termination (as defined below), subject to and in accordance with the terms of this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the consummation of the transactions referred to above, the parties agree, for the equal and proportionate benefit of all Holders (as defined herein), as follows:
ARTICLE I
DEFINITIONS; CERTAIN RULES OF CONSTRUCTION
Section 1.1   Definitions.   As used in this Agreement, the following terms will have the following meanings:
“Accounting Firm” means an independent public accounting firm of nationally recognized standing selected by the Rights Agent and reasonably acceptable to Parent.
“Accounting Standard” means, with respect to a Person, U.S. GAAP or IFRS, as such Person uses from time to time, as consistently applied.
“Acting Holders” means, at the time of determination, Holders of not less than forty percent (40%) of the then outstanding CVRs as set forth in the CVR Register.
“Agreement” has the meaning set forth in the preamble hereto.
“Assignee” has the meaning set forth in Section 7.3.
“Audit Report” has the meaning set forth in Section 4.6a).

1
Note to Draft: Draft remains subject to the Rights Agent’s review.

A-I-1

“Calendar Year” means each respective period of twelve (12) consecutive months beginning on January 1 and ending on December 31.
“Carve-Out Transaction” means any transaction (including a sale or other disposition of assets, merger or consolidation, sale of equity interests or exclusive licensing transaction) pursuant to which all or substantially all of the rights to the CVR Product in the United States are sold, exclusively licensed or otherwise transferred, directly or indirectly, to, or acquired by, directly or indirectly, a Person other than Parent or any of its Subsidiaries. For clarification, any (a) Change of Control or (b) transactions with any third party service provider (e.g., contract manufacturers), in each case, shall not constitute a Carve-Out Transaction.
“Change of Control” means (a) a sale or other disposition of all or substantially all of the assets of Parent on a consolidated basis (other than to any Subsidiary (direct or indirect) of Parent), (b) a merger or consolidation involving Parent in which Parent is not the surviving entity, or (c) any other transaction involving Parent in which Parent is the surviving or continuing entity but in which the stockholders of Parent immediately prior to such transaction (as stockholders of Parent) own less than fifty percent (50%) of Parent’s voting power immediately after the transaction.
“Commercially Reasonable Efforts” means, with respect to the achievement of the Milestones, a level of effort and expenditure of resources, in good faith, to achieve such Milestones that is consistent with practices of a medical device or pharmaceutical company similar in size to, and with similar resources as, Parent for similar products with similar economic potential, taking into account, with respect to the CVR Product, all relevant factors including as applicable, actual and potential issues of safety, tolerability, efficacy, life cycle status, actual and projected costs related to the CVR Product, including costs related to intellectual property, manufacture, logistics, marketing, promotion, distribution and other commercialization activities with respect to the CVR Product, product profile, the competitive environment, including the competitiveness of other products in research, development or on the market, methods of distribution, proprietary position, strength, scope and duration of patent and other intellectual property protection and exclusivity (including regulatory exclusivity), the applicable regulatory environment, currently approved labeling or future updated labeling, present and future market and commercial potential, current and anticipated future pricing and reimbursement rates, current and expected profitability (including all related costs), any third party intellectual property and amounts paid or payable to licensors of patents or other intellectual property rights, and scientific, technical, legal and commercial factors.
“Company” has the meaning set forth in the Recitals hereto.
“Company Common Stock” has the meaning set forth in the Recitals hereto.
“Company Warrants” means, collectively, the 2022 Warrants and the Pre-Funded Warrants.
“CVR Product” means that certain drug-device combination product marketed by or on behalf of the Company as of the Effective Date under the name XHANCE (fluticasone propionate) for intranasal use, as such product may be modified from time to time. Notwithstanding anything to the contrary in this Agreement, in no event shall this Agreement, or any terms or conditions set forth herein, be construed to require any of the Selling Entities to research, develop or implement any such modifications to, or otherwise conduct research or development with respect to, the CVR Product.
“CVR Register” has the meaning set forth in Section 2.3a)ii).
“CVR Shortfall” means, with respect to a Milestone Payment that is not paid on the due date therefor, the amount of such Milestone Payment, plus interest, at the “prime rate” as published in the Wall Street Journal (or any successor publication) or the maximum rate permitted by Law, whichever is lower, calculated from when the date when such Milestone Payment should have been paid (if Parent had given notice of achievement of the corresponding Milestone pursuant to the terms of this Agreement) to the date of actual payment.
“CVRs” means the contractual rights of Holders hereunder (granted to Initial Holders as part of the consideration of the Merger pursuant to the terms of the Merger Agreement, including Equity Award CVRs) to receive contingent cash payments on the terms and subject to the conditions of this Agreement and the Merger Agreement.
“Delaware Courts” has the meaning set forth in Section 7.6a).

A-I-2

“Depositary” means [Computershare Trust Company, N.A].
“DTC” means The Depository Trust Company or any successor thereto.
“Equity Award CVR” means a CVR received by an Initial Holder in respect of a Company Option or Company RSU, in either case, in accordance with the terms of the Merger Agreement.
“Event of Default” has the meaning in Section 6.1.
“Excluded Shares” means any Shares held immediately prior to the Effective Time by the Company (or held in the Company’s treasury) or by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company.
“Funds” has the meaning set forth in Section 2.6.
“Holder” means a Person in whose name a CVR is registered in the CVR Register as of the applicable date and time of determination.
“IFRS” means the International Financial Reporting Standards.
“Initial Holders” has the meaning set forth in the Recitals hereto.
“Merger” has the meaning set forth in the Recitals hereto.
“Merger Agreement” has the meaning set forth in the Recitals hereto.
“Merger Consideration” has the meaning set forth in the Recitals hereto.
“Merger Sub” has the meaning set forth in the Recitals hereto.
“Milestone” means Milestone 1 or Milestone 2, as applicable.
“Milestone 1” means the first time during the Milestone 1 Period that Net Sales in the United States in any Calendar Year equals or exceeds $150,000,000.
“Milestone 1 Deadline Date” means December 31, 2028.
“Milestone 1 Payment” means an amount equal to $1.00 per CVR, payable in cash, without interest thereon and subject to reduction for any applicable withholding taxes in respect thereof; provided, with respect to a Company Participating Out-of-the-Money Option, such Milestone 1 Payment shall be reduced (including to $0) by the amount, if any, by which the exercise price per share of such Company Participating Out-of-the-Money Option exceeded the Cash Consideration.
“Milestone 2” means the first time during the Milestone 2 Period that Net Sales in the United States in any Calendar Year equals or exceeds $225,000,000.
“Milestone 2 Deadline Date” means December 31, 2029.
“Milestone 2 Payment” means an amount equal to $4.00 per CVR, payable in cash, without interest thereon and subject to reduction for any applicable withholding taxes in respect thereof; provided, with respect to a Company Participating Out-of-the-Money Option, such Milestone 2 Payment shall be reduced by the amount, if any, by which the exercise price per share of such Company Participating Out-of-the-Money Option exceeded the sum of the Cash Consideration and to the extent paid pursuant to the terms of this Agreement, the Milestone 1 Payment.
“Milestone Deadline Date” means (a) in the case of Milestone 1, the Milestone 1 Deadline Date and (b) in the case of Milestone 2, the Milestone 2 Deadline Date.
“Milestone Notice” has the meaning set forth in Section 2.4a).
“Milestone Payment” means (a) with respect to Milestone 1, the Milestone 1 Payment and (b) with respect to Milestone 2, the Milestone 2 Payment.

A-I-3

“Milestone Payment Amount” means, for a given Holder, with respect to any achievement of any Milestone during the applicable Milestone Period for such Milestone, the product of (a) the applicable Milestone Payment for such Milestone and (b) the number of CVRs with respect to such Milestone held by such Holder as reflected on the CVR Register as of the close of business on the date of the Milestone Notice for such Milestone.
“Milestone Payment Date” has the meaning set forth in Section 2.4a).
“Milestone Period” means (a) with respect to Milestone 1, the period commencing on the date hereof and ending on the Milestone 1 Deadline Date (the “Milestone 1 Period”) and (b) with respect to Milestone 2, the period commencing on the date hereof and ending on the Milestone 2 Deadline Date (the “Milestone 2 Period”).
“Net Sales” means the gross amount invoiced by or on behalf of any Selling Entity for the CVR Product that such Persons sell to third parties, which third parties shall include distributors and end-users, less the following deductions to the extent included in the gross invoiced sales price of the CVR Product, or otherwise directly paid or incurred by a Selling Entity with respect to sale of a CVR Product, in each case, as determined in accordance with the applicable Selling Entity’s usual and customary accounting methods consistent with the treatment of other branded prescription products sold or licensed by such Selling Entity (if any), which shall be in accordance with the Accounting Standard:
1.
Customary trade and quantity discounts, including prompt payment discounts, actually allowed and properly taken with respect to sales of the CVR Product;

2.
credits, allowances, discounts, rebates and chargebacks taken by reason of defects, recalls, returns, rebates or allowances of goods, or because of retroactive price reductions, adjustments or billing errors with respect to the CVR Product;

3.
chargebacks or rebates (or the equivalent thereof) paid on sale of the CVR Product, including such payments mandated by programs of Governmental Bodies or paid to medical healthcare organizations, to group purchasing organizations or trade customers;

4.
tariffs, duties, excise, sales, use, value-added and other taxes (other than taxes based on net income) and charges of Governmental Bodies;

5.
invoiced amounts previously included in Net Sales that are written off as uncollectible; provided that if such amounts are thereafter paid, the corresponding amount shall be added to the Net Sales for the period during which it is paid;

6.
discounts provided pursuant to patient financial assistance or discount programs, and coupon discounts (excluding free product pursuant to indigent patient or similar programs);

7.
transportation, freight, postage, importation, shipping insurance and other handling expenses;

8.
that portion of the annual fee on prescription drug manufacturers imposed by the Patient Protection and Affordable Care Act, Pub. L. No. 111-148 or similar sales-based taxes or fees adopted in the future, in each case, to the extent reasonably allocable to sales of the CVR Product;

9.
the portion of administrative and other similar fees paid during the relevant time period to group purchasing organizations, managed care entities, pharmaceutical benefit managers, Medicare Prescription Drug Plans and other similar types of organizations and networks participating in the distribution and/or sale of the CVR Product;

10.
rebates and similar payments made with respect to sales paid for by any Governmental Body or managed care organizations such as, by way of illustration and not in limitation of the parties’ rights or obligations hereunder, Federal or state Medicaid, Medicare, Coverage Gap, Inflation Reduction Act (IRA) penalties or similar state or federal program in the United States or equivalent governmental program in any other country;

A-I-4

11.
amounts paid or credited to wholesalers for services related to the sales of the CVR Product; and

12.
required distribution commissions and fees (including fees related to services provided pursuant to distribution service agreements with wholesalers, fee-for-service wholesaler fees and inventory management fees) payable to any third party providing distribution services to the Company.

If a single item falls into more than one of the categories set forth above, such item may not be deducted more than once.
Notwithstanding the foregoing, in the case of (i) the sale of any CVR Product between or among Selling Entities for subsequent resale to a third party on an arm’s length basis, Net Sales will be calculated as above using only the gross amount invoiced by or on behalf of the applicable Selling Entity to such third party for such arm’s length sale (and not the sale between or among such Selling Entities), and (ii) any sale or other disposal of the CVR Product for non-cash consideration (other than with respect to CVR Product supplied expressly for sampling purposes, which shall not be included in Net Sales, and other than with respect to a sale or disposal of the CVR Product between or among the Selling Entities for subsequent resale which shall be governed by clause (i)), then the gross amount to be included in the calculation of Net Sales shall be the fair market value of any non-cash consideration received.
“Net Sales Statement” means a written statement of Parent, certified by the Chief Financial Officer of Parent, setting forth with reasonable detail for each applicable Calendar Year: (a) a calculation of cumulative Net Sales of the CVR Product in the United States for such Calendar Year and (b) a calculation of the Permitted Deductions for such Net Sales recorded during such Calendar Year; provided that (x) the first Net Sales Statement shall only reflect the foregoing (a) and (b) for the period beginning on January 1 of the first full Calendar Year following Closing and ending on December 31 of such Calendar Year (y) the last Net Sales Statement shall only reflect the foregoing (a) and (b) for the period beginning on January 1 of the year in which the earlier of the following occurs: (i) the Milestone 2 Deadline Date and (ii) the date on which the Milestone 2 is achieved.
“Officer’s Certificate” means a certificate signed by an authorized officer of Parent, in his or her capacity as such an officer, and delivered to the Rights Agent.
“Parent” has the meaning set forth in the preamble hereto.
“Permitted CVR Transfer” means: a transfer of CVRs (a) by will or intestacy upon death of a Holder; (b) by instrument to an inter vivos or testamentary trust in which the CVRs are to be passed to beneficiaries upon the death of the settlor; (c) pursuant to a court order; (d) by operation of law (including by consolidation or merger of the Holder) or if effectuated without consideration in connection with the dissolution, liquidation or termination of any Holder that is a corporation, limited liability company, partnership or other entity; (e) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner, and if applicable, through an intermediary; (f) if the Holder is a partnership or limited liability company, a distribution by the transferring partnership or limited liability company to its partners or members, as applicable (provided that such distribution does not subject the CVRs to a requirement of registration under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended); or (g) as provided in Section 2.7.
“Review Request Period” has the meaning set forth in Section 4.6a).
“Rights Agent” means the Rights Agent named in the preamble of this Agreement, until a successor Rights Agent is appointed pursuant to the applicable provisions of this Agreement, and thereafter “Rights Agent” will mean such successor Rights Agent.
“Selling Entity” means (a) Parent, the Company, and their respective Subsidiaries (provided that such Subsidiary is participating in invoicing and selling of CVR Product); (b) any Person to which any license or other similar rights in or to the CVR Product are licensed, sublicensed, assigned or transferred by Parent, the Company, or their respective Subsidiaries (but for clarity, not distributors acting in the capacity of a distributor); and (c) any successor or assign of any Person described in clauses (a) or (b).
“Termination” has the meaning set forth in Section 7.9.

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“U.S. GAAP” means United States generally accepted accounting principles.
Section 1.2   Rules of Construction.   For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; words denoting any gender shall include all genders. Except as otherwise indicated, all references in this Agreement to “Sections” or “Exhibits” are intended to refer to Sections of this Agreement and Exhibits or Annexes to this Agreement and references to a subsection or other subdivision without further reference to a Section is a reference to such subsection or subdivision as contained in the same Section in which the reference appears. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All references to “$” or dollar shall be deemed references to United States dollars and all calculations of a number of dollars shall be rounded to the nearest whole number of cents, as applicable, with 0.5 rounded up to the next whole cent, as applicable (aggregating all payments to be made to any Person prior to such rounding). “U.S.” or “United States” means the United States of America. The words “hereof,” “herein,” “herewith” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” As used in this Agreement, (i) “either,” “or,” “neither,” “nor” and “any” shall not be exclusive and (ii) “any” means “any and all.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” The words “writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. Any reference to any Person shall be construed to include such Person’s successors and assigns. The words “ordinary course of business” and “ordinary course” shall mean the ordinary course of business consistent with past practice. All references to days or months shall be deemed references to calendar days or months unless otherwise specified herein, and if the last day of the time period for the giving of any notice or the taking of any action required under this Agreement falls on a day that is not a Business Day, the time period for giving such notice or taking such action shall be extended through the next Business Day following the original expiration date of such. Any reference to (i) any Governmental Body includes any successor to that Governmental Body; and (ii) any applicable Legal Requirement refers to such applicable Legal Requirement as amended, modified, supplemented, or replaced from time to time (and, in the case of statutes, include any rule and regulation promulgated under such statute) and references to any section of any applicable Legal Requirement includes any successor to such section (provided that, for purposes of any representation and warranty in this Agreement that is made as of a specific date, references to any Legal Requirement shall be deemed to refer to such Legal Requirement, as amended, and to any rule or regulation promulgated thereunder, in each case, as of such date). The underlined headings (which, for clarity, do not include the underlined definitions in Section 1.1) contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement. When calculating the period of time before which, within which or following which any action is to be taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded and the ending date shall be included. The phrases “made available” and “delivered,” when used in reference to any documents or information made available to Parent or any of their respective Representatives prior to the execution of this Agreement, shall be deemed to mean (i) uploaded to, and accessible to Parent or any of their respective Representatives in, the online data rooms hosted on behalf of the Company at www.datasite.com under the name “Meridian VDR “ in complete and unredacted form at least 24 hours prior to the execution and delivery of this Agreement or (ii) provided via email by the Company or its Representatives to Parent or their respective Representatives in complete and unredacted form at least 24 hours prior to the execution and delivery of this Agreement. The parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.
ARTICLE II
CONTINGENT VALUE RIGHTS
Section 2.1   CVRs.   Each CVR represents the contractual right of a Holder (granted to each Initial Holder as part of the consideration of the Merger pursuant to the terms of the Merger Agreement) to receive the Milestone Payments pursuant to, and subject to the terms and conditions of, this Agreement.
Section 2.2   Non-transferable.   The CVRs shall not be sold, assigned, transferred, pledged, encumbered or in any other manner transferred or disposed of, in whole or in part, other than through a Permitted CVR

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Transfer; the foregoing restrictions shall apply notwithstanding that certain of the CVRs will be held through DTC. Any attempted sale, assignment, transfer, pledge, encumbrance or disposition of CVRs, in whole or in part, in violation of this Section 2.2 shall be void ab initio and of no effect. The CVRs will not be listed on any quotation system or traded on any securities exchange.
Section 2.3   No Certificate; Registration; Registration of Transfer; Change of Address.
(a)   The CVRs will not be evidenced by a certificate or other instrument.
(A)   The Rights Agent will create and maintain a register (the “CVR Register”) for the purpose of (i) identifying the Holders of CVRs and (ii) registering CVRs in book-entry position and Permitted CVR Transfers thereof. The CVR Register shall set forth (x) with respect to holders of Company Common Stock that hold such shares in book-entry form through DTC immediately prior to the Effective Time, one position for Cede & Co. (as nominee of DTC) representing all such shares of Company Common Stock that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, and (y) with respect to (A) holders of shares of Company Common Stock that hold such shares in certificated form immediately prior to the Effective Time that were converted into the right to receive the Merger Consideration as a consequence of the Merger in accordance with the terms of the Merger Agreement, upon delivery to the Depositary by each such holder of the applicable stock certificates, together with a validly executed letter of transmittal and such other customary documents as may be reasonably requested by the Depositary, in accordance with the Merger Agreement, (B) holders of shares of Company Common Stock who hold such shares in book-entry form through the Company’s transfer agent immediately prior to the Effective Time, and (C) holders of Company Warrants, holders of Company Options and holders of Company RSUs, in each case of clauses (ii), (ii) and (ii), the applicable number of CVRs to which each such holder is entitled pursuant to the Merger Agreement (other than, in the case of the foregoing clauses (x), (y)(ii) and (y)(ii), those who have perfected their appraisal rights in accordance with Section 262 of the DGCL). The CVR Register will be updated as necessary by the Rights Agent to reflect the addition or removal of Holders (pursuant to any Permitted CVR Transfers), upon the written receipt of such information by the Rights Agent.
(b)   Subject to the restrictions on transferability set forth in Section 2.2, every request made to transfer a CVR must be in writing and accompanied by a written instrument of transfer, in form reasonably satisfactory to the Rights Agent pursuant to its guidelines, duly executed by the Holder thereof, the Holder’s attorney duly authorized in writing, the Holder’s personal representative duly authorized in writing, or the Holder’s survivor (with written documentation evidencing such Person’s status as the Holder’s survivor), and setting forth in reasonable detail the circumstances relating to the requested transfer. Upon receipt of such written notice, the Rights Agent will, subject to its reasonable determination that the transfer instrument is in proper form and the transfer otherwise complies with the other terms and conditions of this Agreement (including the provisions of Section 2.2), register the transfer of the CVRs in the CVR Register. As a condition of such transfer, Parent and the Rights Agent may require a transferring Holder or its transferee to pay to the applicable Governmental Body any transfer, stamp or other similar Tax or governmental charge that is imposed in connection with any such registration of transfer. The Rights Agent shall have no duty or obligation to take any action under any section of this Agreement that requires the payment by a Holder of a CVR of such applicable Taxes or charges unless and until the Rights Agent is reasonably satisfied that all such Taxes or charges have been paid or that such Taxes or charges are not applicable. All CVRs duly transferred in accordance with Section 2.2 that are registered in the CVR Register will be the valid obligations of Parent and will entitle the transferee to the same benefits and rights under this Agreement as those held immediately prior to the transfer by the transferor. No transfer of a CVR will be valid until registered in the CVR Register in accordance with this Agreement.
(c)   A Holder may make a written request to the Rights Agent to change such Holder’s address of record in the CVR Register. The written request must be duly executed by the Holder. Upon receipt of such written notice, the Rights Agent will promptly record the change of address in the CVR Register.
Section 2.4   Payment Procedures; Notices.

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(a)   If any Milestone is achieved during the Milestone Period for such Milestone and before the Termination, then (i) on or prior to the date that is sixty (60) days following the last day of such Calendar Year in which such Milestone is achieved (such date, the “Milestone Payment Date”), Parent shall deliver to the Rights Agent (x) a written notice indicating that such Milestone has been achieved (the “Milestone Notice”) and an Officer’s Certificate certifying that the Holders are entitled to receive the applicable Milestone Payment and (y) any letter of instruction reasonably requested by the Rights Agent and (ii) Parent shall deliver to the Rights Agent the payment required by Section 4.2. If both Milestones are achieved in the same Calendar Year, then the Milestone Payment Amounts for both Milestones shall be paid simultaneously.
(b)   The Rights Agent will promptly, and in any event within ten (10) Business Days after receipt of a Milestone Notice as well as any letter of instruction reasonably requested by the Rights Agent, send each Holder at its registered address a copy of such Milestone Notice and pay the applicable Milestone Payment Amount to each Holder (other than a Holder of an Equity Award CVR) (i) by check mailed to the address of each Holder as reflected in the CVR Register as of the close of business on the date of such Milestone Notice or (ii) with respect to any such Holder that is due an amount in excess of $100,000 in the aggregate who has provided the Rights Agent wiring instructions in writing as of the close of business on the date of such Milestone Notice, by wire transfer of immediately available funds to the account specified on such instruction. Parent, the Surviving Corporation or their Affiliate will pay, to the extent necessary, through an applicable payroll system, the applicable Milestone Payment Amount to each Holder of an Equity Award CVR within ten (10) Business Days after receipt of such Milestone Notice, subject to Section 2.4(c) of this Agreement.
(c)   Parent and its Affiliates and the Rights Agent shall be entitled to deduct and withhold from any Milestone Payment Amount or any other amounts otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld therefrom under applicable Legal Requirement; provided that with respect to Initial Holders who received Equity Award CVRs, any such withholding may be made, or caused to be made, by Parent through the Surviving Corporation’s or its Affiliates’ payroll system or any successor payroll system. To the extent any amounts are so deducted and withheld and properly remitted to the appropriate Governmental Body in accordance with applicable Legal Requirement, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of whom such deduction and withholding was made. Other than with respect to any amounts treated as compensatory payments, the Parent and Rights Agent shall use commercially reasonable efforts to cooperate to reduce or eliminate any amounts that would otherwise be deducted or withheld, including by using commercially reasonable efforts to provide each Holder the opportunity to provide IRS Form W-9 or W-8, as applicable, or any other reasonable appropriate forms or information prior to the payment of the Milestone Payment to such Holders. The Rights Agent shall promptly and timely remit, or cause to be remitted, any amounts it withholds in respect of Taxes to the appropriate Governmental Body.
(d)   Each Milestone Payment Amount payable to a Holder of an Equity Award CVR is intended to constitute payments within the “short-term deferral” period following the lapse of a “substantial risk of forfeiture” (as such terms are defined for purposes of Section 409A of the Code) or shall otherwise be paid in compliance with or under an alternative exemption from Section 409A of the Code. Without limiting the foregoing, the parties intend that each Equity Award CVR is exempt from or in compliance with Section 409A of the Code, and this Agreement shall be interpreted and administered in accordance therewith. None of the parties to this Agreement nor any of their employees, directors or representatives shall have any liability to a Holder or transferee or other Person in respect of Section 409A of the Code.
(e)   Any portion of any Milestone Payment Amount that remains undistributed six (6) months after the date of the delivery of the applicable Milestone Notice will be delivered by the Rights Agent to Parent, upon demand, and any Holder will thereafter look only to Parent for payment of such Milestone Payment Amount, without interest, but such Holder will have no greater rights against Parent than those accorded to general unsecured creditors of Parent under applicable Legal Requirement.
(f)   None of Parent, any of its Affiliates or the Rights Agent will be liable to any Person in respect of any Milestone Payment Amounts delivered to a public official pursuant to any applicable abandoned property, escheat or similar Legal Requirement. If, despite efforts by the Rights Agent to deliver a

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Milestone Payment Amount to the applicable Holder pursuant to the Rights Agent’s customary unclaimed funds procedures, such Milestone Payment Amount has not been paid prior to the six (6) year anniversary of such Milestone Payment Date (or immediately prior to such earlier date on which such Milestone Payment Amount would otherwise escheat to or become the property of any Governmental Body), such Milestone Payment Amount will, to the extent permitted by applicable Legal Requirement, become the property of Parent, free and clear of all claims or interest of any Person previously entitled thereto. In addition to and not in limitation of any other indemnity obligation herein, Parent agrees to indemnify and hold harmless the Rights Agent with respect to any liability, penalty, cost or expense the Rights Agent may incur or be subject to in connection with transferring such property to Parent, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful or intentional misconduct, bad faith or gross negligence.
(g)   The Rights Agent shall be responsible for information reporting required under applicable Legal Requirement with respect to the CVRs, including reporting any Milestone Payments (other than Milestone Payments with respect to Equity Award CVRs) hereunder on Internal Revenue Service Form 1099-B or other applicable form. Parent shall use commercially reasonable efforts to cooperate with the Rights Agent to provide any information reasonably necessary for the Rights Agent to carry out its obligations in this Section 2.4(g).
Section 2.5   No Voting, Dividends or Interest; No Equity or Ownership Interest in Parent or any of its Affiliates.
(a)   The CVRs will not have any voting or dividend rights, and interest will not accrue on any amounts payable on the CVRs to any Holder.
(b)   The CVRs will not represent any equity or ownership interest in Parent, any constituent corporation party to the Merger Agreement or any of their respective Affiliates or Subsidiaries.
(c)   Neither Parent nor its directors and officers will be deemed to have any fiduciary or similar duties to any Holder by virtue of this Agreement or the CVRs.
Section 2.6   Holding of Funds.   All funds received by the Rights Agent under this Agreement that are to be distributed or applied by the Rights Agent in the performance of its services hereunder (the “Funds”) shall be held by the Rights Agent as agent for Parent and deposited in one or more segregated bank accounts to be maintained by the Rights Agent in its name as agent for Parent. Until paid pursuant to the terms of this Agreement, the Rights Agent will hold the Funds through such accounts in deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall keep funds received by it under this Agreement separate on its books and records so that such deposits can be subsequently identified on an individual basis and any such funds shall not be invested by the Rights Agent and shall not be used for any purpose not expressly provided for this Agreement or the Merger Agreement. The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by the Rights Agent in accordance with this Section 2.6, including any losses resulting from a default by any bank or financial institution; provided that in the event the Funds are diminished below the level required for the Rights Agent to make any Milestone Payment Amount (to the extent remaining due) to Holders that are not Holders of Equity Award CVRs, as required under this Agreement, including any such diminishment as a result of investment losses, Parent shall promptly pay additional cash to the Rights Agent in an amount equal to the deficiency in the amount required to make such payments.
Section 2.7   Ability to Abandon CVR.   A Holder may at any time, at such Holder’s option, abandon all of such Holder’s remaining rights in a CVR by transferring such CVR to Parent without consideration therefor, which a Holder may effect via delivery of a written abandonment notice to Parent. Nothing in this Agreement shall prohibit Parent or any of its Affiliates from offering to acquire or acquiring any CVRs for consideration from the Holders, in private transactions or otherwise, in its sole discretion. Any CVRs acquired by Parent or any of its Affiliates shall be automatically deemed extinguished and no longer outstanding for purposes of the definition of Acting Holders and Article V and Section 7.3 hereunder or entitled to further Milestone Payments for purposes of this Agreement.

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Section 2.8   Tax Treatment.   For all U.S. federal and applicable state and local Tax purposes, except as otherwise required by Legal Requirement after the date hereof, including to the extent any Milestone Payment Amount is required to be treated as imputed interest pursuant to Section 483 of the Code, the parties hereto agree to treat (a) any Milestone Payment Amounts (other than such amounts paid with respect to an Equity Award CVR) received with respect to Company Common Stock pursuant to the Merger Agreement as additional consideration for or in respect of such Company Common Stock and (b) any Milestone Payment Amount paid in respect of each Equity Award CVRs that was received in respect of Company Options or Company RSUs, and not the receipt of such Equity Award CVR, as wages in the year in which the applicable Milestone Payment Amount is paid. To the extent required by applicable Legal Requirements, Parent and/or the Rights Agent, as applicable, shall report imputed interest pursuant to Section 483 of the Code on the Milestone Payment Amounts received with respect to Company Common Stock.
ARTICLE III
THE RIGHTS AGENT
Section 3.1   Certain Duties and Responsibilities.
(a)   The Rights Agent will not have any liability for any actions taken or not taken in connection with this Agreement, except to the extent of its willful or intentional misconduct, bad faith or gross negligence.
(b)   The Acting Holders may direct the Rights Agent to act on behalf of the Holders in enforcing any of their rights hereunder. The Rights Agent shall be under no obligation to institute any action, suit or proceeding, or to take any other action likely to result in the incurrence of material expenses by the Rights Agent unless the Acting Holders (on behalf of the Holders) shall furnish the Rights Agent with reasonable security and indemnity for any costs and expenses that may be incurred, but this provision shall not affect the power of the Rights Agent to take such action as the Rights Agent may consider proper, whether with or without any such security or indemnity. All rights of action of any or all Holders under this Agreement may be enforced by the Rights Agent, and any action, suit or proceeding instituted by the Rights Agent shall be brought in its name as the Rights Agent and any recovery in connection therewith shall be for the proportionate benefit of all the Holders, as their respective rights or interests may appear.
(c)   Prior to the occurrence of an Event of Default, and after the curing or waiving of all such Events of Default which may have occurred, the Rights Agent shall not have any liability for any actions taken, suffered or omitted to be taken in connection with this Agreement, except to the extent of its fraud, gross negligence, bad faith or willful or intentional misconduct (including willful breach). If an Event of Default has occurred (which has not been cured or waived), the Rights Agent shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a reasonably prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
Section 3.2   Certain Rights of the Rights Agent.   The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations will be read into this Agreement against the Rights Agent. In addition:
(a)   the Rights Agent may rely and will be protected and held harmless by Parent in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;
(b)   whenever the Rights Agent will deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent may rely upon an Officer’s Certificate, which certificate shall be full authorization and protection to the Rights Agent, and the Rights Agent shall, in the absence of bad faith, gross negligence or willful or intentional misconduct on its part, incur no liability and be held harmless by Parent for or in respect of any action taken, suffered or omitted to be taken by it under the provisions of this Agreement in reliance upon such certificate;

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(c)   the Rights Agent may engage and consult with counsel of its selection and the written advice of such counsel or any opinion of counsel will be full and complete authorization and protection to the Rights Agent and the Rights Agent shall be held harmless by Parent in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
(d)   the permissive rights of the Rights Agent to do things enumerated in this Agreement will not be construed as a duty;
(e)   the Rights Agent will not be required to give any note or surety in respect of the execution of such powers or otherwise in respect of the premises;
(f)   the Rights Agent shall not be liable for or by reason of, and shall be held harmless by Parent with respect to, any of the statements of fact or recitals contained in this Agreement or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by Parent only;
(g)   the Rights Agent will have no liability and shall be held harmless by Parent in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Rights Agent and the enforceability of this Agreement against the Rights Agent assuming the due execution and delivery hereof by Parent); nor shall it be responsible for any breach by Parent of any covenant or condition contained in this Agreement;
(h)   Parent agrees to indemnify the Rights Agent for, and hold the Rights Agent harmless against, any loss, liability, claim, demands, suits or expense arising out of or in connection with the Rights Agent’s duties under this Agreement, including the reasonable and documented out-of-pocket costs and expenses of defending the Rights Agent against any claims, charges, demands, suits or loss, unless such loss has been determined by a court of competent jurisdiction to be a result of the Rights Agent’s willful or intentional misconduct, bad faith or gross negligence;
(i)   Parent agrees (i) to pay the reasonable and documented out-of-pocket fees and expenses of the Rights Agent in connection with this Agreement as agreed upon in writing by the Rights Agent and Parent on or prior to the date hereof and (ii) to reimburse the Rights Agent for all Taxes and governmental charges (other than Taxes imposed on or measured by the Rights Agent’s income and franchise or similar Taxes imposed on it (in lieu of income Taxes)). The Rights Agent will also be entitled to reimbursement from Parent for all reasonable, documented and necessary out-of-pocket expenses paid or incurred by it in connection with the administration by the Rights Agent of its duties hereunder; notwithstanding the foregoing, Parent shall have no obligation to pay the fees of the Rights Agent or reimburse the Rights Agent for the fees of counsel, in each case in connection with any lawsuit initiated by the Rights Agent on behalf of itself or the Holders except in the case of any suit enforcing the provisions of Section 2.4a) or Section 3.2(h); and
(j)   No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.
Section 3.3   Resignation and Removal; Appointment of Successor.
(a)   The Rights Agent may resign at any time by giving written notice thereof to Parent specifying a date when such resignation will take effect, which notice will be sent at least sixty (60) days prior to the date so specified but in no event will such resignation become effective until a successor Rights Agent has been appointed.
(i)   Parent has the right to remove the Rights Agent at any time by specifying a date when such removal will take effect but no such removal will become effective until a successor Rights Agent has been appointed. Notice of such removal will be given by Parent to Rights Agent, which notice will be sent at least sixty (60) days prior to the date so specified.
(ii)   The Acting Holders shall have the right to remove the Rights Agent at any time by specifying a date when such removal shall take effect. Notice of such removal will be given by the

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Acting Holders to the Rights Agent and Parent, which notice will be sent at least sixty (60) days prior to the date so specified.
(b)   If the Rights Agent provides notice of its intent to resign, is removed pursuant to Section 3.3(a)(i) or becomes incapable of acting, Parent will as soon as is reasonably possible, appoint a qualified successor Rights Agent who, unless otherwise consented to in writing by the Acting Holders, shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank. If the Rights Agent is removed pursuant to Section 3.3(a)(ii), the Acting Holders, will as soon as is reasonably possible appoint a qualified successor Rights Agent who shall be a stock transfer agent of national reputation or the corporate trust department of a commercial bank subject to Parent’s approval (whose approval shall not be unreasonably withheld, conditioned or delayed). The successor Rights Agent so appointed will, forthwith upon its acceptance of such appointment in accordance with Section 3.4, become the successor Rights Agent.
(c)   Parent will give notice of each resignation and each removal of a Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail to the Holders as their names and addresses appear in the CVR Register. Each notice will include the name and address of the successor Rights Agent. If Parent fails to send such notice within ten (10) Business Days after acceptance of appointment by a successor Rights Agent in accordance with Section 3.4, the successor Rights Agent will cause the notice to be mailed at the expense of Parent; provided that failure to give any notice provided for in this Section 3.3c), shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be, in each case, in accordance with this Section 3.3.
(d)   The Rights Agent will cooperate with Parent and any successor Rights Agent as reasonably requested in connection with the transition of the duties and responsibilities of the Rights Agent to the successor Rights Agent, including transferring the CVR Register to the successor Rights Agent.
Section 3.4   Acceptance of Appointment by Successor.   Every successor Rights Agent appointed pursuant to Section 3.3b) hereunder will execute, acknowledge and deliver to Parent and to the retiring Rights Agent an instrument accepting such appointment and a counterpart of this Agreement, and thereupon such successor Rights Agent, without any further act, deed or conveyance, will become vested with all the rights, powers, trusts and duties of the retiring Rights Agent. On request of Parent or the successor Rights Agent, the retiring Rights Agent will execute and deliver an instrument transferring to the successor Rights Agent all the rights, powers and trusts of the retiring Rights Agent.
ARTICLE IV
COVENANTS
Section 4.1   List of Holders.
(a)   Parent will furnish or cause to be furnished to the Rights Agent in such form as Parent receives from the Company’s transfer agent (or other agent performing similar services for the Company with respect to the shares of Company Common Stock, or, in the case of holders of Company Warrants, Company Options or Company RSUs, from the Company, the names and addresses of the Initial Holders of CVRs within thirty (30) Business Days after the Effective Time and such other information as the Rights Agent may reasonably determine to be necessary to carry out its obligations under this Agreement. Upon written request from the Rights Agent, Parent will furnish or cause to be furnished to the Rights Agent, within ten (10) Business Days after receipt by Parent of any such written request, a list of the names and the addresses of the Holders as of a date not more than ten (10) Business Days prior to the time such list is furnished.
(b)   Within five (5) Business Days after receipt by the Rights Agent of a written request by any three (3) or more Holders stating such Holders’ desire to communicate with other Holders with respect to their rights under this Agreement, and accompanied by a form of proxy or other communication which the requesting Holders propose to transmit, the Rights Agent shall elect to either (i) deliver to such requesting Holders all information in the possession or control of the Rights Agent as to the names and addresses of all Holders, or (ii) inform such requesting Holders of the approximate number of Holders and the approximate cost of mailing to all Holders the form of proxy or other communication, if any,

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specified in such written request. In the event the Rights Agent elects to provide the information specified in Section 4.1b)(ii), the Rights Agent shall, upon the written request of the requesting Holders, mail or otherwise transmit to all Holders copies of the applicable form of proxy or other communication within ten (10) Business Days after the requesting Holders have provided to the Rights Agent the material to be mailed and payment, or provision for the payment, of the reasonable expenses of such mailing.
Section 4.2   Payment of Milestone Payment Amounts.   If a Milestone has been achieved during the Milestone Period for such Milestone prior to the Termination, Parent shall, on or prior to the Milestone Payment Date, (i) deposit with the Rights Agent, for payment to the Holders who are not Holders of Equity Award CVRs, in accordance with Section 2.4, the aggregate amount necessary to pay the applicable Milestone Payment Amount to each Holder who is not a Holder of an Equity Award CVR and (ii) deposit with Parent, the Surviving Corporation, or their Affiliates, for payment to the Holders of Equity Award CVRs, in accordance with Section 2.4, the aggregate amount necessary to pay the applicable Milestone Payment Amount to each Holder of an Equity Award CVR. Each of Milestone Payment 1 and Milestone Payment 2 shall only be paid one time, if at all, subject to the achievement of the applicable Milestone during the applicable Milestone Period for such Milestone prior to the Termination, and the maximum aggregate potential amount payable under this Agreement shall be $5.00 per CVR, payable in cash, without interest thereon and subject to reduction for any applicable withholding taxes in respect thereof as further described herein. For clarity, if a Milestone has not been achieved during the applicable Milestone Period, then Parent will not be required to make any payment to the Rights Agent or the Holders pursuant to this Agreement in respect of such Milestone.
Section 4.3   Efforts.
(a)   Parent shall use Commercially Reasonable Efforts to achieve Milestone 1 and Milestone 2, with such efforts to be measured based on the facts and circumstances at the time such efforts are expended. Notwithstanding anything to the contrary herein, (i) except as expressly set forth in this Section 4.3, the Selling Entities shall have no obligations under this Agreement to research, develop, manufacture or commercialize the CVR Product, (ii) the use of Commercially Reasonable Efforts does not guarantee that the Selling Entities will achieve either Milestone by a specific date or at all and (iii) failure to achieve the Milestone Payments may be consistent with the use of Commercially Reasonable Efforts.
(b)   For purposes of determining whether or not Parent is complying with its obligations under Section 4.3a), Parent may meet its obligations to use its Commercially Reasonable Efforts to achieve Milestone 1 and Milestone 2, in whole or in part, through the efforts of its Affiliates (including the Company) or one or more other Selling Entities or any of its or their authorized or permitted licensees, sublicensees, assignees (including Assignees) or transferees (whether by a Change of Control, Carve-Out Transaction or otherwise).
Section 4.4   Books and Records.   Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation) to, keep true, complete and accurate records in sufficient detail to enable the Holders (through their professional advisors in accordance with, and subject to, Section 4.6) to determine the amounts payable for the two (2) most recently completed Calendar Years (including books and record in sufficient detail to enable the calculation of Net Sales for the two (2) most recently completed Calendar Years).
Section 4.5   Net Sales Statements.   Within sixty (60) days after the end of each Calendar Year during the Milestone Periods, Parent shall deliver to the Rights Agent a Net Sales Statement for such Calendar Year. Within ten (10) days of receiving a request from a Holder for a copy of a Net Sales Statement, the Rights Agent shall provide a copy of any Net Sales Statement(s) it has received from Parent pursuant to the preceding sentence in this Section 4.5 to such requesting Holder, at no cost to the Holder.

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Section 4.6   Audits.
(a)   In the event that the Rights Agent or the Acting Holders reasonably believe that a Milestone Payment should have been paid with respect to a particular Calendar Year, upon the written request of the Rights Agent or the Acting Holders within sixty (60) days of the delivery of any Net Sales Statement (each period, a “Review Request Period”), Parent shall permit, and shall cause its Affiliates to permit, the Accounting Firm to have access at reasonable times during normal business hours, to Parent’s and its Subsidiaries’ (including the Surviving Corporation’s) books and records solely to the extent necessary to verify the accuracy of the applicable Net Sales Statements for the two (2) most recently completed Calendar Years to determine whether the applicable Milestone Payment should have been made in respect of such Calendar Years and the figures underlying the calculations set forth therein. Parent shall, and shall cause its Subsidiaries (including the Surviving Corporation), to reasonably cooperate with each such audit. The Accounting Firm shall prepare a report based on each such audit (any such report, an “Audit Report”), a copy of which shall be sent or otherwise provided to the Rights Agent, the Acting Holders and Parent at the same time and such report shall state only its findings during such inspection as whether the applicable Milestone Payment should have been made in accordance with Section 4.2. The opinion of the Accounting Firm provided in an Audit Report shall be final, conclusive and binding on Parent, the Holders and the Rights Agent, shall be nonappealable and shall not be subject to further review, other than in the case of fraud or manifest error. Parent and its Affiliates shall have the right to require the Accounting Firm to enter into a confidentiality agreement reasonably acceptable to Parent and its Affiliates prior to any such audit and any such audit shall be conducted in a manner that does not interfere unreasonably with the operations of Parent’s and its applicable Affiliates’ businesses and shall be completed as soon as reasonably practicable. For clarity, the Rights Agent and the Acting Holders shall only have access to (i) Audit Reports and (ii) Net Sales Statements provided by Parent in accordance with Section 4.5 and no other information, books or records of Parent, any of its Affiliates or any Selling Entities, unless otherwise expressly set forth herein or in the Merger Agreement.
(b)   The fees charged by the Accounting Firm shall be borne by the Rights Agent unless the Accounting Firm determines that a Milestone Payment should have been, and was not, made in accordance with Section 4.2 in which case such fees shall be borne by Parent. The Accounting Firm shall act only as an expert and not as an arbitrator and shall be charged to come to a final determination solely with respect to those specific items in such Net Sales Statement that the parties disagree on and submit to it for resolution. All other items in the Net Sales Statement that the parties do not submit, prior to the end of the Review Request Period, to the Accounting Firm for resolution shall be deemed to be agreed by the parties and the Accounting Firm shall not be charged with calculating or validating those agreed upon items.
(c)   If an Audit Report concludes that either the Milestone 1 Payment or the Milestone 2 Payment was properly due in accordance with Section 4.2 and was not paid to the Holders, Parent shall pay to the Rights Agent (for further distribution to the Holders) or to each Holder the CVR Shortfall within sixty (60) days of the date the Accounting Firm delivers to Parent and the Rights Agent the Audit Report. Notwithstanding anything to the contrary herein, payment of the CVR Shortall by Parent to Rights Agent or Holders shall be Rights Agent’s and Holders’ sole and exclusive remedy in the event of any failure by Parent to make a Milestone Payment when properly due in accordance with Section 4.2. In the event Holders are entitled to any amount pursuant to this Section 4.6c) and such payments are made after March 15 of the calendar year immediately following the last day of the applicable Net Sales Statement, the parties intend that such payments remain exempt from Section 409A of the Code as “short-term deferrals” pursuant to Treasury Regulation Section 1.409A-1(b)(4) because payment before such March 15 was administratively impracticable and such administrative impracticability was unforeseeable as of the date hereof, as contemplated by Treasury Regulatory Section 1.409A-1(b)(4)(ii).
Section 4.7   Non-Use of Name.   Neither the Rights Agent nor the Holders shall use the name, trademark, trade name, corporate name, logo or other similar designation of source or origin of Parent, its Affiliates, or their respective employees or representatives, in any publicity or news release relating to this Agreement or its subject matter, without the prior express written permission of Parent, except if and to the extent that the Rights Agent or any Holder is required to make any public disclosure or filing regarding the subject matter of this Agreement by applicable Legal Requirement.

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Section 4.8   Change of Control; Carve-Out Transactions.   In the event that Parent or any of its Subsidiaries (including the Surviving Corporation) desires to consummate a Carve-Out Transaction prior to the payment of the Milestone Payment Amounts in accordance with this Agreement and before the Termination, Parent will cause the Person acquiring the rights to the CVR Product to either (a) assume Parent’s obligations, duties and covenants under this Agreement pursuant to a written acknowledgement executed and delivered to the Rights Agent or (b) provide the information to Parent necessary for Parent to comply with its obligations under this Agreement. If a Carve-Out Transaction is consummated with a Person and such Person does not assume all of Parent’s obligations, duties and covenants hereunder, Parent shall retain all such obligations, duties and covenants hereunder and shall remain liable for the performance by the Person acquiring the rights to the CVR Product of all obligations of Parent hereunder assumed by such Person; provided that any Net Sales of such Person who acquired the CVR Product during the applicable Milestone Period shall be included in the Net Sales calculation for such Milestone Period pursuant to this Agreement. Prior to or promptly following the consummation of any Carve-Out Transaction, as applicable, Parent will deliver to the Rights Agent an Officer’s Certificate, stating that such Carve-Out Transaction complies with clause (a) of this Section 4.8 and that all conditions precedent herein relating to such transaction have been satisfied; provided, no Officer’s Certificate shall be required if compliance with clause (a) occurs by operation of law. Subject to the two preceding sentences, upon the consummation of a Carve-Out Transaction in accordance with this Section 4.8, as applicable, neither Parent nor any of its Affiliates (including the Surviving Corporation), shall have any further liability or obligation with respect to any Milestone Payment, and Parent and its Affiliates (including the Surviving Corporation) shall be fully relieved from any such obligations. Except as expressly set forth in (i) this Section 4.8 with respect to a Carve-Out Transaction and (ii) Section 7.3 with respect to a Change of Control, this Agreement shall not restrict Parent’s or its Affiliates’ ability to merge or consolidate with, or sell, issue, license or dispose of its stock or other equity interests or assets to, any other Person, or spin-off or split-off.
ARTICLE V
AMENDMENTS
Section 5.1   Amendments without Consent of Holders.
(a)   Without the consent of any Holders or the Rights Agent, Parent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes:
(i)   to evidence the succession of another Person to Parent and the assumption by any such successor of the covenants of Parent herein as provided in Section 7.3;
(ii)   to add to the covenants of Parent such further covenants, restrictions, conditions or provisions as Parent and the Rights Agent will consider to be for the protection of the Holders; provided that, in each case, such provisions do not adversely affect the interests of the Holders other than in de minimis respects;
(iii)   to cure any ambiguity, to correct or supplement any provision herein that may be defective or inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Agreement; provided that, in each case, such provisions do not adversely affect the interests of the Holders other than in de minimis respects;
(iv)   as may be necessary or appropriate to ensure that the CVRs are not subject to registration under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and to ensure that the CVRs are not subject to any similar registration or prospectus requirement under applicable securities laws outside of the United States; provided that, in each case, such provisions do not change Milestone 1 or Milestone 2, the Milestone 1 Deadline Date or the Milestone 2 Deadline Date or the Milestone Payment Amounts;
(v)   to cancel CVRs in the event that any Holder has abandoned its rights to such CVRs in accordance with Section 2.7;
(vi)   to evidence the succession of another Person as a successor Rights Agent and the assumption by any such successor of the covenants and obligations of the Rights Agent herein in accordance with Section 3.3 and Section 3.4;

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(vii)   as may be necessary to ensure that Parent complies with applicable Legal Requirement; provided that in each case, such amendments shall not adversely affect the interests of the Holders other than in de minimis respects; or
(viii)   any other amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, unless such addition, elimination or change is adverse to the interests of the Holders other than in de minimis respects.
(b)   Without the consent of any Holders, Parent and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, to reduce the number of CVRs in the event any Holder agrees to renounce such Holder’s rights under this Agreement in accordance with Section 7.4.
(c)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.1, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth the terms of such amendment.
Section 5.2   Amendments with Consent of Holders.
(a)   Subject to Section 5.1 (which amendments pursuant to Section 5.1 may be made without the consent of the Holders or the Rights Agent), with the consent of the Acting Holders, whether evidenced in writing or taken at a meeting of the Holders, Parent and the Rights Agent may enter into one or more amendments hereto for the purpose of adding, eliminating or changing any provisions of this Agreement, even if such addition, elimination or change is materially adverse to the interest of the Holders; provided, however, that no such amendment shall, without the consent of the Holders of a majority of the then outstanding CVRs as set forth in the CVR Register:
(i)   modify in a manner adverse to the Holders (A) any provision contained herein with respect to the termination of this Agreement or the CVRs, (B) the time for, and amount of, any payment to be made to the Holders pursuant to this Agreement, or (C) the definition of Milestone 1 or the definition of Milestone 2;
(ii)   reduce the number of CVRs (other than any CVR abandoned pursuant to Section 2.7); or
(iii)   modify any provision of this Section 5.2, except to increase the percentage of Holders from whom consent is required or to provide that certain provisions of this Agreement cannot be modified or waived without the consent of the Holder of each outstanding CVR affected thereby.
(b)   Promptly after the execution by Parent and the Rights Agent of any amendment pursuant to the provisions of this Section 5.2, Parent will mail (or cause the Rights Agent to mail) a notice thereof by first class mail to the Holders at their addresses as they appear on the CVR Register, setting forth such amendment.
Section 5.3   Execution of Amendments.   In executing any amendment permitted by this Article V, the Rights Agent will be entitled to receive, and will be fully protected in relying upon, an opinion of counsel selected by Parent stating that the execution of such amendment is authorized or permitted by this Agreement. The Rights Agent may, but is not obligated to, enter into any such amendment that affects the Rights Agent’s own rights, privileges, covenants or duties under this Agreement or otherwise.
Section 5.4   Effect of Amendments.   Upon the execution of any amendment under this Article V, this Agreement will be modified in accordance therewith, such amendment will form a part of this Agreement for all purposes and every Holder will be bound thereby.
ARTICLE VI
EVENT OF DEFAULT
Section 6.1   Event of Default.    An “Event of Default” with respect to the CVRs, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any Governmental Body):

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(a)   default in the payment by Parent pursuant to the terms of this Agreement of all or any part of the Milestone Payment Amount after a period of thirty (30) days after the Milestone Payment Amount shall become due and payable under this Agreement; provided that, to the extent Parent timely makes any required Milestone Payment following the provisions set forth in Section 4.6, Parent shall not be deemed in default of its payment obligations with respect to such Milestone Payment; or
(b)   material default in the performance, or breach in any material respect, of any covenant or warranty of Parent hereunder (other than a default in whose performance or whose breach is elsewhere in this Section 6.1 specifically dealt with), and continuance of such default or breach for a period of sixty (60) days after a written notice specifying such default or breach and requiring it to be remedied is given, which written notice states that it is a “Notice of Default” hereunder and is sent by registered or certified mail to Parent by the Rights Agent or to Parent and the Rights Agent by the Acting Holders.
If an Event of Default described above occurs and is continuing (and has not been cured or waived), then, and in each and every such case, (i) the Rights Agent, by notice in writing to Parent or (ii) the Rights Agent upon the written request of the Acting Holders, by notice in writing to Parent (and to the Rights Agent if given by the Acting Holders), may, in their discretion and at their own expense, commence a legal proceeding to protect the rights of the Holders, including to obtain damages or payment for any amounts then due and payable. Notwithstanding anything herein to the contrary, damages directly resulting from, and in the event of, an Event of Default shall be the sole and exclusive remedy of any and all Holders for any claims or causes of action (whether in contract, tort or statute) that may be based upon, arise out of or relate to this Agreement or the CVRs, or the negotiation, execution or performance hereof or thereof or the transactions contemplated hereby.
Section 6.2   Enforcement.   If an Event of Default has occurred, has not been waived and is continuing, the Rights Agent may in its discretion proceed to protect and enforce the rights vested in it by this Agreement by commencing a legal proceeding in accordance with Section 7.6.
Section 6.3   Limitation on Suits by Holders.   Subject to the last sentence of this Section 6.3, no Holder of any CVR shall have any right under this Agreement to commence proceedings under or with respect to this Agreement, including in the case of an Event of Default, and no individual Holder or other group of Holders, nor the Rights Agent on behalf thereof, will be entitled to exercise such rights, and such rights may only be exercised by the Acting Holders subject to Section 6.4 and satisfaction of the following conditions: (i) the Acting Holders previously shall have given to the Rights Agent written notice of default, (ii) the Acting Holders shall have made written request upon the Rights Agent to commence such proceeding in its own name as Rights Agent hereunder and shall have offered to the Rights Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and (iii) the Rights Agent for fifteen (15) days after its receipt of such notice, request and offer of indemnity shall have failed to commence any such proceeding and no direction inconsistent with such written request shall have been given to the Rights Agent pursuant to Section 6.4. Notwithstanding any other provision in this Agreement, the right of any Holder of any CVR to receive payment of the amounts that a Milestone Notice indicates are payable in respect of such CVR on or after the applicable due date, or to commence legal proceedings for the enforcement of any such payment on or after such due date, shall not be impaired or affected without the consent of such Holder.
Section 6.4   Control by Acting Holders.   Subject to the last sentence of this Section 6.4, the Acting Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred on the Rights Agent by this Agreement; provided that such direction shall be in accordance with Legal Requirements and the provisions of this Agreement; provided, further, that (subject to the provisions of Section 3.1) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by its own counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent (acting in good faith through its board of directors, the executive committee, or a committee of directors of the Rights Agent) shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders not joining in the giving of

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said direction. Nothing in this Agreement shall impair the right of the Rights Agent in its discretion to take any action deemed proper by the Rights Agent and which is not inconsistent with such direction or directions by the Acting Holders.
ARTICLE VII
OTHER PROVISIONS OF GENERAL APPLICATION
Section 7.1   Notices.   Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received (a) upon receipt when delivered by hand, (b) two (2) Business Days after being sent by registered or certified mail (postage prepaid, return receipt requested), by courier or express delivery service or (c) if emailed, upon confirmation of transmission (provided no bounce-back or similar message of non-delivery is received by such sender with respect thereto); provided that in each case the notice or other communication is sent to the physical address or email address, as applicable, set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party):
If to the Rights Agent, to it at:
[•]
With a copy (which shall not constitute notice) to:
[•]
Attention:  [•]
Telephone:  [•]
Email:       [•]
If to Parent, to it at:
Paratek Pharmaceuticals, Inc.
1000 First Avenue, Suite 200
King of Prussia, PA 19406
Attention:
Jonathan Light

Email:
Jonathan.Light@ParatekPharma.com

With a copy (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:
Dohyun Kim

Email:
dohyun.kim@skadden.com

The Rights Agent or Parent may specify a different address or email address by giving notice in accordance with this Section 7.1.
Section 7.2   Notice to Holders.   Where this Agreement provides for notice to Holders, such notice will be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, if any, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder will affect the sufficiency of such notice with respect to the other Holders.
Section 7.3   Parent Successors and Assigns.   Parent may assign any or all of its rights, interests and obligations hereunder: (a) in its sole discretion and without the consent of any other party in connection with (i) a Change of Control or (ii) a Carve-Out Transaction in accordance with Section 4.8; (b) in its sole discretion and without the consent of any other party, to any Affiliate of Parent or (c) otherwise with the prior written consent of the Acting Holders, any other Person (any permitted assignee under clause (a), (b) or (c), an

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“Assignee”); provided that, in the case of clauses (a) or (b), Parent shall also transfer (whether by license, assignment or otherwise) the CVR Product in the United States to any such Assignee. Any Assignee may thereafter assign any or all of its rights, interests and obligations hereunder in the same manner as Parent, as applicable, pursuant to the prior sentence. In connection with any assignment to an Assignee pursuant to this Section 7.3 (other than in connection with a Carve-Out Transaction in accordance with Section 4.8), Parent shall remain liable for the performance by each Assignee of all obligations of Parent hereunder to the extent such Assignee does not perform under this Agreement, with such Assignee substituted for Parent under this Agreement. This Agreement will be binding upon, inure to the benefit of and be enforceable by each of Parent’s successors and each Assignee. Each of Parent’s successors and Assignees shall expressly assume by an instrument supplemental hereto, executed and delivered to the Rights Agent, the due and punctual payment of the CVRs and the due and punctual performance and observance of all of the covenants and obligations of this Agreement to be performed or observed by Parent. The Rights Agent may not assign this Agreement without Parent’s prior written consent. Any attempted assignment of this Agreement or any such rights in violation of this Section 7.3 shall be void and of no effect.
Section 7.4   Benefits of Agreement.   Nothing in this Agreement, express or implied, will give to any Person (other than the Rights Agent, Parent, Parent’s successors and Assignees, the Holders and the Holders’ successors and assigns pursuant to a Permitted CVR Transfer) any benefit or any legal or equitable right, remedy or claim under this Agreement or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the foregoing. The rights of Holders and their successors and assigns pursuant to Permitted CVR Transfers are limited to those expressly provided in this Agreement. Notwithstanding anything to the contrary contained herein, any Holder or Holder’s successor or assign pursuant to a Permitted CVR Transfer may agree to renounce, in whole or in part, its rights under this Agreement by written notice to the Rights Agent and Parent, which notice, if given, shall be irrevocable. Except for the rights of the Rights Agent set forth herein, the Acting Holders will have the sole right, on behalf of all Holders, by virtue of or under any provision of this Agreement, to institute any action or proceeding with respect to this Agreement, and no individual Holder or other group of Holders will be entitled to exercise such rights (provided that the foregoing shall not limit the ability of an individual Holder to seek a payment due from the applicable party pursuant to Section 4.2 solely to the extent such payment amount has been finally determined in accordance with this Agreement and has not been paid within the period contemplated by this Agreement). Reasonable expenditures incurred by such Holders in connection with any enforcement action hereunder may be deducted from any damages or settlement obtained prior to the distribution of any remainder to Holders generally. Holders acting pursuant to this provision on behalf of all Holders shall have no liability to the other Holders for such actions.
Section 7.5   Enforcement of Rights of Holders.   Any actions seeking enforcement of the rights of Holders hereunder may be brought either by the Rights Agent or the Acting Holders.
Section 7.6   Governing Law; Jurisdiction; Waiver of Jury Trial.
(a)   This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort or otherwise) arising out of this Agreement or any other agreements contemplated hereby shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement: (i) each of the Rights Agent, Parent and Parent’s successors and Assignees irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”); and (ii) each of the parties hereto irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 7.1. Each of the parties hereto irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (D) waives,

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to the fullest extent permitted by Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The Parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any Party’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(b)   EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.6(b).
Section 7.7   Severability.   Any term or provision of this Agreement that is held invalid or unenforceable by any court of competent jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.
Section 7.8   Counterparts and Signature. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, each of which shall be deemed and original but all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.
Section 7.9   Termination.   This Agreement will be terminated and of no force or effect, the parties hereto will have no liability or obligations hereunder (other than with respect to monies due and owing by Parent to the Rights Agent in respect of the Rights Agents’ services hereunder and any services to be performed by the Rights Agent under Section 2.4g) hereof), and no payments will be required to be made, upon the earliest to occur of (such time, the “Termination”) (a) the failure to achieve Milestone 2 prior to the Milestone 2 Deadline Date, (b) the mailing by the Rights Agent to the address of each Holder as reflected in the CVR Register the full amount of all potential Milestone Payment Amounts (if any) required to be paid under the terms of this Agreement and (c) the delivery of a written notice of termination duly executed by Parent and the Acting Holders. The right of any Holder to receive any Milestone Payment with respect to a Milestone, and any covenants and obligations of Parent (other than pursuant to Section 2.4d)), shall be irrevocably terminated and extinguished if (x) Milestone 1 is not achieved before the Milestone 1 Deadline Date or the Termination, whichever is earlier, subject to the rights in Section 4.6 with respect to Milestone 1 and (y) Milestone 2 is not achieved before the Milestone 2 Deadline Date or the Termination, whichever is earlier, subject to the rights in Section 4.6 with respect to Milestone 2. Notwithstanding the foregoing, no termination shall affect any rights or obligations accrued prior to the effective date of such termination (including any liability in respect of any breach of this Agreement prior to such termination) or Sections 7.4, 7.6, 7.7, 7.8, 7.10, 7.12 or this Section 7.9, which shall survive the termination of this Agreement, or the resignation, replacement or removal of the Rights Agent.
Section 7.10   Entire Agreement.   This Agreement and the Merger Agreement (including the schedules, annexes and exhibits thereto and the documents and instruments referred to therein) constitute the entire agreement and understanding of the parties hereto and thereto with reference to the transactions and matters

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contemplated hereby and thereby and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties, with respect to the subject matter hereof and thereof.
Section 7.11   Legal Holiday.   In the event that a Milestone Payment Date shall not be a Business Day, then, notwithstanding any provision of this Agreement to the contrary, any actions required to be taken (including any payment required to be made) in respect of the CVRs on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Milestone Payment Date.
Section 7.12   Confidentiality.   The Rights Agent and Parent agree that all books, records, information and data pertaining to the business of the other party, which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other Person, except as may be required by a valid order of a Governmental Body of competent jurisdiction or as otherwise required by Legal Requirement.
[Remainder of Page Left Blank Intentionally]

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IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.
PARATEK PHARMACEUTICALS, INC.
By:

Name:
Title:
[RIGHTS AGENT]
By:

Name:
Title:

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ANNEX II
FORM OF
CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION
FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
OPTINOSE, INC.
[•], 2025
FIRST:   The name of the Corporation is OptiNose, Inc. (the “Corporation”).
SECOND:   The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington DE, 19808, New Castle County. The Corporation’s Registered Agent at such address is the Corporation Service Company.
THIRD:   The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “DGCL”).
FOURTH:   The total number of shares of stock which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, each having a par value of one penny ($0.01) per share.
FIFTH:   The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:
(1)
The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2)
The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the Bylaws of the Corporation (the “Bylaws”).

(3)
The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the Bylaws. Election of directors need not be by written ballot unless the Bylaws so provide.

(4)
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended after the effective date of this Fifth Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended, without any further action by the Corporation. Any amendment, repeal or modification of this Article SIXTH by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such amendment, repeal or modification with respect to any acts or omissions occurring before such amendment, repeal or modification of a person serving as a director or officer at the time of such amendment, repeal or modification.

(5)
In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Fifth Amended and Restated Certificate of Incorporation, and any Bylaws

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adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted, amended or repealed.
SIXTH:   Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.
SEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Fifth Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
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ANNEX III
FORM OF BYLAWS OF THE SURVIVING CORPORATION
SECOND AMENDED AND RESTATED
BYLAWS
OF
OPTINOSE, INC.
a Delaware corporation
Effective [•], 2025

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SECOND AMENDED AND RESTATED
BYLAWS
OF
OPTINOSE, INC.
(hereinafter called the “Corporation”)
ARTICLE I
OFFICES
Section 1.   Registered Office.   The registered office of the Corporation shall be 251 Little Falls Drive, Wilmington DE, 19808, New Castle County. The Corporation’s Registered Agent at such address shall be Corporation Service Company.
Section 2.   Other Offices.   The Corporation may also have offices at such other places, both within and without the State of Delaware, as the board of directors of the Corporation (the “Board of Directors”) may from time to time determine.
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.   Place of Meetings.   Meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that a meeting of the stockholders shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by Section 211 of the General Corporation Law of the State of Delaware (the “DGCL”).
Section 2.   Annual Meetings.   The annual meeting of the Corporation’s stockholders for the election of directors shall be held on such date and at such time as shall be designated from time to time by the Board of Directors. Any other proper business may be transacted at the annual meeting of the Corporation’s stockholders.
Section 3.   Special Meetings.   Unless otherwise required by law or by the certificate of incorporation of the Corporation, as amended and restated from time to time (the “Certificate of Incorporation”), special meetings of stockholders, for any purpose or purposes, may be called by either (a) the Chairman of the Board of Directors, if there be one, or (b) the President, (c) any Vice President, if there be one, (d) the Secretary or (e) any Assistant Secretary, if there be one, and shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers and authority include the power to call such meetings or (iii) stockholders owning a majority of the capital stock of the Corporation issued and outstanding and entitled to vote on the matter for which such special meeting of stockholders is called. Such request shall state the purpose or purposes of the proposed meeting. At a special meeting of stockholders, only such business shall be conducted as shall be specified in the notice of meeting (or any supplement thereto).
Section 4.   Notice.   Whenever stockholders are required or permitted to take any action at a meeting, a notice of the meeting, in the form of a writing or electronic transmission, shall be given which shall state the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at such meeting, if such date is different from the record date for determining stockholders entitled to notice of such meeting and, in the case of a special meeting of stockholders, the purpose or purposes for which the meeting is called. Unless otherwise required by law, notice of any meeting shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining stockholders entitled to notice of such meeting.

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Section 5.   Adjournments and Postponements.   Any meeting of the stockholders may be adjourned or postponed from time to time by the chairman of such meeting or by the Board of Directors, without the need for approval thereof by stockholders to reconvene or convene, respectively at the same or some other place. Notice need not be given of any such adjourned or postponed meeting (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication) if the time and place, if any, thereof, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned or postponed meeting are announced at the meeting at which the adjournment is taken or, with respect to a postponed meeting, are (i) with respect to an adjourned meeting, (a) announced at the meeting at which the adjournment is taken, (b) displayed during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (c) set forth in the notice of meeting given in accordance with Section 4 of this Article II, or (ii) with respect to a postponed meeting, are publicly announced. At the adjourned or postponed meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment or postponement is for more than thirty (30) days, notice of the adjourned or postponed meeting in accordance with the requirements of Section 4 of this Article II shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment or postponement, a new record date for stockholders entitled to vote is fixed for the adjourned or postponed meeting, the Board of Directors shall fix a new record date for notice of such adjourned or postponed meeting in accordance with Section 11 of this Article II, and shall give notice of the adjourned or postponed meeting to each stockholder of record entitled to vote at such adjourned or postponed meeting as of the record date fixed for notice of such adjourned or postponed meeting.
Section 6.   Quorum.   Unless otherwise required by the DGCL, other applicable law or the Certificate of Incorporation, the holders of a majority of the Corporation’s capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, in the manner provided in Section 5 of this Article II, until a quorum shall be present or represented.
Section 7.   Voting.   Unless otherwise required by law, the Certificate of Incorporation or these Second Amended and Restated Bylaws (these “Bylaws”), or permitted by the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, any question brought before any meeting of the stockholders, other than the election of directors, shall be decided by the vote of the holders of a majority of the total number of votes of the Corporation’s capital stock present at the meeting in person or represented by proxy and entitled to vote on such question, voting as a single class. Unless otherwise provided in the Certificate of Incorporation, and subject to Section 11(a) of this Article II, each stockholder represented at a meeting of the stockholders shall be entitled to cast one (1) vote for each share of the capital stock entitled to vote thereat held by such stockholder. Such votes may be cast in person or by proxy as provided in Section 8 of this Article II. The Board of Directors, in its discretion, or the chairman of a meeting of the stockholders, in his or her discretion, may require that any votes cast at such meeting shall be cast by written ballot.
Section 8.   Proxies.   Each stockholder entitled to vote at a meeting of the stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder as proxy, but no such proxy shall be voted upon after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute a valid means by which a stockholder may grant such authority:
(i)   A stockholder, or such stockholder’s authorized officer, director, employee or agent, may execute a document (as defined in the DGCL) authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished in the manner permitted by the DGCL (including by electronic signature (as defined in the DGCL)) by the stockholder or such stockholder’s authorized officer, director, employee or agent.

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(ii)   A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such transmission must either set forth or be submitted with information from which it can be determined that the transmission was authorized by the stockholder. If it is determined that such transmissions are valid, the inspectors or, if there are no inspectors, such other persons making that determination shall specify the information on which they relied.
(iii)   The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the DGCL, provided that such authorization shall set forth, or be delivered with information enabling the Corporation to determine, the identity of the stockholder granting such authorization.
Any copy, facsimile telecommunication or other reliable reproduction of the document (including any electronic transmission) authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original document for any and all purposes for which the original document could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original document.
Section 9.   Consent of Stockholders in Lieu of Meeting.   Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with Section 228(d) of the DGCL. A consent must be set forth in writing or in an electronic transmission. No consent shall be effective to take the corporate action referred to therein unless consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner required by this Section 9 of this Article II within sixty (60) days of the first (1st) date on which a consent is so delivered to the Corporation. Any person signing a consent may provide, whether through instruction to an agent or otherwise, that such a consent will be effective at a future time (including a time determined upon the happening of an event), no later than sixty (60) days after such instruction is given or such provision is made, if evidence of such instruction or provision is provided to the Corporation. If the person is not a stockholder of record when the consent is signed, the consent shall not be valid unless the person is a stockholder of record as of the record date for determining stockholders entitled to consent to the action. Unless otherwise provided, any such consent shall be revocable prior to its becoming effective. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. Prompt notice of the taking of the corporate action without a meeting by less than unanimous consent shall be given to those stockholders who have not consented and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that consents signed by a sufficient number of holders to take the action were delivered to the Corporation as provided above in this Section 9 of this Article II.
Section 10.   List of Stockholders Entitled to Vote.   The Corporation shall prepare, not later than the tenth (10th) day before each meeting of the stockholders, a complete list of the stockholders entitled to vote at the meeting; provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the meeting date, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date. Such list shall be arranged in alphabetical order, and show the address of each stockholder and the number of shares registered in the name of each stockholder; provided, that the Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of ten (10) days ending on the day

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before the meeting date (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.
Section 11.   Record Date.
(a)   In order that the Corporation may determine the stockholders entitled to notice of any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix, as the record date for stockholders entitled to notice of such adjourned meeting, the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting in accordance with the foregoing provisions of this Section 11 of Article II.
(b)   In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with Section 228(d) of the DGCL. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
Section 12.   Stock Ledger.   The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by Section 10 of this Article II or the books and records of the Corporation, or to vote in person or by proxy at any meeting of stockholders. As used herein, the stock ledger of the Corporation shall refer to one (1) or more records administered by or on behalf of the Corporation in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfer of stock of the Corporation are recorded in accordance with Section 224 of the DGCL.
Section 13.   Conduct of Meetings.   The Board of Directors of the Corporation may adopt by resolution such rules and regulations for the conduct of any meeting of the stockholders as it shall deem appropriate. Meetings of stockholders shall be presided over by the Chairman of the Board of Directors, if there shall be one, or in his or her absence, or if there shall not be a Chairman of the Board of Directors or in his or her absence, the President. The Board of Directors shall have the authority to appoint a temporary chairman to serve at any meeting of the stockholders if the Chairman of the Board of Directors or the President is unable to do so for any reason. Except to the extent inconsistent with any rules and regulations adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such

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acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (iii) rules and procedures for maintaining order at the meeting and the safety of those present; (iv) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (v) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (vi) limitations on the time allotted to questions or comments by stockholders.
Section 14.   Inspectors of Election.   In advance of any meeting of the stockholders, the Board of Directors, by resolution, the Chairman of the Board of Directors or the President shall appoint one or more inspectors to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of the stockholders, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Corporation. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and shall take charge of the polls and, when the vote is completed, shall execute and deliver to the Corporation a certificate of the result of the vote taken and of such other facts as may be required by applicable law.
ARTICLE III
DIRECTORS
Section 1.   Number and Election of Directors.   The Board of Directors shall consist of not less than one (1) nor more than fifteen (15) members, each of whom shall be a natural person, the exact number of which shall initially be fixed by the Incorporator and thereafter from time to time by the Board of Directors. Except as provided in Section 2 of this Article III, directors shall be elected by a plurality of the votes cast at each annual meeting of stockholders and each director so elected shall hold office until the next annual meeting of stockholders and until such director’s successor is duly elected and qualified, or until such director’s earlier death, resignation or removal. Directors need not be stockholders unless so required by the Certificate of Incorporation.
Section 2.   Vacancies.   Unless otherwise required by law or the Certificate of Incorporation, vacancies on the Board of Directors or any committee thereof resulting from the death, resignation or removal of a director, or from an increase in the number of directors constituting the Board of Directors or such committee or otherwise, may be filled only by a majority of the directors then in office, though less than a quorum, or by a sole remaining director. The directors so chosen shall, in the case of the Board of Directors, hold office until the next annual election and until their successors are duly elected and qualified, or until their earlier death, resignation or removal and, in the case of any committee of the Board of Directors, shall hold office until their successors are duly appointed by the Board of Directors or until their earlier death, resignation or removal.
Section 3.   Duties and Powers.   The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation except as may be otherwise provided in the DGCL, the Certificate of Incorporation or by these Bylaws.
Section 4.   Meetings.   The Board of Directors and any committee thereof may hold meetings, both regular and special, either within or without the State of Delaware. Regular meetings of the Board of Directors or any committee thereof may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors or such committee, respectively. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors, if there be one, the President, or by any director. Special meetings of any committee of the Board of Directors may be called by the chairman of such committee, if there be one, the President, or any director serving on

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such committee. Notice of any special meeting stating the place, date and hour of the meeting shall be given to each director (or, in the case of a committee, to each member of such committee) not less than twenty-four (24) hours before the date of the meeting, by telephone, or in the form of a writing or electronic transmission, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.
Section 5.   Organization.   At each meeting of the Board of Directors or any committee thereof, the Chairman of the Board of Directors or the chairman of such committee, as the case may be, or, in his or her absence or if there be none, a director chosen by a majority of the directors present, shall act as chairman of such meeting. Except as provided below, the Secretary of the Corporation shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all the Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary or any Assistant Secretary of the Corporation may, but need not if such committee so elects, serve in such capacity.
Section 6.   Resignations and Removals of Directors.   Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, if there be one, the President or the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect when delivered or, if such resignation specifies a later effective time or an effective time, determined upon the happening of an event or events, in which case, such resignation takes effect upon such effective time. Unless otherwise specified in such resignation, the acceptance of such resignation shall not be necessary to make it effective. A resignation which is conditioned upon the director failing to receive a specified vote for reelection as a director may provide that it is irrevocable. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority in voting power of the issued and outstanding capital stock of the Corporation entitled to vote in the election of directors. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.
Section 7.   Quorum.   Except as otherwise required by law, or the Certificate of Incorporation or the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or a majority of the directors constituting such committee, as the case may be, shall constitute a quorum for the transaction of business and the vote of a majority of the directors or committee members, as applicable, present at any meeting at which there is a quorum shall be the act of the Board of Directors or such committee, as applicable. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present.
Section 8.   Actions of the Board by Written Consent.   Unless otherwise provided in the Certificate of Incorporation or these Bylaws, (i) any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission and (ii) a consent may be documented, signed and delivered in any manner permitted by Section 116 of the DGCL. Any person, whether or not then a director, may provide, through instruction to an agent or otherwise, that a consent to action will be effective at a future time (including a time determined upon the happening of an event) no later than sixty (60) days after such instruction is given or such provision is made and such consent shall be deemed to have been given at such effective time so long as such person is then a director and did not revoke the consent prior to such time. Any such consent shall be revocable prior to its becoming effective. After an action is taken, the consent or consents relating

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thereto shall be filed with the minutes of the proceedings of the Board of Directors, or the committee thereof, in the same paper or electronic form as the minutes are maintained.
Section 9.   Meetings by Means of Conference Telephone.   Unless otherwise provided in the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee thereof, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 of Article III shall constitute presence in person at such meeting.
Section 10.   Committees.   The Board of Directors may designate one (1) or more committees, each committee to consist of one or more of the directors of the Corporation. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading. The Board of Directors may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Corporation are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any such committee, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (i) approve, adopt, or recommend to the stockholders any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopt, amend, or repeal any of these Bylaws. Each committee shall keep regular minutes and report to the Board of Directors when required. Notwithstanding anything to the contrary contained in this Article III, the resolution of the Board of Directors establishing any committee of the Board of Directors and/or the charter of any such committee may establish requirements or procedures relating to the governance and/or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.
Section 11.   Subcommittees.   Unless otherwise provided in the Certificate of Incorporation, these Bylaws, or the resolution of the Board of Directors designating a committee, such committee may create one or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee. Except for references to committees and members of committees in Section 10 of this Article III, every reference in these Bylaws to a committee of the Board of Directors or a member of a committee shall be deemed to include a reference to a subcommittee or member of a subcommittee.
Section 12.   Compensation.   The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary for service as director, payable in cash or securities. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for service as committee members.
Section 13.   Interested Directors.   No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because any such director’s or officer’s vote is

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counted for such purpose if: (i) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; (ii) the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes such contract or transaction.
ARTICLE IV
OFFICERS
Section 1.   General.   The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chief Executive Officer and/or President, a Secretary and a Treasurer. The Board of Directors, in its discretion, also may choose a Chairman of the Board of Directors (who must be a director) and one (1) or more Vice Presidents, Assistant Secretaries, Assistant Treasurers and other officers. Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation nor, except in the case of the Chairman of the Board of Directors, need such officers be directors of the Corporation.
Section 2.   Election.   The Board of Directors, at its first (1st) meeting held after each annual meeting of stockholders (or action by written consent of stockholders in lieu of the annual meeting of stockholders), shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and each officer of the Corporation shall hold office until such officer’s successor is elected and qualified, or until such officer’s earlier death, resignation or removal. Any officer elected by the Board of Directors may be removed at any time by the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.
Section 3.   Voting Securities Owned by the Corporation.   Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President or any other officer authorized to do so by the Board of Directors and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation or other entity in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.
Section 4.   Chairman of the Board of Directors.   The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation, unless the Board of Directors designates the President as the Chief Executive Officer, and, except where by law the signature of the President is required, the Chairman of the Board of Directors shall possess the same power as the President to sign all contracts, certificates and other instruments of the Corporation which may be authorized by the Board of Directors. During the absence or disability of the President, the Chairman of the Board of Directors shall exercise all the powers and discharge all the duties of the President. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as may from time to time be assigned by these Bylaws or by the Board of Directors.

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Section 5.   President.   The President shall, subject to the oversight and control of the Board of Directors and, if there be one, the Chairman of the Board of Directors, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. The President shall execute all bonds, mortgages, contracts and other instruments of the Corporation requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board of Directors or the President. In the absence or disability of the Chairman of the Board of Directors, or if there be none, the President shall preside at all meetings of the stockholders and, if the President is also a director, the Board of Directors. If there be no Chairman of the Board of Directors, or if the Board of Directors shall otherwise designate, the President shall be the Chief Executive Officer of the Corporation. The President shall also perform such other duties and may exercise such other powers as may from time to time be assigned to such officer by these Bylaws or by the Board of Directors.
Section 6.   Vice Presidents.   At the request of the President or in the President’s absence or in the event of the President’s inability or refusal to act (and if there be no Chairman of the Board of Directors), the Vice President, or the Vice Presidents if there are more than one (1) (in the order designated by the Board of Directors), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Chairman of the Board of Directors and no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of the President to act, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.
Section 7.   Secretary.   The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for committees of the Board of Directors when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to the affixing by such officer’s signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.
Section 8.   Treasurer.   The Treasurer shall have the custody of the Corporation’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors or the President taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of the Treasurer and for the restoration to the Corporation, in case of the Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer’s possession or under the Treasurer’s control belonging to the Corporation.
Section 9.   Assistant Secretaries.   Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the

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President, any Vice President, if there be one (1), or the Secretary, and in the absence of the Secretary or in the event of the Secretary’s inability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.
Section 10.   Assistant Treasurers.   Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of the Treasurer’s inability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the office of Assistant Treasurer and for the restoration to the Corporation, in case of the Assistant Treasurer’s death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Assistant Treasurer’s possession or under the Assistant Treasurer’s control belonging to the Corporation.
Section 11.   Other Officers.   Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.
ARTICLE V
STOCK
Section 1.   Stock Certificates and Uncertificated Shares.   The shares of the Corporation may be represented by certificates or may be uncertificated. Each stockholder shall be entitled to have, in such form as shall be approved by the Board, a certificate or certificates signed by the Chair of the Board or the Vice Chair of the Board or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary representing the number of shares of capital stock of the Corporation owned by such stockholder. Any or all of the signatures on any such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar had been such at the date of its issue. Absent a specific request for such a certificate by the registered owner or transferee thereof, all shares may be uncertificated upon the original issuance thereof by the Corporation or upon surrender of the certificate representing such shares to the Corporation or its transfer agent.
Section 2.   Lost Certificates.   The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issuance of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner’s legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.
Section 3.   Transfers.   Stock of the Corporation shall be transferable in the manner prescribed by applicable law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the person named in the certificate or by such person’s attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes; provided, however, that such surrender and endorsement or payment of taxes shall not be required in any case in which the officers of the Corporation shall determine to waive such requirement. Every certificate exchanged, returned or surrendered to the Corporation shall be marked “Cancelled,” with the date of cancellation, by the Secretary or Assistant Secretary of the Corporation or

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the transfer agent thereof. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.
Section 4.   Dividend Record Date.   In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
Section 5.   Record Owners.   The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by law.
Section 6.   Transfer and Registry Agents.   The Corporation may from time to time maintain one or more transfer offices or agencies and registry offices or agencies at such place or places as may be determined from time to time by the Board of Directors.
ARTICLE VI
NOTICES
Section 1.   Notices.   Whenever written notice is required by law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, such notice may be given in writing directed to such director’s, committee member’s or stockholder’s mailing address (or by electronic transmission directed to such director’s, committee member’s or stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given if: (i) mailed, when the notice is deposited in the United States mail, postage prepaid, (ii) delivered by courier service, the earlier of when the notice is received or left at such director’s, committee member’s or stockholder’s address or (iii) given by electronic mail, when directed to such director’s, committee member’s or stockholder’s electronic mail address unless such director, committee member or stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the under applicable law, the Certificate of Incorporation or these Bylaws. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the DGCL, any notice to stockholders given by the Corporation under applicable law, the Certificate of Incorporation or these Bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. The Corporation may give notice by electronic mail in accordance with the first (1st) sentence of this Section 1 of this Article V without obtaining the consent required by the second sentence of this Section 1 of this Article V. Notice given by electronic transmission, as described above, shall be deemed given if: (a) by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (b) by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (c) by any other form of electronic transmission, when directed to the stockholder. Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.
Section 2.   Waivers of Notice.   Whenever any notice is required, by applicable law, the Certificate of Incorporation or these Bylaws, to be given to any director, member of a committee or stockholder, a

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waiver thereof in writing, signed by the person or persons entitled to notice, or a waiver by electronic transmission by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting, present in person or represented by proxy, shall constitute a waiver of notice of such meeting, except where the person attends the meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of stockholders or any regular or special meeting of the directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by law, the Certificate of Incorporation or these Bylaws.
ARTICLE VII
GENERAL PROVISIONS
Section 1.   Dividends.   Dividends upon the capital stock of the Corporation, subject to the requirements of the DGCL and the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting of the Board of Directors (or any action by written consent in lieu thereof in accordance with Section 8 of Article III hereof), and may be paid in cash, in property, or in shares of the Corporation’s capital stock. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for purchasing any of the shares of capital stock, warrants, rights, options, bonds, debentures, notes, scrip or other securities or evidences of indebtedness of the Corporation, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.
Section 2.   Disbursements.   All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.
Section 3.   Fiscal Year.   The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 4.   Corporate Seal.   The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.
ARTICLE VIII
INDEMNIFICATION
Section 1.   Authorization of Indemnification and Contractual Rights.   Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise and whether by or in the right of the Corporation or otherwise (each, a “Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan (an “Indemnitee”), whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be (and shall be deemed, as further set forth in this Section 1 of Article VIII below, to have a contractual right to be) indemnified and held harmless by the Corporation (and any successor to the Corporation by merger or otherwise) to the fullest extent permitted by law, and subject to the conditions and (except as provided herein) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification hereunder for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the Corporation to

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provide prior to such amendment), against all expenses, liabilities and losses (including attorneys’ fees, judgments, fines, taxes or penalties under the Employee Retirement Income Security Act of 1974, as may be amended from time to time (“ERISA”) and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee or his or her heirs, executors or administrators in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnification in connection with a Proceeding (or part thereof) initiated by such person (except for a suit or action pursuant to Section 3 of Article VIII hereof) only if such Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Persons who are not directors or officers of the Corporation and are not so serving at the request of the Corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the Board of Directors of the Corporation. The indemnification conferred in this Section 1 of Article VIII also shall include the right to be paid by the Corporation (and such successor) the expenses (including attorneys’ fees) incurred in the defense of or other involvement in any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses (including attorneys’ fees) incurred by a director or officer in advance of the final disposition of a Proceeding shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 of Article VIII or otherwise; and provided further, that, such expenses incurred by other employees and agents may be so paid in advance upon such terms and conditions, if any, as the Board of Directors deems appropriate. The rights to indemnification and advance payment of expenses conferred upon any current or former director or officer of the Corporation pursuant to this Section 1 of Article VIII (whether by reason of the fact that such person is or was a director or officer of the Corporation, or while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan) shall be contractual rights and shall vest when any such person becomes a director or officer of the Corporation.
Section 2.   Avista Directors.   The Corporation hereby acknowledges that the previously elected or appointed directors that are or were partners or employees of Avista (“Avista Directors”) have certain rights to indemnification, advancement of expenses and/or insurance provided by Avista and certain affiliates that, directly or indirectly, (i) are controlled by, (ii) control or (iii) are under common control with, Avista (collectively, the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Avista Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Avista Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Avista Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this Section 2 of Article VIII and these Bylaws of the Corporation from time to time (or any other agreement between the Corporation and the Avista Directors), without regard to any rights the Avista Directors may have against the Fund Indemnitors, and (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Avista Directors with respect to any claim for which the Avista Directors have sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or to be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Avista Directors against the Corporation. The Corporation and the Avista Directors agree that the Fund Indemnitors are express third-party beneficiaries of the terms of this Section 2 of Article VIII.
Section 3.   Right of Indemnitee to Bring Action Against the Corporation.   If a claim under Section 1 or 2 of Article VIII is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, or if a claim for advancement of expenses is not paid in full within thirty (30) days after the Corporation has received a statement or statements requesting such amounts have been advanced, the Indemnitee may at any time thereafter bring an action against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the Indemnitee shall be entitled to be paid also the expense of prosecuting such action. It shall be a defense to

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any such action (other than an action brought to enforce a claim for expenses incurred in connection with any Proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the Indemnitee has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the Indemnitee for the amount claimed or is otherwise not entitled to indemnification under Section 1 of Article VIII, but the burden of proving such defense shall be on the Corporation. The failure of the Corporation (in the manner provided under the DGCL) to have made a determination prior to or after the commencement of such action that indemnification of the Indemnitee is proper in the circumstances because he or she has met the applicable standard of conduct set forth in DGCL Law shall be a defense to the action or create a presumption that the Indemnitee has not met the applicable standard of conduct. Unless otherwise specified in an agreement with the Indemnitee, an actual determination by the Corporation (in the manner provided under the DGCL) after the commencement of such action that the Indemnitee has not met such applicable standard of conduct shall not be a defense to the action, but shall create a presumption that the Indemnitee has not met the applicable standard of conduct.
Section 4.   Non-exclusivity.   The rights to indemnification and advance payment of expenses provided by Section 1 or 2 of Article VIII hereof shall not be deemed exclusive of any other rights to which those seeking indemnification and advance payment of expenses may be entitled under the Certificate of Incorporation, these Bylaws or under any statute, agreement, vote of stockholder(s) or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office and, for the avoidance of doubt, nothing herein shall prohibit the Corporation from entering into separate agreements with its directors or officers regarding indemnification and advance payment of expenses; and no provision of these Bylaws is intended to be construed as limiting, prohibiting, denying or abrogating any of the general or specific powers or rights conferred under the DGCL upon the Corporation to furnish, or upon any court to award, such indemnification, or indemnification as otherwise authorized pursuant to the Delaware General Corporation Law or any other law now or hereafter in effect.
Section 5.   Survival of Indemnification.   The indemnification and advance payment of expenses and rights thereto provided by, or granted pursuant to, Section 1 or 2 of Article VIII hereof shall continue as vested contractual rights even if such person ceases to be a director, officer, employee, partner or agent and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person. Any amendment, repeal, or modification of, or adoption of any provision inconsistent with, this Article VIII shall not adversely affect any right to indemnification or advance payment of expenses granted to any person pursuant thereto with respect to any act or omission of such person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the Proceeding relating to such acts or omissions, or any Proceeding relating to such person’s rights to indemnification or to advance payment of expenses, is commenced before or after the time of such amendment, repeal, modification, or adoption), and any such amendment, repeal, modification, or adoption that would adversely affect such person’s rights to indemnification or advance payment of expenses hereunder shall be ineffective as to such person, except with respect to any threatened, pending, or completed Proceeding that relates to or arises from (and only to the extent such Proceeding relates to or arises from) any act or omission of such person occurring after the effective time of such amendment, repeal, modification, or adoption.
Section 6.   Insurance.   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, trustee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person’s status as such, and related expenses, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.
Section 7.   Business Combinations.   Unless the Board of Directors shall determine otherwise with reference to a particular merger or consolidation or other business combination, for purposes of this Article VIII, references to “the Corporation” shall include, in addition to the existing corporation, any

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constituent corporation (including any constituent of a constituent) absorbed in a merger or consolidation or other business combination which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers so that any person who is or was a director, officer, employee, trustee, partner (limited or general) or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, trustee, partner (limited or general) or agent of another corporation, or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
Section 8.   Savings Clause.   If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification or advancement of expenses under Section 1 or 2 of Article VIII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification or advancement of expenses is available to such person pursuant to this Article VIII to the fullest extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.
ARTICLE IX
FORUM FOR ADJUDICATION OF CERTAIN DISPUTES
Section 1.   Forum for Adjudication of Certain Disputes.   Unless the Corporation consents in writing to the selection of an alternative forum (an “Alternative Forum Consent”), the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any (i) derivative action or proceeding brought on behalf of the Corporation, (ii) action asserting a claim of breach of a duty (including any fiduciary duty) owed by any current or former director, officer, stockholder, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation arising out of or relating to any provision of the DGCL, the Corporation’s Certificate of Incorporation or these Bylaws (each, as in effect from time to time), or (iv) action asserting a claim against the Corporation or any current or former director, officer, stockholder, employee or agent of the Corporation governed by the internal affairs doctrine of the State of Delaware; provided, however, that, in the event that the Court of Chancery of the State of Delaware lacks subject matter jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware, in each such case, unless the Court of Chancery (or such other state or federal court located within the State of Delaware, as applicable) has dismissed a prior action by the same plaintiff asserting the same claims because such court lacked personal jurisdiction over an indispensable party named as a defendant therein. Unless the Corporation gives an Alternative Forum Consent, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. Any person or entity purchasing, otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 1 of Article IX. The existence of any prior Alternative Forum Consent shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 1 of Article IX with respect to any current or future actions or claims.
ARTICLE X
AMENDMENTS
Section 1.   Amendments.   These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that

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notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of a meeting of the stockholders or Board of Directors, as the case may be, called for the purpose of acting upon any proposed alteration, amendment, repeal or adoption of new Bylaws. All such alterations, amendments, repeals or adoptions of new Bylaws must be approved by either the holders of a majority of the outstanding capital stock entitled to vote thereon or by a majority of the entire Board of Directors then in office. Any amendment to these Bylaws adopted by stockholders which specifies the votes that shall be necessary for the election of directors shall not be further amended or repealed by the Board of Directors.
Section 2.   Entire Board of Directors.   As used in this Article X and in these Bylaws generally, the term “entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.
* * *
Adopted as of: [•], 2025

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Annex B
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement, dated as of March 19, 2025 (this “Agreement”), is by and between Paratek Pharmaceuticals, Inc., Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of OptiNose, Inc, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings specified in the Merger Agreement (as defined below).
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Merger Sub are entering into an Agreement and Plan of Merger (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (a) shares of Company Common Stock held immediately prior to the Effective Time by the Company (or held in the Company’s treasury), (b) shares of Company Common Stock held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company and (c) any Dissenting Shares) shall, by virtue of the Merger, be converted into the right to receive the Merger Consideration;
WHEREAS, as of the date hereof, the Stockholder is the record or beneficial owner of, has the right to dispose of, and has the right to vote the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Exhibit A hereto (together with any shares of Company Common Stock subsequently acquired, the “Shares”);
WHEREAS, receiving the Company Stockholder Approval is a condition to the consummation of the Transactions; and
WHEREAS, in order to induce, and as a condition to the willingness of, Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
Section 1.   Agreement to Vote; Restrictions on Transfers.
(a)   Agreement to Vote the Shares.   Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special, and at each adjournment, recess or postponement thereof) of the Company’s stockholders, however called, or in any other circumstance, in each case, upon which a vote, consent or other approval with respect to any of the matters described in clauses (A) or (B) below is sought from the stockholders of the Company (the “Required Vote Matters”), the Stockholder shall, and shall cause its controlled Affiliates (other than the Company and its Subsidiaries) to, (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat (including by proxy) for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy) all of the Shares (A) in favor of (I) the Merger and the adoption of the Merger Agreement, (II) any other matters necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms thereof and (III) the adjournment or postponement of any meeting of the Company’s stockholders in accordance with Section 5.3 of the Merger Agreement and (B) against any (I) Acquisition Proposal or proposal relating to an Acquisition Proposal or (II) action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (w) change in any manner the capitalization of, including the voting rights of any class of capital stock of, the Company, (x) result in a material breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement, (y) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (z) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement. Prior to the Expiration Time, any attempt by the Stockholder to vote (or otherwise to utilize the voting power of) its Shares in contravention of this Section 1.a) shall be null and void ab initio.
(b)   Restrictions on Transfers.   Except as provided hereunder, the Stockholder hereby agrees that, from the date hereof until the Expiration Time, the Stockholder shall not, and shall cause its controlled Affiliates (other than the Company and its Subsidiaries) not to, directly or indirectly, (i) sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer (including by operation of Legal Requirement) or dispose of any Shares or any voting or economic interest therein, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”), or (ii) knowingly take any action or series of actions that would, individually or in the aggregate, reasonably be expected to impair or adversely affect the ability of the Stockholder to perform its obligations hereunder. Notwithstanding the foregoing, this Section 1.b) shall not prohibit a Transfer of Shares by a Stockholder (A) to any Affiliate of the Stockholder, (B) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the Stockholder, (C) for estate planning purposes, (D) as Parent may otherwise agree in writing in its sole discretion or (E) in a sale of such number of Shares as is necessary solely to satisfy any tax withholding obligations incurred upon the vesting or settlement or any equity-based awards that vest prior to the Expiration Time, in each of clauses (A) through (D), so long as (I) no such Transfer prevents, impedes, interferes with, delays, adversely affects or inhibits the performance of the obligations hereunder and (II) such transferee, prior to such Transfer, executes a joinder to this Agreement, in a form reasonably acceptable to Parent, pursuant to which such transferee agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to the Stockholder and otherwise become a party for all purposes of this Agreement to the extent relating to such transferred Shares. Prior to the Expiration Time, any Transfer in violation of this Section 1.b) shall be null and void ab initio.
(c)   Irrevocable Proxy.   The Stockholder hereby appoints Parent and any written designee of Parent, and each of them individually, its proxies and attorney-in-fact, with full power of substitution and resubstitution, to vote the Stockholder’s Shares at the Stockholder Meeting or at any other meeting of the holders of Company Common Stock called to consider any of the Required Vote Matters; provided that this proxy and power of attorney granted by the Stockholder shall be effective if, and only if, the Stockholder has not delivered to the Company at least three (3) Business Days prior to such meeting, a duly executed proxy card voting the Stockholder’s Shares on a Required Vote Matter in accordance with Section 1.a) of this Agreement, as applicable, and has not revoked such duly executed proxy card. This proxy and power of attorney is given by the Stockholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by a Stockholder with respect to any of the Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, liquidation, death or incapacity of, or other similar event or events involving, a Stockholder, and actions taken by Parent hereunder shall be as valid as if such dissolution, bankruptcy, liquidation, death or incapacity or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such dissolution, bankruptcy, liquidation, death or incapacity or other similar event or events. The proxy and power of attorney granted hereunder shall terminate at the Expiration Time pursuant to Section 3. The irrevocable proxy granted pursuant to this Section 1.c) shall not be terminated by any act of the Stockholder or by operation of Law until the valid termination of this Agreement pursuant to Section 5.
(d)   Transfer of Voting Rights.   Other than as permitted by Section 1.b), the Stockholder hereby agrees that, prior to the Expiration Time, the Stockholder shall not, and shall cause its controlled Affiliates (other than the Company and its Subsidiaries) not to, deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder or such controlled Affiliates under this Agreement with respect to any of the Shares owned by the Stockholder or such controlled Affiliates.

(e)   Acquired Shares.   Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by the Stockholder or any of its controlled Affiliates (other than the Company and its Subsidiaries), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise, exchange or conversion of any securities of the Company, if any, after the execution hereof shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. The Stockholder hereby agrees to notify Parent promptly in writing of the number and description of any such Shares.
(f)   Waiver of Appraisal Rights.   The Stockholder hereby knowingly and voluntarily waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger that the Stockholder may have under Delaware Law.
(g)   Effect of Change in Recommendation.   Until the Expiration Time, the obligations of the Stockholder specified in this Agreement shall apply whether or not the Board of Directors (or any committee thereof) has effected a Company Adverse Recommendation Change.
(h)   No Inconsistent Agreements.   The Stockholder hereby agrees that it shall not, and shall cause its controlled Affiliates not to, enter into any agreement, contract or understanding with any person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement, or which otherwise conflicts in any respect with this Agreement.
(i)   Further Actions.   From time to time, at the request of Parent, Merger Sub or the Company, the Stockholder shall take all such further actions, including executing and delivering all further documents and instruments, as may be necessary or desirable on the part of the Stockholder to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement.
Section 2.   Representations and Warranties.
(a)   Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows:
(i)   Power and Authority; Consents.   The Stockholder has the requisite capacity and authority to enter into and perform its obligations under this Agreement. No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Body is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby other than the filing of any required reports with the SEC, including compliance by the Stockholder with and filings under Sections 13(d) and 16 of the Exchange Act.
(ii)   Due Authorization.   This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except in all cases as such enforceability may be subject to the Enforceability Exceptions).
(iii)   Non-Contravention.   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby shall not, (A) violate or conflict with any Legal Requirement applicable to the Stockholder, or (B) require any consent by any person under, violate or conflict with, or constitute a default under, give rise to a termination (or right of termination) under, create or accelerate any obligations under, or create an Encumbrance on any of the assets (including the Shares) of the Stockholder pursuant to, any Contract or other obligation or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body to which the Stockholder is a party or by which the Stockholder or its property or assets (including the Shares) is bound, or any Legal Requirement to which the Stockholder’s property or assets (including the Shares) is subject, or any other approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Body or any other person that, individually or in the aggregate, would reasonably be expected to impair or adversely affect the ability of the Stockholder to perform its obligations hereunder in any material respect or to consummate the transactions contemplated by this Agreement in a timely manner. The Stockholder has not appointed or granted a power of attorney that is inconsistent with the Stockholder’s obligations pursuant to this Agreement to any person with respect to any Shares that remains in effect. The Stockholder has not deposited, and has not agreed to deposit, any of its Shares in a voting trust and the Stockholder has not entered into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares owned by the Stockholder.
(iv)   Ownership of Shares.   The Stockholder owns, beneficially or of record, all of the Shares free and clear of any voting restriction, adverse claim, or other Encumbrance, except for Encumbrances as may be applicable under the Securities Act or other applicable securities Laws, and has full voting power and full power of disposition with respect to the Shares with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of the Shares is set forth on Exhibit A hereto. Neither the Stockholder nor any of its Affiliates (other than the Company and its Subsidiaries) beneficially owns any Shares or any options, warrants or other rights to acquire any additional Shares or shares of capital stock or other voting or equity securities or interests of the Company or any security exercisable for or exchangeable or convertible into Shares or shares of capital stock or other voting or equity securities or interests of the Company, other than as set forth on Exhibit A hereto. The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held in book-entry form). No Shares, whether held via certificate or certificates or in book-entry form, contain any legend or restriction inconsistent with the terms of this Agreement or the transactions contemplated hereby.
(v)   Legal Actions.   As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other person that, individually or in the aggregate, would reasonably be expected to impair or adversely affect the ability of the Stockholder to perform its obligations hereunder in any material respect or to consummate the transactions contemplated by this Agreement in a timely manner.
(vi)   Reliance.   The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.
(vii)   Sophistication.   The Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon the Company or Parent or any of their respective Affiliates or any of the respective representatives of the foregoing. The Stockholder acknowledges that the agreements contained herein with respect to the Shares are irrevocable.
(viii)   No Fees.   No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.
(b)   Representations and Warranties of Parent.   Parent represents and warrants to the Stockholder as follows:
(i)   Power and Authority; Consents.   Parent has the requisite authorization and authority to enter into and perform its obligations under this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Body is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby.
(ii)   Due Authorization.   This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be subject to the Enforceability Exceptions).
(iii)   Non-Contravention.   The execution, delivery, and performance of this Agreement by Parent does not and will not (A) violate or conflict with any Legal Requirement applicable to Parent, or (B) other than filings required under the Exchange Act, as set forth in the Merger Agreement or that, individually or in the aggregate, would not reasonably be expected to impair or adversely affect the ability of Parent to perform its obligations hereunder in any material respect or to consummate the transactions contemplated by this Agreement in a timely manner, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Body or any other person with respect to the Stockholder.
Section 3.   Termination.   This Agreement shall terminate automatically, without any notice or other action by any person, upon the earlier to occur of (a) the receipt of the Company Stockholder Approval, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) the entry, without the prior written consent of the Stockholder, into any material modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof, or (D) the mutual written consent of Parent and the Stockholder (such time, the “Expiration Time”). Upon the termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided that this Section 3, Section 5 and Section 9 shall, subject to their terms, survive the Expiration Time; provided, however, notwithstanding the foregoing, Section 5 shall not survive a termination of this Agreement pursuant to Sections 3(b); provided, further, that no such termination or expiration shall relieve any party hereto from any liability for damages resulting from a knowing and intentional breach of this Agreement occurring prior to such termination.
Section 4.   Waiver of Conflicting Actions.   The Stockholder hereby agrees that prior to the Expiration Time (a) it shall not (and shall cause its controlled Affiliates (other than the Company and its Subsidiaries) not to) commence or participate in, and (b) it shall take (and shall cause its controlled Affiliates (other than the Company and its Subsidiaries) to take) all actions necessary to opt out of any class in any class action with respect to, in each of clauses (a) and (b), any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates, successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Stockholder Meeting or the closing of the Merger) or (ii) alleging a breach of any fiduciary duty of the Board of Directors in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. The Stockholder hereby agrees that prior to the Expiration Time, it shall not (and shall cause its controlled Affiliates (other than the Company and its Subsidiaries) and Representatives not to) take any action prohibited to be taken by the Company or its Representatives under Section 5.4 of the Merger Agreement.
Section 5.   Documentation and Information.
(a)   The Stockholder shall not, and shall cause its controlled Affiliates not to, make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Legal Requirement (provided that reasonable notice of any such disclosure shall be provided to Parent, and such person shall consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure if requested by Parent). The Stockholder consents to and authorizes (and hereby agrees that its Affiliates (other than the Company and its Subsidiaries) consent to and authorize) the publication and disclosure by Parent and the Company of the Stockholder’s and its Affiliates’ identity and holding of the Shares, and the terms of this Agreement (including the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and the Stockholder acknowledges (and hereby agrees that its Affiliates acknowledge) that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body or securities exchange.
(b)   The Stockholder shall: (i) promptly give the Company and Parent any information it may reasonably request for the preparation of any disclosure documents described in Section 5.a), and the Stockholder agrees to, and to cause its Affiliates to, promptly notify the Company and Parent of any required corrections with respect to any information supplied by the Stockholder or its Affiliates specifically for use in any such disclosure document, if and to the extent that any such information shall become false or misleading in any material respect, (ii) promptly provide, or cause to be provided, to any Governmental Body whose approval is required in connection with the transactions contemplated by the Merger Agreement (an “Applicable Governmental Body”), on a confidential basis (if permitted under the applicable Legal Requirements), all agreements, documents, instruments, affidavits, statements or information that may be required or requested by such Applicable Governmental Body relating to the Stockholder and (iii) use commercially reasonable efforts to promptly provide, or cause to be provided, to any Applicable Governmental Body, on a confidential basis (if permitted under the applicable Legal Requirements), all agreements, documents, instruments, affidavits, statements or information that may be required or requested by such Applicable Governmental Body relating to the Stockholder.
Section 6.   Fiduciary Duties; Legal Obligations.   The Stockholder is entering into this Agreement solely in its capacity as the record or beneficial owner of the Shares, and not in any other capacity. Notwithstanding any provision in this Agreement to the contrary, (a) nothing in this Agreement shall limit or restrict the Stockholder, or any officer, director or other Representative of the Stockholder, in its capacity as a director or officer of the Company (including any director nominated by the Stockholder) from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (b) the taking of any action (or any failures to act) by the Stockholder or any officer, director or other Representative of the Stockholder (including any director nominated by the Stockholder) in its capacity as a director or officer of the Company or in the exercise of such person’s fiduciary duties as a director or officer of the Company, shall not be deemed to constitute a breach of this Agreement.
Section 7.   Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by and against, the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party, and any attempted assignment without the prior written consent of the other party shall be void and have no effect.
Section 8.   Notices.   Any notice or other communication required or permitted to be delivered to any party hereto under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, (ii) two (2) Business Days after being sent by registered mail or by courier or express delivery service, or (iii) if emailed, upon confirmation of transmission (provided no bounce-back or similar message of non-delivery is received with respect thereto); provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party hereto):
If to Parent, to:
Paratek Pharmaceuticals, Inc.
1000 First Avenue, Suite 200
King of Prussia, PA 19406
Attention:
Jonathan Light

Email:
jonathan.light@paratekpharma.com

with copies (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:
Dohyun Kim

Email:
Dohyun.Kim@skadden.com

If to the Stockholder, to the Stockholder at its address and/or email address set forth on Exhibit A hereto.
Section 9.   Miscellaneous.
(a)   Expenses.   Except as otherwise expressly provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses.
(b)   Entire Agreement; Counterparts.   This Agreement (together with Exhibit A) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.
(c)   Applicable Legal Requirements Jurisdiction; Specific Enforcement.
(i)   This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort or otherwise) arising out of this Agreement or any of the transactions contemplated hereby shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby: each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”“); and (ii) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8. Each of the parties hereto irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (D) waives, to the fullest extent permitted by Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party hereto’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(ii)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.c)i) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, neither the Stockholder nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.c)ii) shall not be required to provide any bond or other security in connection with any such order or injunction.
(iii)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.c)iii).
(d)   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to negotiate in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the original intent of the parties hereto as closely as possible.
(e)   Amendments; Waivers.   This Agreement may only be amended, modified or supplemented in a writing signed on behalf of each party hereto. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.
(f)   Headings.   Headings of the Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
(g)   No Third-Party Beneficiaries.   Each party hereto agrees that (i) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including any right to rely upon the representations and warranties set forth herein.
(h)   Interpretation.
(i)   When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. The word “extent” in the phrase “to the extent” means only the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings included in this Agreement when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “shall” and “will” may be used interchangeably herein and shall have the same meaning. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of the defined terms and to the masculine as well as to the feminine and neuter genders of such defined terms. References in this Agreement to specific Laws or to specific provisions of Legal Requirements shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.
(ii)   Each of the parties hereto has participated in the drafting and negotiation of this Agreement, and if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.
(i)   No Recourse.   Parent (on behalf of itself and Merger Sub) agrees that the Stockholder shall be liable in its respective capacity as a stockholder of the Company for claims, damages, expenses, liabilities or obligations arising under the Merger Agreement. Notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party to this Agreement may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no persons other than the parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling person, fiduciary, representative or employee of any party hereto (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any party hereto (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the parties hereto (each, but excluding the parties hereto, a “Related Party”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Related Parties, by the enforcement of any assessment or by any Legal Proceeding, or by virtue of any statute, regulation or other applicable Legal Requirement, or otherwise; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Related Party, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Related Party may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Related Party is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against the entities that are named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Each Related Party is intended as a third-party beneficiary of this Section 9.i).
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
PARATEK PHARMACEUTICALS, INC.
By:
/s/ Evan Loh, M.D.

Name:
Evan Loh, M.D.

Title:
Chief Executive Officer

STOCKHOLDER
By:
/s/ MVM Partners LLC

Name:
MVM Partners LLC

[Signature Page to Voting and Support Agreement]

EXHIBIT A
Stockholder Name; Address and Email Address	Number of Shares
MVM Partners LLC Old City Hall 45 School St. Boston, MA 02108 Attention: [***]	14,605,263
Email: [***]

Annex C
VOTING AND SUPPORT AGREEMENT
This Voting and Support Agreement, dated as of March 19, 2025 (this “Agreement”), is by and between Paratek Pharmaceuticals, Inc., Delaware corporation (“Parent”), and the undersigned stockholder (the “Stockholder”) of OptiNose, Inc, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings specified in the Merger Agreement (as defined below).
WHEREAS, concurrently with the execution and delivery of this Agreement, Parent, the Company and Merger Sub are entering into an Agreement and Plan of Merger (as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”) pursuant to which, on the terms and subject to the conditions set forth therein, at the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than (a) shares of Company Common Stock held immediately prior to the Effective Time by the Company (or held in the Company’s treasury), (b) shares of Company Common Stock held immediately prior to the Effective Time by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent or the Company and (c) any Dissenting Shares) shall, by virtue of the Merger, be converted into the right to receive the Merger Consideration;
WHEREAS, as of the date hereof, the Stockholder is the record or beneficial owner of, has the sole right to dispose of, and has the sole right to vote the number of shares of Company Common Stock set forth opposite the Stockholder’s name on Exhibit A hereto (together with any shares of Company Common Stock subsequently acquired, the “Shares”);
WHEREAS, receiving the Company Stockholder Approval is a condition to the consummation of the Transactions; and
WHEREAS, in order to induce, and as a condition to the willingness of, Parent to enter into the Merger Agreement, Parent has required that the Stockholder enter into this Agreement.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:
Section 1.   Agreement to Vote; Restrictions on Transfers.
(a)   Agreement to Vote the Shares.   Subject to the terms of this Agreement, the Stockholder hereby irrevocably and unconditionally agrees that, from the date hereof until the Expiration Time (as defined below), at any meeting (whether annual or special, and at each adjournment, recess or postponement thereof) of the Company’s stockholders, however called, or in any other circumstance, in each case, upon which a vote, consent or other approval with respect to any of the matters described in clauses (A) or (B) below is sought from the stockholders of the Company (the “Required Vote Matters”), the Stockholder shall, and shall cause [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries) to, (i) appear at such meeting or otherwise cause all of the Shares to be counted as present thereat (including by proxy) for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy) all of the Shares (A) in favor of (I) the Merger and the adoption of the Merger Agreement, (II) any other matters necessary for the consummation of the Merger and the other transactions contemplated by the Merger Agreement in accordance with the terms thereof and (III) the adjournment or postponement of any meeting of the Company’s stockholders in accordance with Section 5.3 of the Merger Agreement and (B) against any (I) Acquisition Proposal or proposal relating to an Acquisition Proposal or (II) action, agreement, transaction or proposal that would reasonably be expected, or is intended, to (w) change in any manner the capitalization of, including the voting rights of any class of capital stock of, the Company, (x) result in a material breach of any representation, warranty, covenant, agreement or other obligation of the Company under the Merger Agreement, (y) result in any of the conditions to the consummation of the Merger under the Merger Agreement not being fulfilled or (z) otherwise prevent, impede, interfere with, delay, frustrate, discourage, adversely affect or inhibit the timely consummation of the Merger and the other transactions contemplated by the Merger Agreement.

Prior to the Expiration Time, any attempt by the Stockholder to vote (or otherwise to utilize the voting power of) its Shares in contravention of this Section 1.a) shall be null and void ab initio.
(b)   Restrictions on Transfers.   Except as provided hereunder, the Stockholder hereby agrees that, from the date hereof until the Expiration Time, the Stockholder shall not, and shall cause [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries) not to, directly or indirectly, (i) sell, offer to sell, give, pledge, grant a security interest in, encumber, assign, grant any option for the sale of or otherwise transfer (including by operation of Legal Requirement) or dispose of any Shares or any voting or economic interest therein, or enter into any agreement, arrangement or understanding to take any of the foregoing actions (each, a “Transfer”), or (ii) knowingly take any action or series of actions that would, individually or in the aggregate, reasonably be expected to impair or adversely affect the ability of the Stockholder to perform [his, her or its] obligations hereunder. Notwithstanding the foregoing, this Section 1.b) shall not prohibit a Transfer of Shares by a Stockholder (A) to any Affiliate of the Stockholder, (B) by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the family of the Stockholder, (C) for estate planning purposes, (D) as Parent may otherwise agree in writing in its sole discretion or (E) in a sale of such number of Shares as is necessary solely to satisfy any tax withholding obligations incurred upon the vesting or settlement or any equity-based awards that vest prior to the Expiration Time, in each of clauses (A) through (D), so long as (I) no such Transfer prevents, impedes, interferes with, delays, adversely affects or inhibits the performance of the obligations hereunder and (II) such transferee, prior to such Transfer, executes a joinder to this Agreement, in a form reasonably acceptable to Parent, pursuant to which such transferee agrees to become a party to this Agreement and be subject to the restrictions and obligations applicable to the Stockholder and otherwise become a party for all purposes of this Agreement to the extent relating to such transferred Shares. Prior to the Expiration Time, any Transfer in violation of this Section 1.b) shall be null and void ab initio.
(c)   Irrevocable Proxy.   The Stockholder hereby appoints Parent and any written designee of Parent, and each of them individually, its proxies and attorney-in-fact, with full power of substitution and resubstitution, to vote the Stockholder’s Shares at the Stockholder Meeting or at any other meeting of the holders of Company Common Stock called to consider any of the Required Vote Matters; provided that this proxy and power of attorney granted by the Stockholder shall be effective if, and only if, the Stockholder has not delivered to the Company at least three (3) Business Days prior to such meeting, a duly executed proxy card voting the Stockholder’s Shares on a Required Vote Matter in accordance with Section 1.a) of this Agreement, as applicable, and has not revoked such duly executed proxy card. This proxy and power of attorney is given by the Stockholder in connection with, and in consideration of, the execution of the Merger Agreement by Parent and to secure the performance of the duties of the Stockholder under this Agreement. The Stockholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy. This proxy and power of attorney granted by the Stockholder shall be irrevocable, shall be deemed to be coupled with an interest sufficient in law to support an irrevocable proxy and shall revoke any and all prior proxies granted by a Stockholder with respect to any of the Shares. The power of attorney granted by the Stockholder herein is a durable power of attorney and shall survive the dissolution, bankruptcy, liquidation, death or incapacity of, or other similar event or events involving, a Stockholder, and actions taken by Parent hereunder shall be as valid as if such dissolution, bankruptcy, liquidation, death or incapacity or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such dissolution, bankruptcy, liquidation, death or incapacity or other similar event or events. The proxy and power of attorney granted hereunder shall terminate at the Expiration Time pursuant to Section 3. The irrevocable proxy granted pursuant to this Section 1.c) shall not be terminated by any act of the Stockholder or by operation of Law until the valid termination of this Agreement pursuant to Section 5.
(d)   Transfer of Voting Rights.   Other than as permitted by Section 1.b), the Stockholder hereby agrees that, prior to the Expiration Time, the Stockholder shall not, and shall cause [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries) not to, deposit any Shares in a voting trust, grant any proxy or power of attorney or enter into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder or such controlled Affiliates under this Agreement with respect to any of the Shares owned by the Stockholder or such controlled Affiliates.
(e)   Acquired Shares.   Any Shares or other voting securities of the Company with respect to which beneficial ownership is acquired by the Stockholder or any of [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such Shares or upon exercise, exchange or conversion of any securities of the Company, if any, after the execution hereof shall automatically become subject to the terms of this Agreement and shall become “Shares” for all purposes hereof. The Stockholder hereby agrees to notify Parent promptly in writing of the number and description of any such Shares.
(f)   Waiver of Appraisal Rights.   The Stockholder hereby knowingly and voluntarily waives, and shall cause to be waived, any rights of appraisal or rights to dissent from the Merger that the Stockholder may have under Delaware Law.
(g)   Effect of Change in Recommendation.   Until the Expiration Time, the obligations of the Stockholder specified in this Agreement shall apply whether or not the Board of Directors (or any committee thereof) has effected a Company Adverse Recommendation Change.
(h)   No Inconsistent Agreements.   The Stockholder hereby agrees that [he, she or it] shall not, and shall cause [his, her or its] controlled Affiliates not to, enter into any agreement, contract or understanding with any person prior to the Expiration Time, directly or indirectly, to vote, grant a proxy or power of attorney or give instructions with respect to the voting of the Shares in any manner which is inconsistent with this Agreement, or which otherwise conflicts in any respect with this Agreement.
(i)   Further Actions.   From time to time, at the request of Parent, Merger Sub or the Company, the Stockholder shall take all such further actions, including executing and delivering all further documents and instruments, as may be necessary or desirable on the part of the Stockholder to, in the most expeditious manner reasonably practicable, effect the purposes of this Agreement.
Section 2.   Representations and Warranties.
(a)   Representations and Warranties of the Stockholder. The Stockholder represents and warrants to Parent as follows:
(i)   Power and Authority; Consents.   The Stockholder has the requisite capacity and authority to enter into and perform [his, her or its] obligations under this Agreement. No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Body is necessary on the part of the Stockholder for the execution, delivery and performance of this Agreement by the Stockholder or the consummation by the Stockholder of the transactions contemplated hereby other than the filing of any required reports with the SEC, including compliance by the Stockholder with and filings under Sections 13(d) and 16 of the Exchange Act.
(ii)   Due Authorization.   This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery of this Agreement by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against the Stockholder in accordance with its terms (except in all cases as such enforceability may be subject to the Enforceability Exceptions).
(iii)   Non-Contravention.   The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of [his, her or its] obligations hereunder and the consummation by the Stockholder of the transactions contemplated hereby shall not, (A) violate or conflict with any Legal Requirement applicable to the Stockholder, or (B) require any consent by any person under, violate or conflict with, or constitute a default under, give rise to a termination (or right of termination) under, create or accelerate any obligations under, or create an Encumbrance on any of the assets (including the Shares) of the Stockholder pursuant to, any Contract or other obligation or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body to which the Stockholder is a party or by which the Stockholder or his, her or its property or assets (including the Shares) is bound, or any Legal Requirement to which the Stockholder’s property or assets (including the Shares) is subject, or any other approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Body or any other person that, individually or in the aggregate, would reasonably be expected to impair or adversely affect the ability of the Stockholder to perform its obligations hereunder in any material respect or to consummate the transactions contemplated by this Agreement in a timely manner. The Stockholder has not appointed or granted a power of attorney that is inconsistent with the Stockholder’s obligations pursuant to this Agreement to any person with respect to any Shares that remains in effect. The Stockholder has not deposited, and has not agreed to deposit, any of [his/her/its] Shares in a voting trust and the Stockholder has not entered into any voting agreement or similar agreement or arrangement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares owned by the Stockholder.
(iv)   Ownership of Shares.   The Stockholder owns, beneficially or of record, all of the Shares free and clear of any voting restriction, adverse claim, or other Encumbrance, except for Encumbrances as may be applicable under the Securities Act or other applicable securities Laws, and has sole voting power and sole power of disposition with respect to the Shares with no restrictions on the Stockholder’s rights of voting or disposition pertaining thereto, and no person other than the Stockholder has any right to direct or approve the voting or disposition of any of the Shares. As of the date hereof, the number of the Shares is set forth on Exhibit A hereto. Neither the Stockholder nor any of [his, her or its] Affiliates (other than the Company and its Subsidiaries) beneficially owns any Shares or any options, warrants or other rights to acquire any additional Shares or shares of capital stock or other voting or equity securities or interests of the Company or any security exercisable for or exchangeable or convertible into Shares or shares of capital stock or other voting or equity securities or interests of the Company, other than as set forth on Exhibit A hereto. The Stockholder has possession of an outstanding certificate or outstanding certificates representing all of the Shares (other than Shares held in book-entry form). No Shares, whether held via certificate or certificates or in book-entry form, contain any legend or restriction inconsistent with the terms of this Agreement or the transactions contemplated hereby.
(v)   Legal Actions.   As of the date hereof, there is no action, suit, investigation, complaint or other proceeding pending against the Stockholder or, to the knowledge of the Stockholder, any other person or, to the knowledge of the Stockholder, threatened against the Stockholder or any other person that, individually or in the aggregate, would reasonably be expected to impair or adversely affect the ability of the Stockholder to perform its obligations hereunder in any material respect or to consummate the transactions contemplated by this Agreement in a timely manner.
(vi)   Reliance.   The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder contained herein.
(vii)   Sophistication.   The Stockholder is a sophisticated stockholder and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding this Agreement and the other transactions contemplated by the Merger Agreement and has independently and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement, without reliance upon the Company or Parent or any of their respective Affiliates or any of the respective representatives of the foregoing. The Stockholder acknowledges that the agreements contained herein with respect to the Shares are irrevocable.
(viii)   No Fees.   No broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or, to the knowledge of the Stockholder, on behalf of the Stockholder.
(b)   Representations and Warranties of Parent.   Parent represents and warrants to the Stockholder as follows:
(i)   Power and Authority; Consents.   Parent has the requisite authorization and authority to enter into and perform its obligations under this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. No authorization, consent, order, license, permit or approval of, or registration, declaration, notice or filing with, any Governmental Body is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby.
(ii)   Due Authorization.   This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery of this Agreement by the Stockholder, this Agreement constitutes the valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be subject to the Enforceability Exceptions).
(iii)   Non-Contravention.   The execution, delivery, and performance of this Agreement by Parent does not and will not (A) violate or conflict with any Legal Requirement applicable to Parent, or (B) other than filings required under the Exchange Act, as set forth in the Merger Agreement or that, individually or in the aggregate, would not reasonably be expected to impair or adversely affect the ability of Parent to perform its obligations hereunder in any material respect or to consummate the transactions contemplated by this Agreement in a timely manner, require any consent, approval, authorization or permit of, or filing or notification to, or expiration of any waiting period by any Governmental Body or any other person with respect to the Stockholder.
Section 3.   Termination.   This Agreement shall terminate automatically, without any notice or other action by any person, upon the earlier to occur of (a) the receipt of the Company Stockholder Approval, (b) the valid termination of the Merger Agreement in accordance with its terms, (c) the entry, without the prior written consent of the Stockholder, into any material modification or amendment to the Merger Agreement that reduces the amount, changes the form or otherwise adversely affects the consideration payable to the Stockholder pursuant to the Merger Agreement as in effect on the date hereof, or (D) the mutual written consent of Parent and the Stockholder (such time, the “Expiration Time”). Upon the termination of this Agreement, no party hereto shall have any further obligations or liabilities under this Agreement; provided that this Section 3, Section 5 and Section 9 shall, subject to their terms, survive the Expiration Time; provided, however, notwithstanding the foregoing, Section 5 shall not survive a termination of this Agreement pursuant to Sections 3(b); provided, further, that no such termination or expiration shall relieve any party hereto from any liability for damages resulting from a knowing and intentional breach of this Agreement occurring prior to such termination.
Section 4.   Waiver of Conflicting Actions.   The Stockholder hereby agrees that prior to the Expiration Time (a) he, she or it shall not (and shall cause [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries) not to) commence or participate in, and (b) he, she or it shall take (and shall cause [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries) to take) all actions necessary to opt out of any class in any class action with respect to, in each of clauses (a) and (b), any claim, derivative or otherwise, against Parent, Merger Sub, the Company or any of their respective Affiliates, successors, directors, managers or officers (i) challenging the validity of, or seeking to enjoin or delay the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Stockholder Meeting or the closing of the Merger) or (ii) alleging a breach of any fiduciary duty of the Board of Directors in connection with the Merger Agreement, this Agreement or the transactions contemplated thereby or hereby. The Stockholder hereby agrees that prior to the Expiration Time, he, she or it shall not (and shall cause [his, her or its] controlled Affiliates (other than the Company and its Subsidiaries) and Representatives not to) take any action prohibited to be taken by the Company or its Representatives under Section 5.4 of the Merger Agreement.

Section 5.   Documentation and Information.
(a)   The Stockholder shall not, and shall cause [his, her or its] controlled Affiliates not to, make any public announcement regarding this Agreement or the transactions contemplated hereby without the prior written consent of Parent, except as may be required by applicable Legal Requirement (provided that reasonable notice of any such disclosure shall be provided to Parent, and such person shall consider in good faith the reasonable comments of Parent with respect to such disclosure and otherwise cooperate with Parent in obtaining confidential treatment with respect to such disclosure if requested by Parent). The Stockholder consents to and authorizes (and hereby agrees that [his, her or its] Affiliates (other than the Company and its Subsidiaries) consent to and authorize) the publication and disclosure by Parent and the Company of the Stockholder’s and [his, her or its] Affiliates’ identity and holding of the Shares, and the terms of this Agreement (including the disclosure of this Agreement), in any press release, the Proxy Statement and any other disclosure document required in connection with the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and the Stockholder acknowledges [(and hereby agrees that [his, her or its] Affiliates acknowledge)] that Parent and the Company may, in their sole discretion, file this Agreement or a form hereof with the SEC or any other Governmental Body or securities exchange.
(b)   The Stockholder shall: (i) promptly give the Company and Parent any information it may reasonably request for the preparation of any disclosure documents described in Section 5.a), and the Stockholder agrees to, and to cause [his, her or its] Affiliates to, promptly notify the Company and Parent of any required corrections with respect to any information supplied by the Stockholder or [his, her or its] Affiliates specifically for use in any such disclosure document, if and to the extent that any such information shall become false or misleading in any material respect, (ii) promptly provide, or cause to be provided, to any Governmental Body whose approval is required in connection with the transactions contemplated by the Merger Agreement (an “Applicable Governmental Body”), on a confidential basis (if permitted under the applicable Legal Requirements), all agreements, documents, instruments, affidavits, statements or information that may be required or requested by such Applicable Governmental Body relating to the Stockholder and (iii) use commercially reasonable efforts to promptly provide, or cause to be provided, to any Applicable Governmental Body, on a confidential basis (if permitted under the applicable Legal Requirements), all agreements, documents, instruments, affidavits, statements or information that may be required or requested by such Applicable Governmental Body relating to the Stockholder.
Section 6.   Fiduciary Duties; Legal Obligations.   The Stockholder is entering into this Agreement solely in [his, her or its] capacity as the record or beneficial owner of the Shares, and not in any other capacity. Notwithstanding any provision in this Agreement to the contrary, (a) nothing in this Agreement shall limit or restrict the Stockholder, or any officer, director or other Representative of the Stockholder, in his or her capacity as a director or officer of the Company (including any director nominated by the Stockholder) from acting in such capacity or voting in such capacity in such person’s sole discretion on any matter and (b) the taking of any action (or any failures to act) by the Stockholder or any officer, director or other Representative of the Stockholder (including any director nominated by the Stockholder) in his or her capacity as a director or officer of the Company or in the exercise of such person’s fiduciary duties as a director or officer of the Company, shall not be deemed to constitute a breach of this Agreement.
Section 7.   Assignment.   This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of, and be enforceable by and against, the parties to this Agreement and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by any party without the prior written consent of the other party, and any attempted assignment without the prior written consent of the other party shall be void and have no effect.
Section 8.   Notices.   Any notice or other communication required or permitted to be delivered to any party hereto under this Agreement shall be in writing and shall be deemed properly delivered, given and received (i) upon receipt when delivered by hand, (ii) two (2) Business Days after being sent by registered mail or by courier or express delivery service, or (iii) if emailed, upon confirmation of transmission (provided no bounce-back or similar message of non-delivery is received with respect thereto); provided that in each case the notice or other communication is sent to the physical address or email address set forth beneath the name of such party below (or to such other physical address or email address as such party shall have specified in a written notice given to the other party hereto):
If to Parent, to:
Paratek Pharmaceuticals, Inc.
1000 First Avenue, Suite 200
King of Prussia, PA 19406
Attention:
Jonathan Light

Email:
jonathan.light@paratekpharma.com

with copies (which shall not constitute notice) to:
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attention:
Dohyun Kim

Email:
Dohyun.Kim@skadden.com

If to the Stockholder, to the Stockholder at her address set forth on Exhibit A hereto.
Section 9.   Miscellaneous.
(a)   Expenses.   Except as otherwise expressly provided in this Agreement, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the other transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such expenses.
(b)   Entire Agreement; Counterparts.   This Agreement (together with Exhibit A) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among or between any of the parties hereto and their respective Affiliates, with respect to the subject matter hereof and thereof. This Agreement may be executed in one or more counterparts, including by facsimile or by email with .pdf attachments, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties hereto.
(c)   Applicable Legal Requirements Jurisdiction; Specific Enforcement.
(i)   This Agreement, including all matters of construction, validity and performance and any action or proceeding (whether in contract, tort or otherwise) arising out of this Agreement or any of the transactions contemplated hereby shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, regardless of the Legal Requirements that might otherwise govern under applicable principles of conflicts of laws thereof. In any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby: each of the parties hereto (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Chancery Court of the State of Delaware and any state appellate court therefrom or, if (but only if) such court lacks subject matter jurisdiction, the United States District Court sitting in New Castle County in the State of Delaware and any appellate court therefrom (collectively, the “Delaware Courts”“); and (ii) irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 8. Each of the parties hereto irrevocably and unconditionally (A) agrees not to commence any such action or proceeding except in the Delaware Courts, (B) agrees that any claim in respect of any such action or proceeding may be heard and determined in the Delaware Courts, (C) waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the jurisdiction or laying of venue of any such action or proceeding in the Delaware Courts and (D) waives, to the fullest extent permitted by Legal Requirements, the defense of an inconvenient forum to the maintenance of such action or proceeding in the Delaware Courts. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Legal Requirements; provided, however, that nothing in the foregoing shall restrict any party hereto’s rights to seek any post-judgment relief regarding, or any appeal from, such final trial court judgment.
(ii)   The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties hereto do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. Subject to the following sentence, the parties hereto acknowledge and agree that (i) the parties hereto shall be entitled to an injunction or injunctions, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9.c)i) without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific performance is an integral part of the transactions contemplated hereby and without that right, neither the Stockholder nor Parent would have entered into this Agreement. Each of the parties hereto agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party hereto have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. The parties hereto acknowledge and agree that any party hereto seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 9.c)ii) shall not be required to provide any bond or other security in connection with any such order or injunction.
(iii)   EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE), INCLUDING ANY COUNTERCLAIM, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF ANY PARTY HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF. EACH PARTY HERETO (I) MAKES THIS WAIVER VOLUNTARILY AND (II) ACKNOWLEDGES THAT SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 9.c)iii).
(d)   Severability.   Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to negotiate in good faith to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the original intent of the parties hereto as closely as possible.
(e)   Amendments; Waivers.   This Agreement may only be amended, modified or supplemented in a writing signed on behalf of each party hereto. The foregoing notwithstanding, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(f)   Headings.   Headings of the Sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.
(g)   No Third-Party Beneficiaries.   Each party hereto agrees that (i) its representations, warranties, covenants and agreements set forth herein are solely for the benefit of the other parties hereto in accordance with and subject to the terms of this Agreement, and (ii) this Agreement is not intended to, and does not, confer upon any person other than the parties hereto any rights or remedies hereunder, including any right to rely upon the representations and warranties set forth herein.
(h)   Interpretation.
(i)   When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word “since” when used in this Agreement in reference to a date shall be deemed to be inclusive of such date. The word “extent” in the phrase “to the extent” means only the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings included in this Agreement when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. The words “shall” and “will” may be used interchangeably herein and shall have the same meaning. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of the defined terms and to the masculine as well as to the feminine and neuter genders of such defined terms. References in this Agreement to specific Laws or to specific provisions of Legal Requirements shall include all rules and regulations promulgated thereunder, and any statute defined or referred to herein means such statute as from time to time amended, modified or supplemented, including by succession of comparable successor statutes.
(ii)   Each of the parties hereto has participated in the drafting and negotiation of this Agreement, and if an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by all the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of authorship of any of the provisions of this Agreement.
(i)   No Recourse.   Parent (on behalf of itself and Merger Sub) agrees that the Stockholder shall be liable in its respective capacity as a stockholder of the Company for claims, damages, expenses, liabilities or obligations arising under the Merger Agreement. Notwithstanding anything that may be expressed or implied herein (except in the case of the immediately succeeding sentence) or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any party to this Agreement may be a partnership or limited liability company, each party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no persons other than the parties hereto shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling person, fiduciary, representative or employee of any party hereto (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any party hereto (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the parties hereto (each, but excluding the parties hereto, a “Related Party”), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Related Parties, by the enforcement of any assessment or by any Legal Proceeding, or by virtue of any statute, regulation or other applicable Legal Requirement, or otherwise; it being agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Related Party, as such, for any obligations of the applicable party under this Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation. Notwithstanding the forgoing, a Related Party may have obligations under any documents, agreements, or instruments delivered contemporaneously herewith or otherwise contemplated hereby if such Related Party is party to such document, agreement or instrument. Except to the extent otherwise set forth in, and subject in all cases to the terms and conditions of and limitations herein, this Agreement may only be enforced against, and any claim or cause of action of any kind based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance hereof, may only be brought against the entities that are named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Each Related Party is intended as a third-party beneficiary of this Section 9.i).
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.
PARATEK PHARMACEUTICALS, INC
By:

Name:
Title:
[Signature Page to Voting and Support Agreement]

STOCKHOLDER
By:

Name:
[Signature Page to Voting and Support Agreement]

EXHIBIT A
Stockholder Name; Address and Email Address	Number of Shares
[STOCKHOLDER]
777 Township Line Road, Suite 300 Yardley, PA, 19067

Annex D
March 19, 2025
The Board of Directors
OptiNose, Inc.
1020 Stony Hill Road, Suite 300
Yardley, Pennsylvania 19067
Attention:     Members of the Board of Directors
Dear Members of the Board of Directors:
We understand that OptiNose, Inc. (the “Company”), proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Paratek Pharmaceuticals, Inc. (the “Parent”) and Orca Merger Sub, Inc., a wholly owned subsidiary of the Parent (the “Merger Sub”). Pursuant to the Merger Agreement, the Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Parent (the “Merger”). As a result of the Merger, each outstanding share of common stock, par value $0.001 per share, of the Company (the “Company Common Stock”), other than shares (x) held by the Company (or held in the Company’s treasury), (y) held by Parent, Merger Sub or any other direct or indirect wholly owned subsidiary of Parent or the Company, and (z) Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive (i) $9.00 per share in cash (the “Cash Consideration”) and (ii) a contingent value right (“CVR”) representing the right to receive the CVR Payment Amount (as defined in the Merger Agreement) of up to $5.00 per share in cash pursuant to a CVR Agreement (as defined in the Merger Agreement) (the CVR Payment Amount together with the Cash Consideration, the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.
The Board of Directors has asked us whether, in our opinion, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
In connection with rendering our opinion, we have, among other things:
1.
reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts estimates;

2.
reviewed certain internal projected financial data relating to the Company, including certain net operating loss carryforwards of the Company, and including certain assumptions and estimates relating to a potential refinancing of the Company’s existing debt, prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);

3.
discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts;

4.
discussed with management of the Company their assessment as to the probability of achieving the Milestones (as defined in the CVR Agreement) giving rise to the payment of the CVR Payment Amount pursuant to the CVR Agreement and the expected timing of achieving such Milestones and the corresponding payment;

5.
reviewed the reported prices and the historical trading activity of the Company Common Stock;

6.
compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

Evercore   55 East 52nd Street New York, NY 10055   Tel: 212.857.3100   Fax: 212.857.3101

7.
compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

8.
reviewed the financial terms and conditions of a draft, dated March 19, 2025, of the Merger Agreement and a draft, dated March 18, 2025, of the form of the CVR Agreement; and

9.
performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company, and the other matters covered thereby. We also have relied, at the direction of the Company, upon the assessment of management of the Company as to the probability of achieving the Milestones giving rise to the payment of the CVR Payment Amount and the expected timing of achieving such approval and the corresponding payment. We express no view as to the Forecasts, the probability of achieving the Milestones giving rise to the payment of the CVR Payment Amount, the expected timing of the achievement of such Milestones and the corresponding payment, or the assumptions on which they are based.
For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement and CVR Agreement will not differ from the drafts thereof reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the holders of the Company Common Stock of the Merger. As you are aware, the credit, financial and stock markets have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the parties or the Merger.
We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.
We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the holders of the Company Common Stock, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed Merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement, the CVR Agreement, or the Merger, including, without limitation, the structure or form of the Merger, or the structure or form of the CVR with respect to transferability, liquidity or otherwise, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. Our opinion does not constitute a recommendation to the Board of Directors or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.
We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon rendering this opinion and a substantial portion of which is contingent upon the consummation of the Merger. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Parent and we have not received any compensation from the Parent during such period. In addition, during the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory or other services to Novo Holdings A/S and/or its portfolio companies (“Novo Holdings”), a significant stockholder of Parent, and received fees for the rendering of these services. We may provide financial advisory or other services to the Company, the Parent, and Novo Holdings or any of their respective affiliates or portfolio companies in the future, and in connection with any such services we may receive compensation.
Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Parent, potential parties to the Merger and/or any of their respective affiliates or persons that are competitors, customers or suppliers of the Company or the Parent.
Our financial advisory services and this opinion are provided for the information and benefit of the Board of Directors (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.
This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by holders of the Company Common Stock in the Merger is fair, from a financial point of view, to such holders.
Very truly yours,
EVERCORE GROUP L.L.C.
By:
Francois Maisonrouge, Senior Managing Director

SCAN TO VIEW MATERIALS & VOTE OPTINOSE, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC. P.O. BOX 1342 BRENTWOOD, NY 11717 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 8, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 8, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V70849-TBD KEEP THIS PORTION FOR YOUR RECORDS OPTINOSE, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 1. To adopt the Agreement and Plan of Merger, dated as of March 19, 2025 (the “merger agreement”), by and among OptiNose, Inc. (the “Company”), ! ! ! Paratek Pharmaceuticals, Inc. (“Paratek”), and Orca Merger Sub, Inc. ( “Merger Sub”), pursuant to which and subject to the terms and conditions thereof, Merger Sub will be merged with and into the Company (the “merger”), with the Company continuing as the surviving corporation in the merger and a wholly owned subsidiary of Paratek (the “merger agreement proposal”). 2. To approve, by advisory (non-binding) vote, the compensation that may be paid or become payable to our named executive officers in connection with the consummation of the merger. 3. To approve one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal. NOTE: In their discretion, the named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com. V70850-TBD OPTINOSE, INC. Special Meeting of Stockholders May 9, 2025 9:00 a.m. Eastern Time This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Dr. Ramy Mahmoud and Michael F. Marino, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OptiNose, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on May 9, 2025, at the offices of OptiNose, Inc., 777 Township Line Road, Suite 300, Yardley, PA 19067, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR the adoption of the merger agreement as set forth in Proposal 1, FOR the advisory vote on compensation that may be paid or become payable to the Company's named executive officers in connection with the consummation of the merger as set forth in Proposal 2 and FOR one or more adjournments of the special meeting, if necessary or appropriate, including adjournments to permit further solicitation of proxies in favor of the merger agreement proposal as set forth in Proposal 3. Continued and to be signed on reverse side